                                                     Pursuant to Rule 424(b)(3)
                                                     Registration No. 33-58522

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE FINAL PROSPECTUS SUPPLEMENT AND PROSPECTUS ARE AVAILABLE. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           PRELIMINARY PROSPECTUS SUPPLEMENT, DATED DECEMBER 13, 1995

                             SUBJECT TO COMPLETION

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER   , 1995)

                           $112,789,000 (APPROXIMATE)

        PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION (DEPOSITOR)

           MIDLAND COMMERCIAL FINANCIAL CORP. (MORTGAGE LOAN SELLER)

                     MIDLAND LOAN SERVICES, L.P. (SERVICER)

      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1995 -- MCF-2
                            ------------------------

     The Commercial Mortgage Pass-Through Certificates, Series 1995-MCF-2 (the "Certificates") will consist of 14 Classes of Certificates, designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-EC Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J-1 Certificates, the Class J-2 Certificates (collectively, the "Regular Certificates"), the Class R Certificates and the Class LR Certificates (together, the "Residual Certificates"). Only the Class A-1, Class C, Class D and Class E Certificates (the "Offered Certificates") are offered hereby.
                                                        (continued on next page)
                           ------------------------

  THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF
   THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE SERVICER, THE TRUSTEE, THE
       FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE
          OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR
           GUARANTEED BY THE UNITED STATES GOVERNMENT, THE FEDERAL
                  DEPOSIT INSURANCE CORPORATION OR ANY OTHER
                    GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                           ------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
            PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
               ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                   OFFENSE.
                           ------------------------

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS DISCUSSED HEREIN UNDER
         "RISK FACTORS" AT PAGE S-21 IN THIS PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OF THE OFFERED CERTIFICATES.

======================================================================================================
                                              INITIAL                                 RATED FINAL
                                            CERTIFICATE         PASS-THROUGH         DISTRIBUTION
                 CLASS                      BALANCE(1)             RATE(2)              DATE(3)
------------------------------------------------------------------------------------------------------
Class A-1..............................      $75,000,000              %              July 25, 2022
------------------------------------------------------------------------------------------------------
Class C................................      $13,337,000              %              July 25, 2022
------------------------------------------------------------------------------------------------------
Class D................................      $ 8,892,000              %              July 25, 2022
------------------------------------------------------------------------------------------------------
Class E................................      $15,560,000              %              July 25, 2022
======================================================================================================

(1) Approximate, subject to an upward or downward variance of up to 5%.
(2) In addition to distributions of principal and interest, holders of certain Classes of Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers as described herein. See "Description Of The Certificates -- Distributions -- Prepayment Premiums" herein.
(3) The Rated Final Distribution Dates for each Class of Offered Certificates is the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan, and (b) any Balloon Loan is the date on which such Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.
                            ------------------------

The Offered Certificates will be purchased by Prudential Securities Incorporated (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor
from the sale of the Offered Certificates will be $          , before deducting
expenses expected to be approximately $          , payable by the Depositor. The
Offered Certificates are offered by the Underwriter, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to their right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company ("DTC"), on or about
December   , 1995 (the "Delivery Date"), against payment therefor in immediately available funds.

                       PRUDENTIAL SECURITIES INCORPORATED
                               DECEMBER   , 1995

(continued from previous page)

                 The Certificates will represent beneficial ownership interests in a trust fund (the ``Trust Fund'') to be created by Prudential Securities Secured Financing Corporation (the ``Depositor''). The Trust Fund will consist primarily of a pool (the ``Mortgage Pool'') of 84 fixed-rate ``whole'' mortgage loans, with original terms to maturity of not more than twenty years (the ``Whole Loans''), secured by first liens on commercial and multifamily residential properties (the ``Mortgaged Properties'') and one mortgage loan participation (the ``Seaport Participation'' and collectively with the Whole Loans, the ``Mortgage Loans'') that constitutes a 49.3% undivided ownership interest in one fixed-rate ``whole'' mortgage loan (such ``whole'' mortgage loan, the ``Seaport Loan'').

                 The Mortgaged Properties consist of multifamily residential housing, nursing homes, congregate care facilities, retail properties, office buildings, self-storage facilities, light industrial/industrial properties, hotels, mobile home parks and mixed use properties. Seventy-eight of the Mortgage Loans were originated (or in the case of one Mortgage Loan, purchased from Arbor National Mortgage Corporation) by Midland Loan Services, L.P. (``Midland'') and sold to Midland Commercial Financing Corp. (the ``Mortgage Loan Seller''). Seven of the Mortgage Loans were originated by The Union Labor Life Insurance Company (``ULLICO'') and sold to the Mortgage Loan Seller. The Mortgage Loans will be sold to the Depositor by the Mortgage Loan Seller on or prior to the date of initial issuance of Certificates. The characteristics of the Mortgage Loans, the Mortgage Loans and the related Mortgaged Properties are described herein under ``DESCRIPTION OF THE MORTGAGE POOL.''

                 The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (the ``P&I Certificates'') will be entitled to distributions of interest on their respective Certificate Balances at the applicable Pass-Through Rate for each such Class. The Class A-EC Certificates will be entitled to distributions of Class A-EC Excess Cash, on each Distribution Date occurring on or prior to the EC Maturity Date. The Class A-EC Certificates will not be entitled to any distributions (other than any unpaid Class Interest Shortfalls (as defined herein)) after the EC Maturity Date. With respect to each Distribution Date, the Class J-2 Certificates will be entitled to distributions of interest at the Class J-2 Pass-Through Rate (as defined herein) on the Class J-2 Notional Balance. ``Class A-EC Excess Cash'' is an amount equal to the product of the Weighted Average Net Mortgage Rate multiplied by the Class A-EC Pass-Through Rate. The Class J-1 Certificates are principal only and will not be entitled to distributions of interest. See ``DESCRIPTION OF THE CERTIFICATES-Distributions'' herein.

                 Distributions of principal and interest, as applicable, on the Regular Certificates will be made, to the extent of Available Funds, on the 25th day of each month, or, if any such day is not a Business Day, then on the next succeeding Business Day, beginning in January, 1996 (each, a ``Distribution Date''). Distributions allocable to interest on the Certificates will be made as described herein under ``DESCRIPTION OF THE CERTIFICATES--Distributions.'' The rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-1 and Class J-2 Certificates (the ``Subordinate Certificates'') to receive distributions of principal and interest will be subordinate to such rights of the holders of the Class A-1, Class A-2 and Class A-EC Certificates (the ``Senior Certificates''); the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J-1 and Class J-2 Certificates to receive such distributions will be subordinate to such rights of the holders of the Class B Certificates; the rights of the Class D, Class E, Class F, Class G, Class H, Class J-1 and Class J-2 Certificates to receive distributions will be subordinate to such rights of the holders of the Class C Certificates; the rights of the Class E, Class F, Class G, Class H, Class J-1 and Class J-2 Certificates to receive distributions will be subordinate to such rights of the Class D Certificates; the rights of the holders of the Class F, Class G, Class H, Class J-1 and Class J-2 Certificates to receive distributions will be subordinate to such rights of the Class E Certificates; the rights of the holders of the Class G, Class H, Class J-1 and Class J-2 Certificates to receive distributions will be subordinate to such rights of the holders of the Class F Certificates; the rights of the Class H, Class J-1 and Class J-2 Certificates to receive distributions will be subordinate to such rights of the holders of the Class G Certificates; and the rights of the holders of the Class J-1 and Class J-2 Certificates to receive distributions will be subordinate to such rights of the holders of the Class H Certificates. In addition, each Class of Certificates will have the benefit of subordination of the Class LR and Class R Certificates to the extent of any distributions to which it would otherwise be entitled.
See ``DESCRIPTION OF THE CERTIFICATES--Subordination'' herein.

                  The Residual Certificates are not entitled to distributions of interest or principal.

                 The yield to maturity on each Class of the Regular Certificates will be sensitive, and, in the case of the Class A-EC, Class J-1 and Class J-2 Certificates, will be very sensitive, to the amount and timing of debt service payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the Mortgage Loans, and payments with respect to repurchases thereof that are applied in reduction of the Certificate Balance of such Class (or, in the case of the Class A-EC Certificates, or the Class J-2 Certificates, which reduce the Class A-EC Notional Balance or the Class J-2 Notional Balance, respectively). No representation is made as to the rate of prepayments on or liquidations of the Mortgage Loans or as to the anticipated yield to maturity of any Class of Regular Certificates. Each of the Mortgage Loans generally provides that for a specified amount of time during which a prepayment is permitted, it must be accompanied by payment of a Prepayment Premium. Prepayment Premiums are distributable to the Regular Certificates as described herein under ``DESCRIPTION OF THE CERTIFICATES - Distributions - Prepayment Premium.''

                 The yield to investors in each Class of the Regular Certificates will also be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations to the extent that the Certificate Balances of the Class or Classes of Certificates that are subordinate to such Class have been reduced to zero. A loss on any one of the Mortgage Loans included in the Mortgage Pool could result in a significant loss, and in some cases a complete loss, of an investor's investment in any Class of the Regular Certificates. No representation is made as to the rate of liquidations of or losses on the Mortgage Loans.

                 The Certificates are being issued pursuant to a Pooling and Servicing Agreement dated as of December 1, 1995 (the ``Pooling and Servicing Agreement''), by and among the Depositor, Midland Loan Services, L.P., as servicer (the ``Servicer''), Lennar Partners, Inc., as special servicer (the ``Special Servicer''), LaSalle National Bank, as trustee (the ``Trustee''), and ABN AMRO Bank N.V., as fiscal agent (the ``Fiscal Agent''). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances with respect to the Mortgage Loans. See ``THE POOLING AND SERVICING AGREEMENT'' herein.

                 It is a condition to the issuance of the Certificates that: the Class A-1 Certificates, the Class A-2 Certificates and the Class A-EC Certificates be rated ``AAA'' by each of Fitch Investors Service, L.P. (``Fitch''), Duff & Phelps Credit Rating Co. (``Duff & Phelps'') and Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc. (``S&P'') and together with Fitch and Duff & Phelps, the ``Rating Agencies''); the Class B Certificates be rated ``AAA'' by Fitch and Duff & Phelps and ``AA'' by S&P; the Class C Certificates be rated ``AA'' by Fitch and Duff & Phelps and ``A+'' by S&P; the Class D Certificates be rated ``AA-'' by Fitch, ``A+'' by Duff & Phelps and ``A-'' by S&P; the Class E Certificates be rated ``BBB'' by Fitch and Duff & Phelps and ``BBB-'' by S&P; and the Class F Certificates be rated ``BBB-'' by Fitch and Duff & Phelps.

                 Elections will be made to treat designated portions of the Trust Fund (such portions of the Trust Fund, the ``Trust REMICs''), and the Trust REMICs will qualify, as two separate ``real estate mortgage investment conduits'' (each a ``REMIC'' or, alternatively, the ``Upper-Tier REMIC'' and the ``Lower-Tier REMIC'') for federal income tax purposes. As described more fully herein, the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-1 and Class J-2 Certificates will constitute ``regular interests'' in the Upper-Tier REMIC, and the Class R Certificates and Class LR Certificates will constitute the sole Class of ``residual interests'' in the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. Prospective investors in the Class R Certificates and Class LR Certificates are cautioned that their respective REMIC taxable income and the liability thereon will exceed, and may substantially exceed, cash distributions to such holders during certain periods, in which event such holders must have sufficient alternative sources of funds to pay such tax liability. It is likely that the Class R Certificates and Class LR Certificates will be considered ``noneconomic residual interests,'' certain transfers of which may be disregarded for federal income purposes. The Class R Certificates and Class LR Certificates may not be purchased by or transferred to, among others, (i) a ``Disqualified Organization,'' (ii) except under certain limited circumstances, a person who is not a ``U.S. Person,'' (iii) a Plan or (iv) any person or entity who the transferor knows or has reason to know will be unwilling or unable to pay when due any federal, state or local taxes with respect thereto. Holders of the Class R Certificates and Class LR Certificates will be required to include the taxable income or loss of the Upper-Tier REMIC and Lower-Tier REMIC, respectively, in determining their federal taxable income. It is anticipated that all or a substantial portion of the taxable income of the Upper-Tier REMIC and Lower-Tier REMIC includible by the Class R Certificateholders and Class LR Certificateholders, respectively, will be treated as ``excess inclusion'' income subject to special limitations for federal income purposes. See ``CERTAIN FEDERAL INCOME TAX CONSEQUENCES,'' ``DESCRIPTION OF THE CERTIFICATES--Delivery, Form and Denomination'' and ``ERISA CONSIDERATIONS'' herein.

                 There is currently no secondary market for the Certificates. The Underwriter has advised that it currently intends to make a secondary market in the Certificates, but it is under no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue or will provide investors with a sufficient level of liquidity of investment. See ``Risk Factors--Limited Liquidity'' herein.

                 This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional Information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                 Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments and subscriptions.

                 IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                             AVAILABLE INFORMATION

                 The Depositor has filed with the Securities and Exchange Commission (the ``Commission'') a Registration Statement under the Securities Act of 1933, as amended (the ``1933 Act''), with respect to the Offered Certificates. This Prospectus Supplement and the accompanying Prospectus, which form a part of the Registration Statement, omit certain information contained in such Registration Statement pursuant to the rules and regulations of the Commission. The Registration Statement can be inspected and copied at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and the Commission's regional offices at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W, Washington D.C. 20549.

                                    SUMMARY

                 The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. See ``Index of Significant Prospectus Supplement Definitions'' herein and ``Index of Significant Definitions'' in the Prospectus.

Title of Certificates . . . . . . . . . . . . . .           Prudential Securities Secured Financing
                                                            Corporation Commercial Mortgage Pass-Through
                                                            Certificates, Series MCF-2 (the ``Certificates'').

The Certificates  . . . . . . . . . . . . . . . .           $75,000,000 initial aggregate principal balance
                                                            (``Certificate Balance'') of Class A-1
                                                            Certificates;

                                                            $65,040,000 initial Certificate Balance of Class
                                                            A-2 Certificates;

                                                            Class A-EC Certificates;

                                                            $8,891,000 initial Certificate Balance of Class B
                                                            Certificates;

                                                            $13,337,000 initial Certificate Balance of Class C
                                                            Certificates;

                                                            $8,892,000 initial Certificate Balance of Class D
                                                            Certificates;

                                                            $15,560,000 initial Certificate Balance of Class E
                                                            Certificates;

                                                            $5,557,000 initial Certificate Balance of Class F
                                                            Certificates;

                                                            $12,226,000 initial Certificate Balance of Class G
                                                            Certificates;

                                                            $11,114,000 initial Certificate Balance of Class H
                                                            Certificates;

                                                            $6,669,173.25 initial Certificate Balance of Class
                                                            J-1 Certificates;

                                                            Class J-2 Certificates;

                                                            Class R Certificates; and

                                                            Class LR Certificates.

                                                            The aggregate initial Certificate Balance of all
                                                            Classes of Certificates is subject to a permitted
                                                            variance of plus or minus 5% as described herein.
                                                            The Certificates will be issued pursuant to a
                                                            Pooling and Servicing Agreement to be dated as of
                                                            the Cut-off Date (the ``Pooling and Servicing

                                                            Agreement'') among the Depositor, the Servicer,
                                                            the Special Servicer, the Trustee and the Fiscal
                                                            Agent.  ONLY THE CLASS A-1, CLASS C, CLASS D AND
                                                            CLASS E CERTIFICATES ARE OFFERED HEREBY.

                                                            The Class A-2, Class A-EC, Class B, Class F, Class
                                                            G, Class H, Class J-1, Class J-2, Class R and
                                                            Class LR Certificates (collectively, the ``Private
                                                            Certificates'') have not been registered under the
                                                            1933 Act and are not offered hereby.  Accordingly,
                                                            to the extent this Prospectus Supplement contains
                                                            information regarding the terms of the Private
                                                            Certificates, such information is provided solely
                                                            because of its relevance to a prospective
                                                            purchaser of an Offered Certificate.

Depositor . . . . . . . . . . . . . . . . . . . .           Prudential Securities Secured Financing
                                                            Corporation, a Delaware corporation and an
                                                            affiliate of Prudential Securities Incorporated
                                                            (the ``Underwriter'').

Servicer  . . . . . . . . . . . . . . . . . . . .           Midland Loan Services, L.P., a Missouri limited
                                                            partnership.  See ``THE SERVICER AND THE MORTGAGE
                                                            LOAN SELLER'' herein.

Special Servicer  . . . . . . . . . . . . . . . .           Lennar Partners, Inc., a Florida corporation.  See
                                                            ``THE SPECIAL SERVICER'' herein.

Trustee . . . . . . . . . . . . . . . . . . . . .           LaSalle National Bank, a nationally chartered
                                                            bank.  See ``THE POOLING AND SERVICING
                                                            AGREEMENT--The Trustee'' herein.

Fiscal Agent  . . . . . . . . . . . . . . . . . .           ABN AMRO Bank N.V., a Netherlands banking
                                                            corporation, and the corporate parent of the
                                                            Trustee.

Cut-Off Date  . . . . . . . . . . . . . . . . . .           December 1, 1995 (except with respect to three
                                                            loans for which the Cut-Off Date is December 4,
                                                            1995, and three loans for which the Cut-Off Date
                                                            is December 6, 1995).

Closing Date  . . . . . . . . . . . . . . . . . .           On or about December ___, 1995.

Distribution Date . . . . . . . . . . . . . . . .           The 25th day of each month, or if such 25th day is
                                                            not a Business Day, the Business Day immediately
                                                            following such 25th day, commencing in January,
                                                            1996.  As used herein, a ``Business Day'' is any
                                                            day other than a Saturday, Sunday or a day in
                                                            which banking institutions in the States of New
                                                            York, Missouri or Illinois are authorized or
                                                            obligated by law, executive order or governmental
                                                            decree to close.

Record Date . . . . . . . . . . . . . . . . . . .           With respect to each Distribution Date, the close
                                                            of business on the last Business Day of the month
                                                            preceding the month in which such Distribution
                                                            Date occurs.

Interest Accrual Period . . . . . . . . . . . . .           With respect to any Distribution Date, the
                                                            calendar month preceding the month in which such
                                                            Distribution Date occurs.  Interest for each
                                                            Interest Accrual Period is calculated based on a
                                                            360-day year consisting of twelve 30-day months.

Scheduled Final
  Distribution Date . . . . . . . . . . . . . . .           July 25, 2014.

Rated Final                                                 As to each Class of Certificates (other than the
  Distribution Date . . . . . . . . . . . . . . .           Class A-EC Certificates), July 25, 2022 the
                                                            Distribution Date occurring two years after the
                                                            latest Assumed Maturity Date of any of the
                                                            Mortgage Loans.  The ``Assumed Maturity Date'' of
                                                            (a) any Mortgage Loan that is not a Balloon Loan
                                                            is the maturity date of such Mortgage Loan and (b)
                                                            any Balloon Loan is the date on which such
                                                            Mortgage Loan would be deemed to mature in
                                                            accordance with its original amortization schedule
                                                            absent its Balloon Payment.

Collection Period . . . . . . . . . . . . . . . .           With respect to each Distribution Date, the period
                                                            beginning on the day following the Determination
                                                            Date in the month preceding the month in which
                                                            such Distribution Date occurs (or, in the case of
                                                            the Distribution Date occurring in January, 1996,
                                                            on the day after the Cut-off Date) and ending on
                                                            the Determination Date in the month in which such
                                                            Distribution Date occurs.

Determination Date  . . . . . . . . . . . . . . .           The 17th day of any month, or if such 17th day is
                                                            not a Business Day, the Business Day immediately
                                                            following such 17th day, commencing on January 17,
                                                            1996.

Due Date  . . . . . . . . . . . . . . . . . . . .           With respect to any Mortgage Loan, the date on
                                                            which scheduled payments are due on such Mortgage
                                                            Loan (without regard to grace periods), which
                                                            date, for 84 of the Mortgage Loans, is the first
                                                            day of the month and which date, for one of the
                                                            Mortgage Loans, is the sixth day of the month.

Denominations . . . . . . . . . . . . . . . . . .           The Class A-1, Class A-2, Class A-EC, Class B,
                                                            Class C, Class D, Class E and Class F Certificates
                                                            will be issued in minimum denominations of
                                                            Certificate Balance or Notional Balance, as
                                                            applicable, of $100,000 and multiples of $1,000 in
                                                            excess thereof and will be registered in the name
                                                            of a nominee of The Depository Trust Company
                                                            (``DTC'' and, together with any successor
                                                            depository selected by the Depositor, the
                                                            ``Depository'') and beneficial interests therein
                                                            will be held by investors through the book-entry
                                                            facilities of the Depository.  The Depositor has
                                                            been informed by DTC that its nominee will be Cede
                                                            & Co. Beneficial owners will hold and transfer
                                                            their respective ownership interests

                                                            in and to such Book-Entry Certificates through the
                                                            book-entry facilities of DTC and will not be
                                                            entitled to definitive, fully registered
                                                            Certificates except in the limited circumstances
                                                            set forth herein.  The Class G, Class H, Class J-1
                                                            and Class J-2 Certificates will be issued in
                                                            minimum denominations of Certificate Balance or
                                                            Notional Balance, as applicable, of $100,000 and
                                                            multiples of $1,000 in excess thereof (or $1 in
                                                            excess thereof with respect to the Class J-1 and
                                                            Class J-2 Certificates) and will be issuable in
                                                            definitive physical registered form.  The Residual
                                                            Certificates shall each be issuable in registered
                                                            definitive physical form, in minimum denominations
                                                            of 5% Percentage Interest and integral multiples
                                                            of a 1% Percentage Interest in excess thereof.
                                                            See ``DESCRIPTION OF THE CERTIFICATES--Delivery,
                                                            Form and Denomination.''

The Mortgage Pool . . . . . . . . . . . . . . . .           The Mortgage Pool will consist of 84 ``whole''
                                                            mortgage loans (the ``Whole Loans'') and one
                                                            mortgage loan participation (the ``Seaport
                                                            Participation'' and collectively with the Whole
                                                            Loans, the ``Mortgage Loans'') that constitutes a
                                                            49.3% undivided ownership interest in one fixed-
                                                            rate ``whole'' mortgage loan (such ``whole''
                                                            mortgage loan, the ``Seaport Loan'').  The
                                                            Mortgage Loans have an aggregate Cut-off Date
                                                            Principal Balance (the ``Initial Pool Balance'')
                                                            of approximately $222,286,173, subject to a
                                                            permitted variance of plus or minus 5%.  All
                                                            numerical information provided herein with respect
                                                            to the Mortgage Loans is provided on an
                                                            approximate basis.  All weighted averaged
                                                            information regarding the Mortgage Loans reflects
                                                            weighing of the Mortgage Loans by their Cut-off
                                                            Date Principal Balances.  See ``DESCRIPTION OF THE
                                                            MORTGAGE POOL--Changes in Mortgage Pool
                                                            Characteristics'' herein.

                                                            The ``Cut-off Date Principal Balance'' of each
                                                            Mortgage Loan is equal to the unpaid principal
                                                            balance thereof as of the Cut-off Date, after
                                                            application of all payments of principal due on or
                                                            before such date, whether or not received.  The
                                                            Cut-off Date Principal Balances of the Mortgage
                                                            Loans range from approximately $598,000 to
                                                            approximately $8,250,000, and the average Cut-off
                                                            Date Principal Balance of the Mortgage Loans is
                                                            approximately $2,615,000.

                                                            Each Mortgage Loan is secured by a first mortgage
                                                            or deed of trust lien on the borrower's fee simple
                                                            or leasehold estate in certain land used for
                                                            commercial or multifamily residential purposes,
                                                            all buildings and improvements thereon and certain
                                                            personal property located thereon (each, a
                                                            ``Mortgaged Property'').

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
                                                            Twenty-two of the Mortgage Loans, which represent
                                                            approximately 21% of the Initial Pool Balance, are
                                                            secured by multifamily residential properties
                                                            (each, a ``Multifamily Loan'' and ``Multifamily
                                                            Property,'' respectively); one Mortgage Loan,
                                                            which represents approximately 0.7% of the Initial
                                                            Pool Balance, is secured by a nursing home (a
                                                            ``Nursing Home Loan'' and ``Nursing Home
                                                            Property,'' respectively); three Mortgage Loans,
                                                            which represent approximately 5.9% of the Initial
                                                            Pool Balance, are secured by congregate care
                                                            facilities (each, a ``Congregate Care Loan'' and
                                                            ``Congregate Care Property,'' respectively); 31
                                                            Mortgage Loans, which represent approximately
                                                            43.6% of the Initial Pool Balance, are secured by
                                                            retail shopping centers (each, a ``Retail Loan''
                                                            and ``Retail Property,'' respectively), seven
                                                            Mortgage Loans, which represent approximately 6.2%
                                                            of the Initial Pool Balance, are secured by office
                                                            buildings (each, an ``Office Building Loan'' and
                                                            ``Office Building Property,'' respectively); two
                                                            Mortgage Loans, which represent approximately 4.6%
                                                            of the Initial Pool Balance, are secured by mixed
                                                            use properties consisting of a retail and office
                                                            component (each, a ``Retail/Office Loan'' and
                                                            ``Retail/Office Property''); three Mortgage Loans,
                                                            which represent approximately 1.9% of the Initial
                                                            Pool Balance, are secured by self-storage
                                                            facilities (each, a ``Self-Storage Loan'' and
                                                            ``Self-Storage Property,'' respectively); nine
                                                            Mortgage Loans, which represent approximately 7.8%
                                                            of the Initial Pool Balance, are secured by light
                                                            industrial/industrial properties (each, a ``Light
                                                            Industrial/Warehouse Loan'' and ``Light
                                                            Industrial/Warehouse Property,'' respectively);
                                                            one Mortgage Loan, which represents approximately
                                                            1.3% of the Initial Pool Balance, is secured by a
                                                            hotel (a ``Hotel Loan'' and ``Hotel Property,''
                                                            respectively); two Mortgage Loans, which represent
                                                            approximately 1.7% of the Initial Pool Balance,
                                                            are secured by a mobile home park (each, a
                                                            ``Mobile Home Park Loan'' and ``Mobile Home Park
                                                            Property,'' respectively); one Mortgage Loan,
                                                            which represents approximately 0.7% of the Initial
                                                            Pool Balance, is secured by a mixed use property
                                                            consisting of retail and multifamily component (a
                                                            ``Retail/Multifamily Loan'' and ``Retail/
                                                            Multifamily Property,'' respectively); one
                                                            Mortgage Loan, which represents approximately 3.3%
                                                            of the Initial Pool Balance is secured by mixed
                                                            use property consisting of office, multifamily and
                                                            retail components (an ``Office/Multifamily/Retail
                                                            Loan'' and ``Office/Multifamily/Retail Property,''
                                                            respectively); and two Mortgage Loans, which
                                                            represent approximately 1.4% of the Initial Pool
                                                            Balance are secured by mixed use property
                                                            consisting of an office and warehouse component
                                                            (each, an

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
                                                            ``Office/Warehouse Loan'' and ``Office/Warehouse
                                                            Property,'' respectively.)

                                                            Fourteen of the Mortgage Loans, which represent
                                                            approximately 14.0% of the Initial Pool Balance,
                                                            are secured by liens on Mortgaged Properties
                                                            located in Texas; 11 of the Mortgage Loans, which
                                                            represent approximately 16.7% of the Initial Pool
                                                            Balance, are secured by liens on Mortgaged
                                                            Properties located in California; five of the
                                                            Mortgage Loans, which represent approximately 8.4%
                                                            of the Initial Pool Balance, are secured by liens
                                                            on Mortgaged Properties located in Florida; five
                                                            of the Mortgage Loans, which represent
                                                            approximately 6.9% of the Initial Pool Balance,
                                                            are secured by liens on the Mortgaged Properties
                                                            located in New York, and four of the Mortgage
                                                            Loans, which represent approximately 8.8% of the
                                                            Initial Pool Balance, are secured by liens on
                                                            Mortgaged Properties located in Massachusetts.
                                                            The remaining Mortgaged Properties are located
                                                            throughout 26 other states, and not more than 5%
                                                            of the Initial Pool Balance is secured by
                                                            Mortgaged Properties located in any individual
                                                            state among those other states.

                                                            All of the Mortgage Loans provide for scheduled
                                                            payments of principal and interest (``Monthly
                                                            Payments'') to be due on the first day of each
                                                            month, except with respect to one Mortgage Loan,
                                                            as to which payments of principal and interest are
                                                            due on the sixth day of each month.  Each Mortgage
                                                            Loan accrues interest at a rate per annum (a
                                                            ``Mortgage Rate'') that is fixed for the entire
                                                            term of such Mortgage Loan.  No Mortgage Loan
                                                            permits negative amortization or the deferral of
                                                            accrued interest.

                                                            Seventy-seven of the Mortgage Loans, which
                                                            represent approximately 89.8% of the Initial Pool
                                                            Balance, provide for monthly payments of principal
                                                            based on amortization schedules longer than the
                                                            remaining terms of such Mortgage Loans (such
                                                            Mortgage Loans, the ``Balloon Loans''), such that
                                                            substantial amounts of principal are due and
                                                            payable on the respective maturity dates (each
                                                            such payment, together with accrued interest on
                                                            the respective Balloon Loan for the one-month
                                                            period ending on the day preceding its respective
                                                            maturity date, a ``Balloon Payment''), unless
                                                            prepaid prior thereto.  Eight of the Mortgage
                                                            Loans, which represent approximately 10.2% of the
                                                            Initial Pool Balance, are fully amortizing over
                                                            their stated terms.

                                                            Seventy-eight of the Mortgage Loans were
                                                            originated (or in the case of one Mortgage Loan,
                                                            purchased from Arbor National Mortgage
                                                            Corporation) by

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
                                                            Midland and acquired by the Mortgage Loan Seller
                                                            and seven of the Mortgage Loans were acquired from
                                                            The Union Labor Life Insurance Company
                                                            (``ULLICO'') directly by the Mortgage Loan Seller.
                                                            The Mortgage Loan Seller will sell the Mortgage
                                                            Loans to the Depositor and, in connection
                                                            therewith, Midland and the Mortgage Loan Seller
                                                            shall make certain representations and warranties,
                                                            as more fully described herein.  The Depositor
                                                            will assign the Mortgage Loans, together with its
                                                            rights and remedies in respect of breaches of
                                                            Midland's and the Mortgage Loan Seller's
                                                            representations and warranties, to the Trustee for
                                                            the benefit of Certificateholders.  See ``THE
                                                            POOLING AND SERVICING AGREEMENT--Representations
                                                            and Warranties; Repurchase.''

                                                            The characteristics of the Mortgage Pool are more
                                                            fully described herein under the heading
                                                            ``DESCRIPTION OF THE MORTGAGE POOL'' and the
                                                            characteristics of the individual Mortgage Loans
                                                            are more particularly described in Annex A hereto.

Distributions   . . . . . . . . . . . . . . . . .           The per annum rate at which interest accrues (the
                                                            ``Pass-Through Rate'') on the Class A-1 and A-2
                                                            Certificates during any Interest Accrual Period
                                                            will be equal to _____%.  With respect to each
                                                            Interest Accrual Period up to and including
                                                            December 25, 2006 (the ``EC Maturity Date''), the
                                                            Class A-EC Certificates will be entitled to an
                                                            amount equal to the excess of the weighted
                                                            average, as of the related Due Date, of the Net
                                                            Mortgage Rates (as defined herein) on the Mortgage
                                                            Loans (the ``Weighted Average Net Mortgage Rate'')
                                                            over the weighted average of the Pass-Through
                                                            Rates of the Class A-1 Certificates, the Class A-2
                                                            Certificates, the Class B Certificates, the Class
                                                            C Certificates, the Class D Certificates and the
                                                            Class E Certificates (weighted in each case on the
                                                            basis of a fraction equal to the Certificate
                                                            Balance of each such Class of Certificates divided
                                                            by the sum of the Certificate Balances of such
                                                            Certificates).  The Class A-EC Certificates are
                                                            not entitled to distributions (other than any
                                                            Class Interest Shortfalls (as defined herein))
                                                            following the EC Maturity Date.  The Pass-Through
                                                            Rate on the Class B Certificates during any
                                                            Interest Accrual Period will be equal to _____%.
                                                            The Pass-Through Rate on the Class C Certificates
                                                            during any Interest Accrual Period will be equal
                                                            to ___%. The Pass-Through Rate on the Class D
                                                            Certificates during any Interest Accrual Period
                                                            will be equal to _____%.  The Pass-Through Rate on
                                                            the Class E Certificates during any Interest
                                                            Accrual Period will be equal to _____%.  The Pass-
                                                            Through Rate on the Class F, Class G and Class H

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
                                                            Certificates during any Interest Accrual Period
                                                            will be equal to the Weighted Average Net Mortgage
                                                            Rate.  The Pass-Through Rate on the Class J-2
                                                            Certificates during any Interest Accrual Period
                                                            will be equal to the Weighted Average Net Mortgage
                                                            Rate.  The Class J-1 Certificates are
                                                            principal-only certificates and are not entitled
                                                            to distributions in respect of interest.

                                                            On each Distribution Date, each Class of
                                                            Certificates (other than the Class J-1
                                                            Certificates) will be entitled to receive interest
                                                            distributions in an amount equal to the Class
                                                            Interest Distribution Amount (as defined herein)
                                                            for such Class and Distribution Date, together
                                                            with any Class Interest Shortfalls remaining from
                                                            prior Distribution Dates, in each case to the
                                                            extent of Available Funds (as defined herein), if
                                                            any remaining after (i) payment of the Interest
                                                            Distribution Amount and Class Interest Shortfall
                                                            for each other outstanding Class of Certificates,
                                                            if any, bearing an earlier sequential designation
                                                            of such Class, (ii) payment of the Pooled
                                                            Principal Distribution Amount (as defined herein)
                                                            for such Distribution Date to each outstanding
                                                            Class of Certificates having an earlier sequential
                                                            designation, and (iii) payment of the unreimbursed
                                                            amount of Realized Losses, if any, up to an amount
                                                            equal to the aggregate of such unreimbursed amount
                                                            previously allocated to each other outstanding
                                                            Class of Certificates having an earlier sequential
                                                            designation. References herein to the earlier (or
                                                            later) sequential designation of such Classes of
                                                            Certificates means such Classes in alphabetical
                                                            order (or such Classes in reverse alphabetical
                                                            order); provided, however, that the Class A-1,
                                                            Class A-2 and Class A-EC Certificates will be
                                                            treated pari passu and the Class J-1 and Class J-2
                                                            Certificates will be treated pari passu.

                                                            The ``Class Interest Distribution Amount'' with
                                                            respect to any Distribution Date and any Class of
                                                            Regular Certificates other than the Class A-EC and
                                                            Class J-1 and J-2 Certificates is equal to
                                                            interest accrued during the related Interest
                                                            Accrual Period at the applicable Pass-Through Rate
                                                            for such Class and such Interest Accrual Period on
                                                            the Certificate Balance of such Class; provided
                                                            that reductions of the Certificate Balance of such
                                                            Class as a result of distributions in respect of
                                                            principal or the allocation of losses on the
                                                            Distribution Date occurring in such Interest
                                                            Accrual Period shall be deemed to have been made
                                                            as of the first day of such Interest Accrual
                                                            Period.  With respect to any Distribution Date and
                                                            the Class A-EC Certificates, the ``Class Interest
                                                            Distribution Amount'' will equal (a) for any
                                                            Distribution Date occurring on or prior to the EC

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
                                                            Maturity Date, the Class A-EC Excess Cash and
                                                            (b) thereafter, zero; provided that reductions of
                                                            the Notional Balance of such Class as a result of
                                                            distributions in respect of principal or the
                                                            allocation of losses on the Distribution Date
                                                            occurring in such Interest Accrual Period shall be
                                                            deemed to have been made as of the first day of
                                                            such Interest Accrual Period.  With respect to any
                                                            Distribution Date and the Class J-2 Certificates,
                                                            the ``Class Interest Distribution Amount'' will
                                                            equal an amount equal to the product of the Class
                                                            J-2 Pass-Through Rate and the Class J-2 Notional
                                                            Balance; provided that reductions of the Notional
                                                            Balance of such Class as a result of distributions
                                                            in respect of principal or the allocation of
                                                            losses on the Distribution Date occurring in such
                                                            Interest Accrual Period shall be deemed to have
                                                            been made as of the first day of such Interest
                                                            Accrual Period.  The Class Interest Distribution
                                                            Amount of each Class will be reduced by its
                                                            allocable sum of the amount of any Prepayment
                                                            Interest Shortfalls (as defined herein) not offset
                                                            by Servicing Fees with respect to such
                                                            Distribution Date all as provided herein.  The
                                                            Class J-1 Certificates are principal-only
                                                            certificates and have no Class Interest
                                                            Distribution Amount.

                                                            The Pooled Principal Distribution Amount for each
                                                            Distribution Date will be distributed, first, to
                                                            the Class A-1 Certificates, until the Certificate
                                                            Balance thereof has been reduced to zero and
                                                            thereafter, sequentially to each other Class of
                                                            Regular Certificates (other than the Class A-EC
                                                            and Class J-2 Certificates, none of which have any
                                                            Certificate Balance and none of which is entitled
                                                            to distributions in respect of principal) until
                                                            its Certificate Balance is reduced to zero, in
                                                            each case, to the extent of Available Funds
                                                            remaining after required distributions of interest
                                                            to such Class (or, with respect to the Class J-1
                                                            Certificates, to the Class J-2 Certificates) and
                                                            interest and principal payable to any other
                                                            outstanding Class which has an equal or higher
                                                            priority which is entitled to distributions on
                                                            such Distribution Date).

                                                            In addition, on each Distribution Date following
                                                            the EC Maturity Date, an amount equal to the
                                                            excess of Available Funds over the amounts paid to
                                                            all Classes of Certificates in respect of
                                                            interest, principal and (other than with respect
                                                            to the Class J-1 Certificates) unreimbursed
                                                            Realized Losses (together with interest thereon)
                                                            on such Distribution Date will be distributed in
                                                            reduction of the Certificate Balances of the Class
                                                            H Certificates, then the Class G Certificates,
                                                            then the Class F Certificates, then the Class E
                                                            Certificates, then the Class D Certificates, then
                                                            the Class C Certificates, then the Class B
                                                            Certificates, then the

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
                                                            Class A-1 and Class A-2 Certificates, pro rata,
                                                            and finally the Class J-1 Certificates, in each
                                                            case until the Certificate Balance of each thereof
                                                            has been reduced to zero.

                                                            The ``Pooled Principal Distribution Amount'' for
                                                            any Distribution Date is equal to the sum, for all
                                                            Mortgage Loans, of (i) the principal component of
                                                            all scheduled Monthly Payments (other than Balloon
                                                            Payments) which become due (regardless of whether
                                                            received) on the Mortgage Loans during the related
                                                            Collection Period; (ii) to the extent not included
                                                            in the preceding clause, the principal component
                                                            of all Assumed Scheduled Payments, as applicable,
                                                            deemed to become due (regardless of whether
                                                            received) during the related Collection Period
                                                            with respect to any Mortgage Loan that is
                                                            delinquent in respect of its Balloon Payment;
                                                            (iii) to the extent not included in the preceding
                                                            clauses, the Scheduled Principal Balance of each
                                                            Mortgage Loan that was repurchased from the Trust
                                                            Fund in connection with the breach of a
                                                            representation or warranty or purchased from the
                                                            Trust Fund pursuant to the Pooling and Servicing
                                                            Agreement, in either case, during the related
                                                            Collection Period; (iv) to the extent not included
                                                            in the preceding clauses, the portion of
                                                            Unscheduled Payments allocable to principal of any
                                                            Mortgage Loan that was liquidated during the
                                                            related Collection Period; (v) to the extent not
                                                            included in the preceding clauses, the principal
                                                            component of all Balloon Payments received during
                                                            the related Collection Period; (vi) to the extent
                                                            not included in the preceding clauses, all other
                                                            Principal Prepayments received in the related
                                                            Collection Period; and (vii) to the extent not
                                                            included in the preceding clauses, any other full
                                                            or partial recoveries in respect of principal,
                                                            including Insurance Proceeds, Condemnation
                                                            Proceeds, Liquidation Proceeds and Net REO
                                                            Proceeds.

                                                            See ``DESCRIPTION OF THE
                                                            CERTIFICATES--Distributions'' herein.

Advances  . . . . . . . . . . . . . . . . . . . .           Subject to the limitations described herein, the
                                                            Servicer is required to make advances (``P&I
                                                            Advances'') in respect of delinquent Monthly
                                                            Payments on the Mortgage Loans, subject to the
                                                            limitations described herein.  The Servicer will
                                                            not be required to advance the full amount of any
                                                            Balloon Payment not made by the related borrower
                                                            on its due date, but will advance an amount equal
                                                            to the monthly payment (or portion thereof not
                                                            received) deemed to be due on the Mortgage Loan
                                                            after such default, calculated based on the
                                                            original amortization schedule of such Mortgage
                                                            Loan with interest as

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
                                                            described herein.  With respect to any
                                                            Distribution Date and any Seriously Delinquent
                                                            Loan (as defined herein), P&I Advances will only
                                                            be made if and to the extent that Available Funds
                                                            for such Distribution Date (exclusive of any P&I
                                                            Advance with respect to any Seriously Delinquent
                                                            Loans) are not sufficient to make full
                                                            distributions in accordance with the Available
                                                            Funds Allocation (as defined herein) to each Class
                                                            of Certificates whose Certificate Balance would
                                                            not be reduced by Anticipated Losses (as defined
                                                            herein) with respect to all Seriously Delinquent
                                                            Loans.  Therefore, neither (i) the most
                                                            subordinate Class (or Classes) of Certificates
                                                            outstanding at any time nor (ii) any other Class
                                                            of Certificates whose Certificate Balance would be
                                                            reduced if Realized Losses occurred in the amount
                                                            of anticipated losses with respect to all
                                                            Seriously Delinquent Loans will receive
                                                            distributions on any Distribution Date on which
                                                            one or more Mortgage Loans is a Seriously
                                                            Delinquent Loan unless Available Funds for such
                                                            Distribution Date (exclusive of any P&I Advances
                                                            with respect to any Seriously Delinquent Loans)
                                                            exceed the amount necessary to make full
                                                            distributions in accordance with the Available
                                                            Funds Allocation to each Class of Certificates
                                                            that is senior to such Class.  See ``THE POOLING
                                                            AND SERVICING AGREEMENT--Advances'' herein.  If
                                                            the Servicer fails to make a required P&I Advance,
                                                            the Trustee, acting in accordance with the
                                                            servicing standard, will be required to make such
                                                            P&I Advance, and if the Trustee fails to make a
                                                            required P&I Advance, the Fiscal Agent will be
                                                            required to make such P&I Advance.  See ``THE
                                                            POOLING AND SERVICING AGREEMENT--the Fiscal
                                                            Agent'' herein.

Subordination . . . . . . . . . . . . . . . . . .           As a means of providing a certain amount of
                                                            protection to the holders of the Class A-1, Class
                                                            A-2 and Class A-EC Certificates against losses
                                                            associated with delinquent and defaulted Mortgage
                                                            Loans, the rights of the holders of the Class B,
                                                            Class C, Class D, Class E, Class F, Class G, Class
                                                            H, Class J-1 and Class J-2 Certificates to receive
                                                            distributions of interest and principal, as
                                                            applicable, will be subordinated to such rights of
                                                            the holders of the Class A-1 Certificates, the
                                                            Class A-2 Certificates and the Class A-EC
                                                            Certificates.  Each other Class of Regular
                                                            Certificates will likewise be protected by the
                                                            subordination offered by the other Classes of
                                                            Certificates that bear a later alphabetical
                                                            designation. This subordination will be effected
                                                            in two ways: (i) by the preferential right of the
                                                            holders of a Class of Certificates to receive, on
                                                            any Distribution Date, the amounts of both
                                                            interest and principal, as applicable,
                                                            distributable in respect of such Certificates on
                                                            such

                                                            Distribution Date prior to any distribution being
                                                            made on such Distribution Date in respect of any
                                                            Classes of Certificates subordinate thereto, and
                                                            (ii) by the allocation of Realized Losses (as
                                                            defined herein) to the Certificates in reverse
                                                            order of their alphabetical designations, provided
                                                            that Realized Losses are allocated pro rata to the
                                                            Class A-1 Certificates and the Class A-2
                                                            Certificates.  In addition, each Class of
                                                            Certificates will have the benefit of
                                                            subordination of the Class LR and Class R
                                                            Certificates to the extent of any distributions to
                                                            which they would otherwise be entitled.  See
                                                            ``DESCRIPTION OF THE CERTIFICATES--Subordination''
                                                            herein.  Shortfalls in Available Funds resulting
                                                            from additional Servicer or Special Servicer
                                                            compensation, interest on Advances, extraordinary
                                                            expenses of the Trust Fund or otherwise will be
                                                            allocated in the same manner as Realized Losses.

The Residual Certificates . . . . . . . . . . . .           The holders of the Class R and Class LR
                                                            Certificates will not be entitled to distributions
                                                            of interest or principal.  The holders of the
                                                            Class R and Class LR Certificates are not expected
                                                            to receive any distributions until after the
                                                            Certificate Balances of all other Classes of
                                                            Certificates have been reduced to zero and only to
                                                            the extent of any Available Funds remaining in the
                                                            Distribution Account and Collection Account,
                                                            respectively, on any Distribution Date after the
                                                            distribution to the holders of the Regular
                                                            Certificates and to the Trustee as holder of the
                                                            Lower-Tier Regular Interests, respectively, of all
                                                            amounts which they are entitled to receive on such
                                                            Distribution Date.

Optional Termination  . . . . . . . . . . . . . .           The Servicer, the Depositor, and any holder of the
                                                            Class LR Certificates representing more than a 50%
                                                            Percentage Interest of the Class LR Certificates
                                                            will each have the option to purchase, at the
                                                            purchase price specified herein, all of the
                                                            Mortgage Loans, and all property acquired through
                                                            exercise of remedies in respect of any Mortgage
                                                            Loans, remaining in the Trust Fund, and thereby
                                                            effect a termination of the Trust Fund and early
                                                            retirement of the then outstanding Certificates,
                                                            on any Distribution Date on which the aggregate
                                                            Scheduled Principal Balance of the Mortgage Loans
                                                            remaining in the Trust Fund is less than 10% of
                                                            the Initial Pool Balance.  See ``THE POOLING AND
                                                            SERVICING AGREEMENT--Optional Termination''
                                                            herein.


Auction . . . . . . . . . . . . . . . . . . . . .           If the Trust Fund has not been earlier terminated
                                                            as described under ``THE POOLING AND SERVICING
                                                            AGREEMENT--Optional Termination'' herein, the
                                                            Trustee shall on the Distribution Date

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
                                                            occurring in September of each year from and
                                                            including 2006 and on any date after the
                                                            Distribution Date occurring in September 2006 on
                                                            which the Trustee receives an unsolicited bona
                                                            fide offer to purchase all (but not less than all)
                                                            of the Mortgage Loans (each, an ``Auction
                                                            Valuation Date''), request that four independent
                                                            financial advisory or investment banking or
                                                            investment brokerage firms nationally recognized
                                                            in the field of real estate analysis and
                                                            reasonably acceptable to the Servicer, provide the
                                                            Trustee with an estimated value at which the
                                                            Mortgage Loans and all other property acquired in
                                                            respect of any Mortgage Loan in the Trust Fund
                                                            could be sold pursuant to an auction.  If the
                                                            aggregate fair market value of the Mortgage Loans
                                                            and all other property acquired in respect of any
                                                            Mortgage Loan, as determined by the average of the
                                                            three highest such estimates, equals or exceeds
                                                            the aggregate amount of the Certificate Balances
                                                            of all Certificates expected to be outstanding on
                                                            the third Distribution Date following the Auction
                                                            Valuation Date (or a later Distribution Date
                                                            determined in accordance with the Pooling and
                                                            Servicing Agreement), the Trustee shall conduct an
                                                            auction of the Mortgage Loans and such property
                                                            and thereby effect a termination of the Trust Fund
                                                            and early retirement of the then outstanding
                                                            Certificates.  The Trustee shall accept no bid
                                                            lower than the Certificate Balances of all
                                                            Certificates expected to be outstanding on the
                                                            applicable Distribution Date.  See ``POOLING AND
                                                            SERVICING AGREEMENT--Auction'' herein.

Certain Federal Income                                      Elections will be made to treat the Trust REMICs,
  Tax Consequences  . . . . . . . . . . . . . . .           and the Trust REMICs will qualify, as two separate
                                                            real estate mortgage investment conduits (each, a
                                                            ``REMIC'' or, in the alternative, the ``Upper-Tier
                                                            REMIC'' and the ``Lower-Tier REMIC'') for federal
                                                            income tax purposes.  The Class A-1, Class A-2,
                                                            Class A-EC, Class B, Class C, Class D, Class E,
                                                            Class F, Class G, Class H, Class J-1 and Class J-2
                                                            Certificates (collectively, the ``Regular
                                                            Certificates'') will represent ``regular
                                                            interests'' in the Upper-Tier REMIC and the Class
                                                            R Certificates will be designated as the sole
                                                            Class of ``residual interest'' in the Upper-Tier
                                                            REMIC.  Certain uncertificated classes of
                                                            interests will represent ``regular interests'' in
                                                            the Lower-Tier REMIC (the ``Lower-Tier Regular
                                                            Interests'') and the Class LR Certificates will be
                                                            designated as the sole Class of ``residual
                                                            interest'' in the Lower-Tier REMIC.

                                                            The Regular Certificates will be treated as newly
                                                            originated debt instruments for federal income tax
                                                            purposes.  Beneficial owners of the Offered

                                                            Certificates will be required to report income
                                                            thereon in accordance with the accrual method of
                                                            accounting. The Class A-EC and Class J-2
                                                            Certificates will be issued with original issue
                                                            discount in an amount equal to the excess of all
                                                            distributions of interest expected to be received
                                                            thereon over their respective issue prices
                                                            (including accrued interest). The Class J-1
                                                            Certificates will be issued with original issue
                                                            discount in an amount equal to the excess of the
                                                            Initial Certificate Balances thereof over their
                                                            issue price.  It is anticipated that the Class F,
                                                            Class G and Class H Certificates will be issued
                                                            with original issue discount in an amount equal to
                                                            their Initial Certificate Balances plus ___ days
                                                            of interest at the initial Pass-Through Rate
                                                            thereon over their respective issue prices
                                                            (including accrued interest).  It is further
                                                            anticipated that the Class A-1, Class A-2, Class
                                                            B, Class C and Class D and Class E Certificates
                                                            will be issued at a premium for federal income tax
                                                            purposes.  See ``CERTAIN FEDERAL INCOME TAX
                                                            CONSEQUENCES'' herein.

                                                            The Prepayment Assumption (as defined herein) that
                                                            will be used for purposes of accruing original
                                                            issue discount with respect to the Regular
                                                            Certificates and determining whether such original
                                                            issue discount with respect to the Regular
                                                            Certificates is de minimis, and that may be used
                                                            by a holder to amortize premium, is described
                                                            herein as Scenario 3 under the heading ``YIELD
                                                            CONSIDERATIONS - Weighted Average Life of the
                                                            Regular Certificates.'' No representation is made
                                                            as to the rate, if any, at which the Mortgage
                                                            Loans will prepay.

                                                            Although not free from doubt, it is anticipated
                                                            that any Prepayment Premiums allocable to the
                                                            Regular Certificates will be ordinary income to a
                                                            Certificateholder as such amounts accrue.  See
                                                            ``DESCRIPTION OF THE CERTIFICATES--Distributions''
                                                            herein.

                                                            Holders of the Class R and Class LR Certificates
                                                            will be required to include the taxable income or
                                                            loss of the Upper-Tier REMIC and the Lower-Tier
                                                            REMIC, respectively, in determining their federal
                                                            taxable income.  It is anticipated that all or a
                                                            substantial portion of the taxable income of the
                                                            Upper-Tier REMIC and the Lower-Tier REMIC
                                                            includible by the Class R and Class LR
                                                            Certificateholders, respectively, will be named as
                                                            ``excess inclusion'' income subject to special
                                                            limitations for federal income tax purposes.
                                                            FURTHER, SIGNIFICANT RESTRICTIONS APPLY TO THE
                                                            TRANSFER OF THE CLASS R AND CLASS LR CERTIFICATES.
                                                            THE CLASS R CERTIFICATES WILL, AND CLASS LR
                                                            CERTIFICATE MAY, BE

                                                            CONSIDERED ``NONECONOMIC RESIDUAL INTERESTS,''
                                                            CERTAIN TRANSFERS OF WHICH MAY BE DISREGARDED FOR
                                                            FEDERAL INCOME TAX PURPOSES.

ERISA Considerations  . . . . . . . . . . . . . .           The United States Department of Labor has issued
                                                            to the Underwriter an individual prohibited
                                                            transaction exemption, Prohibited Transaction
                                                            Exemption 90-32, which generally exempts from the
                                                            application of certain of the prohibited
                                                            transaction provisions of Section 406 of the
                                                            Employee Retirement Income Security Act of 1974,
                                                            as amended (``ERISA''), and the excise taxes
                                                            imposed by Sections 4975(a) and (b) of the Code
                                                            and the civil penalties imposed by 502(i) of
                                                            ERISA, transactions relating to the purchase, sale
                                                            and holding of pass-through certificates such as
                                                            the Class A-1, Class A-2 and Class A-EC
                                                            Certificates by employee benefit plans and certain
                                                            other retirement arrangements, including
                                                            individual retirement accounts and Keogh plans,
                                                            which are subject to ERISA and the Code (all of
                                                            which are hereinafter referred to as ``Plans''),
                                                            collective investment funds in which such Plans
                                                            are invested, and insurance companies using assets
                                                            of separate accounts or general accounts which
                                                            include assets of Plans (or which are deemed
                                                            pursuant to ERISA to include assets of Plans) and
                                                            the servicing and operation of mortgage pools such
                                                            as the Mortgage Pool, provided that certain
                                                            conditions are satisfied.  See ``ERISA
                                                            CONSIDERATIONS'' herein.

                                                            THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F,
                                                            CLASS G, CLASS H, CLASS J-1 AND CLASS J-2
                                                            CERTIFICATES ARE SUBORDINATED TO ONE OR MORE OTHER
                                                            CLASSES OF CERTIFICATES AND, ACCORDINGLY, THE
                                                            CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS
                                                            G, CLASS H, CLASS J-1 AND CLASS J-2 CERTIFICATES
                                                            SHOULD NOT BE PURCHASED BY OR TRANSFERRED TO A
                                                            PLAN OR PERSON ACTING ON BEHALF OF ANY PLAN OR
                                                            USING THE ASSETS OF ANY SUCH PLAN.  NEITHER THE
                                                            CLASS R CERTIFICATES NOR THE CLASS LR CERTIFICATES
                                                            MAY BE PURCHASED BY OR TRANSFERRED TO A PLAN.

Ratings . . . . . . . . . . . . . . . . . . . . .           It is a condition to the issuance of the
                                                            Certificates that: the Class A-1 Certificates,
                                                            Class A-2 Certificates and Class A-EC Certificates
                                                            each be rated ``AAA'' by each of Fitch, Duff &
                                                            Phelps and S&P; the

                                                            Class B Certificates be rated ``AAA'' by each of
                                                            Fitch and Duff & Phelps and ``AA'' by S&P; the
                                                            Class C Certificates be rated ``AA'' by each of
                                                            Fitch and Duff & Phelps and ``A+'' by S&P; the
                                                            Class D Certificates be rated ``AA-'' by Fitch,
                                                            ``A+'' by Duff & Phelps and ``A-'' by S&P; the
                                                            Class E Certificates be rated ``BBB'' by Fitch and
                                                            Duff & Phelps and ``BBB-'' by S&P and the Class F
                                                            Certificates be rated ``BBB-'' by Fitch and Duff &
                                                            Phelps.  The rating by S&P of the Class A-EC
                                                            Certificates will expire upon the earlier of the
                                                            EC Maturity Date and the date on which the Class E
                                                            Certificate Balance has been reduced to zero.  A
                                                            security rating is not a recommendation to buy,
                                                            sell or hold securities and may be subject to
                                                            revision or withdrawal at any time by the
                                                            assigning rating organization.  A security rating
                                                            does not address the frequency of prepayments
                                                            (both voluntary and involuntary) or the
                                                            possibility that Certificateholders might suffer a
                                                            lower than anticipated yield, nor does a security
                                                            rating address the likelihood of receipt of
                                                            Prepayment Premiums or the likelihood of
                                                            collection by the Servicer of Default Interest.
                                                            See ``RISK FACTORS'' AND ``RATINGS'' herein.

Legal Investment  . . . . . . . . . . . . . . . .           The Certificates will not constitute ``mortgage
                                                            related securities'' within the meaning of the
                                                            Secondary Mortgage Market Enhancement Act of 1984.
                                                            The appropriate characterization of the
                                                            Certificates under various legal investment
                                                            restrictions, and thus the ability of investors
                                                            subject to these restrictions to purchase the
                                                            Certificates, may be subject to significant
                                                            interpretative uncertainties.  Accordingly,
                                                            investors should consult their own legal advisors
                                                            to determine whether and to what extent the
                                                            Certificates constitute legal investments for
                                                            them.  See ``LEGAL INVESTMENT'' herein.

                                  RISK FACTORS

                 Prospective holders of Certificates should consider, among other things, the following factors in connection with the purchase of the Certificates.

THE MORTGAGE LOANS

                 The Mortgage Loans, proceeds of which are the sole source of payments on the Certificates, are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, Midland, the Trustee, the Fiscal Agent or any of their respective affiliates. Four of the Mortgage Loans are fully recourse loans, while 81 of the Mortgage Loans are non-recourse loans so that in the event of a default under such Mortgage Loan, recourse generally may be had only against the related Mortgaged Property and other assets that have been pledged to secure such Mortgage Loan. The Mortgage Loans are secured by the following types of properties: multifamily, nursing homes, congregate care facilities, retail, self-storage, office buildings, industrial, hotel, mobile home parks, and certain mixed use properties. Certain risks attend an investment in mortgage loans secured by commercial and multifamily properties generally and mortgage loans secured by the types of properties securing the Mortgage Loans specifically. See ``DESCRIPTION OF THE MORTGAGE POOL--Investment in Commercial and Multifamily Mortgage Loans'' herein.

PREPAYMENT AND YIELD CONSIDERATIONS

                 The yield to maturity on the Regular Certificates will depend on, among other things, (a) the allocation and timing of any delinquencies, defaults, losses or other shortfalls experienced on the Mortgage Loans and the allocation thereof to the various Classes of Certificates, (b) the rate and timing of principal payments (including both voluntary and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances (or Notional Balances) of the Certificates and
(c) the accrual of interest on unreimbursed Advances, the accrual of Special Servicing Fees and Disposition Fees and the incurrence of other servicing expenses as to which the right of payment or reimbursement from the Trust Fund is senior to the rights of Certificateholders.

                 All but eight of the Mortgage Loans are Balloon Loans which will have substantial payments (that is, Balloon Payments) due at their stated maturities unless previously prepaid. Balloon Loans involve a greater risk of default to the lender than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related Mortgaged Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

                 Effect of Borrower Defaults and Delinquencies. The aggregate amount of distributions on the Regular Certificates, the yield to maturity of the Regular Certificates, the rate of principal payments on the Regular Certificates and the weighted average life of the Regular Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. Losses on the Mortgage Loans will be allocated to the Certificates in reverse order of their alphabetical Class designations, beginning with the Class J-1 Certificates, until the Certificate Balance thereof has been reduced to zero, prior to any allocation of losses to the next most subordinate Class. Losses allocated to the Class J-1 Certificates will reduce the Class J-2 Notional Balance. If a purchaser of a Regular Certificate of any Class calculates its anticipated yield based on an assumed default rate and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates or, with respect to the Class A-EC or Class J-2 Certificates, such losses result in a reduction of the Class A-EC Notional Balance, or the Class J-2 Notional Balance, respectively, such purchaser's actual yield to maturity will be lower than the anticipated yield calculated and could, under certain extreme scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Regular Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater will be the effect on such investor's yield to maturity.

                 The distribution of Liquidation Proceeds to the Class or Classes of Certificates then entitled to distributions in respect of principal will reduce the weighted average life of such Classes and may reduce or increase the weighted average life of the other Classes of Certificates.

                 Regardless of whether losses ultimately result, prior to the liquidation of any defaulted Mortgage Loan, delinquencies on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Regular Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced. The Servicer's, the Trustee's or the Fiscal Agent's obligation, as applicable, to make Advances is limited to the extent described under ``The Pooling and Servicing Agreement--Advances'' herein. In particular, with respect to any Distribution Date, P&I Advances will only be made with respect to any Seriously Delinquent Loan (as defined herein) if and to the extent that Available Funds for such Distribution Date (exclusive of any Advance with respect to any Seriously Delinquent Loan) are not sufficient to make full distributions in accordance with the Available Funds Allocation (as defined herein) to each Class of Certificates whose Certificate Balance would not be reduced by Anticipated Losses with respect to all Seriously Delinquent Loans. Therefore, neither (i) the most subordinate Class (or Classes) of Certificates outstanding at any time nor (ii) any other Class of Certificates whose Certificate Balance would be reduced if Realized Losses occurred in the amount of Anticipated Losses with respect to all Seriously Delinquent Loans will receive distributions on any Distribution Date on which one or more Mortgage Loans is a Seriously Delinquent Loan unless Available Funds for such Distribution Date (exclusive of any P&I Advances with respect to any Seriously Delinquent Loans) exceed the amount necessary to make full distributions in accordance with the Available Funds Allocation to each Class of Certificates that is senior to such Class. In addition, no Advances are required to be made to the extent that, in the good faith judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, any such Advance, if made, would be nonrecoverable from proceeds of the Mortgage Loan to which such Advance relates. See ``THE POOLING AND SERVICING AGREEMENT--Advances'' herein.

                 Effect of Prepayments and other Unscheduled Payments. The actual rate of prepayment of principal on the Mortgage Loans cannot be predicted. The investment performance of the Certificates may vary materially and adversely from the investment expectations of investors due to the rate of prepayments on the Mortgage Loans being higher or lower than anticipated by investors. In addition, in the event of any repurchase of a Mortgage Loan by Midland, the Mortgage Loan Seller or the Depositor from the Trust Fund under the circumstances described under ``THE POOLING AND SERVICING AGREEMENT--Representations and Warranties; Repurchase'' herein, the repurchase price paid will be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium will be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. Furthermore, the distribution of Liquidation Proceeds to the Class or Classes of Certificates then entitled to distributions in respect of principal will reduce the weighted average lives of such Classes. See ``YIELD CONSIDERATIONS'' herein.

                 In general, the yield on Certificates purchased at a premium or at a discount and the yield on the Class A-EC and J-2 Certificates, which have no Certificate Balances, will be sensitive to the amount and timing of principal distributions thereon (or in reduction of Notional Balance). The occurrence of principal distributions at a rate faster than that anticipated by an investor at the time of purchase will cause the actual yield to maturity of a Certificate purchased at a premium to be lower than anticipated. The yield to maturity of the Class A-EC and J-2 Certificates will be especially sensitive to the occurrence of high rates of principal distributions. Conversely, if a Certificate is purchased at a discount (especially the Class J-1 Certificates) and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than assumed at the time of purchase.

                 All of the Mortgage Loans, require the payment of Prepayment Premiums in connection with voluntary prepayments during a certain period following the origination thereof. The requirement that voluntary prepayments be accompanied by Prepayment Premiums expires prior to the maturity date of each Mortgage Loan. In addition, one of the Balloon Loans, Loan #61, representing approximately 0.6% of the Initial Pool Balance, permits the related borrower to make voluntary prepayments sufficient to fully amortize the principal balance thereof over the remaining term thereof without the payment of prepayment premiums; such borrower has not made any such voluntary prepayments since the origination of such Balloon Loan. The prepayment terms of each of the Mortgage Loans are more particularly described herein under the heading ``DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions.''

                 Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds received with respect to a defaulted Mortgage Loan will be sufficient to make such payment.

                 Prepayment Premiums, to the extent actually collected from borrowers, will be allocated among the Certificates as described under ``DESCRIPTION OF THE CERTIFICATES--Distributions--Prepayment Premiums'' herein. No assurance can be given that the distribution of Prepayment Premiums to any Class of Certificates will offset any diminution in yield resulting from the increased level of principal distributions caused by any borrower prepayments. The Class J-2 Certificates are not entitled to receive any distributions in respect of Prepayment Premiums. In addition, the Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J-1 Certificates are unlikely to receive any distributions in respect of Prepayment Premiums.

                 Investors in the Class A-EC and Class J-2 Certificates should consider the risk that the occurrence of voluntary and involuntary principal prepayment on the Mortgage Loans could result in the failure of such investors to fully recover their initial investments.

                 Effect of Interest on Advances, Special Servicing Fees and Other Servicing Expenses. As and to the extent described herein, the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances at the Advance Rate from the date on which the related Advance is made to the date on which such amounts are reimbursed. The Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Regular Certificates and, consequently, may result in losses being allocated to the Regular Certificates that would not otherwise have resulted, absent the accrual of such interest. See ``THE POOLING AND SERVICING AGREEMENT--Advances'' herein. In addition, certain circumstances, including delinquencies in the payment of principal and interest, will result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities, including Special Servicing Fees and Disposition Fees, which may result in losses being allocated to the Regular Certificates that would not otherwise have resulted absent such compensation. See ``THE POOLING AND SERVICING AGREEMENT--Special Servicing'' herein.

                 Residual Certificates. The Class R and Class LR Certificates are not entitled to regular distributions. The Class R and Class LR Certificates will only be entitled to distributions after the Class Principal Balances of all other Classes of Certificates have been reduced to zero and only to the extent of any funds remaining in the Distribution Account and Collection Account, respectively. In the case of the Class LR Certificates, the existence of any funds remaining in the Collection Account may result from the allocation of Available Funds in accordance with priority thirty-seventh of the Available Funds Allocation. See ``DESCRIPTION OF THE CERTIFICATES--Distributions' herein. No assurance can be given that any funds will remain in the Collection Account for distribution to the Class LR Certificates. In the case of the Class R Certificates, no funds are expected to remain in the Distribution Account for distribution thereto. Therefore, the Class R and Class LR Certificateholders' REMIC taxable income and the tax liability thereon will substantially exceed cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class R Certificates and Class LR Certificates during any such period and no representation is made with respect thereto. Due to the special tax treatment of residual interests, the after-tax return of the Class R Certificates and Class LR Certificates may be significantly lower than would be the case if the Class R Certificates and Class LR Certificates were taxed as debt instruments, or may be negative. See ``YIELD CONSIDERATIONS'' herein.

LIMITED LIQUIDITY

                 There is currently no secondary market for the Regular Certificates. The Underwriter has advised that it currently intends to make a secondary market in the Regular Certificates, but it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Regular Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Regular Certificates with liquidity of investment or that it will continue for the life of the Regular Certificates. The Regular Certificates will not be listed on any securities exchange.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The Mortgage Pool will consist of (a) 84 multifamily and commercial ``whole'' mortgage loans (the ``Whole Loans'') and (b) one mortgage loan participation (the ``Seaport Participation'' and collectively with the Whole Loans, the ``Mortgage Loans'') that constitutes a 49.3% undivided ownership interest (the ``Seaport Participation'') in one fixed-rate ``whole'' mortgage loan (such ``whole'' mortgage loan, Loan #28, the ``Seaport Loan''). The Mortgage Loans have an aggregate Cut-off Date Principal Balance of approximately $222,286,173 (the ``Initial Pool Balance''), subject to a variance of plus or minus 5%. The ``Cut-off Date Principal Balance'' of each Mortgage Loan (and the Seaport Loan) is the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The ``Cut-off Date Principal Balance'' of the Seaport Participation is the product of (i) the Cut-off Date Principal Balance of the related Seaport Loan, and (ii) the 49.3% (the ``Pooled Percentage'') participation interest that such Seaport Participation represents in the related Seaport Loan. The Seaport Participation represents approximately 1.3% of the Initial Pool Balance. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance and, with respect to the Seaport Loan, will be based on the Cut-off Date Principal Balance of the related Seaport Participation (which reflects only the Pooled Percentage of the Seaport Loan). Any description of the terms and provisions of the Mortgage Loans is a generalized description of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that deviate from the generalized, aggregated description.

         The Seaport Participation is evidenced by a participation agreement, dated as of December 1, 1995 (the ``Seaport Participation Agreement''). Each Mortgage Loan (other than the Seaport Participation but including the Seaport
Loan) is evidenced by a promissory note (each, a ``Note'') and secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (a ``Mortgage'') that creates a first lien on a fee simple or leasehold estate in real property (a ``Mortgaged Property''), improved by (a) an apartment building or complex consisting of five or more rental units (a ``Multifamily Property,'' and any Mortgage Loan secured thereby, a ``Multifamily Loan''), (b) a nursing home (a ``Nursing Home Property,'' and any Mortgage Loan secured thereby, a ``Nursing Home Loan''), (c) a congregate care facility (a ``Congregate Care Property,'' and any Mortgage Loan secured thereby, a ``Congregate Care Loan''), (d) a retail property (a ``Retail Property,'' and any Mortgage Loan secured thereby, a ``Retail Loan''), (e) an office building (an ``Office Building Property,'' and any Mortgage Loan secured thereby, an ``Office Building Loan''), (f) a retail/office property (a ``Retail/Office Property,'' and any Mortgage Loan secured thereby, a ``Retail/Office Property Loan''), (g) a self-storage facility (a ``Self-Storage Property,'' and any Mortgage Loan secured thereby, a ``Self-Storage Loan''),
(h) a light industrial/industrial property (a ``Light Industrial/Industrial Property,'' and any Mortgage Loan secured thereby, a ``Light Industrial/Industrial Loan''), (i) a hotel (a ``Hotel Property,'' and any Mortgage Loan secured thereby, a ``Hotel Loan''), (j) a mobile home park (a ``Mobile Home Park Property,'' and any Mortgage Loan secured thereby, a ``Mobile Home Park Loan''); (k) a retail/multifamily property (a ``Retail/Multifamily Loan''); (l) an office/multifamily/retail property (an ``Office/ Multifamily/Retail Loan'') or (m) an office/warehouse property (an (``Office/Warehouse Loan''). The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:

                                                                    Percentage of
      Property Type                                              Initial Pool Balance
      -------------                                              --------------------
      Multifamily                                                       21.0%
      Nursing Home                                                       0.7%
      Congregate Care                                                    5.9%
      Retail                                                            43.6%
      Self-Storage                                                       1.9%
      Office Building                                                    6.2%
      Light Industrial/Industrial                                        7.8%
      Retail/Office                                                      4.6%
      Hotel                                                              1.3%
      Mobile Home Park                                                   1.7%
      Retail/Multifamily                                                 0.7%
      Office/Multifamily/Retail                                          3.3%
      Office/Warehouse                                                   1.4%

Approximately 78.5% of the Initial Pool Balance represents the refinancing of existing mortgage indebtedness.

         None of the Mortgage Loans or the Seaport Loan is insured or guaranteed by the United States of America, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, Midland, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. Four of the Mortgage Loans are fully recourse loans, while 81 of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on such Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, upon the occurrence of certain circumstances as set forth in the Mortgage Loan Documents, typically including, without limitation, fraud, intentional misrepresentation, waste, misappropriation of tenant security deposits or rent, and in some cases failure to maintain any required insurance or misappropriation of any insurance proceeds or condemnation awards, recourse may generally be had against the borrower for damages sustained by the mortgagee. With respect to one of the Mortgage Loans, Loan #35, representing approximately 1.2% of the Initial Pool Balance, the corporate parent company of the related borrower has unconditionally guaranteed the payment of the related Mortgage Loan. However, guarantors may have limited assets and there can be no assurance that any guarantor will have sufficient assets to support obligations under the related guaranty. See ``--Investment in Commercial and Multifamily Mortgage Loans--Borrower Default; Non-Recourse Mortgage Loans'' herein.

         Seventy-six of the Mortgage Loans (the ``Midland Mortgage Loans''), and the Seaport Loan, were originated by Midland generally in accordance with Midland's customary underwriting criteria and practices, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders. Midland acquired Loan #4 (the ``Acquired Mortgage Loan'') from another originator after evaluating such Mortgage Loan using its customary underwriting criteria and practices, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders. Midland's underwriting criteria and practices are described under ``--The Mortgage Loan Program,'' ``--Underwriting Standards'' and ``--Midland Underwriting and Closing Procedures'' herein. The Mortgage Loan Seller (a wholly-owned subsidiary of Midland) acquired seven of the Mortgage Loans (the ``ULLICO Mortgage Loans'') from ULLICO after performing an evaluation of the ULLICO Mortgage Loans and ULLICO's underwriting criteria and practices. See ``--The Mortgage Loan Program,'' ``--Underwriting Standards'' and ``--ULLICO Underwriting and Closing Procedures'' herein. The originators of the Mortgage Loans are referred to herein collectively as the ``Originators'' and individually as an ``Originator.''

         The Midland Mortgage Loans and Acquired Mortgage Loan were acquired by the Mortgage Loan Seller pursuant to a Master Mortgage Loan Purchase Agreement (the ``Master Mortgage Loan Purchase Agreement'') dated as of June 22, 1994, as amended, between the Mortgage Loan Seller and Midland. The ULLICO Mortgage Loans were acquired by the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement (the ``ULLICO Mortgage Loan Purchase Agreement'') dated December 4, 1995, between the Mortgage Loan Seller and ULLICO. The Seaport Participation was created pursuant to the Participation Agreement. See ``--The Seaport Participation'' herein. The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale

Agreement (the ``Mortgage Loan Purchase and Sale Agreement'') to be dated as of the Cut-off Date, between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller will be obligated, and, upon failure by the Mortgage Loan Seller, Midland will be obligated, to repurchase a Midland Mortgage Loan or the Acquired Mortgage Loan in the event of a breach of a representation or warranty of Midland and the Mortgage Loan Seller with respect to such Mortgage Loan, as described under ``THE POOLING AND SERVICING AGREEMENT--Representations and Warranties; Repurchase'' herein. The Mortgage Loan Seller will be obligated to repurchase a ULLICO Mortgage Loan in the event of a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan. ULLICO will be obligated to repurchase a ULLICO Mortgage Loan from the Mortgage Loan Seller in the event of a breach of a representation or warranty made by ULLICO in the ULLICO Mortgage Loan Purchase Agreement. Each of the Mortgage Loan Seller and Midland has only limited assets with which to fulfill any repurchase obligations that may arise. There can be no assurance that the Mortgage Loan Seller or Midland has or will have sufficient assets with which to fulfill any repurchase obligations that may arise. The Depositor will not have any obligation to fulfill any such obligation if Midland or the Mortgage Loan Seller, as applicable, fails to do so. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against Midland and the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as trustee (the ``Trustee''), pursuant to the Pooling and Servicing Agreement. Midland Loan Services, L.P., in its capacity as servicer (the ``Servicer'') and Lennar Partners, Inc., in its capacity as special servicer (the ``Special Servicer''), will each service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Seaport Loan will be serviced as described herein. See ``THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments.''

SECURITY FOR THE MORTGAGE LOANS

         Each Mortgage Loan (and the Seaport Loan) is secured by a Mortgage encumbering the related borrower's interest in the related Mortgaged Property. Eighty-two of the Mortgage Loans and the Seaport Loan are secured by fee simple interests in the related Mortgaged Property; one Mortgage Loan, Loan #54, is secured solely by a leasehold interest in the related Mortgaged Property; and one Mortgage Loan, Loan #17, is secured by a leasehold interest in a portion of the related Mortgaged Property and a fee simple interest in a portion of the related Mortgaged Property. Four of the Mortgaged Loans are fully recourse loans, while eighty-one of the Mortgage Loans are non-recourse loans. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Property. In certain instances, additional collateral exists in the nature of letters of credit or the establishment of one or more reserve or escrow accounts for necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements or as reserves against delinquencies in Monthly Payments (such accounts, ``Reserve Accounts''), a pledge of all of the ownership interests in a limited liability company borrower or the assignment of the proceeds of purchase options. The aggregate amount on deposit in the Reserve Accounts as of the Cut-off Date was approximately $3,833,497. Each Mortgage Loan and the Seaport Loan provides for the indemnification of the mortgagee by the related borrower for the presence of any hazardous substances affecting the Mortgaged Property. However, the borrowers generally have limited assets (and, with respect to two of the Mortgage Loans, the related borrowers' indemnification obligations are non-recourse obligations) and there can be no assurance that any borrower will have sufficient assets to support any such indemnification obligations that may arise. See ``Investment in Commercial and Multifamily Mortgage Loans--Environmental Risks'' herein. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (a) liens for real estate and other taxes and special assessments, (b) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of such Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller and PSRFC (as defined below) in connection with the purchase of the related Mortgage Loan, and (c) such other exceptions and encumbrances on the Mortgaged Property as are reflected in the related title insurance policies.

THE MORTGAGE LOAN PROGRAM--GENERAL

         The mortgage loan program under which the Midland Mortgage Loans (other than the Seaport Participation but including the Seaport Loan) were originated targets the origination of multi-family and commercial real estate loans (generally with principal balances ranging from $750,000 to $10,000,000). To generate a sufficient volume of loan submissions of this size from a variety of geographic areas, Midland has developed a network of mortgage bankers, mortgage brokers and commercial bankers who are paid a fee, at closing, for referrals and any other services they may provide in connection with the underwriting and closing of such mortgage loans. See ``THE SERVICER AND THE MORTGAGE LOAN SELLER'' herein.

         The seven ULLICO Mortgage Loans, with an aggregate Cut-off Date Principal Balance of approximately $23,835,297 and representing approximately 10.7% of the Initial Pool Balance, were purchased by the Mortgage Loan Seller (a wholly owned subsidiary of Midland) from ULLICO, which is a wholly owned subsidiary of ULLICO, Inc. ULLICO is a Maryland-based life insurer founded in 1925. ULLICO is an active originator of commercial real estate mortgage loans, holding $95,528,000 of such loans as of December 31, 1994. Total assets and surplus, as of December 31, 1994, for ULLICO and ULLICO, Inc. were $1,911,105,015 and $132,443,781, respectively.

         The Underwriter, which is an affiliate of the Depositor, served as financial advisor to Midland in connection with the development of the loan origination program. In this capacity, the Underwriter consulted with Midland regarding loan pricing policy and periodically provided Midland with information on current yields on those U.S. Treasury securities that were used by Midland to establish the interest rates on the Midland Mortgage Loans. In addition, the Underwriter assisted Midland in making presentations to the Rating Agencies regarding the Mortgage Loans and the Servicer's servicing capabilities.

         Prudential Securities Realty Funding Corporation (``PSRFC''), another affiliate of the Depositor, provided warehouse financing to the Mortgage Loan Seller. In this connection PSRFC reviewed the underwriting of each Midland Mortgage Loan before issuance of a commitment by Midland to make the loan to the related applicant. PSRFC also reviewed (a) the underwriting conducted by Midland in connection with Midland's acquisition of the Acquired Mortgage Loan, and (b) the underwriting conducted by the Mortgage Loan Seller in connection with the Mortgage Loan Seller's acquisition of the ULLICO Loans. PSRFC's review of underwriting was independent of the review by Midland's own credit review committee and was intended only to ensure that all loans funded using the warehouse financing provided by PSRFC met Midland's underwriting guidelines, with such exceptions thereto as are customarily acceptable to commercial mortgage lenders, in accordance with Midland's agreement with PSRFC.

UNDERWRITING STANDARDS

         Midland's customary underwriting policies and procedures required an evaluation of both the prospective borrower and the proposed real estate collateral. Factors typically analyzed in connection with a prospective borrower include its credit history, capitalization and overall financial resources and management skill and experience in the applicable property type. Factors typically analyzed in connection with a Mortgaged Property include its historical and anticipated future cash flow; age and condition; appraised value; gross square footage; net rentable area; gross land area; number of units, rooms or beds; size, identity and termination or purchase option rights of current tenants; property interest to be mortgaged (fee or leasehold); term, expiration and rental rates under current leases; projected future leasing commissions and retaining costs; applicable market rentals for similar properties; historical vacancy rate and credit loss rate; debt service coverage ratio; and loan to value ratio.

         Midland generally analyzed historical and current financial information regarding a Mortgaged Property provided by a prospective borrower to determine the initial maximum amount of a proposed Midland Mortgage Loan (including, for this purpose, the Seaport Loan). This analysis allowed Midland to calculate the initial debt service coverage ratio and loan-to-value ratio for a proposed Midland Mortgage Loan, based upon the revenues generally available from the related Mortgaged Property minus the expenses incurred in operating and maintaining the related Mortgaged Property, all as adjusted by the actual, historical and market factors applicable to the property type and location of the related Mortgaged Property. Except as approved by Midland's credit review committee in connection with specific Midland Mortgage Loans, Midland applied its customary underwriting policies with respect to these ratios in connection with the origination of the Midland Mortgage Loans in the Mortgage Pool as well as the Seaport Loan. Midland's customary underwriting policies for these ratios are as follows:

                                               Minimum                                     Maximum Term to
 Property Type                                  DSCR                Maximum LTV            Stated Maturity
 -------------                                 -------              -----------            ---------------
 Multifamily                                    1.20                    75%                   25 years
 Nursing Home                                   1.35                    70%                   20 years
 Congregate Care                                1.35                    70%                   25 years
 Retail                                         1.25                    75%                   25 years
 Office Building                                1.25                    75%                   25 years
 Retail/Office                                  1.25                    75%                   25 years
 Self-Storage                                   1.35                    70%                   20 years
 Light Industrial/Industrial                    1.25                    75%                   25 years
 Hotel                                          1.40                    70%                   20 years
 Mobile Home Park                               1.35                    70%                   20 years
 Retail/Multifamily                             1.25                    75%                   25 years
 Office/Multifamily/Retail                      1.25                    75%                   25 years
 Office/Warehouse                               1.25                    75%                   25 years

         Actual debt service coverage ratios and loan-to-value ratios for the Mortgage Loans may ratios do vary from the guidelines described above. See ``--Certain Characteristics of the Mortgage Pool'' and ``Annex A--Collateral.''

         With respect to the underwriting due diligence conducted by the Mortgage Loan Seller in connection with its purchase of the ULLICO Mortgage Loans, the Mortgage Loan Seller reviewed ULLICO's underwriting files including related appraisals, property condition reports and Phase I environmental assessments. The Mortgage Loan Seller then applied Midland's customary underwriting policies and procedures to determine underwritten cash flow, value, debt service coverage ratio and loan to value ratio for each of the ULLICO Mortgage Loans. These estimates are included in the information set forth in Annex A.

MIDLAND UNDERWRITING AND CLOSING PROCEDURES

         The information utilized by Midland to determine whether to issue a binding loan commitment typically included two or more years financial history for the related Mortgaged Property, a site plan, a rent roll, recent photographs, a fact sheet completed by the prospective borrower detailing requested loan terms, ownership information, existing debt, zoning and property improvement information, copies of specified leases, copies of the most recent twelve months rent deposits and utility bills, copies of the most recent property tax bills and insurance premium statements and a listing of all other income property owned by the principals of the prospective borrower detailing income, expenses, debt service, valuation and current encumbrances. Midland's analysis of the foregoing included any adjustments deemed advisable by Midland to take into account projected increases or decreases in terms of revenue and/or expense. Midland also performed a site inspection of the subject Mortgaged Property, investigated (where possible) four lease comparables and four sales comparables, met the principals of the prospective borrower (when practical), and gathered market information through interviews with property managers, leasing agents, real estate brokers and appraisers familiar with the subject Mortgaged Property's market area. The prospective borrower also was typically required to make a cash deposit equal to 1% of the requested loan balance with Midland concurrently with the prospective borrower's submission of a formal loan application.

         To complete the underwriting of a proposed Midland Mortgage Loan (including, for this purpose, the Seaport Loan), Midland derived an estimate of stabilized net cash flow available to pay debt service. On the revenue side, Midland evaluated the proposed Mortgaged Property's rental rates in relation to rental rates for similar properties in the same market. If the proposed Mortgaged Property is leased to relatively few tenants (e.g., retail, office, light industrial/industrial), Midland analyzed the terms of each of the major leases. On the expense side, Midland collected documentation for major operating expense items, such as taxes, insurance and utilities (and, in the case of Hotel Properties, franchise and management fees), to ensure that Midland's assumptions regarding property expenses were realistic and in line with historical experience. Midland also substantiated the financial performance of the proposed Mortgaged Property by reference to industry standards and to the more specialized expertise of local real estate brokers and appraisers. If the proposed Mortgaged Property was an office building, retail center or industrial property, Midland analyzed potential roll-over risk for the purpose of making appropriate assumptions regarding the average annual investment in tenant improvements and leasing commissions likely to be required to keep occupancy of the proposed Mortgaged Property at or above the occupancy level assumed by Midland.

         The underwriting information received with respect to a proposed Midland Mortgage Loan was evaluated by Midland through the use of its mortgage loan analysis model, and a final underwriting memorandum with respect to the proposed Midland Mortgage Loan was prepared which summarized proposed loan terms, described the prospective borrower, and discussed the major underwriting assumptions, competitive status of the subject Mortgaged Property, market conditions in the locale of the subject Mortgaged Property and the strengths, weaknesses and mitigating factors with respect to the proposed Midland Mortgage Loan. This information was then presented to Midland's credit review committee for a determination as to whether a binding commitment for the proposed Midland Mortgage Loan should be issued. The information regarding a proposed Midland Mortgage Loan provided to Midland's credit review committee was simultaneously provided to both the Mortgage Loan Seller and PSRFC for their consideration. Prior to the issuance of a loan commitment, both the Mortgage Loan Seller and PSRFC were also required to approve the terms of the proposed Midland Mortgage Loan.

         Generally, following acceptance of the commitment by the prospective borrower, Midland ordered an appraisal, an architectural and engineering report and a Phase I environmental site assessment. In certain instances, Midland may have utilized a report prepared by a third party not selected by Midland but only if the qualifications of such third party were approved by Midland and the report met Midland's specifications for such a report.

         It was a condition of closing to each commitment to make a proposed Midland Mortgage Loan (including, for this purpose, the Seaport Loan) that Midland receive third-party reports that it considered satisfactory based on a review by Midland. If the appraisal of a proposed Mortgaged Property did not confirm the minimum debt service coverage ratio and the maximum loan-to-value ratio specified in Midland's loan commitment, the loan commitment gave Midland the flexibility to reduce the loan amount in order to maintain those ratios.
If the architectural and engineering report indicated that critical repairs needed to be made to the proposed Mortgaged Property, the prospective borrower was required to make those repairs prior to the closing or Midland held back an amount sufficient to complete those repairs from the Mortgage Loan proceeds. All Phase I environmental site assessments were reviewed by McRoberts & Associates, P.C. (the ``Environmental Consultant''), an independent third party environmental attorney retained by Midland. If the Phase I environmental site assessment indicated the existence of a potentially material and significant environmentally hazardous condition and recommended further investigation, the Environmental Consultant prepared a scope of work for a Phase II assessment and Midland engaged a separate consultant to perform the additional work. If either the Phase I or Phase II environmental site assessment indicated the presence of material and significant environmentally hazardous condition at the proposed Mortgaged Property, the prospective borrower was required to remediate those conditions, provide environmental insurance in an amount acceptable to Midland, escrow an amount sufficient to pay the costs of such remediation, provide an indemnity for such costs from a potentially culpable party, or, if appropriate, implement an operations and maintenance plan for the management of those conditions.

         Generally, each completed underwriting file contains the following documents:

                 A Midland Loan Fact Sheet;

                 Financial statements for the preceding 2 or more years and the most recent year-to-date interim statement for the proposed Mortgaged Property, the prospective borrower, and any proposed guarantor, co-borrower, general partner of the borrowing entity and/or limited partner owning 10% or more of the borrowing entity;

                 Tax returns for the preceding 3 years for the prospective borrower and any proposed guarantor, co-borrower, general partner of the borrowing entity, and/or limited partner owning 10% or more of the borrowing entity;

                 A current rent roll, certified by the prospective borrower;

                 For a proposed Mortgaged Property leased to relatively few tenants (e.g., retail, office, light industrial/industrial), copies of all leases;

                 A copy of any ground lease that may affect the proposed Mortgaged Property;

                 A site plan of the proposed Mortgaged Property;

                 A map of the area in which the proposed Mortgaged Property is located; and

                 Pictures of the proposed Mortgaged Property and the surrounding area.

         Midland's closing of the Midland Mortgage Loans (including, for this purpose, the Seaport Loan) was managed by two staff attorneys supervising a team of closing coordinators with responsibility for processing mortgage loans through closing. With the exception of the Seaport Participation, the Acquired Mortgage Loan and the ULLICO Mortgage Loans, each Mortgage Loan (including the Seaport Loan) was documented on Midland's form mortgage loan documents, which were conformed by legal counsel to the requirements and customary loan documentation of the state where the related Mortgaged Property is located.

         The Mortgage File for each of the Mortgage Loans contains the documents identified under the heading ``THE POOLING AND SERVICING AGREEMENT--Assignment of the Mortgage Loans'' herein.

ULLICO UNDERWRITING AND CLOSING PROCEDURES

         Based upon information obtained from ULLICO, which has not been independently verified for accuracy or completeness by any of the Depositor, the Underwriter, the Trustee, the Servicer, the Special Servicer, the Mortgage Loan Seller or Midland, the following is a general summary of the customary underwriting policies and procedures typically utilized by ULLICO in connection with its origination of the ULLICO Mortgage Loans.

         ULLICO's standard underwriting procedures require a site inspection of the proposed Mortgaged Property. In connection with the site inspection, ULLICO gathers information on the size of the proposed Mortgaged Property, the mechanical systems serving the proposed Mortgaged Property, the use of the proposed Mortgaged Property, the appearance of the proposed Mortgaged Property, the visibility and accessibility of the proposed Mortgaged Property, the neighborhood surrounding the proposed Mortgaged Property, the zoning applicable to the proposed Mortgaged Property, any parking requirements applicable to the proposed Mortgaged Property and the location of the proposed Mortgaged Property relative to areas of flood hazard, potential environmental concerns with respect to the proposed Mortgaged Property.

         ULLICO evaluates the market and/or submarket in which a proposed Mortgaged Property is located, considering such factors as size, geographic boundaries, rental rates, occupancy rate, and absorption trends. ULLICO bases this evaluation on information gathered during the site inspection, market data gleaned from third-party sources, and conversations with local brokers and landlords. In addition, ULLICO evaluates the proposed Mortgaged Property in relation to the properties that are its primary competition.

         ULLICO's economic analysis of a proposed loan is generally based on a pro forma operating statement, developed by ULLICO using actual lease terms, information contained in the appraisal of the proposed Mortgaged Property, and comparable market data. ULLICO's standard underwriting procedures call for the use of realistic vacancy factors and lease concessions. Furthermore, ULLICO's standard underwriting procedures indicate that a market-based management fee and a reserve for replacements should be included in pro forma operating expenses, regardless of whether the prospective borrower includes such items in its calculation of expenses.

         In determining whether to issue a firm commitment to make a proposed loan, ULLICO's standard underwriting procedures require that consideration be given to the anticipated debt service coverage ratio, both on an interest-only basis and on an amortizing basis. ULLICO also takes into consideration the value of the proposed Mortgaged Property. ULLICO typically relies on an appraisal of the proposed Mortgaged Property for an estimate of value, but does take into account the assumptions used in the appraisal, the appropriateness of the discount and/ or direct capitalization rates used by the appraiser, and any circumstances that might have a negative impact on the value of the proposed Mortgaged Property.

         ULLICO's standard underwriting procedure with respect to prospective borrowers includes obtaining a current financial statement, and personal tax returns (if available) for the last three years for each guarantor of a proposed loan. In addition, ULLICO typically obtains verification of each guarantor's liquidity, explanations of each guarantor's contingent liabilities, information about near-term events that could affect each guarantor's balance sheet, and credit and character references for each guarantor.

CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

         Due Dates. Eighty-four of the Mortgage Loans provide for scheduled payments of principal and/or interest (``Monthly Payments'') to be due on the first day of each month, and one Mortgage Loan provides for Monthly Payments to be due on the sixth day of each month.

         Mortgage Rates; Calculations of Interest. All of the Mortgage Loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Each Mortgage Loan accrues interest at an annualized rate (a ``Mortgage Rate'') that is fixed for the entire term of such Mortgage Loan. No Mortgage Loan permits negative amortization or the deferral of interest thereon.

         Amortization of Principal. Seventy-seven of the Mortgage Loans (the ``Balloon Loans''), which represent approximately 89.8% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules longer than their remaining terms, thereby leaving substantial principal amounts due and payable on their respective maturity dates (each such payment, together with interest on the related Balloon Loan for the one-month period ending on the day preceding such Balloon Loan's maturity date, a ``Balloon Payment''), unless previously prepaid. Eight of the Mortgage Loans, which represent approximately 10.2% of the Initial Pool Balance, have remaining amortization terms that are the same as their respective remaining terms to maturity. With respect to 81 of the Mortgage Loans, which represent approximately 88.1% of the Initial Pool Balance, the Monthly Payments due on January 1, 1996 include an amount allocable to the amortization of the principal amounts of such Mortgage Loans. With respect to four of the Mortgage Loans, which represent approximately 11.9% of the Initial Pool Balance (the ``Newly Originated Loans''), the Monthly Payments due on January 1, 1996 are allocable to interest only on such Mortgage Loans, with the principal amounts thereof scheduled to commence amortizing effective with the February 1, 1996 Monthly Payments. The Newly Originated Loans were originated after December 1, 1995. Accordingly, the Monthly Payment due on January 1, 1996 with respect to each Newly Originated Loan will represent less than one full month of accrued interest thereon. To offset any resulting interest shortfall to the Certificateholders, resulting from such interest shortfall, the Depositor will deposit into the Trust Fund on or before the Closing Date an amount that, when added to the aggregate amount of Monthly Payments due on the Newly Originated Mortgage Loans on January 1, 1996, will constitute an amount equal to one full month of interest on all such Newly Originated Loans.

         Prepayment Provisions. Provided that a premium or fee (a ``Prepayment Premium'') is paid to the mortgagee in connection therewith, the Mortgage Loans generally permit each borrower to voluntarily prepay the principal of its Mortgage Loan in whole, but not in part. The imposition of such Prepayment Premiums is designed primarily to deter borrowers from voluntarily prepaying the principal amounts of their respective Mortgage Loans. However, the requirement that a voluntary prepayment be accompanied by a Prepayment Premium expires prior to the maturity date of each Mortgage Loan. In addition, one of the Balloon Loans, Loan #61, representing approximately 0.6% of the Initial Pool Balance, permits the related borrower to make additional monthly payments of principal sufficient to fully amortize the principal balance of such Balloon Loan over its respective remaining term to maturity without the payment of Prepayment Premiums. Such borrower has made such voluntary prepayments in each month since origination of such Balloon Loan. The Mortgage Loan Documents relating to certain of the Mortgage Loans may permit the related borrower to transfer the related Mortgaged Property to a third party without prepaying the related Mortgage Loan, provided that certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of such borrower's obligations in respect of such Mortgage Loan. See ``Due-on-Encumbrance'' and ``Due-on-Sale'' provisions herein.

         Annex B sets forth certain information regarding the Prepayment Premiums applicable to each of the Mortgage Loans. Certain of the Mortgage Loans are subject to specified periods following the origination of such Mortgage Loans wherein no voluntary prepayments are allowed (any such period, a ``Lockout Period''). In addition, certain of the Mortgage Loans would require the related borrower to pay a Prepayment Premium of not less than a fixed percentage of the amount prepaid (the "Yield Maintenance Amount") during a specified period. The Prepayment Premium with respect to the Midland Mortgage Loans and the Acquired Mortgage Loan is generally an amount equal to (a) the present value (discounted at a rate equal to the Appropriate Treasury Rate) of the scheduled principal and interest payments which would have been due on such Mortgage Loan from the date of such prepayment through the maturity thereof had such prepayment not occurred, minus (b) the principal amount of such prepayment. The ``Appropriate Treasury Rate'' is equal to the rate derived by linear interpolation between the yields of the two United States Treasury securities with adjusted constant maturities most nearly approximating the maturity of such Midland Mortgage Loan. Five of the ULLICO Mortgage Loans, which represent approximately 7.8% of the Initial Pool Balance, calculate the applicable Prepayment Premium by utilizing a formula (comparable to, but varied from, the formula described above utilized in the Midland Mortgage Loans) based upon the present value (from the date of the prepayment to the earlier of the date on which the related mortgagee is permitted to accelerate such ULLICO Mortgage Loan in the absence of a default or the related maturity date of such ULLICO Mortgage Loan) of the amount by which the related Mortgage Rate exceeds the rate applicable to U.S. Treasury obligations of a similar term. The Prepayment Premium payable in connection with three of the Mortgage Loans, representing approximately 3.2% of the Initial Pool Balance, after the expiration of any Lockout Period, will be equal to a fixed percentage (initially 5%) of the amount prepaid, which percentage declines by one percent per year until no Prepayment Premium is required.

         Most of the Midland Mortgage Loans provide that in the event of damage to any of the related Mortgaged Properties by reason of fire or other casualty (a ``Casualty''), the mortgagee may, if the value of the related Mortgaged Property following such Casualty is less than or equal to 50% of such value immediately preceding such Casualty, apply the insurance proceeds to the repayment of debt. The Midland Mortgage Loans (including, for this purpose, the Seaport Loan) generally provide that in the event of a Casualty after which the value of the related Mortgaged Property remains greater than 50% of the value of the related Mortgaged Property immediately preceding such Casualty, all insurance proceeds will be paid to the mortgagee and, subject to the borrower's satisfaction of the requirements set forth in the related Mortgage Loan Documents, that such proceeds will be disbursed by the mortgagee, in amounts deemed necessary by the mortgagee, in connection with the restoration of the related Mortgaged Property. Except as described herein, all of the insurance proceeds applicable to any Casualty of a Mortgaged Property securing a ULLICO Mortgage Loan are to be paid directly to the related mortgagee, and then it is such mortgagee's option as to whether to apply such proceeds to the outstanding indebtedness of the related Mortgage Loan, or to allow such proceeds to be applied to the restoration of the related Mortgaged Property; provided, however, that with respect to five of the ULLICO Mortgage Loans, representing approximately 7.8% of the Initial Pool Balance, (A) if such proceeds total $250,000 or less, the mortgagee is required to disburse the same to the related borrower for a restoration of the related Mortgaged Property, and (B) if such proceeds total more than $250,000, the mortgagee is required to so disburse such proceeds upon certain specified conditions. With respect to two of the ULLICO Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, if such proceeds total $500,000 or less and certain other specified conditions exist, the mortgagee is required to disburse all such proceeds to the related borrower for the restoration of the related Mortgaged Property. In certain of the Mortgage Loans, the lease between the related borrower and a tenant of all or part of the related Mortgaged Property may require the borrower to rebuild the buildings located upon the related Mortgaged Property in the event of a Casualty, and the related Mortgage Loan Documents may permit the application of insurance proceeds to satisfy such requirement, regardless of the value of such Mortgaged Property following such Casualty. Generally, the Midland Mortgage Loans provide that all awards payable to the borrower in connection with any taking or exercise of the power of eminent domain with respect to the related Mortgaged Property (a ``Condemnation'') will be paid directly to the mortgagee for application to the outstanding indebtedness. With respect to all of the ULLICO Mortgage Loans, any proceeds payable in connection with any Condemnation of the related Mortgaged Property are to be paid directly to the related mortgagee. With respect to five of such ULLICO Mortgage Loans, representing approximately 7.8% of the Initial Pool Balance, the related mortgagee is entitled, with certain restrictions, to apply such proceeds to the outstanding indebtedness of the related ULLICO Mortgage Loan, or allow such proceeds to be utilized for the restoration and repair of the related Mortgaged Property. With respect to the remaining two ULLICO Mortgage Loans, representing approximately 2.9% of the Initial Pool Balance, if specified conditions are satisfied, the mortgagee is required to allow such proceeds to be utilized for the restoration and repair of the related Mortgaged Property. The Mortgage Loans generally further provide that no Prepayment Premium is payable in connection with any involuntary prepayment resulting from a Casualty or Condemnation. Although the Servicer itself has no right to apply insurance or condemnation proceeds received in respect of the Seaport Loan in the event of a casualty or condemnation relating to the Seaport Loan, the servicer of the Seaport Loan will be obligated to administer all such insurance and condemnation proceeds generally in accordance with the procedures described in this paragraph. See ``THE POOLING AND SERVICING AGREEMENT-- Special Servicing.''

         The Mortgage Loans (including, for this purpose, the Seaport Loan) generally also contain provisions that permit prepayment after an event of default (but prior to the sale by the mortgagee thereunder of the Mortgaged Property through foreclosure or otherwise) provided that the related borrower pays the applicable Prepayment Premium.

         The Depositor makes no representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or as to the collectability of any Prepayment Premium. See ``RISK
FACTORS--Prepayment and Yield Considerations'' herein and ``CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--Enforceability of Certain Provisions'' in the Prospectus.

         ``Due-on-Encumbrance'' and ``Due-on-Sale'' Provisions. The Mortgages generally contain ``due-on-encumbrance'' clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The Servicer or the Special Servicer, as applicable, (or in the case of the Seaport Participation, the servicer or special servicer, as applicable, of the Seaport Loan under the Seaport Servicing Agreement) will determine, in a manner consistent with the servicing standard described herein under ``Servicing of the Mortgage Loans--General,'' whether to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan (or the Seaport Loan, as applicable) upon, or to withhold its consent to, any additional encumbrance of the related Mortgaged Property. The Mortgages for the Midland Mortgage Loans (and the Seaport Loan) generally provide that the borrower may transfer the Mortgaged Property or allow a change in ownership (generally defined as, among other things, (a) a 40% change in the ownership of the borrower, a guarantor or, with respect to certain of the Midland Mortgage Loans (and the Seaport Loan), in the ownership of the general partner of the borrower or a guarantor, (b) the removal, resignation or change in ownership of any general partner or managing partner of a borrower, a guarantor or, with respect to certain of the Midland Mortgage Loans (and the Seaport Loan), any general partner of a borrower or a guarantor, or (c) with respect to some of the Midland Mortgage Loans (and the Seaport Loan), the removal, resignation or change in ownership of the managing agent of the related Mortgaged Property) of the Mortgaged Property, provided that (i) no event of default has occurred, (ii) the proposed transferee meets the mortgagee's customary underwriting criteria, (iii) the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria and (iv) an assumption fee, equal to 1% of the then outstanding principal balance of the applicable Note, has been received by the mortgagee. The Mortgages for the ULLICO Mortgage Loans generally prohibit any such transfer or changes in ownership without the mortgagee's prior written consent. Certain of the Mortgages allow such transfers or changes in ownership between partners, family members and affiliated companies. In the event of any transfer or change in ownership of the Mortgaged Property in violation of the applicable provisions of the related Mortgage Loan Documents, the mortgagee is permitted to accelerate the maturity of the related Mortgage Loan. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--Due-on-Sale Clauses'' in the Prospectus. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan which is the subject of a proceeding under the Bankruptcy Code.

         Default Provisions. Each Mortgage Loan (other than the Seaport Participation but including the Seaport Loan) generally provides that, among other things, each of the following will constitute an event of default:

                 (a) if any regular installment of principal and/or interest is not paid timely and such failure is not remedied on or before the fifth day following written notice from the mortgagee of such failure, if the borrower fails to pay the entire outstanding principal balance of the Note, together with interest thereon, when due or if any other portion of the debt is not paid within a specified period after written notice from the mortgagee that such amount is due;

                 (b) subject to the borrower's right to contest, if taxes or other charges are not paid when due;

                 (c) if required insurance policies are not kept in full force and effect;

                 (d) if the borrower encumbers any portion of the Mortgaged Property without the mortgagee's prior written consent or if any transfer or change in ownership of the Mortgaged Property occurs in violation of the conditions described in ``--`Due-on-Encumbrance' and `Due-on-Sale' Provisions'' above;

                 (e) if any representation of the borrower or a guarantor is false or misleading in any material respect when made;

                 (f) if the borrower makes an assignment for the benefit of creditors or if the borrower is generally not paying its debts as they become due;

                 (g) if a receiver, liquidator or trustee of the borrower is appointed or if the borrower is adjudicated as bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, is filed by or against, consented to by, or acquiesced in by, the borrower or if any proceeding for the dissolution or liquidation of the borrower is instituted; however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by the borrower, upon the same not being discharged, stayed or dismissed within sixty days;

                 (h) if the borrower is in default under any other mortgage or security agreement covering any part of the Mortgaged Property, whether superior or junior in lien to the related Mortgage;

                 (i) subject to the borrower's right to contest, if the Mortgaged Property becomes subject to any mechanic's, materialman's or other lien (not discharged of record by payment, bonding or otherwise within thirty days) except a lien for local real estate taxes and assessments not then due and payable;

                 (j) if the borrower fails to cure properly any material violations of laws or ordinances affecting the Mortgaged Property; or

                 (k) if the borrower fails to cure a default under any other term, covenant or provision of the Mortgage within thirty days after the borrower first receives written notice of any such default; provided, however, if such default is not reasonably susceptible of cure within such thirty-day period, then the borrower may be permitted an additional period (not to exceed sixty additional days) to cure such default provided that the borrower diligently and continuously pursues such cure.

         Additionally, some of the Mortgage Loans contain events of default related to failure of the borrower to operate the property according to certain criteria, defaults under or unapproved modifications to any related franchise agreement, material changes to or defaults under any related management agreement, failure to correct any deficiency that would justify termination of a Medicare or Medicaid contract or a ban on new patients otherwise qualifying for Medicaid or Medicare coverage or the assessment of fines or penalties in excess of specified amounts by any state or any Medicare, Medicaid, health, reimbursement or licensing agency.

         Upon the occurrence of an event of default with respect to any Mortgage Loan (other than the Seaport Participation), the Servicer or the Special Servicer, as applicable, may take such action as the Servicer or the Special Servicer deems advisable to protect and enforce the rights of the Trustee, on behalf of the Certificateholders, against the related borrower and in and to the related Mortgaged Property, subject to the terms of the related Mortgage Loan, including, without limitation, declaring the entire debt to be immediately due and payable and/or instituting a proceeding, judicial or non-judicial, for the complete or partial foreclosure of the Mortgage Loan. Upon the occurrence of an event of default with respect to the Seaport Loan, the servicer or the special servicer, as applicable under the Seaport Servicing Agreement will be responsible for the enforcement of remedies against the related borrower.

         Default Interest. All of the Mortgage Loans provide for imposition of a rate of interest higher than the stated interest rate upon the occurrence of an event of default by the related borrower (``Default Interest'').

         With respect to all of the Midland Mortgage Loans (including, for this purpose, the Seaport Loan), representing approximately 86.3% of the Initial Pool Balance, the related Mortgage Loan Documents generally provide that, subject to applicable limitations upon interest rates, upon the occurrence of an event of default in connection with the related Mortgage Loan, the related borrower will be obligated to pay Default Interest at a rate equal to the greater of (a) 4% above the stated interest rate of such Mortgage Loan, and (b) 4% above the prime rate reported in The Wall Street Journal. With respect to the Acquired Mortgage Loan, representing approximately 3.0% of the Initial Pool Balance, the related Mortgage Loan Documents provide that, subject to applicable limitations upon interest rates, upon the occurrence of an event of default in connection with the related Mortgage

Loan, the related borrower will be obligated to pay Default Interest at a rate equal to 5% above the stated interest rate on such Mortgage Loan.

         With respect to the seven ULLICO Mortgage Loans, representing approximately 10.7% of the Initial Pool Balance, the following applies: (a) the related Mortgage Loan Documents for one of the ULLICO Mortgage Loans provides that upon the occurrence of an event of default in connection with the related Mortgage Loan, the related borrower will be obligated to pay Default Interest at a rate equal to the lesser of: (i) 13.86% per annum, and (ii) the maximum rate allowed by applicable law; (b) the related Mortgage Loan Documents for one of the ULLICO Mortgage Loans provides that, upon the occurrence of an event of default in connection with the related Mortgage Loan, the related borrower will be obligated to pay Default Interest at a rate equal to the lesser of: (i) 13.48% per annum, and (ii) the maximum rate allowed by applicable law; and (c) the related Mortgage Loan Documents for the remaining five ULLICO Mortgage Loans provide that, upon the occurrence of an event of default in connection with the related Mortgage Loan, the related borrower will be obligated to pay Default Interest at a rate equal to the lesser of: (i) 150% of the stated interest rate on such Mortgage Loan, and (ii) the maximum rate allowed by applicable law.

         No assurance can be given as to the enforceability of any provision of any Mortgage Loan requiring the payment of any Default Interest or as to the collectability of any Default Interest. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--Enforceability of Certain Provisions'' in the Prospectus.

         Hazard, Liability and Other Insurance. Generally, each Mortgage Loan requires that the related Mortgaged Property be insured by a hazard insurance policy in an amount not less than the lesser of (a) the full replacement cost of the Mortgaged Property, and (b) the outstanding principal balance of the related Note, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Each hazard insurance policy is typically required to cover loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, windstorm, hail, explosion, riot and civil commotion, vandalism, malicious mischief, burglary and theft. The borrower is further required to maintain a flood insurance policy if any part of the Mortgaged Property upon which a material improvement is located lies in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available, in an amount at least equal to the outstanding principal balance of the related Note or the maximum limit of coverage available. With respect to many of the Mortgage Loans, the related borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies, subject to the review and approval of the same by the mortgagee, including the amount of insurance and the number of properties covered by such policies.

         Generally, each Mortgage Loan also requires that the related borrower obtain and maintain during the entire term of the Mortgage Loan (a) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages, containing minimum limits of $1,000,000 per occurrence, (b) rent loss and/or business interruption insurance in an amount equal to all rents or estimated gross revenues from the operations of the Mortgaged Property for a period as required by the Mortgage,
(c) insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus, and (d) such other insurance as may from time to time reasonably be required by the mortgagee.

THE SEAPORT PARTICIPATION

         The Mortgage Pool includes the Seaport Participation, which represents approximately 1.3% of the Initial Pool Balance. The underlying Seaport Loan is a mortgage loan in the original principal amount of $5,915,000, was originated by Midland on May 24, 1995. The Seaport Participation was created pursuant to the Participation Agreement and represents a 49.3% undivided ownership interest in the Seaport Loan (with the remaining 50.7% interest therein included among the mortgage assets backing another series of the Depositor's commercial mortgage pass-through certificates). The Seaport Loan will be serviced pursuant to a pooling and servicing agreement (the ``Seaport Servicing Agreement'') generally in accordance with the manner in which the Whole Loans will be serviced under the Pooling and Servicing Agreement. The Participation Agreement may not be amended without the consent of the Trustee, as holder of the Seaport Participation. The terms and conditions of the Participation Agreement and the Seaport Servicing Agreement do not grant voting or other approval rights to either the Trustee or the Certificateholders in respect of any modifications or amendments of the Seaport Loan (whether in connection with any default by the related borrower on its obligations with respect to the Seaport Loan or otherwise). The related Mortgage Loan Documents for the Seaport Loan have been delivered by the Mortgage Loan Seller to LaSalle National Bank, as custodian under the Seaport Servicing Agreement, or Midland, as the current servicer thereunder.

         In the event of a borrower default under the Seaport Loan, the Seaport Loan could become a specially serviced mortgage loan serviced by the special servicer under the Seaport Servicing Agreement. In such event, the Special Servicing Fee payable with respect to the Seaport Participation (which would have otherwise been payable to the Special Servicer under the Pooling and Servicing Agreement if the Trust Fund's interest in the Seaport Loan was being serviced by the Special Servicer thereunder) will be withdrawn from the Collection Account as an expense of the Trust Fund and paid to such special servicer. In the event of a breach of a representation or warranty with respect to the Seaport Loan made to the trustee under the Seaport Servicing Agreement, such breach may result in a repurchase of the entire Seaport Loan from such trustee and therefore a prepayment of the Seaport Participation under the Participation Agreement. See ``THE POOLING AND SERVICING AGREEMENT--Special Servicing'' herein.

CERTAIN CHARACTERISTICS OF THE MORTGAGE POOL

         As of the Cut-off Date, the Mortgage Loans had the following characteristics: (a) Mortgage Rates ranging from 7.89% per annum to 10.06% per annum; (b) a weighted average Mortgage Rate of approximately 8.8% per annum;
(c) approximate principal balances ranging from $598,000 to $8,250,000; (d) an average principal balance of approximately $2,615,000; (e) original terms to scheduled maturity ranging from approximately 60 months to 240 months; (f) remaining terms to scheduled maturity ranging from approximately 60 months to approximately 239 months; (g) a weighted average remaining term to scheduled maturity of 149 months; (h) Cut-off Date Loan-to-Value (``LTV'') Ratios ranging from approximately 37.46% to approximately 80.36%; (i) a weighted average Cut-off Date LTV Ratio of approximately 66.2%; (j) Cut-off Date Debt Service Coverage Ratios ranging from approximately 1.18 to approximately 1.84 and (k) a weighted average Cut-off Date Debt Service Coverage Ratio of approximately 1.37.

         The following tables and Annex A set forth certain information with respect to the Mortgage Loans and the Mortgaged Properties. The statistics in the following tables and Annex A were primarily derived from information provided to the Depositor by the Originator or the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted. Financial statements supplied by the borrowers, and on the basis of which certain information contained in the following charts and Annex A was derived, were not prepared in accordance with generally accepted accounting principles. With respect to the Seaport Loan, all statistical information contained in the following tables and Annex A is derived with reference only to the Pooled Percentage of the Seaport Loan represented by the Seaport Participation. For purposes of the tables and Annex
A:

                 (1) ``Underwritten Cash Flow'' means, with respect to any Mortgage Loan, the cash flow available for debt service for a 12-month period, as determined by the Originator in accordance with the standards of a prudent commercial mortgage lender based upon recent information supplied by the related borrower prior to the origination of such mortgage loan, and adjusted, if determined appropriate by the Originator, to: (a) deduct any non-cash items such as depreciation or amortization; (b) deduct capital expenditures; (c) reflect a more appropriate occupancy rate; (d) reflect replacement, capital expenditure and other reserves required by the related Mortgage Loan Documents; (e) reflect a market rate management fee; (f) exclude certain percentage rent, delinquent rents and non-recurring income;
         (g) reflect an allowance for tenant improvements and leasing commissions; and (h) reflect such other adjustments determined appropriate by the Originator. The Depositor has not made any attempt to verify the accuracy of any operating statements or other information provided by each borrower. In addition, ``Underwritten Cash Flow'' is not intended to be and is not a substitute for or an improvement upon properly determined net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.
         No representation is made as to the future net cash flow of the properties, nor is ``Underwritten Cash Flow'' set forth herein intended to represent such future net cash flow.

                 (2) ``1994 Net Operating Income'' is the net operating income for a Mortgaged Property as established by financial statements provided by the borrowers as of December 31, 1994. 1994 Net Operating Income does not necessarily reflect accrual of certain costs such as taxes and capital expenditures and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense and the Depositor does not represent that the borrowers' financial statements were prepared in accordance with generally accepted accounting principles. The Depositor has not made any attempt to verify the accuracy of any operating statements or other information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the last operating statements provided by each borrower for the related Mortgaged Property. ``1994 Net Operating Income'' was generally not determined in accordance with generally accepted accounting principles and is not intended to be and is not a substitute for or an improvement upon properly determined net income as determined in accordance with generally accepted accounting principles as a measure of the results of a Mortgaged Property's operations.

                 (3) ``Appraised Value'' means, for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof made not more than one year prior to the origination date of the related Mortgage Loan and reviewed by Midland.

                 (4) ``Annual Debt Service'' means, for any Mortgage Loan, the current annual debt service (interest, including interest allocable to payment of the Servicing Fee, and principal) payable with respect to such Mortgage Loan during the 12-month period commencing on the Cut-off Date (assuming no principal prepayments occur).

                 (5) ``DSCR'' or ``Debt Service Coverage Ratio'' means, with respect to any Mortgage Loan, (a) the Underwritten Cash Flow for the related Mortgaged Property, divided by (b) the Annual Debt Service for such Mortgage Loan.

                 (6) ``Loan-to-Value Ratio'' or ``LTV'' means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of be Cut-off Date divided by the Appraised Value of the Mortgaged Property securing such Mortgage Loan.

                 (7) ``Balloon LTV'' for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the principal balance used to calculate the Balloon LTV has been adjusted to give effect to the amortization of such Mortgage Loan scheduled to take place prior to its maturity date.

                 (8) ``Balloon Amount'' for each Mortgage Loan is equal to the principal amount, if any, due at maturity, taking into account scheduled amortization, assuming no prepayments or defaults.

                 (9) ``Occupancy Rate'' means the percentage of gross leasable area, rooms, units, beds, pads or sites of a Mortgaged Property that are leased or occupied. Occupancy rates are calculated within a recent period.

                 (10) ``Adjusted Annualized Year To Date Net Operating Income'' as used herein, means the year to date net operating income as determined by Midland divided by the number of months shown and multiplied by 12, adjusted by extraordinary expenditures during the period covered by the year to date financial information. Certain of such adjustments are described in the Financial Comments column in the table in Annex A.

                 (11) Due to rounding, percentages may not add to 100% and amounts may not add to the indicated total.

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

         RANGE OF           NUMBER OF        PERCENT      AGGREGATE CUT-OFF  PCT BY AGGREGATE   WEIGHTED AVERAGE
          CUT-OFF            MORTGAGE        BY NUMBER      DATE PRINCIPAL     CUT-OFF DATE       MORTGAGE RATE      WEIGHTED
         BALANCES              LOANS                           BALANCE       PRINCIPAL BALANCE                     AVERAGE DSCR
  $500,000 to 999,999            12             14.1%           9,630,002            4.3%             8.957%            1.37
$1,000,000 to 1,499,999          18             21.2%          23,373,947           10.5%             9.012%            1.41
$1,500,000 to 1,999,999          10             11.8%          17,340,704            7.8%             8.927%            1.35
$2,000,000 to 2,499,999           9             10.6%          19,748,839            8.9%             9.123%            1.35
$2,500,000 to 2,999,999          11             12.9%          30,258,805           13.6%             9.038%            1.35
$3,000,000 to 3,499,999           5              5.9%          16,205,886            7.3%             8.955%            1.29
$3,500,000 to 3,999,999           5              5.9%          18,823,802            8.5%             8.764%            1.38
$4,000,000 to 4,499,999           4              4.7%          17,203,779            7.7%             8.820%            1.33
$4,500,000 to 4,999,999           2              2.4%           9,250,000            4.2%             8.226%            1.31
$5,000,000 to 5,499,999           1              1.2%           5,350,000            2.4%             7.890%            1.39
$5,500,000 to 5,999,999           1              1.2%           5,500,000            2.5%             8.050%            1.22
$6,000,000 to 6,499,999           2              2.4%          12,558,061            5.6%             8.713%            1.46
$6,500,000 to 6,999,999           2              2.4%          13,287,984            6.0%             8.429%            1.49
$7,000,000 to 7,499,999           1              1.2%           7,388,563            3.3%             8.750%            1.26
$8,000,000 to 8,499,999           2              2.4%          16,365,800            7.4%             8.590%            1.43
                                 85            100.0%         222,286,173          100.0%             8.801%            1.37




                            RANGE OF MORTGAGE RATES

       RANGE OF          NUMBER OF        PERCENT       AGGREGATE CUT-OFF  PCT BY AGGREGATE   WEIGHTED AVERAGE
       MORTGAGE           MORTGAGE        BY NUMBER       DATE PRINCIPAL     CUT-OFF DATE       MORTGAGE RATE       WEIGHTED
        RATES               LOANS                           BALANCE        PRINCIPAL BALANCE                      AVERAGE DSCR
 7.750% to 7.999%              3              3.5%          13,450,000             6.1%             7.894%            1.37
 8.000% to 8.249%              5              5.9%          21,401,009             9.6%             8.122%            1.44
 8.250% to 8.499%             11             12.9%          28,218,122            12.7%             8.348%            1.38
 8.500% to 8.749%             12             14.1%          43,995,227            19.8%             8.606%            1.39
 8.750% to 8.999%             17             20.0%          34,151,130            15.4%             8.842%            1.31
 9.000% to 9.249%             15             17.6%          33,439,647            15.0%             9.139%            1.39
 9.250% to 9.499%              9             10.6%          19,384,138             8.7%             9.373%            1.34
 9.500% to 9.749%             10             11.8%          23,037,576            10.4%             9.605%            1.28
 9.750% to 9.999%              2              2.4%           4,061,879             1.8%             9.903%            1.53
10.000% to 10.249%             1              1.2%           1,147,446             0.5%            10.060%            1.36
                              85            100.0%         222,286,173           100.0%             8.801%            1.37

              RANGE OF REMAINING TERM OF AMORTIZATION (IN MONTHS)

RANGE OF REMAINING       NUMBER OF          PERCENT      AGGREGATE CUT-OFF  PCT BY AGGREGATE   WEIGHTED AVERAGE
 AMORT (IN MONTHS)        MORTGAGE          BY NUMBER      DATE PRINCIPAL     CUT-OFF DATE       MORTGAGE RATE        WEIGHTED
                            LOANS                            BALANCE        PRINCIPAL BALANCE                       AVERAGE DSCR
   168 to 179                     3           3.5%            5,025,999             2.3%             9.306%             1.35
   180 to 191                     2           2.4%            6,825,000             3.1%             8.069%             1.33
   192 to 203                     2           2.4%            6,040,017             2.7%             8.525%             1.31
   216 to 227                     1           1.2%            3,750,000             1.7%             8.650%             1.23
   228 to 239                    10          11.8%           23,517,236            10.6%             9.161%             1.36
   240 to 251                     7           8.2%           15,755,500             7.1%             8.491%             1.34
   252 to 263                     2           2.4%            4,458,909             2.0%             9.130%             1.33
   264 to 275                     2           2.4%           10,625,559             4.8%             8.676%             1.51
   288 to 299                    36          42.4%           82,522,153            37.1%             9.043%             1.37
   300 to 311                    19          22.4%           57,215,800            25.7%             8.504%             1.37
   420 to 431                     1           1.2%            6,550,000             2.9%             8.510%             1.44
WTD AVG TERM 279                 85         100.0%          222,286,173           100.0%             8.801%             1.37
------------

                            RANGE OF MATURITY YEARS

                     NUMBER OF          PERCENT      AGGREGATE CUT-OFF  PCT BY AGGREGATE   WEIGHTED AVERAGE
       YEAR OF        MORTGAGE          BY NUMBER      DATE PRINCIPAL     CUT-OFF DATE       MORTGAGE RATE        WEIGHTED
       MATURITY         LOANS                            BALANCE        PRINCIPAL BALANCE                       AVERAGE DSCR
  2000                       1            1.2%            4,750,000             2.1%             7.900%             1.32
  2002                       7            8.2%           24,795,991            11.2%             8.140%             1.44
  2003                       2            2.4%            6,222,490             2.8%             8.189%             1.24
  2005                      15           17.6%           41,369,699            18.6%             8.716%             1.38
  2007                      22           25.9%           35,475,192            16.0%             8.933%             1.37
  2008                       1            1.2%            4,500,000             2.0%             8.570%             1.31
  2010                      30           35.3%           68,489,759            30.8%             9.229%             1.36
  2011                       4            4.7%           22,015,800             9.9%             8.619%             1.40
  2012                       1            1.2%            4,390,017             2.0%             8.200%             1.30
  2014                       1            1.2%            2,888,661             1.3%             9.550%             1.35
  2015                       1            1.2%            7,388,563             3.3%             8.750%             1.26
                            85          100.0%          222,286,173           100.0%             8.801%             1.37



                        RANGE OF LOAN ORIGINATION YEARS

                     NUMBER OF          PERCENT      AGGREGATE CUT-OFF  PCT BY AGGREGATE   WEIGHTED AVERAGE
      YEAR OF         MORTGAGE          BY NUMBER      DATE PRINCIPAL     CUT-OFF DATE       MORTGAGE RATE        WEIGHTED
    ORIGINATION         LOANS                            BALANCE        PRINCIPAL BALANCE                       AVERAGE DSCR
  1993                       1            1.2%            6,737,984             3.0%             8.350%             1.54
  1995                      84           98.8%          215,548,189            97.0%             8.815%             1.36
                            85          100.0%          222,286,173           100.0%             8.801%             1.37



                                 RANGE OF LTVS

          RANGE        NUMBER OF          PERCENT      AGGREGATE CUT-OFF  PCT BY AGGREGATE   WEIGHTED AVERAGE
          OF LTV        MORTGAGE          BY NUMBER      DATE PRINCIPAL     CUT-OFF DATE       MORTGAGE RATE        WEIGHTED
                          LOANS                            BALANCE        PRINCIPAL BALANCE                       AVERAGE DSCR
35.0% to 39.9%                 1            1.2%            1,086,299             0.5%             9.830%             1.44
40.0% to 44.9%                 1            1.2%            1,325,000             0.6%             8.150%             1.79
50.0% to 54.9%                 6            7.1%           21,944,817             9.9%             8.663%             1.43
55.0% to 59.9%                10           11.8%           19,974,260             9.0%             8.716%             1.48
60.0% to 64.9%                18           21.2%           40,277,768            18.1%             8.903%             1.35
65.0% to 69.9%                18           21.2%           56,620,957            25.5%             8.852%             1.38
70.0% to 74.9%                26           30.6%           70,036,573            31.5%             8.771%             1.33
75.0% to 79.9%                 4            4.7%            8,770,500             3.9%             8.733%             1.27
80.0% to 84.9%                 1            1.2%            2,250,000             1.0%             8.900%             1.21
WTD AVG LTV 66.2%             85          100.0%          222,286,173           100.0%             8.801%             1.37
-----------

                                 RANGE OF DSCRS

   RANGE                 NUMBER OF     PERCENT   AGGREGATE CUT-OFF    PCT BY AGGREGATE   WEIGHTED AVERAGE
     OF                   MORTGAGE    BY NUMBER   DATE PRINCIPAL        CUT-OFF DATE       MORTGAGE RATE         WEIGHTED
    DSCR                    LOANS                    BALANCE          PRINCIPAL BALANCE                        AVERAGE DSCR
1.15 to 1.19                   1         1.2%       1,300,000                 0.6%           8.310%               1.18
1.20 to 1.24                   9        10.6%      26,776,117                12.0%           8.950%               1.21
1.25 to 1.29                   7         8.2%      23,283,367                10.5%           8.654%               1.28
1.30 to 1.34                  22        25.9%      49,484,228                22.3%           8.865%               1.32
1.35 to 1.39                  24        28.2%      57,196,650                25.7%           8.929%               1.37
1.40 to 1.44                   9        10.6%      23,566,803                10.6%           8.657%               1.42
1.45 to 1.49                   3         3.5%       6,612,575                 3.0%           9.078%               1.47
1.50 to 1.54                   4         4.7%      20,178,386                 9.1%           8.446%               1.52
1.55 to 1.59                   3         3.5%      10,066,596                 4.5%           8.670%               1.58
1.60 to 1.64                   1         1.2%       1,150,000                 0.5%           8.900%               1.64
1.75 to 1.79                   1         1.2%       1,325,000                 0.6%           8.150%               1.79
1.80 to 1.84                   1         1.2%       1,346,450                 0.6%           9.150%               1.84
WTD AVG DSCR 1.37             85       100.0%     222,286,173               100.0%           8.801%               1.37
------------



                        RANGE OF PROPERTY AGE (IN YEARS)

    RANGE OF              NUMBER OF    PERCENT    AGGREGATE CUT-OFF   PCT BY AGGREGATE  WEIGHTED AVERAGE
EFFECTIVE AGE OF           MORTGAGE    BY NUMBER   DATE PRINCIPAL       CUT-OFF DATE      MORTGAGE RATE        WEIGHTED
     PROPERTY               LOANS                      BALANCE        PRINCIPAL BALANCE                       AVERAGE DSCR
 0 to 4                       25        29.4%      76,388,004                34.4%           8.798%               1.34
 5 to 9                       29        34.1%      82,544,495                37.1%           8.833%               1.37
10 to 14                      13        15.3%      27,160,217                12.2%           8.684%               1.41
15 to 19                       4         4.7%       8,042,428                 3.6%           8.990%               1.31
20 to 24                      10        11.8%      16,821,325                 7.6%           8.898%               1.37
25 to 29                       2         2.4%       1,796,619                 0.8%           8.667%               1.39
30 to 34                       2         2.4%       9,533,086                 4.3%           8.582%               1.49
WTD AVG AGE 8                 85       100.0%     222,286,173               100.0%           8.801%               1.37
-----------



                         TYPES OF MORTGAGED PROPERTIES

                               NUMBER OF    PERCENT    AGGREGATE CUT-OFF PCT BY AGGREGATE     WEIGHTED AVERAGE
                                MORTGAGE    BY NUMBER    DATE PRINCIPAL    CUT-OFF DATE         MORTGAGE RATE        WEIGHTED
                                  LOANS                      BALANCE     PRINCIPAL BALANCE                         AVERAGE DSCR
PROPERTY TYPE
Multifamily                         22        25.9%         46,766,923           21.04%              8.531%              1.39
Nursing Home                         1         1.2%          1,497,664            0.67%              8.690%              1.51
Congregate Care                      3         3.5%         13,074,653            5.88%              8.439%              1.52
Retail                              31        36.5%         96,988,965           43.63%              8.911%              1.34
Office Building                      7         8.2%         13,850,422            6.23%              8.921%              1.33
Retail/Office                        2         2.4%         10,143,489            4.57%              8.662%              1.42
Self Storage                         3         3.5%          4,133,745            1.86%              9.517%              1.44
Light Industrial/Industrial          9        10.6%         17,216,846            7.75%              8.746%              1.36
Hotel                                1         1.2%          2,975,580            1.34%              9.930%              1.56
Mobile Home Park                     2         2.4%          3,660,000            1.65%              8.310%              1.34
Retail/Multifamily                   1         1.2%          1,446,522            0.65%              9.700%              1.24
Office/Multifamily/Retail            1         1.2%          7,388,563            3.32%              8.750%              1.26
Office/Warehouse                     2         2.4%          3,142,801            1.41%              9.491%              1.40
                                    85       100.0%        222,286,173           100.0%              8.801%              1.37

              GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                         NUMBER OF    PERCENT    AGGREGATE CUT-OFF PCT BY AGGREGATE  WEIGHTED AVERAGE
                          MORTGAGE    BY NUMBER   DATE PRINCIPAL     CUT-OFF DATE      MORTGAGE RATE      WEIGHTED
                            LOANS                     BALANCE      PRINCIPAL BALANCE                     AVERAGE DSCR
PROPERTY LOCATION
Alaska                         1        1.2%        1,673,009              0.8%            9.660%             1.40
Arkansas                       1        1.2%        3,887,575              1.7%            9.240%             1.46
Arizona                        2        2.4%        2,616,864              1.2%            8.594%             1.27
California                    11       12.9%       37,222,173             16.7%            8.903%             1.35
Colorado                       3        3.5%        4,408,008              2.0%            8.442%             1.34
Connecticut                    1        1.2%          787,315              0.4%            9.360%             1.27
District of Columbia           2        2.4%        9,288,563              4.2%            8.803%             1.30
Florida                        5        5.9%       18,679,529              8.4%            9.125%             1.30
Illinois                       1        1.2%        1,381,505              0.6%            9.170%             1.40
Indiana                        2        2.4%        3,569,020              1.6%            8.978%             1.35
Kansas                         1        1.2%        2,250,000              1.0%            8.900%             1.21
Kentucky                       1        1.2%        2,789,889              1.3%            9.100%             1.34
Louisiana                      2        2.4%        5,245,500              2.4%            8.641%             1.27
Massachusetts                  4        4.7%       19,535,844              8.8%            8.711%             1.44
Maryland                       2        2.4%        5,837,909              2.6%            9.232%             1.38
Michigan                       1        1.2%        2,583,274              1.2%            8.310%             1.33
Minnesota                      5        5.9%        8,745,612              3.9%            9.306%             1.34
Missouri                       2        2.4%        3,881,401              1.7%            9.333%             1.40
Mississippi                    1        1.2%          995,014              0.4%            8.410%             1.31
Nebraska                       1        1.2%        2,800,000              1.3%            8.250%             1.27
New Hampshire                  1        1.2%          722,490              0.3%            9.250%             1.38
New Jersey                     2        2.4%        3,148,539              1.4%            9.023%             1.31
New Mexico                     2        2.4%        3,047,446              1.4%            9.225%             1.38
New York                       5        5.9%       15,355,698              6.9%            8.813%             1.41
Ohio                           2        2.4%        1,496,143              0.7%            8.902%             1.44
Oklahoma                       4        4.7%        8,344,883              3.8%            8.413%             1.32
Rhode Island                   1        1.2%        4,000,000              1.8%            8.420%             1.29
Tennessee                      2        2.4%        9,468,833              4.3%            8.661%             1.58
Texas                         14       16.5%       31,400,115             14.1%            8.431%             1.38
Virginia                       2        2.4%        5,824,021              2.6%            8.555%             1.47
Washington                     1        1.2%        1,300,000              0.6%            8.690%             1.37
                              85      100.0%      222,286,173            100.0%            8.801%             1.37


CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Certificates, one or more Mortgage Loans may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. A limited number of other mortgage loans or mortgage loan participations may be included in the Mortgage Pool prior to the issuance of the Certificates, unless including such mortgage loans or mortgage loan participations would materially alter the characteristics of the Mortgage Pool as described herein. Accordingly, the range of Mortgage Rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the Mortgage Pool at the time the Certificates are issued may vary from those described herein.

         A Current Report on Form 8-K (the ``Form 8-K'') will be available to purchasers of the Certificates on the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. In the event that Mortgage Loans are removed from or added to the Mortgage Pool as set forth in the preceding paragraph, such removal or addition will be noted in the Form 8-K.

INVESTMENT IN COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS

         Borrower Default; Non-recourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the

Servicer, the Special Servicer, Midland, the Trustee, the Fiscal Agent or any of their respective affiliates. However, as more fully described under ``--General'' above and ``THE POOLING AND SERVICING AGREEMENT--Representations and Warranties; Repurchase,'' the Mortgage Loan Seller and Midland will be obligated to repurchase a Mortgage Loan if certain of their respective representations or warranties concerning such Mortgage Loan are breached. However, there can be no assurance that either such entity will be in a financial position to effect such repurchase. See ``THE SERVICER AND THE MORTGAGE LOAN SELLER'' herein. Since Midland is both the Originator of the Midland Mortgage Loans and the Servicer, the ability of Midland to perform its obligations as Servicer under the Pooling and Servicing Agreement may be jeopardized if it incurs significant liabilities as an Originator for the repurchase of Mortgage Loans as to which there has been a breach of a representation or warranty.

         Four of the Mortgaged Loans, Loan #7, Loan #12, Loan #14 and Loan #35, are fully recourse loans, while 81 of the Mortgage Loans are non-recourse loans, which means that in the event of a borrower default, recourse may be had only against the specific Mortgaged Property and other assets, if any, that have been pledged to secure such Mortgage Loan, and not to any other of the borrower's assets. Consequently, payment of each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property and payment at maturity (whether at scheduled maturity or, in the event of a default under the Mortgage Loan, upon the acceleration of such maturity) is dependent primarily upon the then market value of the Mortgaged Property.

         With respect to one of the Mortgage Loans, Loan #35, representing approximately 1.2% of the Initial Pool Balance, Midland obtained the unconditional guaranty of the corporate parent company of the related borrower of the obligations of such borrower in connection with such Mortgage Loan. The Servicer or the Special Servicer, as applicable, on behalf of the Trustee and Certificateholders, will be entitled to enforce the terms of such guaranty.
The guaranty is intended to encourage the performance by the related borrower or the guarantor of the obligations to which the guaranty relates. However, the guarantor under such guaranty may have limited assets and there can be no assurance that such guarantor will have sufficient assets to support its obligation under such guaranty. In addition, any action to enforce such guaranty will likely involve significant expense and delays to the Trust Fund and may not be enforceable if the related guarantor should become the subject of a bankruptcy, insolvency, reorganization, moratorium or other similar proceedings. Furthermore, in some states, actions against guarantors may be limited by anti-deficiency legislation.

         Commercial and Multifamily Lending Generally. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one-to-four family residential lending. Commercial and multifamily lending typically involves larger loans to single obligors than one-to-four family residential lending and therefore provides lenders with less diversification of risk and has the potential for greater losses resulting from the delinquency and/or default of individual loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such properties. As noted above, 81 of the Mortgage Loans are non-recourse loans, the payment of which is dependent primarily upon the sufficiency of the net operating income of the related Mortgaged Property and the market value of such Mortgaged Property.

         Commercial and multifamily property values and net operating income are subject to volatility. There can be no assurance that historical operating results will be comparable to future operating results. Net operating income may be reduced, and the borrower's ability to repay a Mortgage Loan impaired, as a result of an increase in vacancy rates for the Mortgaged Property, a decline in rental rates as leases are renewed or entered into with new tenants, an increase in operating expenses of the Mortgaged Property and/or an increase in capital expenditures needed to maintain the Mortgaged Property and make needed improvements. The income from and market value of a Mortgaged Property may be adversely affected by such factors as changes in the general economic climate, local conditions such as an oversupply of space or a reduction in demand for real estate in the area, attractiveness to tenants and guests, perceptions regarding a property's safety, convenience and services, and competition from other available space. Real estate values and income are also affected by such factors as government regulations and changes in real estate, zoning or tax laws, a property owner's willingness and ability to provide capable management, changes in interest rate levels, the availability of financing and potential liability under environmental and other laws.

                 a. Aging and Deterioration of Commercial and Multifamily Properties. The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases or, in the case of the Congregate Care Properties, the Nursing Home Properties and the Hotel Properties, the amounts that customers may be charged for the occupancy thereof. The effects of poor construction quality are likely to increase over time in the form of increased maintenance and capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the term of a Mortgage Loan, properties of a similar type are built in the area where the property securing such Mortgage Loan is located or other similar properties in such area are substantially updated and refurbished during that time, the value of such property could be reduced.

                 b. Leases. Income from and the market value of the Mortgaged Properties would be adversely affected if vacant space in the Mortgaged Properties could not be leased for a significant period of time, if tenants were unable to meet their lease obligations or if, for any other reason, rental payments could not be collected. Where a significant portion of a Mortgaged Property is leased to a single tenant, the consequences of a failure of such tenant to perform its obligations under the related lease, or the failure of the borrower to relet such portion of such Mortgaged Property in the event that such tenant vacates (either as a result of a default by the tenant or the expiration of the term of the lease), will be more pronounced than if such Mortgaged Property were leased to a greater number of tenants. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could occur. Repayment of the Mortgage Loans will be affected by the expiration or termination of space leases and the ability of the related borrowers to renew the leases or relet the space on economically favorable terms. No assurance can be given that leases which expire can be renewed, or that the space covered by leases which expire or are terminated can be leased at comparable rents, or on comparable terms, or in any timely manner, or at all. Certain tenants at the Mortgaged Properties may be entitled to terminate their leases or reduce rents under their leases if an anchor tenant ceases operations at the related Mortgaged Property. In such cases, there can be no assurance that any such anchor tenants will maintain operations at the related Mortgaged Properties.

                 c. Competition. Other multifamily residences, retail centers, office buildings, nursing homes, congregate care facilities, warehouse facilities, industrial properties, self-storage facilities, hotels and mobile home parks located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, tenants and guests. In addition, tenants at the Mortgaged Properties that have retail space face competition from discount shopping centers and clubs, factory outlet centers, direct mail and telemarketing. Increased competition could adversely affect income from and the market value of the Mortgaged Properties.

                 d. Quality of Management. The successful operation of the Mortgaged Properties is also dependent on the performance of the property manager of such Mortgaged Property. The property manager is responsible for responding to changes in the local market, planning and implementing the rental rate structure, including establishing levels of rent payments, and advising the related borrower so that maintenance and capital improvements can be carried out in a timely fashion.

         Risks Particular to Nursing Homes and Congregate Care Facilities. The Mortgage Pool contains three Mortgage Loans, Loan #6, Loan #19 and Loan #28, which represent approximately 5.9% of the Initial Pool Balance, secured by Mortgages on congregate care facilities and one Mortgage Loan, Loan #56, which represents approximately 0.7% of the Initial Pool Balance secured by a Mortgage on a nursing home. Nursing homes provide long term around-the-clock residential health care services to residents who require a lower level of care than that provided by an acute care hospital, but a higher level of care than that provided in a non-institutional home-like setting. Congregate care facilities provide housing and limited services such as meal programs to the ``well elderly.'' Loans secured by liens on properties of these types pose additional risks not associated with loans secured by liens on other types of income-producing real estate.

         Providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent they are dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary to continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of a borrower under a Nursing Home Loan to maintain or renew any required license or regulatory approval could prevent it from continuing operations at the related Nursing Home Property or, if applicable, bar it from participation in government reimbursement programs.

         Nursing home facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Nursing Home Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected. Additionally, the continued operation of a nursing home facility subsequent to a foreclosure is dependent upon the proposed operator satisfying all applicable legal requirements, such as processing the required license to operate such facility and/or dispense required pharmaceuticals.

         Congregate care retirement residences generally do not require licensing by state or federal regulatory agencies and do not qualify for payments under the federal Medicare program or state Medicaid programs. However, congregate care retirement residences are required to be licensed by a state or municipal authority to provide food service. The failure of a borrower under a Congregate Care Loan to maintain or renew any required license could impair its ability to generate operating income.

         The operators of such nursing homes and congregate care facilities are likely to compete on a local and regional basis with others that operate similar facilities. Some of their competitors may be better capitalized, may offer services not offered by such operators, or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Nursing Home Property or Congregate Care Property will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and, where applicable, the quality of care and the cost of that care.

         Risks Particular to Self-Storage Facilities. The Mortgage Pool contains three loans, Loan #48, Loan #71 and Loan #72, which represent approximately 1.9% of the Initial Pool Balance, secured by Mortgages on self-storage facilities. The conversion of self-storage facilities to alternative uses generally requires substantial capital expenditures. Thus, if the operation of any of the Self-Storage Properties becomes unprofitable due to decreased demand, competition, age of improvements or other factors such that the related borrower becomes unable to meet its obligations on the related Mortgage Loan, the liquidation value of that Self-Storage Property may be substantially less, relative to the amount owing on the related Mortgage Loan, than would be the case if the Self-Storage Property were readily adaptable to other uses. Tenant privacy, anonymity and efficient access may heighten environmental risks. The environmental assessments discussed herein did not include an inspection of the contents of the self-storage units included in the Self-Storage Properties and there is no assurance that all of the units included in the Self-Storage Properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future. See ``--Environmental Risks'' below.

         Risks Particular to Hotel Properties. One of the Mortgages, Loan #26, representing approximately 1.3% of the Initial Pool Balance, is secured by a Mortgage on a Hotel Property. This Mortgaged Property is subject to operating risks common to the hotel industry. These risks include, among other things, competition from other hotels, over-building in the hotel industry which has adversely affected occupancy and daily room rates, and increases in operating costs (which increases may not necessarily in the future be offset by increased room rates), dependence on business and commercial travelers and tourism, increases in energy costs and other expense of travel and adverse effects of general and local economic conditions. These factors could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. The hotel industry is seasonal in nature. This seasonality can be expected to cause periodic fluctuations in the related borrower's revenues.

         Hotel Properties may present additional risks as compared to the other property types in that: (a) hotels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the franchisor, the manager or the operator; (b) the transferability of a hotel's operating, liquor and other licenses to the entity acquiring a hotel either through purchase or foreclosure is subject to the vagaries of local law requirements; and (c) because of the expertise and knowledge required to run hotel operations, foreclosure and a change in ownership (and consequently of management) may have an especially adverse effect on the perception of the public and the industry (including franchisors) concerning the quality of a hotel's operations.

         The Hotel Property is a Comfort Inn franchise. The continuation of the franchise is subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the Hotel Property to maintain such standards or adhere to such other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures which the related borrower determines are too expensive or are otherwise unwarranted in light of general economic conditions or the operating results or prospects of the affected hotel. In that event, the related borrower may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the related borrower may seek to obtain a suitable replacement franchise or to operate the Hotel Property independent of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or the underlying value of the hotel covered by the franchise because of the loss of associated name recognition, marketing support and decentralized reservation systems provided by the franchisor.

         Risks Particular to Mobile Home Parks. Two of the Mortgage Loans, Loan #38 and Loan #65, representing approximately 1.7% of the Initial Pool Balance, are secured by Mortgages on Mobile Home Park Properties. A mobile home park is a residential subdivision designed and improved with home sites which are leased to residents for the placement of mobile homes and related improvements. Mobile homes are detached, single-family homes which are produced off-site by manufacturers and installed within the community. All of the Mobile Home Park Properties are located in developed areas that include other mobile home parks. The number of competitive mobile home parks in a particular area could have a material adverse effect on the related borrower's ability to lease sites at the property and on the rents charged for such sites. In addition, other forms of multi-family residential properties and single-family housing provide housing alternatives to potential residents of mobile home parks.

         Laws and regulations have been adopted by certain states and municipalities specifically regulating the ownership and operation of mobile home parks. Included as part of certain of these laws and regulations are provisions imposing restrictions on the timing or amount of rental increases and granting to residents a right of first refusal on sales of their community by the owner to a third party. Laws and regulations relating to the ownership and operation of mobile home parks could adversely affect a related borrower by limiting its ability to increase rents or recover increases in operating expenses or by making it more difficult in certain circumstances to refinance the related Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment due upon the maturity of such Mortgage Loan.

         Concentration of Mortgage Loans and Borrowers. Several of the Mortgage Loans have Cut-off Date Principal Balances that are substantially higher than the average Cut-off Date Principal Balance. The largest single Mortgage Loan, Loan #1, has a Cut-off Date Principal Balance that represents approximately 3.7% of the Initial Pool Balance; provided, however, that two of the Mortgage Loans, Loan #1 and Loan #2, which are cross-collateralized and cross-defaulted, when considered together, have a Cut-off Date Principal Balance that represents approximately 7.4% of the Initial Pool Balance. The five largest Mortgage Loans have Cut-off Date Principal Balances that represent in the aggregate approximately 16.7% of the Initial Pool Balance.

         The percentage of the Initial Pool Balance represented by each type of Mortgaged Property is as follows:

                                                                                 Percentage of
                   Property Type                                              Initial Pool Balance
                   -------------                                              --------------------
                   Multifamily                                                       21.0%
                   Nursing Home                                                       0.7%
                   Congregate Care                                                    5.9%
                   Retail                                                            43.6%
                   Self-Storage                                                       1.9%
                   Office Building                                                    6.2%
                   Light Industrial/Industrial                                        7.7%
                   Retail/Office                                                      4.6%
                   Hotel                                                              1.3%
                   Mobile Home Park                                                   1.7%
                   Retail/Multifamily                                                 0.7%
                   Office/Multifamily/Retail                                          3.3%
                   Office/Warehouse                                                   1.4%

         The Mortgage Pool (including, for this purpose, the Seaport Loan) consists of 85 Mortgage Loans to 78 separate borrowers. Twenty-eight of the Mortgage Loans, which together represent approximately 43.7% of the Initial Pool Balance, were made to borrowers that are affiliated with the borrower of another Mortgage Loan. Thirteen of such Mortgage Loans (which together represent approximately 24.4% of the Initial Pool Balance) are cross-collateralized and cross-defaulted with the Mortgage Loan made to the related affiliated borrower. See ``--Limitations on Enforceability of Cross--Collateralization'' below. In addition, with respect to each of Loan #23, Loan #24 and Loan #25, Kash N'Karry, the sole tenant of the related Mortgaged Property, is affiliated with the related borrower under each such Mortgage Loan.

         In general, concentrations in a mortgage pool of loans with larger-than-average balances can result in losses that are more severe, relative to the size of the pool than would be the case if the aggregate balance of such pool were more evenly distributed. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if one borrower that owns or controls several Mortgaged Properties experiences financial difficulty resulting from the unprofitability of one Mortgaged Property, such financial difficulty could cause defaults with respect to the Mortgage Loans secured by the other Mortgaged Properties owned or controlled by that borrower. Such borrower could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments for an indefinite period on all of the related Mortgage Loans.

         Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required under certain circumstances to retain an independent contractor to operate and manage such Mortgaged Property. Any net income from such operation and management, other than qualifying ``rents from real property,'' or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See ``CERTAIN FEDERAL INCOME TAX CONSEQUENCES--REMIC CERTIFICATES'' and ``--Taxes That May be Imposed on the REMIC Pool--Net Income From Foreclosure Property'' in the Prospectus.

         Risk of Different Timing of Mortgage Loan Amortization. If and as principal payments or prepayments are made on the Mortgage Loans at different rates, depending upon the amortization schedule and maturity of each Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of types of properties and with respect to the number of borrowers.

         Because principal on the Certificates is payable in sequential order, and no Class receives principal until the Certificate Balance of the preceding Class or Classes has been reduced to zero (other than any amounts distributable pursuant to priority thirty-seventh of the Available Funds Allocation), Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding paragraph than Classes with higher sequential priority.

         Geographic Concentration. Repayments by borrowers and the market values of the Mortgaged Properties could be affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers. The Mortgaged Properties are located in thirty-one states. Eleven of the Mortgage Loans, which represent approximately 16.7% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in California, fourteen of the Mortgage Loans, which represent approximately 14.0% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Texas, four of the Mortgage Loans, which represent approximately 8.8% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Massachusetts, five of the Mortgage Loans, which represent approximately 8.4% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in Florida and five of the Mortgage Loans, which represent approximately 6.9% of the Initial Pool Balance, are secured by liens on Mortgaged Properties located in New York. The remaining Mortgaged Properties are located throughout 26 other states, and not more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any individual state among those other states.

         The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

         Environmental Risks. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property, as well as certain other categories of parties, may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. The environmental condition of nonresidential properties may be affected by the business operation of tenants and occupants of the properties. In addition, current and future environmental laws, ordinances or regulations, including new requirements developed by federal agencies pursuant to the mandates of the Clean Air Act amendments of 1990, may impose additional compliance obligations on business operations that can be met only by significant capital expenditures.

         Secured lenders may be exposed to the following risks: (a) a diminution in the value of a Mortgaged Property or the inability to foreclose against such Mortgaged Property; (b) the potential that the borrower may default on a Mortgage Loan due to the borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws; or (c) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such Mortgaged Property.

         Under the laws of certain states and federal law, failure of a property owner to perform remediation of certain environmental conditions can give rise to a lien on the related property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage. Any such lien arising with respect to a Mortgaged Property would adversely affect the value of such Mortgaged Property as collateral for the related Mortgage Loan and could make impracticable the foreclosure by the Special Servicer on such Mortgaged Property in the event of a default by the borrower of its obligations under the related Mortgage Loan.

         The cost of any required remediation and the owner's liability therefor as to any property is generally not limited under such enactments and could exceed the value of the property and/or the aggregate assets of the owner. Under some environmental laws, a secured lender (such as the Trust
Fund) may be liable, as an ``owner'' or ``operator,'' for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property if the lender is deemed to have participated in the management of the borrower, regardless of whether a previous owner caused the environmental damage. One court has held that a lender will be deemed to have participated in the management of the borrower if the lender participates in the financial management of the borrower to a degree indicating the capacity to influence the borrower's treatment of hazardous waste. The Trust Fund's potential exposure to liability for cleanup costs will increase if the Trust Fund actually takes possession of a Mortgaged Property, or control of its day-to-day operations; such potential exposure to environmental liability may also increase if a court grants a petition to appoint a receiver to operate the Mortgaged Property in order to protect the Trust Fund's collateral. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--Environmental Risks'' in the Prospectus.

         Certain federal, state and local laws, regulations and ordinances govern the removal, encapsulation or disturbance of asbestos-containing materials (``ACMs'') in the event of the remodeling, renovation or demolition of a building. Such laws, as well as common law standards, may impose liability for releases of ACMs and may allow third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         The United States Environmental Protection Agency (the ``EPA'') has concluded that radon gas, a naturally occurring substance, is linked to increased risks of lung cancer. While there are no current federal or state requirements mandating radon gas testing, the EPA and the United States Surgeon General recommend testing residences for the presence of radon and that abatement measures be undertaken where radon concentrations in indoor air meet or exceed four picocuries per liter. Midland required testing for radon gas only in connection with the origination of certain of the Multifamily Loans.

         The Residential Lead-Based Paint Hazard Reduction Act of 1992 (the ``Lead Paint Act'') requires federal agencies to promulgate regulations that will require owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-paint hazards.
The Lead Paint Act creates a private right of action with treble damages available for any failure to so notify. Federal agencies have proposed regulations delineating the scope of this disclosure obligation that are expected to take effect in 1996. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning, and the owner of a property where such circumstances exist may be held liable for such injuries. Midland required testing for lead-based paint only in connection with the origination of Multifamily Loans with respect to Mortgaged Properties with improvements constructed prior to 1985.

         Underground storage tanks (``USTs'') are, and in the past have been, frequently located at properties used for industrial, retail, and other business purposes. Federal law, as well as the laws of most states, currently require USTs used for the storage of fuel or hazardous substances and waste to meet certain standards designed to prevent releases from the USTs into the environment. USTs installed prior to the implementation of these standards, or that otherwise do not meet these standards, are potential sources of contamination to the soil and groundwater. Land owners may be liable for the costs of investigating and remediating soil and groundwater contamination that may emanate from leaking USTs.

         The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See ``THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments'' herein and ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--Environmental Risks'' in the Prospectus.

         All of the Mortgaged Properties have been subject to environmental site assessments within ten months preceding the Cut-off Date. Environmental site assessments with respect to each Mortgaged Property were obtained by the applicable Originator within six months prior to the respective date of origination of the related Mortgage Loan. Other than as described below, the assessments did not reveal the existence of conditions or circumstances respecting the Mortgaged Properties that would constitute or result in a material violation of applicable environmental law, impose a material constraint on the operation of such Mortgaged Properties, require any material change in the use thereof, require clean-up, remedial action or other response with respect to hazardous materials on or affecting such Mortgaged Properties under any applicable environmental law, with the exception of conditions or circumstances (a) which such assessments indicated could be cleaned up, remediated or brought into compliance with applicable environmental law by the taking of certain actions, and (b) either (i) for which a hold-back or other escrow of funds not less than the costs of taking such clean-up, remediation or compliance actions as estimated in such assessments have been created until such clean-up, remediation or compliance actions have been taken, or (ii) for which an environmental insurance policy in an amount satisfactory to the Originator has been obtained by the related borrower or an indemnity for such costs has been obtained from a potentially culpable party, or (iii) such clean up, remediation or compliance actions in compliance with applicable environmental law have been completed prior to the closing of such Mortgage Loan. Investors should understand that the results of the environmental site assessments do not constitute an assurance or guarantee by the Depositor, Midland, the Mortgage Loan Seller, the borrowers, the environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment. Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties, or the deterioration of existing conditions, will not require material expenses for remediation or other material liabilities.

         In the case of 29 of the Mortgaged Properties, the environmental assessments revealed the existing or potential environmental conditions described below. In the case of one of the Mortgaged Properties, the analysis of the history of such Mortgaged Property in the Phase I environmental assessment indicated that further soil testing would normally be warranted to investigate whether, and to what extent, such soil was contaminated by petroleum hydrocarbons. However, based upon physical characteristics of such Mortgaged Property making such testing a practical impossibility, and an analysis of all information deemed relevant by the consultant performing such Phase I environmental assessment, such consultant did not recommend that any further testing be performed. In the case of one of the Mortgaged Properties, the Phase I environmental assessment revealed the existence of an underground storage tank at such Mortgaged Property. Subsequent investigations did not reveal the existence of any soil contamination. However, the related borrower has agreed to take all steps necessary to appropriately close such tank in accordance with applicable laws, and has escrowed $100,000 of the Mortgage Loan proceeds in a Reserve Account to ensure such closure. In the case of one of the Mortgaged Properties, the environmental assessment revealed the potential presence of lead-based paint at such Mortgaged Property. In connection therewith, the related borrower has established and is obligated to implement an operations and maintenance plan with respect to such matters. In the case of 25 of the Mortgaged Properties, the environmental assessments revealed the presence of ACMs and/or radon gas at such Mortgaged Properties. In the case of one of the Mortgaged Properties, the environmental assessment revealed the presence of methane gas at such Mortgaged Property. In connection therewith, each related borrower has escrowed an amount deemed sufficient by Midland and the Environmental Consultant to insure the proper investigation, remediation (if deemed necessary by the environmental assessment), and/or establishment of an operations and maintenance plan with respect to such matters. The environmental site assessments obtained with respect to two of the Mortgage Loans, representing 0.85% of the Initial Pool Balance, revealed the existence of underground storage tanks at the related Mortgaged Property. The related borrower in each such Mortgage Loan was required to obtain an environmental insurance policy, in form and substance, and in an amount, satisfactory to Midland.

         Balloon Payments; Optional Acceleration. All but eight of the Mortgage Loans are Balloon Loans which will have substantial payments (that is, Balloon Payments) due at their stated maturities unless previously prepaid. Balloon Loans involve a greater risk of default to the lender than self-amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors at the time of attempted sale or refinancing, including the level of available mortgage rates, the fair market value of the related Mortgaged Property, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

         The Mortgage Loan Documents with respect to each of Loan #40, Loan #3, Loan #13 and Loan #15 grant the mortgagee an option to accelerate the maturity of such Mortgage Loans. With respect to the first such Mortgage Loan, the mortgagee has the option to accelerate the maturity of such Mortgage Loan at any time during months

121 through 132 following the first Due Date applicable to such Mortgage Loan. With respect to the second such Mortgage Loan, the mortgagee has the option to accelerate the maturity of such Mortgage Loan at any time during months 121 through 132 and months 181 through 192 following the first Due Date applicable to such Mortgage Loan. With respect to the third such Mortgage Loan, the mortgagee has the option to accelerate the maturity of such Mortgage Loan at any time during months 109 through 120 and months 169 through 180 following the first Due Date applicable to such Mortgage Loan. Under the Pooling and Servicing Agreement, the Servicer or the Special Servicer, as applicable, will be required to exercise each such option to accelerate the maturity of each such Mortgage Loan on the earliest date permitted under the related Mortgage Loan Documents. See ``THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans'' herein. Notwithstanding such exercise, there can be no assurance that the related borrowers will repay such Mortgage Loans upon the acceleration of the maturity dates thereunder. As noted above, the ability of a borrower to make such a payment typically will depend upon its ability either to refinance the related Mortgaged Property or to sell such Mortgaged Property at a price sufficient to permit the borrower to make the payment. Furthermore, there can be no assurance that a related borrower will not raise equitable or other legal defenses to the enforcement by the Servicer of the maturity acceleration provisions described above. See ``LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Enforceability of Certain Provisions'' in the Prospectus.

         Other Financing. As of the origination date of one of the Mortgage Loans, Loan #70, representing approximately 0.5% of the Initial Pool Balance, the related Mortgaged Property was subject to a subordinate mortgage lien in the principal amount of $275,000 held by a third party unrelated to Midland or the related borrower, which lien was fully subordinated to such Mortgage Loan. The related Mortgaged Loan Documents for such Mortgage Loan prohibit any payments under such subordinate financing during any period of a default under the related Mortgage Loan. As of the respective origination dates of Loan #18 and Loan #33, the related Mortgaged Properties were subject to subordinate wraparound mortgage liens held by a prior owner of the related Mortgaged Properties, which liens were fully subordinated to the related Mortgage Loan. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Subordinate Financing'' in the Prospectus.

         In general, the borrowers are prohibited from encumbering the related Mortgaged Property with additional secured debt or the mortgagee's approval is required for such an encumbrance, except as set forth herein. However, a violation of such prohibition may not become evident until the related Mortgage Loan otherwise becomes defaulted. The Mortgage Loan Documents with respect to each of Loan #11, Loan #5 and Loan #26, permit the related borrower to grant a subordinate mortgage in favor of a third party. With respect to Loan #11, the related borrower is permitted to grant a subordinate mortgage in favor of a third party, provided that, among other things, (a) such subordinate financing must be non-recourse, with interest (at a rate no greater than the applicable interest rate for the related Mortgage Loan), but not principal, payable during its term and with a maturity date at least one year after the maturity date of the related Mortgage Loan, (b) the subordinate lender must be a non-institutional lender, (c) the aggregate debt service coverage ratio for such Mortgage Loan and such subordinate financing (as of the effective date of such subordinate financing) must equal or exceed 1.15, and (d) the subordinate lender must enter into a subordination agreement satisfactory to the mortgagee. With respect the Loan #5, the related borrower is permitted to grant a subordinate mortgage in favor of a third party, provided that, among other things, (i) the proceeds of such subordinate financing must be used solely for the refurbishment or renovation of the related Mortgaged Property, (ii) the subordinate financing must be repaid in equal principal and interest installments over a term of not less than 20 years, (iii) the subordinate lender must enter into a subordination agreement satisfactory to the mortgagee, and (iv) no payments under the subordinate financing are allowed during any month in which either (A) the aggregate debt service coverage ratio during the preceding 12 month period is less than 1.35, or (B) the aggregate loan to value ratio exceeds 70%. With respect to Loan #26, the related borrower is permitted to grant a subordinate mortgage in favor of a third party, provided that, among other things, (1) such subordinate financing must be non-recourse and for not more than $500,000 and (2) the subordinate lender must enter into a subordination agreement satisfactory to the mortgagee including a prohibition on any payments under such subordinate financing during any period in which a default exists with respect to the related Mortgage Loan, and the mortgagee determines that the aggregate debt service coverage ratio is less than 1.20, and the aggregate loan to value ratio exceeds 80%. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Subordinate Financing'' herein.

         In cases where one or more junior liens are imposed on a Mortgaged Property or the borrower incurs other indebtedness, the Trust Fund is subject to additional risks, including, without limitation, the risks that the borrower may have greater incentives to repay the junior or unsecured indebtedness first and that it may be more difficult for the borrower to refinance the Mortgage Loan or to sell the Mortgaged Property for purposes of making any Balloon Payment upon the maturity of the Mortgage Loan. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Subordinate Financing'' in the Prospectus.

         Delinquencies. As of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent in respect of any Monthly Payment.

         Bankruptcy of Borrowers. The borrowers have generally not been formed with the intent that they be bankruptcy-remote entities and no assurance can be given that a borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or member will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or member. Unlike the case in some other types of securitized offerings, the borrowers are operating businesses which contract with other entities to perform services or purchase goods for or related to the Mortgaged Properties and may, because of these activities, be more susceptible than the borrowers involved in such other offerings to suit by various claimants. Investors should be aware that, particularly in view of the operational nature of the Mortgaged Properties, the borrowers may become insolvent or become the subject of a voluntary or involuntary bankruptcy case. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--Bankruptcy Laws'' in the Prospectus.

         Limitations of Appraisals and Engineering Reports. In general, appraisals represent the analysis and opinion of qualified experts and are not guarantees of present or future value. Moreover, appraisals seek to establish the amount a typical motivated buyer would pay a typical motivated seller.
Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under ``--Certain Characteristics of the Mortgage Pool'' above for illustrative purposes only.

         The architectural and engineering reports represent the analysis of the individual engineers or site inspectors at or before the origination of the respective Mortgage Loans, have not been updated since they were originally conducted and may not have revealed all necessary or desirable repairs, maintenance or capital improvement items.

         Zoning Compliance. Due to changes in applicable building and zoning ordinances and codes (``Zoning Laws'') affecting certain of the Mortgaged Properties which have come into effect since the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including without limitation, density, use, parking and set back requirements. In such cases the Originator has received assurances that such improvements qualify as permitted non-conforming uses. Such changes may limit the ability of the related borrower to rebuild or utilize the premises ``as is'' in the event of a substantial casualty loss with respect thereto.

         With respect to Loan #70, a portion of the parking utilized in connection with such Mortgaged Property to satisfy applicable zoning requirements with respect to the adequacy of parking facilities is located upon property leased by the related borrower pursuant to a Lease Agreement (the ``Parking Lease'') with the Consolidated Rail Corporation, as lessor, which Parking Lease is terminable upon thirty days' notice by either party. If the Parking Lease is terminated, the related Mortgaged Property would not meet applicable zoning requirements with respect to the adequacy of parking facilities; however, the related borrower has indicated that it could satisfy such parking requirements by reconfiguring the existing parking areas located upon the related Mortgaged Property. The failure of such Mortgaged Property to meet applicable zoning requirements could significantly impair the value thereof as security for the related Mortgage Loan. In addition, with respect to Loan #5, the off-street parking facilities available in connection with the related Mortgaged Property do not satisfy applicable zoning requirements with respect to the adequacy of off-street parking facilities. The related borrower has obtained a waiver with respect to such parking shortfall, conditioned upon the related borrower's continued payment to the City of Miami of a waiver amount equal to $4,880 per month. The related Mortgage Loan Documents require such borrower to maintain the related Mortgaged Property in compliance with all Zoning Laws.

         Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the ``ADA''), all public accommodations are requited to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, borrowers are likely to incur costs of complying with the ADA. Noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

         Limitations on Enforceability of Cross-Collateralization. Thirteen of the Mortgage Loans, each of which was made to a borrower which is affiliated with the borrower under another Mortgage Loan (the ``Cross-Collateralized Loans'' identified in Annex A as Loan #1, Loan #2, Loan #7, Loan #9, Loan #12, Loan #13, Loan #14, Loan #19, Loan #22, Loan #31, Loan #51, Loan #53, and Loan #56) are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. This arrangement is designed to reduce the risk that the inability of an individual Mortgaged Property securing a Cross-Collateralized Loan to generate net operating income sufficient to pay debt service thereon will result in defaults (and ultimately losses). The arrangement is based on the belief that the risk of default is reduced by making the collateral pledged to secure each related Cross-Collateralized Loan available to support debt service on, and principal repayment of, the aggregate indebtedness evidenced by the related Cross-Collateralized Loans.

         Such arrangements, however, could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of such borrowers if one or more of such borrowers were to become a debtor in a bankruptcy case. With respect to the Cross-Collateralized Loans, (a) Loan #1 and Loan #2 were both made to the same borrower, (b) Loan #7, Loan #14 and Loan #12 were all made to the same borrower, (c) Loan #9 and Loan #22 were both made to the same borrower, (d) Loan #13 and Loan #51 were both made to the same borrower, (e) Loan #19 and Loan #56 were both made to the same borrower, and (f) Loan #31 and Loan #53 were made to affiliated borrowers. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property (including the granting of a mortgage lien) by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in a business or a transaction, or was about to engage in a business or a transaction, for which properties remaining with the person constitute an unreasonably small capital, or (iii) intended to incur, or believed that it would incur, debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by any such borrower could be avoided if a court were to determine that (x) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured, and (y) the borrower did not, when it allowed its Mortgaged Property to be encumbered by the liens securing the indebtedness represented by the other Cross-Collateralized Loans, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Properties for the equal benefit of the other related borrowers. No assurance can be given that a lien granted by a borrower on a Cross-Collateralized Loan to secure the Mortgage Loan of an affiliated borrower, or any payment thereon, would not be avoided as a fraudulent conveyance.

         Tenant Matters. Sixteen Retail Properties, which represent security for approximately 28.8% of the Initial Pool Balance, are leased wholly or in large part to a single tenant or are wholly or in large part owner-occupied (each such retail tenant or owner-occupier, a ``Major Tenant''). Generally, such Major Tenants do not have investment-grade credit ratings, and there can be no assurance that such Major Tenants will continue to perform their obligations under their respective leases (or, in the case of owner-occupied Mortgaged Properties, under the related Mortgage Loan Documents). Any default by a Major Tenant could adversely affect the related borrower's ability to make payments on the related Mortgage Loan. The following chart contains certain information with respect to such Major Tenants, including if available, the credit rating and trading symbol (to the extent applicable) of each such Major Tenant.


===========================================================================================================
                                                                                                 Cut-off
                                                    Lease                                         Date
Loan                                 Type of      Expiration                                    Principal
 #      Property Name                 Lease          Date                Comments                Balance
===========================================================================================================
 1      Star Markets-Cambridge   Triple Net       1/02/16     Star operates approximately 35
                                                              supermarkets in the Boston
                                                              area; privately owned but
                                                              Star's publicly traded Senior
                                                              Subordinated Notes are
                                                              currently rated CCC+ by S&P
                                                              and Ba3 by Moody's.  Moody's
                                                              implied senior rating is B1.     $8,250,000
-----------------------------------------------------------------------------------------------------------
 2      Star Markets-Quincy      Triple Net       1/02/16     See Star above.                  $8,115,800
-----------------------------------------------------------------------------------------------------------

===========================================================================================================
                                                                                                 Cut-off
                                                    Lease                                         Date
Loan                                 Type of      Expiration                                    Principal
 #      Property Name                 Lease          Date                Comments                Balance
===========================================================================================================
  7      Gottschalk's--Antelope   Owner-Occupied   N/A         Gottschalks operates
         Valley Mall, Palmdale                                 approximately 29 department
                                                               and 24 apparel specialty
                                                               stores in California and
                                                               Washington.  NYSE traded under
                                                               the ticker GOT.  Fiscal 1995
                                                               net sales: $363.6 million; net
                                                               income: $1.5 million.            $6,064,807
-----------------------------------------------------------------------------------------------------------
 8       Garden Ridge             Triple Net       8/31/15     Retails home accessories,
                                                               decorative products and
                                                               crafts; stores in Texas and
                                                               Kentucky.  NASDAQ traded under
                                                               the symbol GRDG.  Fiscal 1995
                                                               net sales: $100 million; net
                                                               income: $4.2 million.            $5,500,000
-----------------------------------------------------------------------------------------------------------
 12      Gottschalks--The Mall    Owner-Occupied   N/A         See Gottschalks above.
         at Yuba City                                                                           $4,462,517
-----------------------------------------------------------------------------------------------------------
 14      Gottschalks--Bayshore    Owner-Occupied   N/A         See Gottschalks above.
         Mall, Eureka                                                                           $4,351,262
-----------------------------------------------------------------------------------------------------------
 15      BJ's Wholesale Club      Triple Net       9/30/04     Lease is guaranteed by TJX
                                                               Companies, Inc.; NYSE traded
                                                               under the ticker TJX; rated
                                                               Baa3 by Moody's.  Operates
                                                               chains of off-price apparel
                                                               stores and a mail order
                                                               catalog business.  Fiscal 1995
                                                               net sales: $3.8 billion; net
                                                               income: $82.6 million.           $4,000,000
-----------------------------------------------------------------------------------------------------------
 21      Corona Food 4 Less       Triple Net       10/31/09    Company privately owned by
                                                               Ralph's Grocery Company, Inc.
                                                               Ralph's is rated B1 by Moody's
                                                               and B by S&P.                    $3,421,571
-----------------------------------------------------------------------------------------------------------
 23      Kash N'Karry Store       Triple Net       7/10/20     KNK operates approximately 95
         #725                                                  food stores, 33 liquor stores
                                                               in Florida; food stores offer
                                                               conventional, specialty food,
                                                               perishable goods, general
                                                               merchandise. NASDAQ traded
                                                               under the symbol KASH.  Net
                                                               1994 sales: $1.1 billion; net
                                                               income: -$26 million.  Rated
                                                               B2 by Moody's and B- by S&P.     $3,217,094
-----------------------------------------------------------------------------------------------------------
 24      Kash N'Karry Store       Triple Net       7/10/20     See KNK above.
         #733                                                                                   $3,187,168
-----------------------------------------------------------------------------------------------------------
 25      Kash N'Karry Store       Triple Net       7/10/20     See KNK above.
         #720                                                                                   $3,030,054
-----------------------------------------------------------------------------------------------------------
 27      Rialto Food-4 Less       Triple Net       7/25/09     See Ralph's above.               $2,937,407
-----------------------------------------------------------------------------------------------------------
 29      Food 4 Less              Triple Net       1/17/12     Fleming Companies, Inc., the
         Supermarket                                           nation's largest wholesale
                                                               food distributor, acquired the
                                                               stock of this Mortgaged
                                                               Property's original lessee and
                                                               sub-lessor, Scrivner, Inc.;
                                                               Fleming assumed all of the
                                                               obligations of Scrivner, and
                                                               Fleming is the tenant under
                                                               the lease directly; S&P gives
                                                               Fleming an overall corporate
                                                               rating of BB+.                   $2,800,000
-----------------------------------------------------------------------------------------------------------
 35      Frank's Nursery &        Owner-Occupied   N/A         General Host Corp., a chain of
         Craft Stores                                          retail stores selling lawn and
                                                               garden supplies, crafts and
                                                               holiday merchandise, operates
                                                               approximately 266 Frank's
                                                               stores.  NYSE traded under the
                                                               ticker GH.  Rated B3 by
                                                               Moody's. Fiscal 1995 Net
                                                               Sales: $568 million; net
                                                               income: $8.6 million.            $2,583,274
-----------------------------------------------------------------------------------------------------------
 61      Wickes Furniture         Triple Net       5/27/04     A privately owned company.       $1,381,505
-----------------------------------------------------------------------------------------------------------

===========================================================================================================
                                                                                                 Cut-off
                                                    Lease                                         Date
Loan                                 Type of      Expiration                                    Principal
 #      Property Name                 Lease          Date                Comments                Balance
===========================================================================================================
 80      Walgreens Plaza          Triple Net       7/31/04     A pharmaceutical retailer of
                                                               prescription and proprietary
                                                               drugs, general merchandise,
                                                               liquor, beverages, cosmetics
                                                               and tobacco products.
                                                               Operates 1,968 stores in 30
                                                               states and Puerto Rico.
                                                               Fiscal 1995 net sales: $10.4
                                                               billion; net income: $320.8
                                                               million. NYSE traded under the
                                                               ticker WAG.                      $787,315
===========================================================================================================

As used in the foregoing chart, the term ``Triple Net'' generally means a lease under which the tenant is required to pay all real estate taxes, liability and casualty insurance premiums and non-structural (and in certain cases, structural) maintenance costs in respect of the related Mortgaged Property.
The related borrower's obligations as landlord under each Triple Net lease may vary significantly from lease to lease.

         Contracts for Deed and Purchase Options. With respect to each of Loan #1, Loan #2 and Loan #21, a tenant of all of the related Mortgaged Property possesses a conditional purchase option in connection with its lease; provided, however, that subject to the mortgagee's consent, the tenant would take title to the Mortgaged Property subject to the related Mortgage. With respect to Loan #21, the related borrower has obligated itself to (a) deliver to the mortgagee an assignment of all of such borrower's rights to receive any proceeds from the exercise of such option, and (b) to obtain and deliver to the mortgagee a consent from the option holder in a form satisfactory to the mortgagee. With respect to each of Loan #7, Loan #14 and Loan #21, the property developer from whom the related borrower acquired the related Mortgaged Property retained an option to reacquire such Mortgaged Property, at the market value for such Mortgaged Property on the date of the exercise of such option, conditional upon the borrower ceasing operations at such Mortgaged Property. With respect to Loan #7, the related borrower has assigned to the mortgagee all of such borrower's rights to receive any proceeds from the exercise of such option, and the holder of each such option has executed a consent agreeing to pay to the mortgagee any funds payable in connection with its exercise of such purchase option. With respect to Loan #14, the instrument creating the related purchase option provides that such purchase option is subject and subordinate to all mortgages encumbering the related Mortgaged Property. See ``RISK FACTORS--Prepayment and Yield Considerations'' and ``YIELD CONSIDERATIONS'' herein. With respect to one Mortgage Loan, the related Mortgaged Property is the subject of an executory contract for deed. The related Mortgage was executed by both the vendor (the borrower) and vendee under such contract, and encumbers all of their respective interests in the related Mortgaged Property. Such vendee's execution of such Mortgage as security for the indebtedness of such borrower may be subject to a challenge as a fraudulent conveyance. See ``DESCRIPTION OF THE MORTGAGE POOL--Investment in Commercial and Multifamily Mortgage Loans--Limitations on Enforeceability of Cross-Collateralization.''

         Ground Leases. Two Mortgage Loans, Loan #17 and Loan #54, representing approximately 2.5% of the Initial Pool Balance, are secured, wholly or in part, by first mortgage liens on the related borrower's leasehold interest in all or part of the related Mortgaged Property. The related ground leases expire no earlier than June 1, 2028. With respect to all such ground leases, the related ground lessor has agreed to afford Midland certain notices and rights with respect to such ground leases, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower. See ``CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Leasehold Risks'' in the Prospectus.

         Borrower Escrows and Reserve Accounts. In a number of the Mortgage Loans, the related borrower was required to establish one or more Reserve Accounts for necessary repairs and replacements, tenant improvements and leasing commissions, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements or as reserves against delinquencies in Monthly Payments. With respect to Loan #17, for example, the related borrower was required to deposit $257,905.98 into a Reserve Account, as an escrow deposit pending the completion of a required sublease of a portion of the related Mortgaged Property.

         Modifications. None of the Mortgage Loans have been modified in any material manner since their origination in connection with any default or
threatened default on the part of the related borrower.   At Midland's
request, the Acquired Mortgage Loan was modified subsequent to its purchase by Midland to extend the term of such Mortgage Loan for an additional five years.

         Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on any borrower's ability to meet its obligations under the related Mortgage Loan and, thus, on the distributions to Certificateholders.


                   THE SERVICER AND THE MORTGAGE LOAN SELLER

                 Midland Loan Services, L.P. (the ``Servicer'' or ``Midland'') was organized under the laws of Missouri in 1992 as a limited partnership. Midland is a real estate financial services company which provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and originates commercial real estate loans. Midland's address is 2001 Shawnee Mission Parkway, Shawnee Mission, Kansas 66205.

                 Midland's general partner, Midland Data Systems, Inc., a Missouri corporation, was established in 1990 for the purpose of providing systems development, data processing and commercial loan servicing primarily to the Resolution Trust Corporation. As of October 31, 1995, Midland had 350 employees. The company's loan operations are centralized in Kansas City, Missouri. A business development and marketing office is maintained in Washington, D.C.

                 Biographies of selected executives involved in Midland's commercial loan servicing, asset management and loan origination activities are as follows:

                 ALAN L. ATTERBURY - PRESIDENT AND CHIEF EXECUTIVE OFFICER.
                 Mr. Atterbury is a founder of Midland and has served as a board member from its inception. In 1980, Mr. Atterbury became President of Midland Properties, Inc., a Missouri corporation, which is a privately owned real estate company (and an affiliate of Midland) that provides consulting, property management and investment services to financial institutions, government agencies and private clients. Previously, Mr. Atterbury was a partner with the Kansas City, Missouri law firm of Morrison & Hecker L.L.P. Mr. Atterbury received a B.A. in Economics and a J.D. from the University of Missouri at Columbia.

                 LEON E. BERGMAN - EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER. Mr. Bergman is responsible for strategic and operational planning and management at Midland. He serves as a member of the Credit Review Committee. Prior to joining Midland, Mr. Bergman was Vice President and Chief Financial Officer of Midland Properties, Inc. He is a Certified Public Accountant and formerly a partner with the national accounting firm of Fox & Company. Mr. Bergman received a B.S. in Accounting and Business Administration from the University of Kansas.

                 CLARENCE A. KRANTZ - EXECUTIVE VICE PRESIDENT. Mr. Krantz is involved in strategic planning and also has senior responsibility for Midland's asset management and loan origination activities. He serves as a member of all of Midland's Senior Credit Review Committees for loan origination and asset managment. Prior to joining Midland, Mr. Krantz was Vice President of Midland Properties, Inc., and President of Midland Asset Managment, Inc. Mr. Krantz was previously a partner and member of the Executive Committee at the law firm of Morrison & Hecker L.L.P. Mr. Krantz received a B.A. and a J.D. from the University of Illinois.

                 STACEY M. BERGER - EXECUTIVE VICE PRESIDENT. Mr. Berger is responsible for strategic planning, business development and corporate marketing activities related to commercial loan servicing, real estate asset management and advisory services. Mr. Berger heads Midland's Washington office and serves as its primary contact with financial advisors, underwriters, rating agencies and legal counsel for multifamily and commercial mortgage-backed security issues. Prior to joining

                 Midland, Mr. Berger was responsible for the asset management activities of Oak Tree Capital, Inc. Mr. Berger received a B.A. in Economics and an M.B.A. from Tulane University.

                 E.J. BURKE - PROGRAM DIRECTOR, MIDLAND COMMERCIAL FUNDING.
                 Mr. Burke is responsible for the management of Midland's loan origination and underwriting activities. He is the Chairman of the Credit Review Committee. Prior to joining Midland, Mr. Burke was Senior Vice President and Department Head for the Real Estate Department of The Merchants Bank in Kansas City. Mr. Burke received a B.S. degree in Economics from the School of Management of Boston College and an M.B.A. from Oklahoma City University.

                 LAWRENCE D. ASHLEY - DIRECTOR OF MORTGAGE-BACKED SECURITIES PROGRAMS. Mr. Ashley is responsible for coordination and management of both master and special servicing for mortgage-backed securities transactions at Midland. Prior to joining Midland, Mr. Ashley was Vice President of Midland Properties, Inc. He is a Certified Public Accountant and formerly a partner with Fox & Company. He received a B.S. in Corporate Finance from the University of Missouri at Columbia and a J.D. from the University of Missouri at Kansas City.

                 CHARLES J. SIPPLE - SENIOR VICE PRESIDENT OF LOAN SERVICING. Mr. Sipple is responsible for all aspects of the performing loan servicing operations at Midland. Prior to joining Midland, Mr. Sipple was a partner with Deloitte & Touche. Mr. Sipple received his B.S. from Purdue University.

                 STEVEN W. SMITH - PORTFOLIO ADMINISTRATION MANAGER. Mr. Smith is responsible for overseeing conventional private-sector loan servicing agreements and is the primary borrower liaison for commercial mortgage-backed securities transactions. Mr. Smith was previously with Deloitte & Touche. Mr. Smith received his B.S. and M.A. degrees from the University of Kansas.

                 CLAY M. SUBLETT - SENIOR UNDERWRITER. Mr. Sublett is responsible for managing the loan underwriting staff, which includes training and providing underwriting guidance. Mr. Sublett previously served as Vice President and Commercial Real Estate Officer of Commerce Bank of Kansas City and then in a similar capacity for The Merchants Bank. Mr. Sublett received a B.A. degree in Economics from Vanderbilt University in Nashville, Tennessee.

                 MICHAEL J. CAFFREY - SENIOR UNDERWRITER. Mr. Caffrey is responsible for supervision of commercial loan underwriting. Prior to joining Midland, he was a Senior Vice-President for Mark Twain Bank. Mr. Caffrey received a B.A. from the University of Missouri in Kansas City.

                 As of October 31, 1995, Midland and its affiliates were responsible for servicing approximately 11,875 commercial and multifamily loans with an aggregate principal balance of approximately $8.855 billion, the collateral for which is located in 50 states. With respect to such loans, approximately 9,100 loans with an aggregate principal balance of approximately $5.682 billion pertain to commercial and multifamily mortgage-backed securities. Property type concentrations within the portfolio include multifamily, office, retail, and other types of income producing properties.

                 A substantial percentage of the commercial and multifamily loans included in the portfolio of Midland and its affiliates are serviced on behalf of the Resolution Trust Corporation acting as conservator or receiver for various depository institutions and on behalf of various trust funds with respect to mortgage-backed securities transactions that involved mortgage loans acquired from the Resolution Trust Corporation acting in such capacity.
Midland also provides commercial loan servicing for newly-originated loans and loans acquired in the secondary market on behalf of issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors. Recent servicing assignments with respect to mortgage-backed securities transactions include serving as master servicer for the Resolution Trust Corporation Commercial Pass-Through Certificates Series 1995-C1, 1994-C2 and 1994-C1 transactions, and for the CS First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1995-AEW1 transaction, and as servicer for the PS CMO Trust 94-Cl Commercial Mortgage Pay-Through Bonds Series 1994-C1 transaction, the JDN REMIC Trust Commercial Mortgage Pass-Through Certificates transaction, the Nomura Asset Securities Corporation Commercial Pass-Through Certificates Series 1994-C3 transaction, the Structured Asset Securities Corporation Multiclass Pass-

Through Certificates Series 1995-Cl transaction, the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates Series 1995-C1 transaction, and the Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates Series 1995-D1 transaction.

                 Midland and its affiliates provide asset management and disposition services for private investors, commercial mortgage-backed security transactions and the Resolution Trust Corporation. As of October 31, 1995, Midland and its affiliates have provided such services for a portfolio of approximately 8,845 assets with original book values of approximately $7.651 billion. Midland and its affiliates have liquidated, disposed of or otherwise resolved approximately 4,635 assets with original book value of approximately $3.577 billion.

                 As of October 31, 1995, Midland and its affiliates provided asset management services as servicer for the Resolution Trust Corporation Commercial Pass-Through Certificates Series 1992-Ml transaction, the Salomon Brothers Mortgage Securities VII, Inc. Multifamily Mortgage Pass-Through Certificates Series 1988-MFI transaction, the PS CMO Trust 94-C1 Commercial Mortgage Pay-Through Bonds Series 1994-C1 transaction, the JDN REMIC Trust Commercial Mortgage Pass-Through Certificates transaction, the Torrance Crenshaw REMIC Trust Class A Commercial Deed of Trust Pass-Through Certificates transaction, and as special servicer for the Nomura Asset Securities Corporation Commercial Pass-Through Certificates Series 1994-C3 transaction, the Prudential Securities Secured Financing Corporation Commercial Mortgage Pass-Through Certificates Series 1995-C1 transaction, the Asset Securitization Corporation Commercial Mortgage Pass-Through Certificates Series 1995-D1 transaction and the CS First Boston Mortgage Securities Corp. Commercial Mortgage Pass-Through Certificates Series 1995-AEW1 transaction. Midland is also the exclusive servicer and asset manager for the Eastrich Multiple Investor Fund, which is sponsored by an affiliate of Aldrich Eastman Waltch, a real estate investment advisor. The Eastrich Multiple Investor Fund acquired 670 non-performing commercial real estate loans with outstanding principal balances of approximately $1.05 billion from the Resolution Trust Corporation.

                 Midland and its affiliates have been approved as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities by Fitch, Moody's Investors Service, Inc., S&P and Duff & Phelps. Midland is ranked ``Above Average'' as a commercial loan servicer and asset manager by S&P, and ``acceptable'' as a master servicer and ``Above Average'' as a special servicer by Fitch. S&P rates commercial loan servicers and S&P and Fitch rate special servicers in one of five categories: superior, above average, average, below average and unacceptable. Fitch rates commercial loan master servicers as acceptable or unacceptable. Midland is also a HUD/ FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

                 The Mortgage Loan Seller is a Missouri corporation and a special purpose subsidiary of Midland, formed for the purpose of holding mortgage loans such as the Mortgage Loans from the time of origination thereof through the time of securitization or other disposition thereof.

                 The information concerning Midland set forth above has been provided by the Servicer, and none of the Depositor, the Trustee or the Underwriter makes any representation or warranty as to the accuracy thereof.

                              THE SPECIAL SERVICER

                 It is anticipated that Lennar Partners, Inc. (the ``Special Servicer''), a Florida corporation and a wholly owned subsidiary of Lennar Corporation (``Lennar''), will serve as the Special Servicer and in such capacity will be responsible for servicing the Specially Serviced Mortgage Loans. The principal executive offices of the Special Servicer are located at 700 NW 107th Avenue, Suite 400, Miami, Florida 33172.

                 Lennar is a full-service real estate company primarily involved in homebuilding, the development and management of commercial properties, and real estate-related financial services. Lennar has regional offices located across the country including Florida, Georgia, Texas, Arizona and California. As a result of its real estate and mortgage loan activities, Lennar and its affiliates have personnel with experience in loan workouts, asset management and dispositions, real estate development, asset valuations, bulk portfolio acquisitions and marketing and sales. The principal business of the Special Servicer is the management, turnaround and capital recovery of distressed and underperforming real estate loans, foreclosed real estate and related assets and servicing commercial real estate loans.

                 As of September 30, 1995, Lennar and its affiliates were managing a portfolio including over 46,000 assets in 49 states with an original face value of over $13 billion, $9.8 billion of which are commercial real estate assets. Included in this managed portfolio is $4.8 billion of commercial real estate assets representing 14 securitization transactions, for which the Special Servicer is the servicer or special servicer.

                 The Special Servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the Trust Fund. Accordingly, the assets of the Special Servicer and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, complete with the Mortgaged Properties for tenants, purchasers, financing and the like.

                 The information concerning Lennar set forth above has been provided by Lennar and none of the Depositor, the Trustee, the Servicer or the Underwriter makes any representation or warranty as to the accuracy thereof.

                 Lennar is a publicly traded company and is listed on the New York Stock Exchange under the trading symbol ``LEN.''


                        DESCRIPTION OF THE CERTIFICATES

GENERAL

                 The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of twelve Classes to be designated as the Class A-1 Certificates, the Class A-2 Certificates, the Class A-EC Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class F, Class G Certificates, the Class H Certificates, Certificates, the Class J-1 Certificates, the Class J-2 Certificates, the Class R Certificates and the Class LR Certificates. ONLY THE CLASS A-1, CLASS C, CLASS D AND CLASS E CERTIFICATES ARE OFFERED HEREBY. The Pooling and Servicing Agreement will be included as part of the Current Report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the Closing Date. See ``THE POOLING AND SERVICING AGREEMENT'' herein for more important additional information regarding the terms of the Pooling and Servicing Agreement and the Certificates.

                 The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting primarily of: (i) the Mortgage Loans, all scheduled payments of interest and principal due after the Cut-off Date (whether or not received) and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of payments of principal and interest due on or before the Cut-off Date); (ii) any Mortgaged Property acquired on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an ``REO Property''); (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and any account established in connection with REO Properties (an ``REO Account''); (iv) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (v) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement; and (vi) all of the mortgagee's right, title and interest in the Reserve Accounts.

                 The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans and the other assets in the Trust Fund. The respective Certificate Balance of each Class of Certificates will in each case be reduced by amounts actually distributed on such Class that are allocable to principal and by any Realized Losses (as defined herein) allocated to such Class. The Class A-EC and Class J-2 Certificates are interest-only Certificates, have no Certificate Balances and are not entitled to distributions in respect of principal. The Class J-1 Certificates are principal-only certificates and are not entitled to distributions in respect of interest.

DISTRIBUTIONS

                 Method, Timing and Amount. Distributions on the Regular Certificates will be made on the 25th day of each month or, if such 25th day is not a Business Day, then on the next succeeding Business Day, commencing in January, 1996 (each, a ``Distribution Date''). All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs. Such distributions will be made (a) by wire transfer of immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five Business Days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance or Notional Balance of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The ``Class A-EC Notional Balance'' as of any date is equal to the sum of the Certificate Balances of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates and the Class E Certificates. The ``Class J-2 Notional Balance'' as of any date is equal to the Certificate Balance of the Class J-1 Certificates. The Class A-EC and Class J-2 Notional Balances are referred to herein generally as ``Notional Balances.'' The final distribution on any Certificate will be made in like manner, but only upon presentment or surrender of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The ``Percentage Interest'' evidenced by any Regular Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance (or, with respect to the Class A-EC and Class J-2 Certificates, the initial Class A-EC Notional Balance, or initial Class J-2 Notional Balance) of the related Class.

                 The aggregate distribution to be made on the Regular Certificates on any Distribution Date shall equal the Available Funds. The ``Available Funds'' for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, including all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, plus all other amounts required to be placed in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, but excluding the following:

                          (a)     amounts permitted to be used to reimburse the
Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under ``The Pooling and Servicing Agreement-Advances'';

                          (b)     those portions of each payment of interest
which represent the applicable servicing compensation;

                          (c)     all amounts in the nature of late fees, late
charges and similar fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, Assumption Fees and similar fees, which the Servicer or the Special Servicer, as applicable, is entitled to retain as additional servicing compensation;

                          (d)     all amounts representing scheduled Monthly
Payments due after the Due Date in the related Collection Period (such amounts to be treated as received on the Due Date when due);

                          (e)     that portion of (i) amounts received in
connection with the liquidation of Specially Serviced Mortgage Loans, by foreclosure, trustee's sale or otherwise, (ii) amounts received in connection with a sale of a Specially Serviced Mortgage Loan or REO Property in accordance with the terms of the Pooling and Servicing Agreement, (iii) amounts (other than Insurance Proceeds) received in connection with the taking of a Mortgaged Property by exercise of the power of eminent domain or condemnation (``Condemnation Proceeds''; clauses (i), (ii) and (iii) are collectively referred to as ``Liquidation Proceeds'') or (iv) proceeds of the insurance policies (to the extent such proceeds are not to be applied to the restoration of the property or released to the borrower in accordance with the normal servicing procedures of the Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (``Insurance Proceeds'') with respect to a Mortgage Loan which represents any unpaid servicing compensation to which the Servicer is entitled;

                          (f)     all amounts representing certain expenses
reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or the Special Servicer or withdrawn by the Servicer from the Collection Account (including, without limitation, as provided in Section 3.6 of the Pooling and Servicing Agreement) pursuant to the terms thereof;

                          (g)     with respect to Distribution Dates after the
EC Maturity Date, Prepayment Premiums received in the related Collection Period; and

                          (h)     any interest or investment income on funds on
deposit in the Collection Account or in Permitted Investments in which such funds may be invested.

                 The ``Monthly Payment'' with respect to any Mortgage Loan for any Distribution Date (other than any REO Mortgage Loan) is the scheduled monthly payment of principal and interest, excluding any Balloon Payment, which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged (after giving effect to any extension or other modification), determined as set forth in the Pooling and Servicing Agreement.

                 ``Unscheduled Payments'' are all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds payable under the Mortgage Loans, the Repurchase Price of any Mortgage Loans that are repurchased or purchased pursuant to the Pooling and Servicing Agreement and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

                 ``Prepayment Premiums'' are payments received on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of principal or interest, which are intended to be a disincentive to prepayment.

                 ``Net REO Proceeds'' with respect to any REO Property and any related Mortgage Loan are all revenues received by the Servicer with respect to such REO Property or REO Mortgage Loan that do not constitute Liquidation Proceeds, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

                 ``Principal Prepayments'' are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                 The ``Collection Period'' with respect to a Distribution Date is the period beginning on the day following the Determination Date in the month preceding the month in which such Distribution Date occurs (or, in the case of the Distribution Date occurring in January 1996, on the day after the Cut-Off Date) and ending on the Determination Date in the month in which such Distribution Date occurs.

                 ``Determination Date'' means the 17th day of any month, or if such 17th day is not a Business Day, the Business Day immediately following such 17th day, commencing on January 17, 1996.

                 ``Default Interest'' with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of the Default Rate over the Mortgage Rate.

                 The ``Default Rate'' with respect to any Mortgage Loan is the annual rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

                 Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

                 ``Class Interest Distribution Amount'' with respect to any Distribution Date and any of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and H Certificates, will equal interest for the related Interest Accrual Period at the applicable Pass-Through Rate for such Class of Certificates for such Interest Accrual Period on the Certificate Balance of such Class. With respect to any Distribution Date and the Class A-EC Certificates, the ``Class Interest Distribution Amount'' will equal for any Distribution Date occurring on or prior to the EC Maturity Date, Class A-EC Excess Cash. The Class A-EC Certificates are not entitled to distributions (other than any Class Interest Shortfalls) following the EC Maturity Date. The Class J-1 Certificates are principal only Certificates and have no Class Interest Distribution Amount. With respect to any Distribution Date and the Class J-2 Certificates, the ``Class Interest Distribution Amount'' will equal the product of the Class J-2 Pass-Through Rate and the Class J-2 Notional Balance. For purposes of determining any Class Interest Distribution Amount, any distributions in reduction of Certificate Balance (and any resulting reductions in Notional Balance) as a result of allocations of Realized Losses on the Distribution Date occurring in such Interest Accrual Period shall be deemed to have been made as of the first day of such Interest Accrual Period. Notwithstanding the foregoing, the Class Interest Distribution Amount for each Class of Certificates otherwise calculated as described above shall be reduced by such Class' pro rata share of any Prepayment Interest Shortfall not offset by Servicing Fees as described below for such Distribution Date (pro rata according to each respective Class's Class Interest Distribution Amount determined without regard to this sentence).

                 ``Class A-EC Excess Cash'' for any Distribution Date will be an amount equal to the product of the Weighted Average Net Mortgage Rate multiplied by the Class A-EC Pass-Through Rate.

                 The ``Class A-EC Pass-Through Rate'' is a per annum rate equal to the excess of the Weighted Average Net Mortgage Rate over the weighted average of the Pass-Through Rates of the Class A-1 Certificates, the Class A-2 Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates (weighted in each case on the basis of a fraction equal to the Certificate Balance of each such Class of Certificates divided by the sum of the Certificate Balances of the Certificates of such Classes as of the first day of such Interest Accrual Period).

                 ``Prepayment Interest Shortfall'' with respect to any Distribution Date is equal to the amount of any shortfall in interest (adjusted to the applicable Net Mortgage Rate) resulting from Principal Prepayments on such Mortgage Loans during the related Collection Period. Such shortfall may result because interest on a Principal Prepayment is paid by the related borrower only to the date of prepayment or because no interest is paid on a Principal Prepayment, to the extent that such Principal Prepayment is applied to reduce the principal balance of the related Mortgage Loan as of the Due Date preceding the date of prepayment. Prepayment Interest Shortfalls with respect to each Distribution Date will be allocated to each Class of Certificates pro rata based on such Class's Interest Distribution Amount (without taking into account the amount of Prepayment Interest Shortfalls to such Class on such Distribution Date) for such Distribution Date. The amount of any Prepayment Interest Shortfall with respect to any Distribution Date will be offset by the Servicer up to an amount equal to the aggregate Servicing Fees to which the Servicer would otherwise be entitled on such Distribution Date.

                 The ``Pass-Through Rate'' for any Class of Regular Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1 and A-2 Certificates during any Interest Accrual Period will be _____%. The Pass-Through Rate on the Class B Certificates during any Interest Accrual Period will be _____%. The Pass-Through Rate on the Class

C Certificates during any Interest Accrual Period will be _____%. The Pass-Through Rate on the Class D Certificates during any Interest Accrual Period will be _____%. The Pass-Through Rate on the Class E Certificates during any Interest Accrual Period will be ____%. The Pass-Through Rate on the Class F, Class G and Class H Certificates during any Interest Accrual Period will be equal to the Weighted Average Net Mortgage. The Pass-Through Rate on the Class J-2 Certificates during any Interest Accrual Period will be the Weighted Average Net Mortgage Rate related to such Interest Accrual Period. The Class J-1 Certificates are principal-only certificates and are not entitled to distributions in respect of interest.

                 The ``Weighted Average Net Mortgage Rate'' for any Interest Accrual Period is a per annum rate equal to the weighted average of the Net Mortgage Rates as of the first day of such Interest Accrual Period. The ``Net Mortgage Rate'' for each Mortgage Loan, prior to any default thereunder, is the Mortgage Rate for such Mortgage Loan minus the Servicing Fee Rate.

                 The ``Interest Accrual Period'' with respect to any Distribution Date is the calendar month preceding the month in which such Distribution Date occurs. Interest for each Interest Accrual Period is calculated based on a 360-day year consisting of twelve 30-day months.

                 ``Class Interest Shortfall'' means on any Distribution Date for any Class of Certificates, the excess, if any of the amount of interest required to be distributed to the Holders of such Certificates on such Distribution Date over the amount of interest actually distributed to such Holders. No interest will accrue on unpaid Class Interest Shortfalls.

                 The ``Pooled Principal Distribution Amount'' for any Distribution Date will be equal to the sum of:

                          (i)     the principal component of all scheduled
Monthly Payments (other than Balloon Payments) which become due (regardless of whether received) on the Mortgage Loans during the related Collection Period;

                          (ii)    to the extent not included in the preceding
clause, the principal component of all Assumed Scheduled Payments, deemed to become due (regardless of whether received) during the related Collection Period with respect to any Balloon Loan that is delinquent in respect of its Balloon Payment;

                          (iii)   to the extent not included in the preceding
clauses, the Scheduled Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under ``Description of the Pooling and Servicing Agreement--Optional Termination'';

                          (iv)    to the extent not included in the preceding
clauses, the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

                          (v)     to the extent not included in the preceding
clauses, the principal component of all Balloon Payments received during the related Collection Period;

                          (vi)    to the extent not included in the preceding
clauses, all other Principal Prepayments received in the related Collection Period; and

                          (vii)   to the extent not included in the preceding
clauses, any other full or partial recoveries in respect of principal, including Insurance Proceeds, Liquidation Proceeds, Condemnation Proceeds and Net REO Proceeds.

                 The ``Assumed Scheduled Payment'' with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof, assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Net Mortgage Rate on the principal balance that would have remained after giving effect to deemed principal payments pursuant to clause (a) hereof on prior Due Dates.

                 An ``REO Mortgage Loan'' is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

                 On each Distribution Date, Holders of each Class of Certificates (other than the Class LR Certificates) shall receive distributions, up to the amount of Available Funds, in the amounts and in the order of priority (the ``Available Funds Allocation'') set forth below:

         (i) First, to the Class A-1 Certificates, Class A-2 Certificates and Class A-EC Certificates, pro rata in accordance with the Class Interest Distribution Amount of each, up to an amount equal to the Class Interest Distribution Amount of each such Class for such Distribution Date;

         (ii) Second, to the Class A-1 Certificates, Class A-2 Certificates and Class A-EC Certificates, pro rata in accordance with the Class Interest Shortfall of each, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (iii) Third, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

         (iv) Fourth, after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date, until the Certificate Balance thereof is reduced to zero;

         (v) Fifth, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-1 Certificates and the Class A-2 Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (vi) Sixth, to the Class B Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (vii) Seventh, to the Class B Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (viii) Eighth, after the Certificate Balance of the Class A-2 Certificates has been reduced to zero, to the Class B Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (ix) Ninth, to the Class B Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (x) Tenth, to the Class C Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xi) Eleventh, to the Class C Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xii) Twelfth, after the Certificate Balance of the Class B Certificates has been reduced to zero, to the Class C Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xiii) Thirteenth, to the Class C Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (xiv) Fourteenth, to the Class D Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xv) Fifteenth, to the Class D Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xvi) Sixteenth, after the Certificate Balance of the Class C Certificates has been reduced to zero, to the Class D Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xvii) Seventeenth, to the Class D Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class D Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (xviii) Eighteenth, to the Class E Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xix) Nineteenth, to the Class E Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xx) Twentieth, after the Certificate Balance of the Class D Certificates has been reduced to zero, to the Class E Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xxi) Twenty-First, to the Class E Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class E Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (xxii) Twenty-Second, to the Class F Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xxiii) Twenty-Third, to the Class F Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xxiv) Twenty-Fourth, after the Certificate Balance of the Class E Certificates has been reduced to zero, to the Class F Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xxv) Twenty-Fifth, to the Class F Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class F Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (xxvi) Twenty-Sixth, to the Class G Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xxvii) Twenty-Seventh, to the Class G Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xxviii) Twenty-Eighth, after the Certificate Balance of the Class F Certificates has been reduced to zero, to the Class G Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xxix) Twenty-Ninth, to the Class G Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class G Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (xxx) Thirtieth, to the Class H Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xxxi) Thirty-First, to the Class H Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xxxii) Thirty-Second, after the Certificate Balance of the Class G Certificates has been reduced to zero, to the Class H Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xxxiii) Thirty-Third, to the Class H Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class H Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss;

         (xxxiv) Thirty-Fourth, to the Class J-2 Certificates, up to an amount equal to the Class Interest Distribution Amount of such Class for such Distribution Date;

         (xxxv) Thirty-Fifth, to the Class J-2 Certificates, up to an amount equal to the aggregate unpaid Class Interest Shortfalls previously allocated to such Class on any previous Distribution Dates and not paid;

         (xxxvi) Thirty-Sixth, after the Certificate Balance of the Class H Certificates has been reduced to zero, to the Class J-1 Certificates, in reduction of the Certificate Balance thereof, the Pooled Principal Distribution Amount for such Distribution Date less the portion thereof distributed on such Distribution Date pursuant to any preceding clause, until the Certificate Balance thereof is reduced to zero;

         (xxxvii) Thirty-Seventh, if such Distribution Date occurs after the EC Maturity Date, to (i) the Class H Certificates, (ii) the Class G Certificates, (iii) the Class F Certificates, (iv) the Class E Certificates,
(v) the Class D Certificates, (vi) the Class C Certificates, (vii) the Class B Certificates, (viii) the Class A-2 Certificates, (ix) the Class A-1 Certificates and (x) the Class J-1 Certificates, in that order, in reduction of the Certificate Balance of each thereof, any remaining portion of Available Funds in the Distribution Account, until the Certificate Balance of each has been reduced to zero; and

         (xxxviii) Thirty-Eighth, to the Class J-1 Certificates, for the unreimbursed amounts of Realized Losses, if any, together with simple interest thereon at a rate equal to 10.00% per annum from the date on which such unreimbursed Realized Loss was allocated (or the date on which interest was last paid) to, but not including, the Distribution Date on which distributions in respect of such unreimbursed Realized Loss are made pursuant to this subparagraph, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to the Class J-1 Certificates and interest thereon, provided that any distribution pursuant to this subparagraph shall be deemed to be distributed first in respect of any such interest and then in respect of any such unreimbursed Realized Loss.

                 On each Distribution Date, Available Funds remaining in the Distribution Account following the distributions to the Certificates pursuant to the Available Funds Allocation shall be distributed to the Class R Certificates and Available Funds remaining in the Collection Account shall be distributed to the Class LR Certificates.

                 All references to pro rata in the preceding clauses shall mean pro rata based on the amount distributable pursuant to such clause.

                 Distributions of Principal on the Class A-1 and Class A-2 Certificates. On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the final Distribution Date in connection with the termination of the Trust Fund, all distributions of principal to the Class A-1 Certificates and the Class A-2 Certificates will be paid, first, to holders of the Class A-1 Certificates until the Certificate Balance of such Certificates is reduced to zero, and thereafter, to holders of the Class A-2 Certificates, until the Certificate Balance of such Certificates is reduced to zero. On each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-1 Certificates and the Class A-2 Certificates will be paid to holders of such two Class of Certificates, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class of Certificates is reduced to zero.

                 The ``Senior Principal Distribution Cross-Over Date'' will be the first Distribution Date as of which the aggregate Certificate Balance of the Class A-1 Certificates and Class A-2 Certificates outstanding immediately prior thereto exceeds the sum of (a) the aggregate Scheduled Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date and (b) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distribution of interest to be made on the Class A-1 and Class A-2 Certificates on such Distribution Date have been made.

                 Prepayment Premiums. Each Mortgage Loan generally provides that a prepayment be accompanied by the payment of a Prepayment Premium for all or a portion of the period during which such prepayments are permitted. On each Distribution Date up to and including the EC Maturity Date, Prepayment Premiums with respect to any Unscheduled Payments received on Yield Maintenance Loans in the related Collection Period, if such Collection Period occurred during the Yield Maintenance Period for such Yield Maintenance Loan, shall be distributed to the holders of the Certificates outstanding on such Distribution Date, in the following amounts and order of priority:

                          (i)     First, to the Class of Certificates which is
entitled to distributions in respect of principal on such Distribution Date (other than pursuant to clause thirty-seventh of the Available Funds Allocation), an amount equal to the excess of (A) the present value (discounted at the Discount Rate (as defined below)) of the principal and interest distributions that would have been paid in respect of such Class of Certificates from the Distribution Date occurring in the following month until the Certificate Balance of such Class of Certificates would have been reduced to zero had the related prepayment not occurred (and assuming no other prepayments were made), over (B) the present value (discounted at the Discount Rate (as defined below)) of the principal and interest distributions that will be paid in respect of such Class of Certificates from the Distribution Date occurring in the following month until the Certificate Balance of such Class of Certificates is reduced to zero following such prepayment (assuming no further prepayments are made and no delinquencies or defaults occur) less the amount of such prepayment; provided that if more than one Class of Certificates is entitled to distributions in respect of principal on such Distribution Date (other than pursuant to clause thirty-seventh of the Available Funds Allocation), the amount set forth herein shall be calculated for each such Class, and the amount of Prepayment Premiums shall be allocated among such Classes, pro rata in accordance with the amounts so calculated, up to an amount equal to the sum of such amounts so calculated; and

                          (ii)    Second, any remaining Prepayment Premiums
following the distribution in clause First above, to the Class A-EC
Certificates.

                 With respect to each Distribution Date up to and including the EC Maturity Date, any Prepayment Premiums received with respect to any of the Mortgage Loans that are not Yield Maintenance Loans and any Prepayment Premiums received with respect to the Yield Maintenance Loans after the related Yield Maintenance Periods will be allocated solely to the Class A-EC Certificates. The amount of any Prepayment Premiums with respect to any Unscheduled Payments received in any Collection Period subsequent to the Collection Period related to the EC Maturity Date will be distributed as Available Funds pursuant to the Available Funds Allocation.

                 The ``Discount Rate'' is the rate determined by the Trustee to be the rate interpolated and rounded to the nearest one-thousandth of a percent, if necessary, in the secondary market on the United States Treasury security with a maturity equal to the then computed weighted average life of the related Class of Certificates (rounded to the nearest month) (without taking into account the related prepayment and assuming (i) no further prepayments on the Mortgage Loans and (ii) no delinquencies or defaults with respect to payments on Mortgage Loans) plus 0.50% per annum.

                 Notwithstanding the foregoing, Prepayment Premiums shall be distributed on any Distribution Date only to the extent they are received in the respect of the Mortgage Loans in the related Collection Period.

                 Realized Losses. The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss with respect to such Distribution Date. As referred to herein, the ``Realized Loss'' with respect to any Distribution Date shall mean the amount, if any, by which (i) the Aggregate Certificate Balance of the Certificates after giving effect to distributions made on such Distribution Date exceeds (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Due Date in the month in which such Distribution Date occurs. Any such write-offs will be applied to the Classes of Certificates in the following order, until each is reduced to zero: first, to the Class J-1 Certificates, second, to the Class H Certificates, third, to the Class G Certificates, fourth, to the Class F Certificates, fifth, to the Class E Certificates, sixth, to the Class D Certificates, seventh, to the Class C Certificates, eighth, to the Class B Certificates, and finally to the Class A-1 and Class A-2 Certificates, pro rata. Any amounts recovered in respect of any amounts previously written off as Realized Losses will be distributed to the Classes of Certificates in reverse order of allocation of Realized Losses thereto. Realized Losses allocated to the Class J-1 Certificates will reduce the Class J-2 Notional Balance. Realized Losses allocated to the Class A-1 or Class A-2 Certificates will reduce the Class A-EC Notional Balance. Shortfalls in Available Funds resulting from additional Servicer compensation (including interest on Advances not covered by Default Interest, extraordinary expenses of the Trust Fund or otherwise) will be allocated in the same manner as Realized Losses.

                 The ``Scheduled Principal Balance'' of any Mortgage Loan as of any Due Date will be the principal balance of such Mortgage Loan as of such Due Date, after giving effect to (a) any Principal Prepayments, Non-Premium Prepayments or other unscheduled recoveries of principal and any Balloon Payments received during the related Collection Period, and (b) any payment in respect of principal, if any, due on or before such Due Date (other than a Balloon Payment, but including the principal portion of any Assumed Scheduled Payment, if applicable), irrespective of any delinquency in payment by the borrower. The Scheduled Principal Balance of any REO Mortgage Loan is equal to the principal balance thereof outstanding on the date that the related Mortgaged Property became an REO Property minus any Net REO Proceeds allocated to principal on such REO Mortgage Loan and reduced by Monthly Payments due thereon on or before such Due Date. With respect to any Mortgage Loan, from and after the date on which the Servicer makes a Final Recovery Determination, the Scheduled Principal Balance thereof shall be zero.

SUBORDINATION

                 As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2 and Class A-EC Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G and Class H, Class J-1 and Class J-2 Certificates to receive distributions of interest and principal, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2 and Class A-EC Certificates. Each Class of the Regular Certificates with a lower class designation will likewise be protected by the subordination of all Classes of Certificates with yet lower class designations. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal, as applicable, distributable in respect of such Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses, first, to the Class J-1 Certificates, second, to the Class H Certificates, third, to the Class G Certificates, fourth, to the Class F Certificates, fifth, to the Class E Certificates, sixth, to the Class D Certificates, seventh, to the Class C Certificates, eighth, to the Class B Certificates, and, finally, to the Class A-1 and Class A-2 Certificates, pro rata, in each case in reduction of the Certificate Balance of such Class until the Certificate Balance thereof is reduced to zero. In addition, each Class of Certificates will have the benefit of subordination of the Class LR and Class R Certificates to the extent of any distributions to which the Class LR Certificates would otherwise be entitled. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

ADDITIONAL RIGHTS OF THE RESIDUAL CERTIFICATES

                 The Class R Certificates and Class LR Certificates will remain outstanding for as long as the Trust Fund shall exist. Holders of the Class R Certificates and Class LR Certificates are not entitled to distributions in respect of principal, interest or Prepayment Premiums. Holders of the Class R Certificates and Class LR Certificates are not expected to receive any distributions until after the Class Balances of all other Classes of Certificates have been reduced to zero and only to the extent of any Available Funds remaining in the Distribution Account and Collection Account, respectively, on any Distribution Date and any remaining assets of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively, if any, on the final Distribution Date for the Certificates, after distributions in respect of any accrued but unpaid interest on the Certificates and after distributions in reduction of principal balance have reduced the principal balances of the Certificates to zero.

                 A HOLDER OF A GREATER THAN 50% PERCENTAGE INTEREST OF THE CLASS LR CERTIFICATES MAY, UNDER CERTAIN CIRCUMSTANCES, PURCHASE THE REMAINING ASSETS OF THE TRUST FUND, THEREBY EFFECTING THE TERMINATION OF THE TRUST REMICS. SEE ``THE POOLING AND SERVICING AGREEMENT--OPTIONAL TERMINATION'' HEREIN.

DELIVERY, FORM AND DENOMINATION

                 Book-Entry Certificates. No Person acquiring a Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E or Class F Certificate (each such Certificate, a ``Book-Entry Certificate'') will be entitled to receive a physical certificate representing such Certificate except under the limited circumstances described below. Absent such circumstances, the Book-Entry Certificates will be registered in the name of a nominee of DTC and beneficial interests therein will be held by investors (``Beneficial Owners'') through the book-entry facilities of DTC, as described herein, in denominations of $100,000 initial Certificate Balance or Notional Balance and integral multiples of $1,000 in excess thereof except one certificate of each such Class may be issued which represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance of such Class. The Depositor has been informed by DTC that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Book-Entry Certificates.

                 No Beneficial Owner of a Book-Entry Certificate will be entitled to receive a definitive Certificate (a ``Definitive Certificate'') representing such person's interest in the Book-Entry Certificates, except as set forth below. Unless and until Definitive Certificates are issued to beneficial owners in respect of the Book-Entry Certificates under the limited circumstances described herein, all references to actions taken by Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to actions taken by DTC upon instructions from its participants, and all references herein to distributions, notices, reports and statements to Certificateholders or holders shall, in the case of the Book-Entry Certificates, refer to distributions, notices, reports and statements to DTC or Cede & Co., as the case may be, for distribution to beneficial owners in accordance with DTC procedures. The Trustee, the Servicer, the Special Servicer, the Fiscal Agent and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with DTC as the authorized representative of the Beneficial Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders under the Pooling and Servicing Agreement.

                 DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a ``clearing corporation'' within the meaning of New York Uniform Commercial Code and a ``clearing agency'' registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations (``Participants'') and to facilitate the clearance and settlement of securities transactions among Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Underwriter), banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers, trust companies and other institutions that clear through or maintain a custodial relationship with a participant, either directly or indirectly (``Indirect Participants''). The rights of Beneficial Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Beneficial Owners and the Participants and Indirect Participants representing such Beneficial Owners.

                 Under the rules, regulations and procedures creating and affecting DTC and its operations (the ``Rules''), DTC is required to make book-entry transfers of Book-Entry Certificates among Participants on whose behalf it acts with respect to the Book-Entry Certificates. Participants and Indirect Participants with which Beneficial Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Beneficial Owners.

                 Beneficial Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Certificates may do so only through Participants and Indirect Participants. All transfers by Beneficial Owners of their respective ownership interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Participant or brokerage firm representing each such Beneficial Owner. Each Participant shall only transfer the ownership interests in the Book-Entry Certificates of Beneficial Owners it represents or of brokerage firms for which it acts as agent in accordance with DTC's normal procedures. Neither the Certificate Registrar, nor the Trustee shall have any responsibility to monitor or restrict the transfer of ownership interests in Book-Entry Certificates through the book-entry facilities of DTC.

                 In addition, Beneficial Owners will receive all distributions of principal, interest and other sums through Participants. DTC will forward such distributions to its Participants, which thereafter will forward them to Indirect Participants or Beneficial Owners. Beneficial Owners will not be recognized by the Trustee or any paying agent (each, a ``Paying Agent'') appointed by the Trustee as Certificateholders, as such term is used in the Pooling and Servicing Agreement, and Beneficial Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its Participants.

                 Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Book-Entry Certificates, may be limited due to lack of a definitive Certificate for such Book-Entry Certificates. In addition, under a book-entry format, Beneficial Owners may experience delays in their receipt of payments, since distributions will be made by the Trustee or a Paying Agent on behalf of the Trustee to Cede & Co., as nominee for DTC.

                 DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Book-Entry Certificates are credited. Additionally, DTC has advised the Depositor that, in the case of actions requiring the direction of the holders of specified Percentage Interests or Voting Rights of the Certificates, it will take such actions only at the direction of and on behalf of Participants whose holdings of Book-Entry Certificates evidence such specified Percentage Interests or Voting Rights. DTC may take conflicting actions with respect to Percentage Interests or Voting Rights to the extent that Participants whose holdings of Book-Entry Certificates evidence such Percentage Interests or Voting Rights authorize divergent action.

                 Neither the Depositor, the Trustee, the Servicer, the Special Servicer, the Fiscal Agent, nor any Paying Agent will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates registered in the name of Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. In the event of the insolvency of DTC or a Participant or Indirect Participant in whose name Book-Entry Certificates are registered, the ability of the Beneficial Owners of such Book-Entry Certificates to obtain timely payment may be impaired. In addition, in such event, if the limits of applicable insurance coverage by the Securities Investor Protection Corporation are exceeded or if such coverage is otherwise unavailable, ultimate payment of amounts distributable with respect to such Book-Entry Certificates may be impaired.

                 Physical Certificates. The Class G, Class H, Class J-1, Class J-2, Class R and Class LR Certificates will be issued in fully registered certificated form only. The Class G, Class H, Class J-1 and Class J-2 Certificates will be issued in denominations of $100,000 initial Certificate Balance or Notional Balance, as applicable, and integral multiples of $1,000 in excess thereof (or $1 in excess thereof with respect to the Class J-1 and Class J-2 Certificates), except one Certificate of each such Class may be issued which represents a different initial Certificate Balance or Notional Balance to accommodate the remainder of the initial Certificate Balance or Notional Balance. The Residual Certificates will be issued in definitive, physical, registered form in percentage interests of 5% and integral multiples of a 1% percentage interest in excess thereof.

                 Book-Entry Certificates will be converted to Definitive Certificates and re-issued to Beneficial Owners for their nominees, rather than to DTC or its nominee, only if (i)(A) the Depositor advises the Certificate Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to any class of the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, advises the Certificate Registrar that it elects to terminate the book-entry system through DTC with respect to any Class of the Book-Entry Certificates.

                 Upon the occurrence of any event described in the immediately preceding paragraph, the Certificate Registrar will be required to notify all affected Beneficial Owners through DTC of the availability of Definitive Certificates. Upon surrender by DTC of the physical certificates representing the affected Book-Entry Certificates and receipt of instructions for re-registration, the Certificate Registrar will reissue the Book-Entry Certificates as definitive Certificates to the Beneficial Owners. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of the Class A-1, Class A-2, Class A-EC, Class B, Class C, Class D, Class E or Class F Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, and exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                 Definitive Certificates will be transferable and exchangeable at the offices of the Trustee or the Certificate Registrar in accordance with the terms of the Pooling and Servicing Agreement.

REGISTRATION AND TRANSFER

                 Subject to the restrictions on transfer and exchange set forth in the Pooling and Servicing Agreement, the holder of any Definitive Certificate may transfer or exchange the same in whole or part (in a principal amount equal to the minimum authorized denomination or any integral multiple thereof) by surrendering such Definitive Certificate at the corporate trust office of the certificate registrar appointed pursuant to the Pooling and Servicing Agreement (the ``Certificate Registrar'') or at the office of any transfer agent, together with an executed instrument of assignment and transfer in the case of transfer and a written request for exchange in the case of exchange. In exchange for any Definitive Certificate properly presented for transfer or exchange with all necessary accompanying documentation, the Certificate Registrar shall, within three Business Days of such request if made at the corporate trust office of the Certificate Registrar, or within ten Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such corporate trust officer or the office of the transfer agent, as the case may be, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, a Definitive Certificate or Definitive Certificates, as the case may require, for a like aggregate Certificate Balance or Notional Balance, as applicable, and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the corporate trust office of the Certificate Registrar or at the office of a transfer agent by the registered holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Definitive Certificate during the period of 15 days preceding any Distribution Date.

                 No fee or service charge will be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to herein. The Certificate Registrar may require payment by each transferor of a sum sufficient to pay any tax (as defined in the Pooling and Servicing Agreement), expense or other governmental charge payable in connection with any such transfer.

                              YIELD CONSIDERATIONS

REGULAR CERTIFICATES

                 General.  The yield on any Regular Certificate will depend on
(a) the price at which such Certificate is purchased by an investor and (b) the rate, timing and amount of distributions on such Certificate. The rate, timing and amount of distributions on any Regular Certificate will in turn depend on, among other things, (i) the rate and timing of principal payments (including voluntary prepayments, involuntary prepayments resulting from defaults and liquidations or other dispositions of the Mortgage Loans and Mortgaged Properties or the application of insurance or condemnation proceeds, and/or the purchase of the Mortgage Loans as described under ``THE POOLING AND SERVICING AGREEMENT--Optional Termination'' and ``--Auction'' and the extent to which such amounts are to be applied in reduction of the Certificate Balance (or Notional Balance) of the Class of Certificates to which such Certificate belongs, (ii) the rate, timing and severity of Realized Losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balances (or related Notional Balance) of the Class of Certificates to which such Certificate belongs and (iii) with respect to the Class A-EC, Class F, Class G, Class H and Class J-2 Certificates, the Weighted Average Net Mortgage Rate as in effect from time to time. Disproportionate principal payments (whether resulting from differences in amortization schedules, prepayments or otherwise) on Mortgage Loans having Net Mortgage Rates that are higher or lower than the current Weighted Average Net Mortgage Rate will affect the yield on the Class A-EC Certificates. Such disproportionate principal payments will also affect the Pass-Through Rates of the Class F, Class G, Class H and Class J-2 Certificates and therefore the yield on each such Class. Furthermore, following the EC Maturity Date, increases or decreases in the Weighted Average Net Mortgage Rate will increase or decrease the rate of distributions in reduction of Class Principal Balances of certain Classes of Certificates entitled to receive distributions pursuant to priority thirty-seventh of the Available Funds Allocation.

                 Rate and Timing of Principal Payments. The yield to holders of the Regular Certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the Certificate Balance of such Certificates. As described herein, the Pooled Principal Distribution Amount for each Distribution Date will be distributable in its entirety in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, and will thereafter be distributable in its entirety to each remaining Class of Regular Certificates, sequentially in order of class designation, in each case until the Certificate Balance of each such Class of Certificates is, in turn, reduced to zero. Consequently, the rate and timing of principal payments made in reduction of the Certificate Balance of the Regular Certificates will be directly related to the rate and timing of principal payments on or in respect of the Mortgage Loans, which will in turn be affected by the amortization schedules thereof, the dates on which Balloon Payments are due and the rate and timing of principal prepayments and other unscheduled collections thereon (including, for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgage Properties, or purchases of Mortgage Loans out of the Trust Fund in the manner described herein under ``THE POOLING AND SERVICING AGREEMENT--Representations and Warranties; Repurchases,''``--Optional Termination'' and ``--Auction''). Prepayments and, assuming the respective stated maturity dates therefor have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Regular Certificates (other than the Class A-EC, and Class J-2 Certificates) of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans, and, accordingly, on the Regular Certificates, while work-outs are negotiated foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Special Servicer has the option to extend the maturity of Mortgage Loans following a Balloon Default. See ``THE POOLING AND SERVICING AGREEMENT--Servicing of the Mortgage Loans; Collection of Payments'' and ``--Realization Upon Mortgage Loans'' and ``CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Foreclosure'' in the Prospectus.

                 The extent to which the yield to maturity of any Class of Regular Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed in reduction of the Certificate Balance of such Certificates. An investor should consider, in the case of any Regular Certificate purchased at a discount, especially the Class J-1 Certificates, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Regular Certificate purchased at a premium (or the Class A-EC and Class J-2 Certificates, which have no Certificate Principal Balances), the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the Certificate Balance of any Regular Certificate purchased at a discount or premium (or, in the case of the Class A-EC and Class J-2 Certificates, applied in reduction of the related Notional Balance), the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal prepayments. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans.

                 The amounts payable with respect to the Class J-1 Certificates derive only from principal payments on the Mortgage Loans. As a result, the yield on the Class J-1 Certificates will be adversely affected by slower than expected payments of principal (including prepayments, defaults and liquidations) on the Mortgage Loans.

                 Balloon Payments. Most of the Mortgage Loans are Balloon Loans which will have substantial payments (that is, Balloon Payments) due at their stated maturities unless previously prepaid. If any borrower with respect to any of such Balloon Loans is unable to make the applicable Balloon Payment when due, the average life of the Certificates will be longer than expected. With particular reference to the Class A-1 Certificates, the nine Mortgage Loans listed below have a Scheduled Maturity Date within the next seven years, with a Balloon Payment required on each such Maturity Date. If the Balloon Payments with respect to each of these Mortgage Loans are not paid by each of the related borrowers as scheduled, the average life of the Class A-1 Certificates could be especially affected.


                                   Cut-Off Date                                                     Appraisal
Loan    Property                   Principal        Balloon          Property         Appraised     Balloon   Original
#       Name                       Balance          Balance          Type             LTV           LTV       Maturity
----------------------------------------------------------------------------------------------------------------------
6       Mountain Creek             $6,493,254       $5,741,367       Congregate       57.46%        50.81%    84
        Manor                                                        Care

8       Garden Ridge               $5,500,000       $3,722,592       Retail           60.11%        40.68%    84

9       Mack Park                  $5,350,000       $4,710,593       Multifamily      73.29%        64.53%    84
        Apartments

10      Park Villa                 $4,750,000       $4,377,978       Multifamily      70.90%        65.34%    60
        Apartments

19      The Bristol House          $3,692,738       $3,271,518       Congregate       72.41%        64.15%    84
        Gracious Retirement Living                                   Care

22      Kingswood                  $3,350,000       $2,949,624       Multifamily      69.29%        61.01%    84
        Apartments

38      Meadowbrook                $2,360,000       $1,922,764       Mobile Home      51.30%        41.80%    84
        Mobile Home Park                                             Park

39      University Village         $2,250,000       $2,013,321       Multifamily      80.36%        71.90%    84
        Apartments

65      Loveland Plaza             $1,300,000       $1,059,150       Mobile Home      62.65%        51.04%    84
        Mobile Home Park                                             Park

                 Losses and Shortfalls. The yield to holders of the Regular Certificates will also depend on the extent to which such holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Shortfalls in collections of amounts payable on the Mortgage Loans (to the extent not advanced) will generally be borne: first, by the holders of the Class J-1 Certificates, to the extent of amounts otherwise distributable thereto;

second, by the holders of the Class H Certificates, to the extent of amounts otherwise distributable thereto; third, by the holders of the Class G Certificates, to the extent of amounts otherwise distributable thereto; fourth, by the holders of the Class F Certificates, to the extent of amounts otherwise distributable thereto; fifth, by the holders of the Class E Certificates to the extent of amounts otherwise distributable thereto; sixth, by the holders of the Class D Certificates, to the extent of amounts otherwise distributable thereto; seventh, by the holders of the Class C Certificates, to the extent of amounts otherwise distributable thereto; eighth, by the holders of the Class B Certificates, to the extent of amounts otherwise distributable thereto; and, last, by the holders of the Class A-1 and Class A-2 Certificates on a pro-rata basis. Realized Losses will be allocated, as and to the extent described herein, to the Classes of Certificates (in reduction of the Certificate Balance of each such Class) in reverse order of their class designation.

                 Certain Relevant Factors. The Mortgage Loans are not insured or guaranteed in whole or in part by any governmental agency or any other person or entity. In addition, 81 of the Mortgage Loans are non-recourse loans. If the markets for commercial and multifamily real estate should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans exceed the value of the respective Mortgaged Properties, actual losses may be higher than those originally anticipated by investors. As otherwise described herein, most of the Mortgage Loans, by number and by Cut-off Date Principal Balance, are Balloon Loans, and, as to such loans, the ability of the borrowers to pay the Balloon Payment at the maturity of the Mortgage Loan will depend on their ability to sell or refinance the Mortgaged Properties, which, in turn, depends on a number of factors, many of which are beyond the control of such borrowers. Such factors include the level of interest rates and general economic conditions at the time of sale or refinancing and changes in federal, state or local laws, including tax laws, environmental laws and safety standards. The Certificates are subject to the risk of default by the borrowers in making the required Balloon Payments.

                 The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, the provisions requiring the payment of Prepayment Premiums and amortization terms that require Balloon Payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located, and the general supply and demand for such facilities (and their uses) in such areas, the quality of management of Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment.

                 The rate of prepayment on the Mortgage Pool is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When prevailing market interest rates are below a mortgage note rate, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for purposes of either (i) converting to another fixed rate loan with a lower interest rate and thereby ``locking in'' such rate or (ii) taking advantage of an initial ``teaser rate'' on an adjustable rate mortgage loan (that is, a mortgage interest rate below that which would otherwise apply if the applicable index and gross margin were applied). All of the Mortgage Loans require that prepayments be accompanied by the payment of a Prepayment Premium, at least for a specified period following the origination thereof. See ``DESCRIPTION OF THE MORTGAGE POOL--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions.'' A requirement that a prepayment be accompanied by a Prepayment Premium may not provide a sufficient economic disincentive to a borrower seeking to refinance at a more favorable interest rate. In addition, in certain jurisdictions such a requirement may be unenforceable. See ``Risk Factors--Prepayment and Yield Considerations'' and ``CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans--Enforceability of Certain Provisions'' in the Prospectus.

                 Depending on prevailing market rates of interest, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

                 Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans, as to the relative importance of such factors, as to the percentage of the principal balance of the Mortgage Loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment, default or principal payment on the Mortgage Loans.

                 Pass-Through Rate. The Pass-Through Rates on the Class F, Class G, Class H and Class J-2 Certificates are equal to the Weighted Average Net Mortgage Rate and the Class A-EC Pass-Through Rate, used to calculate interest distributable on the Class A-EC Certificates prior to the EC Maturity Date, is derived with reference to the Weighted Average Net Mortgage Rate. The Weighted Average Net Mortgage Rate will fluctuate over the lives of the Certificates as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans. If principal payments, including voluntary and involuntary principal prepayments, are made on a Mortgage Loan with a relatively high Net Mortgage Rate at a rate faster than the rate of principal payments on the Mortgage Pool as a whole, the Pass-Through Rates applicable to the Class A-EC, Class F, Class G, Class H and Class J-2 Certificates will be adversely affected. Accordingly, the yield on each such Class of Certificates will be sensitive to changes in the outstanding principal balances of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments and liquidations of Mortgage Loans. For a description of the interest rates applicable to the Mortgage Loans see ``DESCRIPTION OF THE MORTGAGE POOL--Certain Characteristics of the Mortgage Pool--Range of Mortgage Rate.''

                 Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until, at the earliest, the 25th day of the month following the month in which interest accrued on the Certificates, the effective yield to the holders of the Regular Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rate and purchase prices (assuming such prices did not account for such delay).

                 Interest Shortfalls. As described under ``DESCRIPTION OF THE CERTIFICATES--DISTRIBUTIONS'' herein, if the portion of the Available Funds distributable in respect of interest on any Class of Regular Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE OF THE REGULAR CERTIFICATES

                 Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution to the investor of each dollar distributed in reduction of principal balance or notional balance of such security. The weighted average life of the Regular Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization, Balloon Payments, prepayments or liquidations.

                 Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the ``Constant Prepayment Rate'' or ``CPR'' model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. CPR of ``0%'' assumes that none of the Mortgage Loans is prepaid by a borrower before maturity, while CPRs ``0.5%,'' ``1.5%,'' ``4.2%,'' ``5.0%'' and ``15.0%'' assume that prepayments on the relevant Mortgage Loans are made by borrowers at those CPRs. CPR does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.

                 The tables set forth below have been prepared on the basis of certain assumptions as described below regarding the characteristics of the Mortgage Loans that are expected to be included in the Mortgage Pool as described under ``DESCRIPTION OF THE MORTGAGE POOL'' herein and the performance thereof. The tables assume, among other things, that: (i) as of the date of issuance of the Regular Certificates, the Mortgage Loans provide for a Monthly Payment of principal and interest that would fully amortize the remaining principal balance of such Mortgage Loan using the Monthly Payments in the amounts set forth in Annex A hereto, commencing on the first day of the month immediately following the month in which such issuance occurs, with, if such Mortgage Loan is a Balloon Loan, the Monthly Payments in the amounts set forth in Annex A hereto and a principal payment in the amount that would reduce the principal balance of such Balloon Loan to zero on the maturity date set forth in Annex A; (ii) neither the Mortgage Loan Seller nor the Midland will repurchase any Mortgage Loan and none of the Servicer, the Depositor and the holders of the Class LR Certificates exercises its option to purchase Mortgage Loans and thereby cause a termination of the Trust Fund; (iii) there are no delinquencies or Realized Losses on the Mortgage Loans; (iv) no Prepayment Premiums are paid with respect to any Mortgage Loan; (v) payments on the Certificates will be made on the 25th day of each month, commencing on January 25, 1996 (notwithstanding that any such day is not a Business Day); (vi) there are no additional ongoing Trust Fund expenses payable out of the Trust Fund other than the Servicing Fee; and
(vii) the Regular Certificates will be purchased on December 28, 1995.

                 The actual performance of the Mortgage Loans will differ from the assumptions used in calculating the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. Any difference between such assumptions and the actual performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Certificate Balance outstanding over time and the weighted average lives of the Classes of Regular Certificates.

                 Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of each Class of Regular Certificates, and set forth the percentages of the initial Certificate Balance of each such Class of Regular Certificates that would be outstanding after each of the Distribution Dates shown based on the assumptions described above and the following additional assumptions for each of the designated scenarios (the ``Scenarios''). In the case of Scenario 1, it was assumed that none of the Mortgage Loans prepay prior to their maturity date. In the case of Scenario 2, it was assumed that all the Mortgage Loans prepay at a rate equal to 0% CPR for the 48 months beginning on the Due Date in January, 1996, then at a rate equal to 0.5% CPR for the 12 months beginning on the Due Date in January, 2000, then at a rate equal to 1.5% CPR for the 24 months beginning on the Due Date in January, 2001, then at a rate equal to 4.2% CPR for the 24 months beginning on the Due Date in January, 2003, then at a rate equal to 5.0% CPR for the 24 months beginning on the Due Date in January, 2005 and finally at a rate equal to 15.0% CPR for the period beginning on the Due Date in January, 2007. In the case of Scenario 3, the prepayment assumptions set forth in Scenario 2 were assumed and it was further assumed that the Trust Fund will be terminated pursuant to an auction on the Distribution Date occurring in December 2006. See ``THE POOLING AND SERVICING AGREEMENT--Auction'' herein.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE

                                OUTSTANDING FOR
                            EACH DESIGNATED SCENARIO

                                          CLASS A-1               CLASS A-2                 CLASS B
                                          ---------               ---------                 -------

                                           SCENARIO                SCENARIO                SCENARIO
 DISTRIBUTION DATE                    1        2      3        1     2        3        1        2       3
 -----------------                  -----    ----   -----    ----  -----    -----    -----    ----    -----

 INITIAL PERCENTAGE  . . . . . .
 __________ 1996 . . . . . . . .
 __________ 1997 . . . . . . . .
 __________ 1998 . . . . . . . .
 __________ 1999 . . . . . . . .
 __________ 2000 . . . . . . . .
 __________ 2001 . . . . . . . .
 __________ 2002 . . . . . . . .
 __________ 2003 . . . . . . . .
 __________ 2004 . . . . . . . .
 __________ 2005 . . . . . . . .
 __________ 2006 . . . . . . . .
 __________ 2007 . . . . . . . .
 __________ 2008 . . . . . . . .
 __________ 2009 . . . . . . . .
 __________ 2010 . . . . . . . .
 __________ 2011 . . . . . . . .
 WEIGHTED AVERAGE LIFE(1)

------------------------------------
(1) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                                OUTSTANDING FOR
                            EACH DESIGNATED SCENARIO



                                     CLASS C                 CLASS D                   CLASS E
                                     -------                 -------                   -------

                                     SCENARIO                SCENARIO                 SCENARIO
 DISTRIBUTION DATE                1       2      3      1        2         3      1       2       3
 -----------------              ----    ----   ----   -----    -----     ----   -----   -----   -----

 INITIAL PERCENTAGE  . . .
 __________ 1996 . . . . .
 __________ 1997 . . . . .
 __________ 1998 . . . . .
 __________ 1999 . . . . .
 __________ 2000 . . . . .
 __________ 2001 . . . . .
 __________ 2002 . . . . .
 __________ 2003 . . . . .
 __________ 2004 . . . . .
 __________ 2005 . . . . .
 __________ 2006 . . . . .
 __________ 2007 . . . . .
 __________ 2008 . . . . .
 __________ 2009 . . . . .
 __________ 2010 . . . . .
 __________ 2011 . . . . .
 WEIGHTED AVERAGE LIFE(1)

------------------------------------
(1) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance of such Class by the number of years from the date of purchase to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
                             (OR NOTIONAL BALANCE)
                                OUTSTANDING FOR
                            EACH DESIGNATED SCENARIO



                                          CLASS F                  CLASS G               CLASS H          CLASS J-1 AND
                                          -------                  -------               -------          -------------
                                                                                                            CLASS J-2
                                                                                                            ---------

                                         SCENARIO                 SCENARIO               SCENARIO            SCENARIO
 DISTRIBUTION DATE                   1         2      3        1         2     3      1      2     3      1      2     3
 -----------------                 -----     ----   ----     -----     ----  ----   ----   ----  ----   ----   ----  ----

 INITIAL PERCENTAGE  . . . . .
 __________ 1996 . . . . . . .
 __________ 1997 . . . . . . .
 __________ 1998 . . . . . . .
 __________ 1999 . . . . . . .
 __________ 2000 . . . . . . .
 __________ 2001 . . . . . . .
 __________ 2002 . . . . . . .
 __________ 2003 . . . . . . .
 __________ 2004 . . . . . . .
 __________ 2005 . . . . . . .
 __________ 2006 . . . . . . .
 __________ 2007 . . . . . . .
 __________ 2008 . . . . . . .
 __________ 2009 . . . . . . .
 __________ 2010 . . . . . . .
 __________ 2011 . . . . . . .
 WEIGHTED AVERAGE LIFE (1)

------------------------------------
(1) The weighted average life of each Class is determined by (i) multiplying the amount of each distribution in reduction of the Certificate Balance (or Notional Balance) of such Class by the number of years from the date of purchase to the related Distribution Date,
         (ii) adding the results, and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance (or Notional Balance) referred to in clause (i).

                 Based on the assumptions described in the third paragraph preceding the above tables, (i) the weighted average life of the Class A-EC Certificates under the assumptions described above as Scenario 1 would be _____ years, (ii) the weighted average life of the Class A-EC Certificates under the assumptions described above as Scenario 2 would be _____ years and (iii) the weighted average life of the Class A-EC Certificates under the assumptions described above as Scenario 3 would be ___ years. The weighted average lives of each such Class set forth above are determined by (a) multiplying the amount of each distribution which reduces the Class A-EC Notional Balance by the number of years from the date of purchase to the related Distribution Date, (b) adding the results and (c) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (a).

MORTGAGOR DEFAULTS

                 Effect on Subordinate Certificates.

                 The aggregate amount of distributions on the Subordinate Certificates offered hereby, the yield to maturity of such Subordinate Certificates, the rate of principal payments on such Subordinate Certificates and the weighted average life of such Subordinate Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. If a purchaser of a Subordinate Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such additional losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Subordinate Certificates to which a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity.

                 The yield to investors in the Subordinate Certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. MOREOVER, BECAUSE THE SUBORDINATE CERTIFICATES ARE SUBORDINATED TO THE SENIOR CERTIFICATES, REALIZED LOSSES WILL BE ALLOCATED FIRST TO THE CLASS J-1 CERTIFICATES, UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, SECOND TO THE CLASS H CERTIFICATES, UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, THIRD TO THE CLASS G CERTIFICATES, UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, FOURTH TO THE CLASS F CERTIFICATES UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, FIFTH TO THE CLASS E CERTIFICATES, UNTIL THIS CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, SIXTH TO THE CLASS D CERTIFICATES, UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, SEVENTH TO THE CLASS C CERTIFICATES, UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO, EIGHTH TO THE CLASS B CERTIFICATES, UNTIL THE CERTIFICATE BALANCE THEREOF IS REDUCED TO ZERO BEFORE BEING ALLOCATED TO THE CLASS A-1 AND CLASS A-2 CERTIFICATES, PRO-RATA. AS A RESULT, A LOSS ON ANY ONE OF THE MORTGAGE LOANS COULD RESULT IN A SIGNIFICANT LOSS, OR IN SOME CASES A COMPLETE LOSS, OF AN INVESTORS'S INVESTMENT IN ANY CLASS OF THE SUBORDINATE CERTIFICATES. CONSEQUENTLY PROSPECTIVE INVESTORS SHOULD PERFORM THEIR OWN ANALYSIS OF THE EXPECTED TIMING AND SEVERITY OF REALIZED LOSSES PRIOR TO INVESTING IN ANY SUBORDINATE CERTIFICATE.

                 As described under ``THE POOLING AND SERVICING AGREEMENT--Advances'' herein, (a) the Servicer, the Trustee and the Fiscal Agent will be entitled to receive interest on unreimbursed Advances at the Advance Rate and (b) and the Special Servicer shall be entitled to receive servicing compensation for Specially Serviced Loans and REO Mortgage Loans as described herein under ``THE POOLING AND SERVICING AGREEMENT--Special Servicing.'' The Servicer's and the Special Servicer's rights to receive such payment of interest and compensation are prior to the rights of Certificateholders to receive distributions on the Certificates and, consequently, may result in losses being allocated to the Subordinate Certificates that would not otherwise have resulted absent the accrual of such interest or such additional compensation.

                 Even if losses on the Mortgage Loans are not borne by an investor in any Class, such losses may affect the weighted average life and yield to maturity of such investor's Certificates.

                 Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of a Subordinate Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. With respect to any Distribution Date, P&I Advances will only be made with respect to any Seriously Delinquent Loan if and to the extent that Available Funds for such Distribution Date (exclusive of any P&I Advance with respect to any Seriously Delinquent
Loan) are not sufficient to make full distributions in accordance with the Available Funds Allocation to each Class of Certificates whose Certificate Balance would not be reduced by Anticipated Losses with respect to all Seriously Delinquent Loans. Therefore, neither (i) the most subordinate Class (or Classes) of Certificates outstanding at any time nor (ii) any other Class of Certificates whose Certificate Balance would be reduced if Realized Losses occurred in the amount of Anticipated Losses with respect to all Seriously Delinquent Loans will receive distributions on any Distribution Date on which one or more Mortgage Loans is a Seriously Delinquent Loan unless Available Funds for such Distribution Date (exclusive of any P&I Advances with respect to any Seriously Delinquent Loans) exceed the amount necessary to make full distributions in accordance with the Available Funds Allocation to each Class of Certificates that is senior to such Class. See ``THE POOLING AND SERVICING AGREEMENT--Advances'' herein.

RESIDUAL CERTIFICATES

                 As indicated under ``CERTAIN FEDERAL INCOME TAX CONSEQUENCES'' herein, the Class R and Class LR Certificates are not entitled to regular distributions. The Class R and Class LR Certificates are not expected to receive any distributions until after the Class Balances of all other Classes of Certificates have been reduced to zero and only to the extent of any Available Funds remaining in the Distribution Account and Collection Account, respectively, on any Distribution Date. In the case of the Class LR Certificates, the existence of any funds remaining in the Collection Account may result from the allocation of Available Funds to the Lower-Tier Regular Interests in the amounts described in priority thirty-seventh of the Available Funds Allocation. See ``DESCRIPTION OF THE CERTIFICATES--Distributions'' herein. No assurance can be given that any funds will remain in the Collection Account for distribution to the Class LR Certificates. In the case of the Class R Certificates, no funds are expected to remain in the Distribution Account for distribution thereto. Therefore, the Class R and Class LR Certificateholders, REMIC taxable income and the tax liability thereon will substantially exceed cash distributions to such holders during certain periods. There can be no assurance as to the amount by which such taxable income or such tax liability will exceed cash distributions in respect of the Class R Certificates and Class LR Certificates during any such period and no representation is made with respect thereto. DUE TO THE SPECIAL TAX TREATMENT OF RESIDUAL INTERESTS, THE AFTER-TAX RETURN OF THE CLASS R CERTIFICATES AND CLASS LR CERTIFICATES MAY BE SIGNIFICANTLY LOWER THAN WOULD BE THE CASE IF THE CLASS R CERTIFICATES AND CLASS LR CERTIFICATES WERE TAXED AS DEBT INSTRUMENTS, OR MAY BE NEGATIVE.

                      THE POOLING AND SERVICING AGREEMENT

GENERAL

                 The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of December 1, 1995 (the ``Pooling and Servicing Agreement''), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

                 The Depositor will provide to a prospective or actual holder of a Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, New York, New York 10292, attention: Peter Riemenschneider or Andy Chao at telephone number (212) 778-1000.

ASSIGNMENT OF THE MORTGAGE LOANS

                 On the Closing Date, the Depositor will assign or cause the assignment of the Mortgage Loans without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with a copy to the Servicer, with respect to each Mortgage Loan (other than the Seaport Participation) the following set of documents (the ``Trustee Mortgage File''):

                 (i) the original of the related Note, endorsed by the Mortgage Loan Seller (or in the case of the seven Mortgage Loans originated by ULLICO, by ULLICO) in blank in the following form: ``Pay to the order of ________________, without recourse'' which the Trustee or its designee is authorized to complete and which Note and all endorsements thereof shall show a complete chain of endorsement from the Originator to the Mortgage Loan Seller;

                 (ii) the related original recorded Mortgage or a copy thereof certified by the related title insurance company, public recording office or closing agent to be in the form in which executed or submitted for recording, the related original recorded Assignment of Mortgage from Midland to the Mortgage Loan Seller or a copy thereof certified by the related title insurance company or closing agent to be in the form in which executed or submitted for recording and the related original Assignment of Mortgage executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located; provided, that with respect to each of the seven Mortgage Loans originated by ULLICO, there will be filed the related original Assignment of Mortgage executed by ULLICO in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located;

                 (iii) if the related security agreement is separate from the Mortgage, the original security agreement or a counterpart thereof, and if the security agreement is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original assignment of such security agreement from Midland to the Mortgage Loan Seller or a counterpart thereof and the related original assignment of such security agreement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

                 (iv) a copy of each Form UCC-1 financing statement, if any, filed with respect to personal property constituting a part of the related Mortgaged Property, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller from Midland and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for filing in the filing office in which such financing statement was filed; provided that with respect to each of the seven Mortgage Loans originated by ULLICO, there will be a copy of each Form UCC-2 or UCC-3 Assignment, if any, of such financing statement executed by ULLICO in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for filing in the filing office in which such financing statement was filed;

                 (v) the related original of the Loan Agreement, if any, relating to such Mortgage Loan or a counterpart there of;

                 (vi) the related original lender's title insurance policy (or the original pro forma title insurance policy), together with any endorsements thereto;

                 (vii) if any related Assignment of Leases, Rents and Profits is separate from the Mortgage, the original recorded Assignment of Leases, Rents and Profits or a copy thereof certified by the related title insurance company, public recording office, or closing agent to be in the form in which executed or submitted for recording, the related original recorded reassignment of such instrument, if any, from Midland to the Mortgage Loan Seller or a copy thereof certified by the related title insurance company or closing agent to be in the form in which executed or submitted for recording and the related original reassignment of such instrument, if any, executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for recordation in the jurisdiction in which the related Mortgaged Property is located (any of which reassignments, however, may be included in a related Assignment of Mortgage and need not be a separate instrument);

                 (viii) copies of the original Environmental Reports with respect to the Mortgaged Property made in connection with origination of such Mortgage Loan;

                 (ix) if any related assignment of contracts is separate from the Mortgage, the original assignment of contracts or a counterpart thereof, and if the assignment of contracts is not assigned under the Assignments of Mortgage described in clause (ii) above, the related original reassignment of such instrument from Midland to the Mortgage Loan Seller or a counterpart thereof and the related original reassignment of such instrument executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete;

                 (x) with respect to the related Reserve Accounts, if any, a copy of the original of any separate agreement with respect thereto between the related borrower and the Originator;

                 (xi) the original letter of credit, if any, with respect thereto, together with any and all amendments thereto, including, without limitation, any amendment which entitles the Servicer to draw upon such letter of credit on behalf of the Trustee for the benefit of the Certificateholders, and the original of each instrument or other item of personal property given as security for a Mortgage Loan possession of which by a secured party is necessary to a secured party's valid, perfected, first priority security interest therein, together with all assignments or endorsements thereof necessary to entitle the Servicer to enforce a valid, perfected, first priority security interest therein on behalf of the Trustee for the benefit of the Certificateholders;

                 (xii) with respect to the related Reserve Accounts, if any, a copy of the UCC-1 financing statements, if any, submitted for filing with respect to the Mortgage Loan Seller's security interest in such Reserve Accounts and all funds contained therein, together with a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement to the Mortgage Loan Seller from Midland and a copy of each Form UCC-2 or UCC-3 assignment, if any, of such financing statement executed by the Mortgage Loan Seller in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for filing in the filing office in which such financing statement was filed; provided, that with respect to any Mortgage Loan originated by ULLICO, there will be a copy of each Form UCC-2 or UCC-3 Assignment, if any, of such financing statement executed by ULLICO in blank which the Trustee or its designee is authorized to complete and but for such completion is in suitable form for filing in the filing office in which such financing statement was filed; and

                 (xiii) copies of any and all amendments, modifications and supplements to, and waivers related to, any of the foregoing.

The Trustee is obligated to review the Mortgage File for each Mortgage Loan within 45 days after the later of delivery or the Cut-off Date and report any missing documents or certain types of defects therein to the Depositor.

                 The Servicer shall hold all remaining Mortgage Loan Documents and all other documents related to each Mortgage Loan, including copies of any Management Agreements, copies of related ground leases, if any, copies of related appraisals, surveys, environmental reports and similar documents and any other written agreements relating to each Mortgage Loan (collectively, the ``Servicer Mortgage File'' and together with the Trustee Mortgage File, the ``Mortgage File'') in trust for the benefit of the Trustee on behalf of Certificateholders. The legal ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Servicer shall immediately vest in the Trustee, in trust for the benefit of Certificateholders.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

                 In the Pooling and Servicing Agreement, the Depositor will assign certain representations and warranties made by the Mortgage Loan Seller and Midland in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders.

                 In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller (with respect to each of the Mortgage Loans) and Midland (with respect only to the Midland Loans and the Acquired Loan) will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of the date of the Mortgage Loan Purchase and Sale Agreement (unless another date is specified) with respect to each Mortgage Loan sold to the Depositor by the Mortgage Loan
Seller:

                          (i) Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is true, complete and correct in all material respects.

                          (ii) Payment Current. All payments required to be made with respect to such Mortgage Loan under the terms of the related Note or Mortgage (inclusive of any grace or cure period) up to the Closing Date have been made. There is currently no delinquency of any payment due from the related borrower under such Mortgage Loan in excess of 30 days beyond the grace or cure period permitted by such Mortgage or Note, as applicable, and, since the date of the origination of such Mortgage Loan, there has not been more than one such delinquency.

                          (iii) Equity Participation or Participation Interest. Such Mortgage Loan contains no equity participation by the Mortgage Loan Seller and, except with respect to Loan No. #28, is a whole loan and not a participation certificate; neither the related Note nor the related Mortgage provides for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. The indebtedness evidenced by such
         Note is not convertible to an ownership interest in such Mortgaged Property (other than through foreclosure of such Mortgage) or the related borrower. The Mortgage Loan Seller has no ownership interest in such Mortgaged Property or such borrower other than in such Mortgage Loan which is being sold and assigned by the Mortgage Loan Seller, and such borrower is not an affiliate of the Mortgage Loan Seller.

                          (iv) Compliance with Applicable Laws. As of the date of its origination, such Mortgage Loan (other than the two Mortgage Loans identified below) either complied with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and with respect to each of Loan #26 and Loan #6 (as to which the related Mortgaged Properties are located in Tennessee), the stated interest rate of the related Note complied with applicable state or federal laws, regulations and other requirements pertaining to usury. To the best of the Mortgage Loan Seller's and Midland's knowledge, as of the date of origination of such Mortgage Loan, the Originator complied in all material respects with the requirements of any and all other federal, state or local laws applicable to the origination, servicing and collection of such Mortgage Loan, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity and disclosure laws.

                          (v) Servicing and Collection Practices. In connection with the servicing and collection of such Mortgage Loan, the Originator and Servicer have employed practices which conform in all material respects to those customarily used by loan servicers which service commercial mortgage loans for securitization transactions.

                          (vi) No Right to Possess or Repurchase the Mortgage Loan. The Mortgage Loan Seller intends to relinquish all rights to possess, control and monitor such Mortgage Loan and, after the Closing Date, the Mortgage Loan Seller will have no right to modify or alter the terms of such Mortgage Loan. After the Closing Date, the Mortgage Loan Seller will have no obligation or right to repurchase such Mortgage Loan or substitute another Mortgage Loan, except as described below in connection with a breach of a representation or warranty.

                          (vii) Proceeds Fully Disbursed. The proceeds of such Mortgage Loan have been fully disbursed, and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in connection with the origination and closing of such Mortgage Loan, including, without limitation, recording costs and fees, have been paid to the appropriate person or arrangements have been made for their payment to the appropriate person on a timely basis by the related borrower or the Originator. Such borrower is not entitled to any refund of any amounts paid or due under the related Note or the related Mortgage except for a refund of a cost, fee or expense related to the origination or closing of such Mortgage Loan which the Originator was obligated to pay, and made arrangements to pay, in full on a timely basis and except for disbursements from, or a refund of, the balance remaining in an escrow or reserve account held for the Mortgage Loan Seller to ensure the payment of anticipated repairs or improvements to the related Mortgaged Property, leasing commissions, future Monthly Payments and the like when the specific conditions therefor have been satisfied, and except for a rebate of a financial and lease reporting fee upon such borrower's furnishing of certain financial and leasing information on a timely basis during any applicable 12-month period (and provided no event of default occurs during such period or thereafter prior to the payment of such rebate) as provided under the terms of the related Mortgage and any other documents executed in connection with the origination of such Mortgage Loan (collectively, ``Mortgage Loan Documents'').

                          (viii) Documents Valid. Each of the related Note, the related Mortgage and each other written agreement delivered by or to the Originator in connection therewith is the legal, valid and binding obligation of the related borrower, the related guarantor or other party executing such document, enforceable in accordance with its terms. There is no valid offset, defense, counterclaim or right of rescission with respect to such Note, Mortgage or other written agreement, nor will the operation of any of the terms of such Note or such Mortgage, or the exercise of any right thereunder, render either such Mortgage or such Note unenforceable or subject to any valid right of rescission, offset, counterclaim or defense, including without limitation the defense of usury, and the Mortgage Loan Seller has no knowledge that any such right of rescission, offset, counterclaim or defense has been asserted or is available with respect thereto. Each representation and warranty of the Mortgage Loan Seller and Midland set forth in the Mortgage Loan Purchase and Sale Agreement, to the extent related to the enforceability of any instrument, agreement or other document or as to offsets, defenses, counterclaims or rights of rescission related to such enforceability, including, without limitation, the representations set forth above in this subparagraph
         (viii), is qualified to the extent that (A) enforcement may be limited
         (1) by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, (2) by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (3) by any applicable anti-deficiency law or statute; (B) such instrument, agreement or other document may contain certain provisions which may be unenforceable in accordance with their terms, in whole or in part, but the unenforceability of such provisions will not (i) cause the related Note or Mortgage to be void, (ii) invalidate the related borrower's obligation to pay interest at the stated interest rate of such Note on, and repay the principal of, the related Mortgage Loan in accordance with the payment terms of such Note, such Mortgage and other written agreements delivered to the Mortgage Loan Seller in connection therewith, (iii) invalidate the obligation of any related guarantor to pay guaranteed obligations with respect to interest at the stated interest rate of such Note on, and the principal of, such Mortgage Loan in accordance with the payment terms of such guarantor's written guaranty, (iv) impair the mortgagee's right to accelerate and demand payment of the interest at the stated interest rate of such Note on, and principal of, such Mortgage Loan upon the occurrence of a legally enforceable default or (v) impair the mortgagee's right to realize against such Mortgaged Property by judicial or, if applicable, nonjudicial foreclosure; and (C) with respect to each of Loan #26 and Loan #6, each representation and warranty that there is no valid offset, defense, counterclaim or right of rescission as it relates to a claim of usury is limited to a representation and warranty that there is no valid offset, defense, counterclaim or right of rescission solely on the basis that stated interest rate of the related Note is usurious.

                          (ix)    Assignment of Mortgage: Note Endorsement.
         The related Assignment of Mortgage (but for the insertion of the name of the assignee and any related recording information which is not yet available to the Mortgage Loan Seller) is in recordable form and constitutes the Mortgage Loan Seller's legal, valid and binding assignment to the Depositor of the related Mortgage and the related Assignment of Leases, Rents and Profits. The Mortgage Loan Seller's endorsement (or in the case of the seven Mortgage Loans originated by ULLICO, ULLICO's endorsement) and delivery of the related Note to the Depositor in accordance with the terms of the Mortgage Loan Purchase and Sale Agreement constitutes the Mortgage Loan Seller's legal, valid and binding assignment to the Depositor of such Note, and together with the

         Mortgage Loan Seller's execution and delivery of such Assignment of Mortgage to the Depositor, legally and validly conveys all right, title and interest of the Mortgage Loan Seller in such Mortgage Loan to the Depositor.

                          (x) First Lien. The related Mortgage is a valid, subsisting and enforceable first lien on the related Mortgaged Property (including all buildings and improvements on such Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time prior to the closing date of such Mortgage Loan with respect to the foregoing, but excluding any related personal property), which Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of such Mortgage, except for (A) liens for real estate taxes and special assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage which do not materially and adversely (1) affect the value of such Mortgaged Property as security for such Mortgage Loan or (2) interfere with the related borrower's ability to make required principal and interest payments or use of such Mortgaged Property for the intended purposes therefor, (C) leases and subleases pertaining to such Mortgaged Property which the Originator, in accordance with the Originator's customary underwriting and closing requirements and procedures as in effect at the time of origination, did not require to be subordinated to the lien of such Mortgage and
         (D) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the related borrower's ability to make required principal and interest payments or make use of such Mortgaged Property for the intended purposes therefor. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with such Mortgage Loan establishes and creates a valid, subsisting and enforceable lien on and a security interest in the property described therein, and the Mortgage Loan Seller has full right to sell and assign the same to the Depositor.

                          (xi) No Modification, Release or Satisfaction. Neither the related Mortgage nor the related Note has been impaired, waived, modified, altered, satisfied, canceled or subordinated or rescinded, and the related Mortgaged Property has not been released from the lien of such Mortgage and the related borrower has not been released from its obligations under such Mortgage, in whole or in any part, in each such event in a manner which would materially interfere with the benefits of the security intended to be provided by such Mortgage. No instrument has been executed that would effect any such waiver, modification, alteration, satisfaction, cancellation, subordination, rescission or release, with the exception of the written instruments (A) which are a part of the related Mortgage File and (B) which have been recorded if necessary to protect the interests of the Mortgage Loan Seller.

                          (xii) No Taxes or Assessments. All taxes and governmental assessments, or if payable in installments, the installments thereof, which became due and owing prior to the Closing Date in respect of the related Mortgaged Property (excluding any related personal property) and which, if left unpaid, would be, or might become, a lien on such Mortgaged Property having priority over the related Mortgage, have been paid, or an escrow of funds in an amount sufficient to cover such taxes and assessments has been established.

                          (xiii) Escrow Deposits. All escrow deposits and other escrow payments required under the related Note, the related Mortgage Loan Documents to be paid prior to the Closing Date have been paid to, and are in the possession, or under the control, of, or have been applied in accordance with their intended purposes by, the Mortgage Loan Seller or its agent.

                          (xiv) No Buydowns or Third Party Advances. The Mortgage Loan Seller has not, directly or indirectly, advanced funds, induced or solicited any payment from a person other than the related borrower, or, to the best of the Mortgage Loan Seller's or Originator's knowledge, received any payment from a person other than such borrower, for the payment of any amount required under the related Note or the related Mortgage, except for interest accruing from the date of such Note or the date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which precedes by 30 days the first due date under such Note. The related Mortgage Loan Documents contain no provisions pursuant to which Monthly Payments are (A) paid or partially paid prior to an event of default thereunder with funds deposited in any separate account established by the Mortgage Loan Seller, such borrower, or anyone on behalf of such borrower, except (1) with respect to Loan #80, Loan #37, Loan #61, Loan #25, Loan #23 and Loan #24 escrow accounts held by the Mortgage Loan Seller and funded by the deposit of all rentals paid by the tenants of the related Mortgaged Properties from which the Mortgage Loan Seller is paid all payments due and owing under the related Mortgaged Loan Documents, and (2) with respect to Loan #43, Loan #65, Loan #16 and Loan #3 escrow accounts held by the Mortgage Loan Seller to ensure the related borrower's compliance with certain requirements related to future leases of the related Mortgaged Property, or (B) paid by any source other than such borrower except (1) provisions pertaining to a related guarantor's obligations under the terms of such guarantor's written guaranty and (2) with respect to Loan #37, Loan #18, Loan #11 (as to which each related borrower has delivered a letter of credit to ensure satisfactory reletting of certain leased space) and Loan #3 (as to which the related borrower has delivered a letter of credit to ensure the satisfactory renewal of certain leases), and such Mortgage Loan Documents contain no similar provision which may constitute a ``buydown'' provision. Such Mortgage Loan is not a graduated payment mortgage loan, except with respect to Loan #15 and Loan #5 each of which provides for the Monthly Payment to increase on a specified Due Date prior to maturity.

                          (xv) No Condemnation or Damages. To the best of the Mortgage Loan Seller's or Midland's knowledge, no proceedings for the total or partial condemnation of the related Mortgaged Property
         (A) have occurred since the date as of which the appraisal of such Mortgaged Property contained in the related Mortgage File was prepared, or (B) are pending or threatened other than, in each such case, proceedings as to partial condemnation which (1) are specifically addressed by the appraiser in the determination of the appraised value thereof in such appraisal (the ``Appraised Value''), or (2) which do not materially and adversely affect the value of such Mortgaged Property as security, for such Mortgage Loan. To the best of the Mortgage Loan Seller's and Midland's knowledge, such Mortgaged Property is being used for the purpose(s) set forth in the letter executed by the Originator and related borrower (or an affiliate thereof) setting forth the terms and conditions upon which the Originator agreed to originate such Mortgage Loan (the ``Commitment Letter'') and is in good repair and free of any damage, waste or defective condition that would materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan or the use for which such Mortgaged Property was intended at the time of origination of such Mortgage Loan.

                          (xvi) No Mechanics' Liens. The related Mortgaged Property (excluding any related personal property) is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that, under law, could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the related Mortgage, except those which are insured against by the related lender's title insurance policy referred to in subparagraph (xxi) below.

                          (xvii) Title Survey; Improvements. (A) The related Mortgage File includes an ALTA/ACSM Land Title Survey with respect to the related Mortgaged Property, or (B) if an ALTA/ACSM Land Title Survey was not available or as otherwise approved in writing by the Mortgage Loan Seller or the Originator, such Mortgage File includes an as-built survey, a survey recertification, a site plan, a recorded plat or the like with respect to such Mortgaged Property which satisfied, or the Originator otherwise satisfied, the requirements of the related title insurance company for deletion of the standard general exceptions for encroachments, boundary and other survey matters and for easements not shown by the public records from the related title insurance policy, except that with respect to any of the Mortgage Properties located in the State of Texas, the exception for easements not shown by the public records could not be deleted, and is customarily accepted by prudent commercial mortgage lenders in such jurisdiction. Except for encroachments and similar matters which do not materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan (1) none of the improvements which were included for the purpose of determining the Appraised Value of such Mortgaged Property at the time of the origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such Mortgaged Property, and (2) no improvements on adjoining properties materially encroach upon such Mortgaged Property so as to materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan. To the best of the Mortgage Loan Seller's and Midland's knowledge (based upon a representation of the related borrower, zoning letter, legal opinion, zoning endorsement to the related title insurance policy or other information acceptable to the Originator at the time of origination of such Mortgage Loan), no improvements located on or forming a part of such Mortgaged Property are in violation of any applicable zoning and building laws or ordinances which violations would materially and adversely affect the value of such Mortgaged Property as security for such Mortgage Loan.

                          (xviii) Mortgage Files. The related Mortgage File contains the agreements, instruments and documents described in
         Section 2.1 of the Pooling and Servicing Agreement.

                          (xix) Title. The Mortgage Loan Seller is the sole owner and beneficial holder of such Mortgage Loan, has full right and authority to sell and assign such Mortgage Loan, is the sole mortgagee or beneficiary of record under the related Mortgage (except that until the related Assignment of Mortgage is completed in favor of the Trustee or its designee and is filed for record, ULLICO will be the mortgagee or beneficiary of record with respect to the seven Mortgage Loans originated by ULLICO) and is transferring such Mortgage Loan to the Depositor free and clear of any and all liens, encumbrances, participation interests, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

                          (xx) Compliance with Laws. To the best of the Mortgage Loan Seller's and Midland's knowledge (based upon a representation or opinion either (1) obtained from the related borrower at the time of origination of such Mortgage Loan, or (2) obtained from ULLICO at the time of the purchase of the ULLICO Mortgage Loans), (A) the related Mortgaged Property complies, in all material respects, with all laws and regulations pertaining to the use and occupancy thereof, other than applicable zoning and building laws and regulations (addressed in subparagraph (xvii) above) and Environmental Laws (as defined and addressed in subparagraphs (xlii) and (xliii) below) and all applicable insurance requirements, except for such non-compliance for which a Reserve Account held for the Mortgage Loan Seller has been established in an amount sufficient to pay for the estimated costs to correct such non-compliance, and (B) such borrower has obtained all inspections, licenses, permits, authorizations, and certificates necessary for such compliance, including but not limited to certificates of occupancy. The Mortgage Loan Seller has not received notification from any governmental authority that such Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspections, licenses or certificates, as the case may be.

                          (xxi) Title Insurance. The related Mortgaged Property (excluding any related personal property) is covered by an ALTA lender's title insurance policy or, if an ALTA lender's title insurance policy is unavailable, another state-approved form of lender's title insurance policy issued by an insurance company in an amount not less than the stated original principal amount of such Mortgage Loan insuring that the related Mortgage is a valid first lien on such Mortgaged Property, subject only to exceptions described in subparagraph (x) above. Such title insurance policy is in full force and effect, and upon endorsement and delivery of the related Note to the Depositor and recording of the related Assignment of Mortgage in favor of the Depositor in the applicable real estate records, such title insurance policy will inure to the benefit of the Depositor. Such title policy (A) does not contain the standard general exceptions for encroachments, boundary or other survey matters and for easements not shown by the public records, other than such exceptions as are customarily accepted by prudent commercial mortgage lenders in the related jurisdiction, and (B) only contains such exceptions for boundary, encroachments and survey issues as are customarily accepted by prudent commercial mortgage lenders. If required by the Originator, such title policy includes an endorsement with respect to zoning and permitted uses. Neither the Mortgage Loan Seller nor Midland has taken, or omitted to take, any action, and, to the best knowledge of the Mortgage Loan Seller and Midland, no other person has taken, or omitted to take, any action, that would materially impair the coverage benefits of any such title insurance policy. Neither the Mortgage Loan Seller nor the Originator has made any claim under such title insurance policy. Such title insurance policy does not include the general exception for intervening liens which appeared in the commitment for such title insurance.

                          (xxii) Hazard Insurance. The related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurance company which is rated A:V or better by Best's Key Rating Guide (except with respect to (i) Loan #38 and Loan #65 wherein such ratings were B++:XV and B++:XV, respectively, and (ii) Loan #1 and #2, wherein such insurance was provided collectively by a consortium of 36 insurers, 35 of which individually satisfy such rating requirement), providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination of such Mortgage Loan by the Originator consistent with the Originator's customary closing requirements, against earthquake and other risks insured against for which persons operating like properties in the locality of such Mortgaged Property obtain insurance, in an amount not less than the lesser of (A) the full replacement cost of all improvements to such Mortgaged Property, and (B) the outstanding principal balance of such Mortgage Loan, but in any event in an amount sufficient to avoid the operation of any co-insurance provisions contained in such insurance policy. The related Mortgage contains provisions requiring the related borrower to maintain business interruption and/or rental continuation coverage, except with respect to Loan # 25, Loan #23 and Loan #24 no such business interruption and/or rental continuation insurance was required so long as S&P's debt rating of the respective sole tenants of the related Mortgaged Properties remains at least BBB or greater. If any material improvement on such Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards under the National Flood Insurance Act of 1968, as amended, such Mortgaged Property is insured by a flood insurance policy, issued by an insurance company acceptable to the Originator, the Mortgage Loan Seller and PSRFC and meeting the current requirements of the Federal Insurance Administration in an amount not less than the lesser of (1) the stated principal amount of the related Note, and (2) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. Each such insurance policy includes a lender's loss payable endorsement in favor of the Servicer and requires at least thirty (30) days' prior written notice to the Servicer of termination or cancellation, and no such notice has been received by the Servicer. Such insurance policies are in full force and effect and will inure to the benefit of the Depositor as of the Closing Date. To the Mortgage Loan Seller's and Midland's best knowledge, all premiums due and payable on such insurance policies prior to the Closing Date have been paid and nothing has occurred that would materially impair the benefits of coverage thereunder. In connection with the placement of any such insurance, no commission, fee or other compensation has been or will be received by the Originator or, to the Mortgage

         Loan Seller's and Midland's best knowledge, any officer, director or employee of the Originator. Such Mortgage obligates the related borrower to maintain all such insurance or otherwise cause all such insurance to be maintained, and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at such borrower's cost and expense and to seek reimbursement therefor from such borrower.

                          (xxiii) Loan-to-Value Ratio and Debt Service Coverage Ratio. The Loan-to-Value Ratio for such Mortgage Loan does not exceed 75%, except with respect to Loan Loan #39 and Loan #2 wherein the Loan-to-Value Ratios were 80.36% and 78.2%, respectively. The Debt Service Coverage Ratio for such Mortgage Loan is not less than 1.20, except with respect to Loan #65, wherein the Debt Service Coverage Ratio was 1.18.

                          (xxiv) No Construction or Rehabilitation Mortgage Loans. Such Mortgage Loan was not made for the purpose of financing the construction or substantial rehabilitation of the related Mortgaged Property.

                          (xxv) UCC Financing Statements. One or more Uniform Commercial Code financing statements covering all furniture, fixtures, equipment and other personal property (A) which are collateral under the related Mortgage or under a security or similar agreement executed and delivered in connection with such Mortgage Loan and (B) in which a security interest can be perfected by the filing of Uniform Commercial Code financing statement(s) under applicable law have been filed or recorded (or have been sent for filing or recording) in all Uniform Commercial Code filing offices necessary to the perfection under applicable law, of a security interest in such furniture, fixtures, equipment and other personal property.

                          (xxvi) Proceeds of Mortgage Loan. The proceeds of such Mortgage Loan have not been used to satisfy, in whole or in part, any debt owed or owing by the related borrower to the Originator or the Mortgage Loan Seller or any affiliate of the Originator or the Mortgage Loan Seller.

                          (xxvii) Default, Breach and Acceleration. There is no monetary default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event (other than failure to make payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a monetary default, breach, violation or event of acceleration. In addition, to the best knowledge of the Mortgage Loan Seller and Midland, there is no non-monetary default, breach, violation or event of acceleration existing under such Mortgage or such Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a non-monetary default, breach, violation or event of acceleration. In accordance with the terms of the related Mortgage Loan Documents, no person other than the holder of such Note is permitted to declare an event of default or accelerate the indebtedness under such Mortgage Loan Documents. There is no monetary default and, to the best knowledge of the Mortgage Loan Seller and Midland, there is no non-monetary default on any other debt obligation of the related borrower owed or owing to the Mortgage Loan Seller or any affiliate of the Mortgage Loan Seller.

                          (xxviii) Customary Provisions. The related Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the benefits of the security, including but not limited to judicial or, if applicable, non-judicial foreclosure.

                          (xxix) Mortgage Loan Terms. Principal payments under the related Note commence no more than sixty days after the proceeds of such Mortgage Loan are fully disbursed. The interest rate on such Note is as set forth in the Mortgage Loan Schedule. Such Note has a stated maturity, is payable on the first day of each month in equal monthly installments of principal and interest (except with respect to (A) Loan #5 as to which such monthly installments of principal and interest will adjust in accordance with the adjustment of the amortization of such Mortgage Loan as described below and (B) Loan #15, which provides that the amount of the monthly installments of principal and interest will increase on a specified date prior to maturity) with interest calculated and payable in arrears, sufficient to amortize the original principal balance of such Mortgage Loan fully over an original term of not more than 25 years (or, with respect to Loan #5, 35 years, which figure will reduce to 21 years for the remaining term of such Mortgage Loan commencing three years after the origination of such Mortgage Loan) from commencement of amortization and does not provide for any grace period or cure period that exceeds ten days with respect to the payment of monthly installments of principal and interest, 30 days with respect to the payment of other sums due under such Note or the related Mortgage or 60 days with respect to the compliance with or performance of other terms or conditions of such Note and Mortgage. The related Mortgage Loan Documents do not provide for any negative amortization. The related Mortgage provides for the appointment of a receiver for rents, or the mortgagee's entry into possession of the related Mortgaged Property, to collect rents in connection with an event of default or acceleration. With respect to Loan #15, Loan #40, Loan #3 and Loan #13, the mortgagee has the option to accelerate the maturity of each such Mortgage Loan in the absence of an event of default during either of one or two specific intervals of 12 consecutive months.

                          (xxx) Inspection. The Originator has inspected the related Mortgage Property or caused such Mortgaged Property to be inspected in connection with the origination of such Mortgage Loan within the six month period prior to the date on which the Mortgage Loan Seller purchased such Mortgage Loan from the Originator.

                          (xxxi) No Notice of Bankruptcy. The Mortgage Loan Seller has no knowledge nor has it received any notice that the related borrower is a debtor in any state or federal bankruptcy or insolvency proceeding.

                          (xxxii) Access Routes. At the time of origination of such Mortgage Loan, (A) the related borrower had sufficient rights with respect to amenities, ingress and egress and similar matters identified in the appraisal of the related Mortgaged Property as being critical to the Appraised Value thereof and (B) to the best of the Mortgage Loan Seller's and Midland's knowledge, such Mortgaged Property was receiving adequate services from public or private water, sewer and other utilities.

                          (xxxiii) Mortgage Loans Secured by Ground Lease but Not Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related borrower as lessee under a ground lease of all or a portion of the related Mortgaged Property, but the related fee interest in such Mortgaged Property is not subject or subordinate to the lien of the related Mortgage, the Mortgage Loan Seller represents and warrants that (A) such fact is set forth in the Mortgage Loan Schedule and (B):

                                  (1)      to the Mortgage Loan Seller's and
                 the Originator's best knowledge, such ground lease is in full force and effect, and there have been no material changes in the terms of such ground lease except as set forth in written instruments which are part of the related Mortgage File; and

                                  (2) neither the Mortgage Loan Seller nor the Originator has received any notice or otherwise has any knowledge that the lessor under such ground lease is asserting a default by the lessee or an event of default thereunder.

                          (xxxiv) Mortgage Loans Secured by Both Ground Lease and Fee Interest. With respect to each Mortgage Loan that is secured in whole or in part by the interest of the related borrower as the lessee under a ground lease of all or a portion of the related Mortgaged Property, and as to which the related fee interest in the portion of such Mortgaged Property covered by such ground lease (the ``Fee Interest'') is subject or subordinate to the lien of the related Mortgage, the Mortgage Loan Seller represents and warrants that (A) such fact is set forth in the Mortgage Loan Schedule and (B):

                                  (1)      such Fee Interest is subject or
                 subordinated of record to such Mortgage; and such Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage or encumbrance upon such Fee Interest; and

                                  (2)      except as disclosed in writing in
                 the related Mortgage File and as approved by the Mortgage Loan Seller in writing in connection with its purchase of such Mortgage Loan from the Originator, upon occurrence of a default under the terms of such Mortgage by the related borrower, any right of the related lessor to cure such default (granted to such lessor under any agreement binding upon the Mortgage Loan Seller) would entitle such lessor, prior to acceleration of the maturity of such Mortgage Loan and the commencement of foreclosure of such Mortgage, to be given notice of such default and (a) no more than 30 days after such notice to cure any default in the payment of principal or interest or other monetary default under such Mortgage, and
                 (b) no more than 60 days after such notice to cure any other default or, alternatively, to commence proceedings to recover possession of such Mortgaged Property plus a reasonable opportunity to cure such default after such lessor's recovery of possession if such lessor pursues such proceedings in good faith and with due diligence.

                          (xxxv)  Deed of Trust.  With respect to any
         related Mortgage that is a deed of trust or trust deed, a trustee, duly qualified under applicable law to serve as such, has either been properly designated and currently so serves or may be substituted in accordance with applicable law. Except in connection with a trustee's sale after default by the related borrower or in connection with the release of the related Mortgaged Property following the payment of such Mortgage Loan in full, no fees or expenses are payable by the Mortgage Loan Seller, the Servicer or the Depositor to such trustee.

                          (xxxvi) Appraisal. The related Mortgage File contains an appraisal of the related Mortgaged Property by an appraiser, who, to the best knowledge of the Mortgage Loan Seller and Midland, had no interest, direct or indirect, in such Mortgaged Property or in any loan made on the security thereof; whose compensation, under the terms of the appraiser's engagement, to the best knowledge of the Mortgage Loan Seller and Midland, was not (directly or indirectly) based upon the approval or disapproval of such Mortgage Loan (other than a reduction of such compensation due to an early termination of the engagement); and who (A) was MAI certified or (B) was state-licensed or state-certified if required by applicable law and was a member of, and had a professional designation from, a nationally recognized appraisal organization other than MAI. To the best knowledge of the Mortgage Loan Seller and Midland, such appraisal satisfied the Originator's customary underwriting and closing requirements and procedures. The market value used by the Mortgage Loan Seller in calculating the Loan-to-Value Ratio of such Mortgage Loan was not greater than the Appraised Value as set forth in such appraisal.

                          (xxxvii) Type of Mortgaged Property. The related Mortgaged Property consists of an estate in fee simple or leasehold estate in real property and improvements thereon as set forth in the Mortgage Loan Schedule. Such Mortgaged Property is improved as a commercial Mortgaged Property or a multifamily Mortgaged Property as set forth on the Mortgage Loan Schedule.

                          (xxxviii) Mortgage Acceleration Provisions.
         The related Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan in the event that (A) the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, except
         (1) with respect to Loan #83, Loan #57 and Loan #13 (each of which permits the related borrower to obtain a release of portions of the related Mortgaged Property under the limited circumstances set forth in the related Mortgage, including the payment of a specified amount to be applied against the outstanding principal balance of such Mortgage Loan and the applicable prepayment consideration), (2) with respect to Loan #42 and Loan #11 (each of which permits the related borrower to obtain a release of a portion of such Mortgaged Property under the limited circumstances set forth in the related Mortgage without any required payments or prepayment consideration), and (3) with respect to Loan #60 (which permits the related borrower to obtain a release of a portion of such Mortgaged Property under the limited circumstances set forth in the related Mortgage, including the payment of a specified amount to be applied against the outstanding principal balance of the related Mortgage Loan, but without any prepayment consideration), or (B) the related borrower encumbers the related Mortgaged Property without the consent of the mortgagee thereunder, except (1) with respect to Loan #61, Loan #25, Loan #23 and Loan #24 (each of which permits the sole tenant of the related Mortgaged Property to encumber its leasehold interest with a leasehold mortgage), (2) with respect to Loan #70, Loan #26, Loan #5, Loan #34 and Loan #11 (each of which permits secondary financing under the limited circumstances set forth in the related Mortgage), and (3) with respect to Loan #33 and #18 (each of which permits secondary financing in connection with a wrap-around mortgage under the limited circumstances set forth in the related Mortgage).

                          (xxxix) No Additional Collateral. The related Note is not, and has not been, secured by any collateral except the lien of the related Mortgage and the security interest of any related security documents assigned pursuant to the related Assignment of Mortgage, except (A) that each of the Notes applicable to Loan #9 and #22 is secured by all of the liens and security interests obtained by the Mortgage Loan Seller in connection such Mortgage Loans, (B) that each of the Notes applicable to Loan #31 and Loan #53 is secured by all of the liens and security interests obtained by the Mortgage Loan Seller in connection such Mortgage Loans, (C) that each of the Notes applicable to Loan #19 and #56 is secured by all of the liens and security interests obtained by the Mortgage Loan Seller in connection such Mortgage Loans, (D) that each of the Notes applicable to Loan #7, Loan #14 and #12 is secured by all of the liens and security interests obtained by the Mortgage Loan Seller in connection such Mortgage Loans, and (E) that each of the Notes applicable to Loan #1 and Loan #2 is secured by all of the liens and security interests obtained by the Mortgage Loan Seller in connection such Mortgage Loans. Such Mortgage was not given as collateral or security for the performance of obligations of any person other than the related borrower, except
         (1) with respect to the Mortgage Loans described in items (A) through
         (E) above, and (2) with respect to Loan #24 wherein the related Mortgage also secures the payment of a guaranty given by the related borrower in connection with Loan #25.

                          (xl) Assignment of Leases, Rents and Profits. Unless the related Mortgaged Property is occupied by the related borrower, the Mortgage Loan Documents related to such Mortgage Loan contain the provisions of an Assignment of Leases, Rents and Profits or such borrower has delivered a separate Assignment of Leases, Rents and Profits. Any related

         Assignment of Leases, Rents and Profits incorporated within the related Mortgage or set forth in a separate Mortgage Loan Document creates a valid first priority assignment of, or security interest in, the right to receive all payments due under the related leases, if any, subject to the effect of bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of equity (regardless of whether considered in a proceeding in equity or at law); and no person other than the related borrower owns any interest in the right to receive any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein.

                          (xli) REMIC. (A) Such Mortgage Loan is directly secured by a mortgage on a real property, and (B) either (1) substantially all of the proceeds of such Mortgage Loan were used to acquire or improve or protect an interest in real property that, at origination, was the only security for such Mortgage Loan, or (2) if such Mortgage Loan has not been modified, other than following a default, at origination, or, if such Mortgage Loan has been ``substantially modified'' within the meaning of Section 1001 of the Code, on the date of such modification (unless such modification may be disregarded under Treas. Reg. Sec. 1.860G2(b)(3)), the fair market value of such real property was at least equal to 80% of the principal amount of such Mortgage Loan at origination or modification, whichever is applicable.

                          (xlii) Environmental Assessment. (A) In connection with the origination of such Mortgage Loan, a Phase I environmental assessment and report (an ``Environmental Report'') and, if recommended by the Phase I Environmental Report, a Phase II Environmental Report with respect to the related Mortgaged Property were obtained from an independent environmental engineer or consultant; and (B) such Environmental Report(s) did not indicate the existence of conditions or circumstances respecting such Mortgaged Property that would (1) constitute or result in a material violation of any applicable Environmental Law, (2) impose any material constraint on the operation of such Mortgaged Property or require material change in the use thereof or (3) require clean-up, remedial action or other response with respect to Hazardous Materials on or affecting such Mortgaged Property under any applicable Environmental Law, with the exception of conditions or circumstances (a) which such Environmental Report(s) indicated could be cleaned up, remediated or brought into compliance with applicable Environmental Law by the taking of certain actions, and (b) either (i) for which a hold-back or other escrow of funds not less than the costs of taking such clean-up, remediation or compliance actions as estimated in such Environmental Report(s) has been created to be held by the Servicer or an escrow agent until such clean-up, remediation or compliance actions have been taken, or (ii) for which an environmental insurance policy in an amount satisfactory to the Originator has been obtained by the related borrower or an indemnity for such costs has been obtained from a potentially culpable party, or (iii) such clean up, remediation or compliance actions in compliance with applicable Environmental Law have been completed prior to the closing of such Mortgage Loan. For purposes of this Agreement, the term ``Hazardous Materials'' shall include, without limitation, gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, asbestos or any material containing asbestos, and any other substance or material as may be defined as a hazardous or toxic substance under any applicable Environmental Law; and the term ``Environmental Law'' shall mean any environmental law, ordinance, rule, regulation or order of a federal, state or local governmental authority, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section Section 9601 et seq.) (``CERCLA''), the Hazardous Material Transportation Act, as amended (49 U.S.C. Section
         Section 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section Section 6901 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. Section Section 1251 et seq.), the Clean Air Act, as amended (42 U.S.C. Section Section 7401 et seq.) and the regulations promulgated pursuant thereto. Neither Midland nor the Mortgage Loan Seller has taken any action which would cause either such Mortgaged Property or the Trust Fund under the Pooling and Servicing Agreement to become subject to liability under CERCLA.

                          (xliii) Notice of Environmental Problem. Other than with respect to any conditions identified in the Phase I and/or Phase II Environmental Reports referred to in paragraph (xlii) above, none of the Mortgage Loan Seller, the Originator or the Servicer has received actual notice from: (A) any federal, state or other governmental authority of (1) any failure of the related Mortgaged Property to comply with any applicable Environmental Laws or (2) any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of Environmental Laws; or (B) the related borrower that (1) such borrower has received any such notice from any such governmental authority, (2) such Mortgaged Property fails to comply with Environmental Laws or (3) there is any known or threatened release of Hazardous Materials on or from such Mortgaged Property in violation of Environmental Laws.

                          (xliv) No Untrue Information. No statement, report, or other document furnished by or on behalf of the Mortgage Loan Seller, Midland or any affiliate thereof in writing (including writings in electronic form) pursuant to the Mortgage Loan Purchase and Sale Agreement relating to such Mortgage Loan contains any untrue statement by the Mortgage Loan Seller, Midland or any affiliate thereof of any material fact or an omission by the Mortgage Loan Seller, Midland or any affiliate thereof of a material fact necessary to make the statements contained therein not misleading. Based upon its review of its files and such inquiry as is customary by a prudent commercial mortgage lender, each of the Mortgage Loan Seller and Midland does not know or have reason to know that any such statement, report, or other document furnished by or on behalf of the Mortgage Loan Seller, Midland or any affiliate thereof in writing (including writings in electronic form) pursuant to the Mortgage Loan Purchase and Sale Agreement relating to such Mortgage Loan contains any untrue statement by any other person of any material fact or an omission of a material fact necessary to make the statements contained therein not misleading.

                          (xlv) Asset Concentration. No such Mortgage Loan and no group of Mortgage Loans made to any borrowers that are affiliates accounted for more than 7.4% of the aggregate of the Principal Balances of all Mortgage Loans as of the Cut-off Date.

                          (xlvi) Due Qualification. Each holder of the related Mortgage was, at all times that it was such holder, duly organized, validly existing and in good standing under the laws of its state of establishment or incorporation, as applicable, and was duly qualified to transact business as a foreign limited partnership, corporation or other entity, as applicable, and in good standing in the state in which the related Mortgaged Property is located to the extent necessary to ensure the enforceability of the lien of such Mortgage on such Mortgaged Property.

                          (xlvii) Recourse.  The related Mortgage Loan
         Documents contain standard provisions providing for recourse against the related borrower for damages sustained in connection with the borrower's fraud, intentional misrepresentation or misappropriation of any tenant security deposits or rent. The related Mortgage Loan Documents contain provisions pursuant to which the related Borrower has agreed to indemnify the mortgagee for damages resulting from violations of Environmental Laws, except with respect to Loan #13 and Loan #51, with respect to which such indemnity obligation is a non-recourse obligation and is therefore limited to the related borrower's interest in the related Mortgaged Property.

                 The Pooling and Servicing Agreement requires that the Custodian, the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Seller or Midland upon its becoming aware of any breach of certain representations or warranties of the Mortgage Loan Seller or Midland in the Mortgage Loan Purchase and Sale Agreement, or that any document required to be included in the

Mortgage File does not conform to the requirements of Section 2.1 of the Pooling and Servicing Agreement. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Asset, within 85 days after notice of such breach from the Custodian, the Servicer, the Special Servicer or the Trustee, or the Mortgage Loan Seller shall either (a) repurchase such Mortgage Asset at its outstanding principal balance, plus accrued interest from the Due Date as to which interest was last paid or was advanced up to the Due Date in the month following the month in which such repurchase occurs, the amount of any unreimbursed Advances together with interest thereon at the Advance Rate, relating to such Mortgage Asset, the amount of any unpaid servicing compensation relating to such Mortgage Asset and the amount of any expenses reasonably incurred by the Servicer, the Special Servicer or the Trustee in respect of such repurchase obligation (such price, the ``Repurchase Price'' or (b) promptly cure such breach in all material respects, provided, however, if such defect or breach cannot be cured within such 85 day period, so long as the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, such 85 day period shall be extended for an additional 90 days; provided, further, that no such extension shall be applicable unless the Mortgage Loan Seller delivers to the Depositor (or its successor in interest) an officer's certificate (i) describing the measures being taken to cure such breach, and (ii) stating that the Mortgage Loan Seller believes such breach will be cured within such 90 days. Without limiting the generality of the provisions described above, if a Mortgage Loan fails to constitute a ``qualified mortgage'' within the meaning of the REMIC provisions of the Code by reason of the breach of a representation, warranty or covenant or by reason of missing or defective documentation, then no extension of the 85 day period in the preceding sentence shall apply. In the event the Mortgage Loan Seller fails to cure or repurchase any such Mortgage Asset which it is obligated to cure or repurchase because of a breach of a representation or warranty which was also made by Midland in the Mortgage Loan Purchase and Sale Agreement or because such Mortgage Asset fails to constitute a ``qualified mortgage'' within the meaning of the REMIC provisions of the Code by reason of a breach of such representation or warranty within the applicable period described in the preceding two sentences, Midland shall cure or repurchase such Mortgage Asset at the Repurchase Price within two Business Days after the expiration of such applicable period.

                 The obligations of the Mortgage Loan Seller or Midland, as applicable, to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by Mortgage Loan Seller or Midland. Neither the Mortgage Loan Seller nor Midland nor the Depositor will be obligated to purchase a Mortgage Asset if the other defaults on its obligation to repurchase or cure, except that, as described in the preceding paragraph, Midland will be obligated to repurchase or cure under the Mortgage Loan Purchase and Sale Agreement upon the failure of the Mortgage Loan Seller to do so, and no assurance can be given that the Mortgage Loan Seller, Midland, or the Depositor, as the case may be, will fulfill their respective obligations. If such obligation is not met, as to a Mortgage Asset that is not a ``qualified mortgage,'' the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. The Servicer will also have no obligation to purchase a Mortgage Asset if the Mortgage Loan Seller or Midland (unless Midland is the Servicer) fails to fulfill its obligation to cure or repurchase.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

                 The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the Certificateholders and the Trustee in accordance with the terms of the Pooling and Servicing Agreement and the Mortgage Loans. In furtherance of and to the extent consistent with the foregoing, except to the extent that the Pooling and Servicing Agreement provides for a contrary specific course of action, each of the Servicer and the Special Servicer are required to service and administer the Mortgage Loans in the same manner as it services and administers similar mortgage assets in other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the Mortgage Loans, and with a view to the maximization of timely and complete recovery of principal and interest on the Mortgage Loans but without regard to (i) any other relationship that the Servicer, the Special Servicer, any sub-servicer or any affiliate of the Servicer, the Special Servicer or any sub-servicer, may have with the borrowers or any affiliate of such borrowers; (ii) the ownership of any Certificate by the Servicer, the Special Servicer or any affiliate of either;
(iii) the Servicer's, the Trustee's or the Fiscal Agent's obligations, as applicable, to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's, the Special Servicer's or any sub-servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, servicing or management for others, by the Servicer, the Special Servicer or any sub-servicer of any other mortgage loans or property. Each of the Servicer and the Special Servicer is permitted, at its own expense, to employ sub-servicers, agents or attorneys in performing any of its obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such sub-servicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer nor the Special Servicer, nor any of their directors, officers, general partners, employees or agents, shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer, the Special Servicer or such person for the breach of any of the Servicer's or Special Servicer's respective representations or warranties in the Pooling and Servicing Agreement, the breach of any of the Servicer's or Special Servicer's respective covenants therein or any liability by reason of willful misfeasance, bad faith, fraud, or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

                 The Pooling and Servicing Agreement requires the Servicer and the Special Servicer to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and to the extent such procedures shall be consistent with the Pooling and Servicing Agreement, to follow collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for any other third-party account. Consistent with the above, the Servicer or the Special Servicer, as applicable, may, in its discretion, waive any late payment charge or penalty fee in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan.

                 With respect to each Mortgage Loan that provides for prepayment at the option of the mortgagee, the Servicer shall exercise such option at the earliest possible date as provided in the related Note and Mortgage Loan Documents.

ADVANCES

                 Subject to the limitations described below, the Servicer will be obligated to advance (each such amount, a ``P&I Advance''), on the Business Day preceding each Distribution Date (the ``Remittance Date''), an amount equal to the total or any portion of the Monthly Payment on a Mortgage Loan that was delinquent as of the close of business on the Business Day preceding such Remittance Date, or, in the event of a default in the payment of a Balloon Payment, the Assumed Scheduled Payment with respect to the related Balloon Loan unless the Servicer determines that any such advance would be a nonrecoverable Advance and delivers to the Trustee an Officer's Certificate and accompanying documentation related to a determination of nonrecoverability as required by the Pooling and Servicing Agreement. With respect to any Distribution Date and any Seriously Delinquent Loan, P&I Advances will only be made if and to the extent that Available Funds for such Distribution Date (exclusive of any P&I Advance with respect to any Seriously Delinquent Loan) are not sufficient to make full distributions in accordance with the Available Funds Allocation to each Class of Certificates whose Certificate Balance would not be reduced by the Anticipated Loss with respect to all Seriously Delinquent Loans. A ``Seriously Delinquent Loan'' is any Mortgage Loan that (i) is 90 days or more delinquent (without regard to any grace period) or (ii) was 90 days or more delinquent (without regard to any grace period) and as to which the related borrower has not made, since the most recent date on which such Mortgage

Loan was so delinquent, 24 consecutive Monthly Payments. On each Remittance Date the Servicer is obligated to determine the excess, if any, of (x) an amount equal to the sum of the following amounts with respect to such Seriously Delinquent Loan: (i) the outstanding principal balance thereof that is due and payable; (ii) the interest portion of any unreimbursed P&I Advances with respect thereto; (iii) any unreimbursed Property Advances with respect thereto; and (iv) any currently payable or delinquent property taxes with respect thereto over (y) the appraised value of each Seriously Delinquent Loan (based on an appraisal obtained upon such Mortgage Loan becoming 90 days delinquent or as otherwise required pursuant to the Pooling and Servicing Agreement) (the aggregate of such amounts for all Seriously Delinquent Loans, the ``Anticipated Loss.'' Therefore, neither (i) the most subordinate Class (or Classes) of Certificates outstanding at any time nor (ii) any other Class of Certificates whose Certificate Balance would be reduced if Realized Losses occurred in the amount of the Anticipated Loss with respect to all Seriously Delinquent Loans will receive distributions on any Distribution Date on which one or more Mortgage Loans is a Seriously Delinquent Loan unless Available Funds for such Distribution Date (exclusive of any P&I Advances with respect to any Seriously Delinquent Loans) exceed the amount necessary to make full distributions in accordance with the Available Funds Allocation to each Class of Certificates that is senior to such Class. In the event that more than one Mortgage Loan is a Seriously Delinquent Loan, any such P&I Advances shall be designated by the Servicer to have been made, first, with respect to Seriously Delinquent Loans (excluding any REO Mortgage Loans) as to which the related borrower is delinquent only in the payment of Monthly Payments; second, with respect to Seriously Delinquent Loans (excluding any REO Mortgage Loans) as to which the related Borrower is delinquent in the payment of a Balloon Payment; and third, with respect to Seriously Delinquent Loans that are REO Mortgage Loans; provided however, that any such designation shall be made first to those Seriously Delinquent Loans in respect of which the Servicer reasonably determines that such P&I Advance is most likely to be recoverable.

                 In addition to P&I Advances, the Servicer will also be obligated (subject to the limitations described herein) to make cash advances (``Property Advances,'' and together with P&I Advances, ``Advances'') to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to protect and preserve the security of the related Mortgage. The Servicer will not, however, be obligated to advance from its own funds any amounts required to cure any failure of any Mortgaged Property to comply with the Americans with Disabilities Act of 1990, and all rules and regulations promulgated pursuant thereto, or any applicable Environmental Law, or to contain, clean up or remedy any environmental condition present at any Mortgaged Property.

                 If the Servicer fails to fulfill its obligation to make any required Advance, the Trustee, acting in accordance with the servicing standard, will be required to make the Advance subject to its determination of recoverability. If the Trustee fails to make any such required Advance, the Fiscal Agent will be required to make the Advance, subject to its determination of recoverability. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer. See ``--The Trustee'' and ``--The Fiscal Agent'' below.

                 The obligation of the Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines will not be recoverable by the Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, Insurance Proceeds, Liquidation Proceeds and certain other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Trustee or the Fiscal Agent, as applicable, determines that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts on deposit in the Collection Account prior to distributions on the Certificates. Any such judgment or determination must be evidenced by an Officers' Certificate delivered to the Trustee (or, in the case of the Trustee or the Fiscal Agent, the Depositor) setting forth such judgment or determination of nonrecoverability and the procedure and considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination.

                 The Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance equal to the amount of such Advance from (i) any collections on or in respect of the particular Mortgage Loan or REO Property with respect to which each such Advance was made or (ii) upon determining that such Advance is not recoverable in the manner described in the preceding clause, from any other amounts from time to time on deposit in the Collection Account.

                 The Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest at a rate equal to the Prime Rate (as published in The Wall Street Journal from time to time) (the ``Advance Rate'') on its outstanding Advances and will be authorized to pay itself such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. If the interest on such Advance is not offset by Default Interest a shortfall will result which will have the same effect as a Realized Loss.

ACCOUNTS

                 Collection Account. The Servicer will, pursuant to the Pooling and Servicing Agreement, establish and maintain a segregated account (the ``Collection Account'') into which it will be required to deposit, within one Business Day of receipt, all payments received by it on or in respect of the Mortgage Loans.

                 Distribution Account. The Trustee will, pursuant to the Pooling and Servicing Agreement, establish and maintain an account or accounts (the ``Distribution Account'') in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on or before the Remittance Date an aggregate amount of immediately available funds equal to the Available Funds. To the extent not included in Available Funds, the Servicer will remit to the Trustee all P&I Advances for deposit into the Distribution Account on the related Remittance Date. See ``DESCRIPTION OF THE CERTIFICATES--Distributions'' herein.

                 The Collection Account and the Distribution Account will be held in the name of the Trustee (or, in the case of the Collection Account, the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Trustee (and, in the case of the Collection Account, the Servicer) will be authorized to make withdrawals therefrom. Each of the Collection Account and the Distribution Account will be either (i) a segregated account or accounts maintained with either a federally or state-chartered depository institution or trust company the long term unsecured debt obligations of which (or of such institution's parent holdeing company) are rated by each of the Rating Agencies in the rating category equal to or greater than the highest then-current rating assigned to a Class of Certificates then outstanding at the time of any deposit therein, or (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, having, in either case, a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or otherwise confirmed in writing by each of the Rating Agencies that the maintenance of such account, shall not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates (an ``Eligible Bank''). Amounts on deposit in such accounts may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement (``Permitted Investments'').

WITHDRAWALS FROM THE COLLECTION ACCOUNT

                 The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Remittance Date to the Distribution Account an amount equal to Available Funds and any Prepayment Premiums for such Distribution Date; (ii) to pay or reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by it and interest on Advances, the Servicer's right to reimburse itself for items described in this clause (ii) being limited as described herein under ``--Advances''; (iii) to pay on or before each Remittance Date to the Servicer and Special Servicer the fee portion of the servicing compensation in respect of the related Distribution Date, to be paid, in the case of the Servicing Fee, from interest received on the related Mortgage Loan, and to pay from time to time, to the Servicer, any interest or investment income earned on funds deposited in the Collection Account, and pay the Servicer as additional servicing compensation any Prepayment Interest Surplus received in the preceding Collection Period and to pay the Servicer or the Special Servicer, as applicable, any other amounts constituting servicing compensation; (iv) to pay on or before each Distribution Date to the Depositor, the Mortgage Loan Seller, Midland or other purchaser with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Depositor and/or the Fiscal Agent, as applicable, for certain other unreimbursed expenses incurred by or on behalf of such person pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and
(viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF ``DUE-ON-SALE'' AND ``DUE-ON-ENCUMBRANCE'' CLAUSES

                 The Servicer or the Special Servicer, as applicable, will be obligated to enforce the Trustee's rights under the ``due-on-sale'' clause in the related Mortgage to accelerate the maturity of the related Mortgage Loan, unless such provision is not enforceable under applicable law or enforcement thereof would result in a loss of insurance coverage under any related insurance policy or such enforcement is reasonably likely to result in meritorious legal action by the related borrower or to the extent the Servicer or the Special Servicer, as applicable, acting in accordance with the servicing standard described herein, determines that such enforcement is not in the best interests of the Trust Fund. A ``due-on-sale'' or ``due-on-encumbrance'' clause may, under certain circumstances, be unenforceable against a borrower which is a debtor in a case under the Bankruptcy Code.

                 If applicable law prohibits the enforcement of a ``due-on-sale'' clause or the Servicer or Special Servicer is (i) otherwise prohibited from taking such action as described in the preceding paragraph or
(ii) determines that such enforcement is not in the best interests of the Trust Fund, and, as a consequence, a Mortgage Loan is assumed, the original borrower may be released from liability for the unpaid principal balance of the related Mortgage Loan and interest thereon at the applicable Mortgage Rate during the remaining term of such Mortgage Loan, the Servicer may accept payments in respect of the Mortgage Loan from the new owner of the Mortgaged Property, and the Servicer or the Special Servicer, as applicable, may enter into an assumption agreement with a new purchaser whereby the new owner of the Mortgaged Property will be substituted as the borrower and the original borrower released, so long as (to the extent permitted by law) the new owner satisfies the underwriting requirements customarily imposed by the Servicer, or the Special Servicer, as applicable, as a condition to its approval of a borrower on a new mortgage loan substantially similar to such Mortgage Loan.
In the event a

Mortgage Loan is assumed as described in the preceding sentences, the Trustee, the Servicer, and the Special Servicer, shall not permit any modification of such Mortgage Loan other than as described above under ``--Servicing of the Mortgage Loans; Collection of Payments'' or in connection with a default or reasonably foreseeable default with respect to the Mortgage Loan. The Servicer or Special Servicer, as applicable, shall be entitled to retain as additional servicing compensation any assumption fees paid by the original borrower or the new owner in connection with such assumption. See ``CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS--The Mortgage Loans-Due-on-Sale Clauses'' in the Prospectus. A new owner of the Mortgaged Property may be substituted or a junior or senior lien allowed on the Mortgaged Property, without the consent of the Servicer, the Special Servicer or the Trustee in a bankruptcy proceeding involving the Mortgaged Property.

                 If any Mortgage Loan contains a provision in the nature of a ``due-on-encumbrance'' clause, which, by its terms (i) provides that such Mortgage Loan shall (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on such Mortgaged Property, or (ii) requires the consent of the related mortgagee to the creation of any such lien or other encumbrance on such Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Servicer or the Special Servicer, as applicable, on behalf of the Trust Fund, shall enforce such provision and in connection therewith shall (x) accelerate the payments due on such Mortgage Loan, or (y) withhold its consent to the creation of any such lien or other encumbrance, as applicable, except, in each case, to the extent that the Servicer or the Special Servicer, as applicable, acting in accordance with the applicable servicing standard, determines that such enforcement would not be in the best interests of the Trust Fund and receives written confirmation from S&P that forbearance to enforce such provision shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by S&P to any Class of Certificates. Notwithstanding the foregoing, the Servicer or the Special Servicer, as applicable, may forbear from enforcing any due-on-encumbrance provision in connection with any junior or senior lien on the Mortgaged Property imposed in connection with any bankruptcy proceeding involving the Mortgaged Property.

INSPECTIONS; APPRAISALS

                 The Servicer or Special Servicer is required (at its own expense) to inspect each Mortgaged Property at such times and in such manner as are consistent with the servicing standards described herein, but shall in any event (i) inspect each Mortgaged Property (x) at least once every 12 months commencing in January 1996 unless each of the Rating Agencies has confirmed in writing that a longer period between inspections shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates or (y) if the Servicer or the Special Servicer, as applicable, retains any Financial and Lease Reporting Fees pursuant to the related Mortgage Loan, as soon as practicable thereafter (except to the extent such property has been inspected by the Servicer or the Special Servicer within the preceding 120 days), and
(ii) if any Monthly Payment becomes more than 60 days delinquent on any Mortgage Loan and, if to do so is in the best interest of Certificateholders, inspect each related Mortgaged Property as soon as practicable thereafter.

EVIDENCE AS TO COMPLIANCE

                 The Pooling and Servicing Agreement requires the Servicer and Special Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and each Rating Agency on or before March 31 of each year, beginning March 31, 1997, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans for the preceding twelve months and that their examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, disclosed no exceptions or errors in records relating to the servicing of the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement that in their opinion are material, except for such exceptions as set forth in their statement.

                 The Pooling and Servicing Agreement also requires the Servicer and the Special Servicer to deliver to the Trustee, the Depositor and each Rating Agency, on or before March 31 of each year, beginning March 31, 1997, an officer's certificate of the Servicer or the Special Servicer, as applicable, stating, among other things, that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SPECIAL SERVICER AND THE SERVICER

                 The Servicer or the Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are met including the written consent of the Trustee and written confirmation by each of the Rating Agencies that such assignment and delegation by the Servicer or the Special Servicer shall not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of Certificates. The Pooling and Servicing Agreement provides that the Servicer or the Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer, thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation or removal may become effective until the Trustee or a successor Servicer, or Special Servicer, as the case may be, has assumed the obligations of the Servicer under the Pooling and Servicing Agreement.

                 The Pooling and Servicing Agreement also provides that none of the Depositor, the Special Servicer, the Servicer, or any director, officer, employee or agent of the Depositor, the Special Servicer, or the Servicer (or any general partner of the Servicer or Special Servicer) will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer, nor any such person will be protected against any liability for a breach of any representations or warranties under the Pooling and Servicing Agreement or which would otherwise be imposed by reason of willful misfeasance, bad faith, fraud or negligence (or, in the case of the Servicer or Special Servicer, a breach of the servicing standards set forth in the Pooling and Servicing Agreement) in the performance of duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Special Servicer, and the Servicer (and any general partner of the Servicer or Special Servicer) will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense (i) incurred by reason of its respective willful misfeasance, bad faith, fraud or negligence (or, in the case of the Servicer or the Special Servicer, a breach of the servicing standard set forth in the Pooling and Servicing Agreement) in the performance of duties thereunder or by reason of reckless disregard of its respective obligations and duties thereunder or (ii) imposed by any taxing authority which loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement or which results from a breach (other than a breach with respect to which the Servicer or Special Servicer, as applicable would have no liability under the standard set forth in the first sentence of this paragraph) by the Servicer, the Special Servicer or its agents of its respective obligations under the Pooling and Servicing Agreement.

                 In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Special Servicer or the Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not involve it in any expense or liability. The Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom (except any liability related to the Servicer's or the Special Servicer's obligations under
Section 3.1(a) of the Pooling and Servicing Agreement )will be expenses, costs and liabilities of the Trust Fund, and the Servicer or Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

                 The Depositor is not obligated to monitor or supervise the performance of the Servicer or Special Servicer or the Trustee under the Pooling and Servicing Agreement.

                 Any person into which the Servicer or the Special Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Special Servicer is a party, or any person succeeding to the business of the Servicer or the Special Servicer, will be the successor of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, if each of the Rating Agencies has confirmed in writing that such merger or consolidation and succession shall not result in a downgrading, withdrawal or qualification of the rating then-assigned by such Rating Agency to any Class of the Certificates.

EVENTS OF DEFAULT

                 Events of default (each, an ``Event of Default'') under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement; or (ii) any failure by the Servicer or Special Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the Certificateholders, the Trustee, the Servicer or the Special Servicer with respect to any Mortgage
Loan) under the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Servicer or the Special Servicer, as applicable, by the Depositor or the Trustee, or to the Servicer or Special Servicer, the Depositor and the Trustee by the holders of Certificates evidencing Voting Rights of at least 25% of any affected Class; or
(iii) confirmation in writing by any of the Rating Agencies that the then-current rating assigned to any Class of Certificates would be withdrawn, downgraded or qualified unless the Servicer or Special Servicer is removed; or
(iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer or Special Servicer indicating its insolvency or inability to pay its obligations; or (v) any failure by the Servicer to make a required Advance.

RIGHTS UPON EVENT OF DEFAULT

                 If an Event of Default occurs and is continuing, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificates, the Trustee shall, terminate all of the rights and obligations of the Servicer or the Special Servicer, as the case may be, under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement the Servicer shall continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the Servicer, all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

                 On and after the date of termination, the Trustee will succeed to all authority and power of the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements to which the Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 51% of the aggregate Voting Rights so request or if neither the Trustee nor the Fiscal Agent is rated at least ``AA'' by each of the Rating Agencies or if the Trustee is not listed on S&P's list of approved servicers, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $15,000,000 and which is either FNMA or FHLMC approved, the appointment of which will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency, to act as successor to the Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity.
The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Pooling and Servicing Agreement.

                 No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates representing at least 25% of the aggregate Voting Rights allocated to each affected Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 30 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

                 The Trustee will have no obligation to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

                 The Pooling and Servicing Agreement may be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions therein that may be inconsistent with any other provisions therein, (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each of the Classes of Regular Certificates by each Rating Agency, or (iv) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, which shall not be inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in the downgrading, withdrawal or qualification of the rating or ratings then assigned to any outstanding Class of Certificates, as confirmed by each Rating Agency in writing and, which, as evidenced by an Opinion of Counsel at the expense of the party (other than the Trustee, unless such amendment modifies or otherwise relates solely to the obligations, duties or rights of the Trustee) requesting such amendment, shall not adversely affect in any material respect the interests of any Certificateholder.

                 The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the

Holders of each of the Classes of Regular Certificates representing not less than 66 2/3% of the aggregate Voting Rights allocated to each Class of Certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of each affected Certificateholder; (ii) change the percentages of Voting Rights of Holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement, without the consent of the Holders of all Certificates then outstanding; or (ii) alter the servicing standard set forth in the Pooling and Servicing Agreement or the obligations of the Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance without the consent of the Holders of all Certificates representing all of the Voting Rights of the Class or Classes affected thereby.

                 Further, the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust REMICs as two separate REMICs, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided, however, that such action, as evidenced by an opinion of counsel, is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder.

                 No amendment shall cause either the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC, as evidenced by an opinion of counsel.

                 The ``Voting Rights'' assigned to each Class shall be (i) 0% in the case of the Class R and Class LR Certificates, (ii) in the case of any other Class of P&I Certificates, a percentage equal to the product of (x) ___% on or prior to the EC Maturity Date and ___% thereafter and (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all such Classes of Certificates; (iii) on or prior to the EC Maturity Date, ___% in the case of the Class A-EC Certificates and 0% thereafter; (iv) ___% in the Case of Class J-1 Certificates; and (v) ___% in the case of Class J-2 Certificates. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any borrower, the Trustee, a manager or any of their respective affiliates will be deemed not to be outstanding; provided, however that, Certificates beneficially owned by the Servicer, the Special Servicer, or any affiliate thereof will be deemed to be outstanding in connection with any required consent to an amendment of the Pooling and Servicing Agreement which consent relates to an action which would materially adversely affect in any material respect the interests of the Certificateholders of any Class while the Servicer, the Special Servicer, or any such affiliate owns at least a 66-2/3 Percentage Interest in such Class.

REALIZATION UPON MORTGAGE LOANS

                 Appraisals for Specially Serviced Mortgage Loans. Contemporaneously with the earliest of (i) the effective date of any modification of the stated maturity, Mortgage Rate, principal balance or amortization terms of any Specially Serviced Mortgage Loan or other ``significant'' modification (as defined in Section 1001 of the Code) of any Mortgage Loan, as to which a default has occurred or is reasonably foreseeable,
(ii) the date 90 days after the occurrence of any uncured payment delinquency,
(iii) the date 180 days after a receiver is appointed in respect of a Mortgaged Property, or (iv) the date a Mortgaged Property becomes an REO Property, the Special Servicer shall perform an evaluation or obtain an appraisal of the Mortgaged Property or REO Property (an ``Updated Appraisal'').

                 Following a default on a Balloon Payment, the Special Servicer may grant successive extensions of up to 12 months each of the defaulted Mortgage Loan; provided that the Special Servicer may not grant any such successive extensions if, during the previous 12-month period, such borrower was 60 days delinquent in payment of any principal or interest. The Special Servicer may not grant any extension that permits such borrower to make payments of interest only for a period, in the aggregate, of greater than 12 months.

                 Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, any costs and expenses incurred in any such proceedings shall be advanced by the Servicer as a Property Advance, unless the Servicer determines that such Advance would constitute a Nonrecoverable Advance.

                 If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related borrower, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

                 Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a ``mortgagee-in-possession'' of, or to be an ``owner'' or ``operator'' of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

                 In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee on behalf of the Trustee as the holder of the Lower-Tier Regular Interests and the holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be a Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

                 If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as ``foreclosure property'' within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an ``independent contractor,'' within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Lower-Tier

REMIC will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes ``rents from real property,'' within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. ``Rents from real property'' do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. ``Rents from real property'' include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are ``customary'' within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute ``rents from real property.'' In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a skilled nursing care business, will not constitute ``rents from real property.'' Any of the foregoing types of income may instead constitute ``net income from foreclosure property,'' which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the net REO proceeds available for distribution to holders of Certificates. See ``CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of REMIC Income'' and ``--Taxes That May Be Imposed on the REMIC--Net Income from Foreclosure Property'' herein.

                 The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, if and when the Special Servicer determines, consistent with the servicing standards set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten Business Days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept any offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, or is determined to be such a price by the Trustee (which may be based upon updated independent appraisals received by the Trustee or the Special Servicer, as applicable), if the highest offeror is affiliated with the Special Servicer. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may offer for or purchase any Specially Serviced Mortgage Loan or any REO Property. In addition, the Special Servicer may accept an offer which is not the highest offer if it determines, in accordance with the servicing standard stated in the Pooling and Servicing Agreement, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable).

OPTIONAL TERMINATION

                 The holder of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, and, if such holder does not exercise its option, the Servicer and the Depositor, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than

10% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to not less than the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date; (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loan as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date; and (D) unreimbursed Advances with interest thereon at the Advance Rate and unpaid Trust Fund expenses, or (ii) the aggregate fair market value of the Mortgage Loans, and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date, together with one month's interest thereon at the Mortgage Rate. See ``DESCRIPTION OF THE CERTIFICATES--Additional Rights of the Residual Certificates'' herein.

AUCTION

                 On each of (i) the Distribution Date occurring in September of each year from and including 2006 and (ii) any date after the Distribution Date occurring in September 2006 on which the Trustee receives an unsolicited bona fide offer to purchase all (but not less than all of the Mortgage Loans (each, an ``Auction Valuation Date''), the Trustee shall request that four independent financial advisory or investment banking or investment brokerage firms nationally recognized in the field of real estate analysis and reasonably acceptable to the Servicer provide the Trustee with an estimated value at which the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund could be sold pursuant to an auction. If the average of the three highest such estimates received equals or exceeds the aggregate amount of the Certificate Balance of all Certificates expected to be outstanding (as determined by the Trustee) on the third Distribution Date following the Auction Valuation Date (or such later Distribution Date determined by the auction agent appointed in accordance with the next sentence) (the ``Aggregate Certificate Balance''), the Trustee shall conduct an auction of the Mortgage Loans. The Trustee shall, in such case, appoint an auction agent to solicit offers from prospective purchasers, who must meet certain requirements described in the Pooling and Servicing Agreement, to purchase all (but not less than all) of the Mortgage Loans and such property, for a price not less than the Aggregate Certificate Balance plus the Auction Fees (as hereinafter defined). In determining the Aggregate Certificate Balance, all Certificates owned by or on behalf of the Depositor, a property manager, the Servicer, the Special Servicer, the Trustee, a Borrower or any affiliate thereof, shall be included.

                 If the Trustee receives no bids which are qualified pursuant to the terms of the Pooling and Servicing Agreement, the Trust Fund shall not be terminated pursuant to these auction procedures. If the Trustee receives qualified bids, the Trustee shall accept the highest of such bids and shall sell the Mortgage Loans and such property to the successful bidder on or before the Remittance Date immediately preceding the third Distribution Date following the Auction Valuation Date (or such later Distribution Date determined by the auction agent appointed in accordance with the immediately preceding paragraph). Such sale shall effect a termination of the Trust Fund and an early retirement of the then outstanding Certificates. The Trustee shall be entitled to be reimbursed from the Collection Account for expenses that it or any auction agent incurs in connection with an auction including all fees and reasonable expenses of legal counsel and other professionals (``Auction Fees'').

                 Any auction shall be conducted in accordance with auction procedures to be developed by the auction agent in connection with such auction, provided that such procedures shall include at a minimum provisions substantially to the effect that: (i) no due diligence of the Servicer's or Trustee's records with respect to the Mortgage Loans may be conducted by any bidder prior to being notified that it has submitted the highest bid; (ii) the auction agent is entitled to require that the highest bidder provide a non-refundable good faith deposit sufficient to reimburse the Trustee and the auction agent for all expenses in connection with the evaluation of such bid and in connection with such highest bidder's due diligence, (iii) each bidder may be required to enter into a confidentiality agreement with the Servicer, the Special Servicer, the auction agent and the Trustee prior to being permitted to conduct diligence,
(iv) Borrowers on any of the Mortgage Loans shall be prohibited from submitting bids, and (v) in the event that the highest bidder withdraws, the next highest bidder shall be permitted to conduct due diligence of the Servicer's, the Special Servicer's, or Trustee's records with respect to the Mortgage Loans as if it were the highest bidder.

LOAN PORTFOLIO ANALYSIS SYSTEM

                 The Servicer will collect and maintain information regarding the Mortgage Loans in a computerized database (the ``Loan Portfolio Analysis System'' or ``LPAS''). The Servicer currently intends to provide access to LPAS via on-line telephonic communication to Certificateholders, persons identified by a Certificateholder as a prospective transferee and such other persons deemed appropriate by Servicer. Information contained in LPAS regarding the composition of the Mortgage Pool and certain other information about the Mortgage Pool deemed appropriate by the Servicer will be updated periodically.

THE TRUSTEE

                 LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 200, Chicago, Illinois 60603.

                 The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, the Special Servicer, and the Rating Agencies. Upon such notice of the Trustee's resignation, the Fiscal Agent shall also be deemed removed and, accordingly, the Servicer will appoint a successor trustee, which appointment of successor trustee shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agencies to any Class of the Certificates as confirmed in writing by each of the Rating Agencies, and successor fiscal agent, which, if the successor trustee is not rated at least ``AA'' by each Rating Agency, shall be confirmed in writing by each of the Rating Agencies that such appointment of such successor fiscal agent shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates. If no successor trustee and successor fiscal agent is appointed within one month after the giving of such notice of resignation, the resigning Trustee and departing Fiscal Agent may petition any court of competent jurisdiction for appointment of a successor trustee and successor fiscal agent.

                 The Depositor or the Servicer may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee or the Fiscal Agent becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or the Fiscal Agent or its property is appointed or any public officer takes charge or control of the Trustee or the Fiscal Agent or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 51% may remove the Trustee and the Fiscal Agent upon written notice to the Servicer, the Special Servicer, the Depositor and the Trustee. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least ``AA'' by each Rating Agency, fiscal agent will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent.

                 Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to receive a monthly fee from the Servicer.

                 The Trust Fund indemnifies the Trustee against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates (only to the extent that they are expressly reimbursable under the Pooling and Servicing Agreement or are unanticipated expenses incurred by the REMIC) other than those resulting from the negligence, fraud, bad faith or intentional misconduct of the Trustee and those for which it is indemnified pursuant to the last sentence of this paragraph. The Trustee will not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's opinion the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer and the Special Servicer indemnifies the Trustee and certain related parties for similar losses incurred related to the willful misconduct, fraud, bad faith and/or negligence in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its respective obligations and duties under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

                 The Trustee, the Fiscal Agent, the Special Servicer and Servicer will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, this Prospectus Supplement or the validity, enforceability or sufficiency of the Mortgage Loans or related documents. The Trustee and the Fiscal Agent will not be accountable for the use or application by the Depositor of any Certificates or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account maintained by or on behalf of the Servicer, other than with respect to any funds held by the Trustee.

                 If no Event of Default has occurred and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

                 If the Servicer fails to make any required Advance, the Trustee, as acting or successor Servicer, will be required to make such Advance to the extent that such Advance is not deemed to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer that an Advance, if made, would be nonrecoverable. The Trustee will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Servicer.

THE FISCAL AGENT

                 ABN AMRO Bank N.V., a Netherlands banking corporation and the corporate parent of the Trustee, will act as Fiscal Agent for the Trustee and will be obligated to make any Advance required to be made, and not made, by the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent shall not be obligated to make any Advance that it deems to be nonrecoverable. The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer. See ``THE POOLING AND SERVICING AGREEMENT--Advances'' herein.

                 The Fiscal Agent may not resign except in the event of the resignation or removal of the Trustee or upon determination that it may no longer perform such obligations and duties under applicable law. Any such determination is required to be evidenced by an opinion of counsel to such effect delivered to the Depositor and the Trustee. No resignation or removal of the Fiscal Agent shall become effective until a successor fiscal agent shall have assumed the Fiscal Agent's obligations and duties under the Pooling and Servicing Agreement and it is confirmed in writing by each of the Rating Agencies that the appointment of such successor fiscal agent shall not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any Class of the Certificates.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

                 Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to receive a monthly servicing fee (the ``Servicing Fee'') for each Mortgage Loan equal to a per annum rate of up to 0.25% (the ``Servicing Fee Rate'') on the then outstanding principal balance of such Mortgage Loan calculated on the basis of a 360 day year consisting of twelve 30-day months. The Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan Documents), the Collection Account and the Distribution Account, (ii) all amounts collected with respect to the Mortgage Loans (that are not Specially Serviced Mortgage Loans) in the nature of late payment charges, late fees, loan service transaction fees, extension fees, demand fees, modification fees, beneficiary statement charges and similar fees and charges, and assumption fees and (iii) Financial and Lease Reporting Fees (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and to the extent permitted under the related Mortgage Loan) and any Prepayment Interest Surplus.

                 The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any sub-servicers retained by it, all fees payable to the Trustee and the various expenses of the Servicer specifically described herein.

SPECIAL SERVICING

                 It is anticipated that Lennar Partners, Inc. will initially be appointed as special servicer (the ``Special Servicer'') to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. However, the holders of 51% of the Voting Rights of the most subordinate Class of outstanding Regular Certificates will be entitled to remove the Special Servicer without cause and appoint a successor Special Servicer. Any termination fee payable to the Special Servicer upon termination without cause will be paid by such holders, and will not be an expense of the Trust Fund. Each of the Rating Agencies must confirm in writing to the Trustee and Servicer that the appointment of such successor Special Servicer will not cause any qualification, withdrawal, or downgrading of the initial ratings assigned to any Class of rated Certificates.

                 The duties of the Special Servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a ``Specially Serviced Mortgage Loan'' to include any Mortgage Loan (other than the Seaport Participation) with respect to which: (i) the related borrower is 60 or more days delinquent in the payment of principal and interest (regardless of whether in respect thereof P&I Advances have been reimbursed); (ii) the borrower under which has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iii) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (iv) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage

Loan; (v) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vi) the borrower has failed to make a Balloon Payment; or (vii) the Servicer proposes to commence foreclosure or other workout arrangements; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (a) with respect to the circumstances described in clauses (i) and (vi) above, when the borrower thereunder has brought the Mortgage Loan current (with respect to the circumstances described in clause (vi), pursuant to any workout recommended by the Special Servicer, and thereafter made three consecutive full and timely monthly payments), (b) with respect to the circumstances described in clauses (ii), (iii), (iv) and
(vii) above, when such circumstances cease to exist, or (c) with respect to the circumstances described in clause (v) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

                 Pursuant to the Pooling and Servicing Agreement, the entity acting as Special Servicer will be entitled to certain fees, including a special servicing fee (the ``Special Servicing Fee'') equal to 1/12 of 0.35% on a monthly basis of the Scheduled Principal Balance of each related Specially Serviced Mortgage Loan. The Special Servicer will also receive, in addition to the Special Servicing Fee, a disposition fee ( the ``Disposition Fee'') equal to the product of (A) (x) the proceeds of the sale of any Specially Serviced Mortgage Loan or REO Property minus (y) any broker's commission and related brokerage referral fees and (B) (x) 1.5%, if such sale occurs within 12 months following the date on which the Mortgage Loan initially became a Specially Serviced Mortgage Loan or (y) 1.0%, if such sale occurs after such 12-month period. Each of the foregoing fees, along with certain expenses related to special servicing of a Mortgage Loan, shall be payable out of funds otherwise available to pay principal on the Certificates. The Special Servicer will also be entitled to retain as additional servicing compensation (i) all investment income earned on amounts on deposit in any REO Account, and (ii) to the extent permitted under the related Mortgage Loan, all amounts collected with respect to the Specially Serviced Mortgage Loans in the nature of late payment charges, late fees, Assumption Fees, loan modification fees, extension fees, Financial and Lease Reporting Fees (to the extent such fees are not required to be remitted to the related Borrower pursuant to the related Note), loan service transaction fees, beneficiary statement charges, or similar items (but not including any Default Interest or Prepayment Premiums), in each case to the extent received with respect to any Specialty Serviced Mortgage Loan and not required to be deposited or retained in the Collection Account pursuant to the Pooling and Servicing Agreement.

                 The Seaport Loan is subject to special servicing by the special servicer under the Seaport Servicing Agreement. The Seaport Participation Agreement is not subject to special servicing under the Pooling and Servicing Agreement. Pursuant to the Seaport Participation Agreement, the Mortgage Loan Seller, in its capacity as transferee of the Seaport Participation, has covenanted with the trustee under the Seaport Servicing Agreement to pay to the special servicer under the Seaport Servicing Agreement 49.3% of any special servicing fee that becomes due with respect to the Seaport Loan if and when the Seaport Loan becomes a specially serviced mortgage loan under the Seaport Servicing Agreement. The aforementioned covenant shall run with the Seaport Participation Agreement to the Trustee, as assignee of the Seaport Participation Agreement. Such special servicing fee may be withdrawn from the Collection Account as an expense of the Trust Fund pursuant to the Pooling and Servicing Agreement.

REPORTS TO CERTIFICATEHOLDERS

                 On each Distribution Date, the Trustee will forward by mail to each Certificateholder, with copies to the Depositor, Paying Agent, Servicer and each Rating Agency, a statement as to such distribution setting forth for each class:

                 (i) the Pooled Principal Distribution Amount and the amount allocable to principal, included in Available Funds;


                 (ii) The Class Interest Distribution Amount distributable to such Class and the amount of Available Funds allocable thereto, together with any Class Interest Shortfall allocable to such Class;

                 (iii) The amount of any P&I Advances by the Servicer, the Trustee or the Fiscal Agent included in the amounts distributed to such Certificateholders;

                 (iv) The Certificate Balance of each Class of Certificates after giving effect to the distribution of amounts in respect of the Pooled Principal Distribution Amount on such Distribution Date;

                 (v) Realized Losses and their allocation to the Certificate Balance of any Class of Certificates;

                 (vi) The Scheduled Principal Balance of the Mortgage Loans as of the Due Date preceding such Distribution Date;

                 (vii) The number and aggregate principal balance of Mortgage Loans (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D) as to which foreclosure proceedings have been commenced and (E) that otherwise constitute Specially Serviced Mortgage Loans, and, with respect to each Specially Serviced Mortgage Loan, the amount of Property Advances made during the related Collection Period, the amount of the P&I Advance made on such Distribution Date, the aggregate amount of Property Advances theretofore made that remain unreimbursed and the aggregate amount of P&I Advances theretofore made that remain unreimbursed;

                 (viii) With respect to any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

                 (ix) As of the Due Date preceding such Distribution Date, as to any REO Property sold during the related Collection Period, the date on which the Special Servicer made a Final Recovery Determination and the amount of the proceeds of such sale deposited into the Collection Account, and the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than Liquidation Proceeds) revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Collection Account, in each case identifying such REO Property by name;

                 (x) The outstanding principal balance of each REO Mortgage Loan as of the close of business on the immediately preceding Due Date and the appraised value of the related REO Property per the most recent appraisal obtained;

                 (xi) The amount of the Servicing Compensation paid to the Servicer with respect to such Distribution Date, and the amount of the additional servicing compensation described in Section 3.12(a) of the Pooling and Servicing Agreement that was paid to the Servicer with respect to such Distribution Date;

                 (xii) The amount of any Special Servicing Fee or Disposition Fee paid to the Special Servicer with respect to such Distribution Date; and

                 (xiii) (A) The amount of Prepayment Premiums, if any, received during the related Collection Period, and (B) the amount of Default Interest received during the related Collection Period and the Net Default Interest for such Distribution Date.

                 In the case of information furnished pursuant to subclauses
(i), (ii), (iii) and (xiii)(A) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and for each Class of Certificates for a denomination of $1,000 initial Certificate Balance.

                 Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Holder of a Certificate (except for a Class R or Class LR Certificate) a statement containing the information set forth in subclauses
(i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

                 On each Distribution Date, the Trustee shall forward to each Holder of a Class R or Class LR Certificate a copy of the reports forwarded to the other Certificateholders on such Distribution Date and a statement setting forth the amounts, if any, actually distributed with respect to the Class R or Class LR Certificates on such Distribution Date.

                 Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each person who at any time during the calendar year was a Holder of a Class R or Class LR Certificate a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that it provided substantially comparable information pursuant to any requirements of the Code as from time to time in force.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

                 The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the ``Code''), as well as regulations (the ``REMIC Regulations'') promulgated by the U.S. Department of the Treasury on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

                 Elections will be made to treat the assets of the Trust Fund as two separate ``real estate mortgage investment conduits'' (each, a ``REMIC'' and, respectively, the ``Upper-Tier REMIC'' and ``Lower-Tier REMIC'') within the meaning of Code Section 860D. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of O'Melveny & Myers, each of the Upper-Tier REMIC and the Lower-Tier REMIC will qualify as a REMIC.

                 The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Default Interest), proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated Classes of regular interests (the ``Lower-Tier Regular Interests'') to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole Class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier REMIC Distribution Account in which distributions thereon will be deposited, and will issue (i) the Classes of regular interests represented by the Classes of Regular Certificates and (ii) the Class R Certificates, which will represent the sole Class of residual interests in the Upper-Tier REMIC.

STATUS OF THE CERTIFICATES

                 Certificates held by a mutual savings bank or a domestic building and loan association will constitute ``qualifying real property loans'' within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the Trust Fund would be so treated. Certificates held by a real estate investment trust will constitute ``real estate assets'' within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to the Class R and Class LR Certificates will be considered ``interest on obligations secured by mortgages on real property or on interests in real property'' within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the Trust Fund would be so treated. If at all times 95% or more of the assets of the Trust Fund qualify for each of the foregoing treatments, the Certificates will qualify for the corresponding status in their entirety. It is anticipated that the 95% requirement will be met at all times that the Certificates are outstanding with the result that the Certificates will qualify in their entirety for the treatments described in the preceding sentence. For purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest with respect to the Mortgage Loans that are reinvested pending distribution to holders of the Certificates qualify for such treatment. Certificates held by a domestic building and loan association will constitute ``loans . . . secured by an interest in real property which is . . . residential real property'' within the meaning of Code Section 7701(a)(19)(C)(v) only in the percentage which the Lower-Tier REMIC's basis in Mortgage Loans secured by multi-family residential properties, nursing homes or congregate care facilities bears to the Lower-Tier REMIC's basis in all the Mortgage Loans. Certificates held by a regulated investment company will not constitute ``government securities'' within the meaning of Code Section 851(b)(4)(A)(i). Certificates held by certain financial institutions will constitute an ``evidence of indebtedness'' within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

                 In order for each of the Upper-Tier REMIC and the Lower-Tier REMIC to qualify as a REMIC, there must be ongoing compliance on the part of the REMICs with the requirements set forth in the Code. The Upper-Tier REMIC and the Lower-Tier REMIC each must fulfill an asset test, which requires that no more than a de minimis portion of their respective assets, as of the close of the third calendar month beginning after the ``Startup Day'' (which for purposes of this discussion is the date of issuance of the Certificates) and at all times thereafter, may consist of assets other than ``qualified mortgages'' and ``permitted investments.'' The REMIC Regulations provide a ``safe harbor'' pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the REMICs assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide ``reasonable arrangements'' to prevent its residual interest from being held by ``disqualified organizations'' and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Pooling and Servicing Agreement will contain provisions to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding.

                 A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the Mortgage Loans, provided, in general, the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the Mortgage Loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), and (ii) regular interests in a REMIC, such as the Lower-Tier Regular Interests held as assets by the Upper-Tier REMIC. A mortgage loan that was not in fact principally secured by real property must be disposed of within 90 days of discovery, or otherwise ceases to be a qualified mortgage after such 90-day period.

                 Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. Neither REMIC will have a reserve fund. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service. Because the principal assets of the Upper-Tier REMIC will consist of the Lower-Tier Regular Interests, it is not anticipated that the Upper-Tier REMIC will hold any foreclosure property.

                 In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following: (i) one or more Classes of regular interests or (ii) a single Class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on some or all of the qualified mortgages. A qualified variable rate includes a rate based on a weighted average of rates on some or all of the REMIC's qualified mortgages, which in turn bear a fixed rate or qualified variable rate. A specified portion of interest payments includes the excess of interest on some or all of the REMIC's qualified mortgages over a qualified variable rate. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and is designated as a residual interest. Accordingly, the Regular Certificates will be considered to be regular interests in the Upper-Tier REMIC, the Lower-Tier Regular Interests will be considered to be regular interests in the Lower-Tier REMIC and the Class R and Class LR Certificates will constitute the single Class of residual interests in the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

                 If, with respect to either the Upper-Tier REMIC or the Lower-Tier REMIC, the Trust Fund fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that such entity will not be treated as a REMIC for such year and thereafter. Furthermore, disqualification of the Lower-Tier REMIC would automatically cause the Upper-Tier REMIC to fail to quality as a REMIC. In any such event, an entity with multiple classes of ownership interests such as the Trust Fund may be treated as a separate association taxable as a corporation under Treasury regulations, and the Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income of the Upper-Tier REMIC and Lower-Tier REMIC for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

                 General. The Regular Certificates will be treated as newly originated debt instruments for federal income tax purposes. In general, interest paid or accrued, original issue discount (``OID'') and market discount with respect to a Regular Certificate will be treated as ordinary income to a holder of a Regular Certificate (each, a ``Regular Certificateholder''), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to the Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

                 Although not free from doubt, the Depositor believes that any Prepayment Premiums allocated to a Class of Regular Certificates will represent ordinary income to holders of such Class as such amounts accrue. It is not certain for federal income tax purposes whether any portion of any investor's basis in its Certificate must be allocated to the right to receive Prepayment Premiums. It is anticipated that in reporting to investors, the Trustee will take the position, unless required otherwise by applicable authority, that no portion of a Prepayment Premium represents a return of basis and that no portion thereof is reportable as income prior to the time such amounts become due. Investors should consult their own tax advisors with respect to the proper federal income tax treatment of Prepayment Premiums.

                 Original Issue Discount. Regular Certificateholders generally must include OID in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994 (the ``OID Regulations'') and proposed Treasury regulations issued on December 16, 1994 (the ``Proposed OID Regulations'') under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the Tax Reform Act of 1986 (the ``1986 Act''). Regular Certificateholders should be aware, however, that the OID Regulations and the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such Regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations and the Proposed OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and OID with respect to the Regular Certificates.

                 Each Regular Certificate will be treated as a single installment obligation for purposes of determining the OID includible in a Regular Certificateholder's income. The total amount of OID on a Regular Certificate is the excess of the ``stated redemption price at maturity'' of the Regular Certificate over its ``issue price.'' The issue price of each Class of Regular Certificates is the first price at which a substantial amount of the Regular Certificates of such Class is sold to investors (excluding bond houses, brokers and underwriters). As provided in the REMIC Regulations (but not the OID Regulations), the Trustee intends to treat the issue price of a Class as to which there is no substantial sale as of the Startup Day as the offer price of such Class as of the date such Class is priced. The issue price of a Class of Regular Certificates (other than the Class J-1 Certificates) also includes the amount paid by initial Regular Certificateholders for accrued interest that relates to a period prior to the Issue Date of such Class, unless a Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate is the sum of all payments provided thereby other than ``qualified stated interest.'' Under the OID Regulations, qualified stated interest generally includes interest payable at a single fixed rate if such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. The Trustee intends to include in the stated redemption price at maturity of the Regular Certificates (other than the Class A-EC and Class J-2 Certificates) the portion of the interest distributed on the first Distribution Date that exceeds the interest attributable to the number of days between the issue date and such first Distribution Date (i.e., ___ days of interest). Accordingly, the Trustee intends to treat all payments of interest on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (other than ___ days of interest payable at the Pass-Through Rates thereon payable on the first Distribution Date) as qualified stated interest and consequently as not includible in the stated redemption price at maturity of such Classes. Under the foregoing rules, it is anticipated that the Class F, Class G and Class H Certificates will be issued with OID in an amount equal to the excess of their initial Certificate Balances (plus ____ days of interest at the Pass-Through Rate thereon) over their respective issue prices (including accrued interest). In addition, the Class J-1 Certificates will be issued with OID in an amount equal to the excess of the initial principal balance thereof over their issue price. Furthermore, the Trustee intends to treat the Class A-EC and Class J-2 Certificates as having no qualified stated interest. Accordingly, the Class A-EC and Class J-2 Certificates will be considered to be issued with OID in an amount equal to the excess of all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). Any ``negative'' amounts of OID on the Class A-EC or Class J-2 Certificates attributable to rapid prepayments with respect to the Mortgage Loan will not be deductible currently, but may be offset against future positive accruals of OID, if any. However, the holder of a Class A-EC or Class J-2 Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate. No representation is made as to the timing or amount of any such loss.

                 A holder of a Regular Certificate issued with OID generally must include in gross income for any taxable year the sum of the ``daily portions,'' as defined below, of the OID on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. With respect to each Regular Certificate, a calculation will be made of the OID that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day prior to each Distribution Date with respect to the Regular Certificates. OID is to be calculated initially based on a schedule of maturity dates that takes into account the level of prepayments in the manner to be specified in Treasury regulations. The Conference Committee Report to the 1986 Act states that such schedule is intended to be based on the assumed rate of prepayment of the Mortgage Loans i.e., the assumptions described as Scenario 3 under the heading ``YIELD CONSIDERATIONS--Weighted Average Life of the Regular Certificates'' (the ``Prepayment Assumption''). The OID accruing in a full accrual period will be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate as of the Startup Day, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of OID with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate that were attributable to such prior periods. The OID accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of OID for each day in the period. With respect to the short first accrual period, the daily portions of OID will be determined according to the exact method.

                 Under the method described above, the daily portions of OID required to be included as ordinary income by a Regular Certificateholder generally will increase to take into account any prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption.

                 Acquisition Premium. A purchaser of a Regular Certificate at a price greater than its adjusted issue price and less than its remaining stated redemption price at maturity will be required to include in gross income the daily portions of the OID on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading ``--Election to Treat All Interest Under the Constant Yield Method.''

                 Market Discount. A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of OID, ``market discount'' is the amount by which the purchaser's original basis in the Regular Certificate is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or (ii) either in the ratio of interest accrued for the relevant period to the sum of interest accrued for such period plus the remaining interest as of the end of such period or in the ratio of OID accrued for the relevant period to the sum of the OID accrued for such period plus the remaining OID as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry the Regular Certificate over the interest (including OID) distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See ``--Election to Treat All Interest Under the Constant Yield Method'' below regarding an alternative manner in which such election may be deemed to be made.

                 Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate remaining after the date of purchase, rounding down the date each payment included in the stated redemption price at maturity is expected to be made to the next lowest number of whole years. It appears that de minimis market discount would generally be reported pro rata as principal payments are received. Treasury regulations implementing the market discount rules have not yet been issued, and investors should therefore consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

                 Premium. A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. It is anticipated that the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates will be issued at a premium. If a Regular Certificateholder holds such Regular Certificate as a ``capital asset'' within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under ``Market Discount'' are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See ``Election to Treat All Interest Under the Constant Yield Method'' below regarding an alternative manner in which the Code Section 171 election may be deemed to be made. Because the stated redemption price at maturity of the Class A-EC and Class J-2 Certificates includes all anticipated distributions with respect thereto, it is unlikely that a Class A-EC and Class J-2 Certificate could be purchased at a premium for federal income tax purposes.

                 Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) ``interest'' includes stated interest, OID, de minimis OID, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

                 Treatment of Losses. Holders of the Regular Certificates will be required to report income with respect thereto on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. As a result, the amount of income reported by a holder of a Regular Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Regular Certificate is reduced as a result of a Mortgage Loan default. However, the timing and character of such losses or reductions in income are uncertain and accordingly, holders of Regular Certificates should consult their own tax advisors on this point.

                 Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any OID or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, and by any amortized premium and by any previously deducted losses.

                 Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (more than one year). Such gain will be treated as ordinary income (i) if the Regular Certificate is held as part of a ``conversion transaction'' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or
(iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110% of the applicable federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains. Certain proposed federal legislation, not yet enacted, would reduce the maximum tax rate applicable to the capital gains of corporations, would further reduce the maximum tax rate applicable to the capital gains of individuals, and would restrict the utilization of capital losses by individuals. There can be no assurance that such legislation will be enacted.

TAXATION OF THE CLASS R AND CLASS LR CERTIFICATES

                 Prospective investors in the Class R Certificates or Class LR Certificates should carefully read the following discussion. Prospective investors are cautioned that the REMIC taxable income on the Class R and Class LR Certificates and the tax liabilities thereon will exceed cash distributions to the respective holders thereof during some or all periods, in which event such holders must have sufficient sources of funds to pay such tax liabilities. Due to the special tax treatment of REMIC residual interests, the after-tax return on the Class R and Class LR Certificates may be zero or negative.
Unless otherwise indicated below, the term ``Residual Certificate'' or ``Residual Certificates'' means the Class R or Class LR Certificates, as the case may be, the term ``Residual Holder'' means a holder of the Class R Certificates with respect to the Upper-Tier REMIC and a holder of the Class LR Certificates with respect to the Lower-Tier REMIC, and the term ``REMIC'' refers to either the Upper-Tier REMIC or Lower-Tier REMIC, as applicable.

                 Taxation of REMIC Income. Generally, the ``daily portions'' of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of a Residual Holder, and will not be taxed separately to the REMIC. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply and
(ii) all bad loans will be deductible as business bad debts. The REMIC's gross income includes interest, OID income, and market discount income, if any, on the Mortgage Loans or Lower-Tier Regular Interests, as the case may be, reduced by amortization of any premium on the Mortgage Loans or Lower-Tier Regular Interests, as the case may be, plus income on reinvestment of cash flows plus any cancellation of indebtedness income upon allocation of realized losses to the Lower-Tier Regular Interests or the Regular Certificates, as the case may be. The REMIC's deductions include interest and OID expense on the Lower-Tier Regular Interests or the Regular Certificates, as the case may be, servicing fees or other administrative expenses of the REMIC and realized losses on the Mortgage Loans or Lower-Tier Regular Interests, as the case may be. The requirement that a Residual Holder report its share of the taxable income or net loss of the REMIC will continue until there are no Lower-Tier Regular Interests or Regular Certificates of any Class outstanding.

                 The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and OID or market discount income or amortization of premium with respect to the Mortgage Loans or the Lower-Tier Regular Interests, on the one hand, and the timing of deductions for interest (including OID) on the Lower-Tier Regular Interests or Regular Certificates, on the other hand. Under the OID Regulations, the Lower-Tier Regular Interests are to be treated as a single debt instrument for OID purposes because they will be issued in a single transaction to a single holder (the Upper-Tier REMIC). Accordingly, the Trustee will calculate the taxable income (or net loss) of the Upper-Tier REMIC and Lower-Tier REMIC (and to report to the Class R and Class LR Certificateholders) by treating the Lower-Tier Regular

Interests as a single debt instrument. Thus, the impact of the mismatch in timing of income and deductions is expected to fall primarily on the Class R Certificateholders. As a result, in the event that an interest in the Mortgage Loans or the Lower-Tier Regular Interests is acquired by the respective REMIC at a discount, and such Mortgage Loans or Lower-Tier Regular Interests are prepaid, a holder of the Class R Certificates may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates, and (ii) the discount on the Mortgage Loans and correspondingly on the Lower-Tier Regular Interests which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued OID relating to those Regular Certificates. Because there is more than one Class of Regular Certificates that distribute payments in reduction of principal balance sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years (although the character of those losses may be different from the character of the income). Consequently, a holder of the Class R Certificates must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of ``excess inclusions'' below under ``--Limitations on Offset or Exemption of REMIC Income.'' It is unclear whether the Lower-Tier REMIC will have any such phantom income followed by phantom losses or rather will have phantom losses followed by phantom income. Prospective investors in the Class LR Certificates should consult their own tax advisors in this regard. SUCH TIMING DIFFERENCES MAY CAUSE A RESIDUAL HOLDER'S AFTER-TAX YIELD TO BE ZERO OR NEGATIVE.

                 Basis and Losses. The amount of any net loss of the REMIC that may be taken into account by a Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount, if any, paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and will be decreased (but not below zero) first, by a cash distribution from the REMIC and second, by the amount, if any, of loss of the REMIC reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC. See ``--Sale or Exchange of a Residual Certificate'' below regarding possible treatment of a loss upon termination of the REMIC as a capital loss.

                 A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows from the respective REMIC. The REMIC Regulations appear to treat the issue price of the Residual Certificate as zero rather than such negative amount for purposes of determining the REMIC's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

                 Treatment of Certain Items of REMIC Income and Expense. Although REMIC income and expense will be computed in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to uncertainty and differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans or Lower-Tier Regular Interests and expenses with respect to the Lower-Tier Regular Interests and Regular Certificates. Different methods could result in different timing of reporting of taxable income or net loss to a Residual Holder or differences in capital gain versus ordinary income.

                 Original Issue Discount. Generally, the Upper-Tier REMIC's deductions for OID will be determined in the same manner as OID income on Regular Certificates as described above under ``--Taxation of Regular Certificates--Original Issue Discount'' without regard to the de minimis rule described therein. The same principles will apply to the aggregated Lower-Tier Regular Interests held by the Upper-Tier REMIC, which will be treated as having no qualified stated interest. See ``--Taxation of REMIC Income'' above concerning the anticipated treatment of the Lower-Tier Regular Interests as a single debt instrument for OID purposes.

                 Market Discount. Unless the de minimis rule applies, the Lower-Tier REMIC will have market discount income in respect of the Mortgage Loans if, in general, the basis of the Lower-Tier REMIC in the Mortgage Loans is exceeded by their unpaid principal balances. The Lower-Tier REMIC's basis in the Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the Lower-Tier REMIC. The REMIC Regulations provide that such basis is equal in the aggregate to the issue price of all regular and residual interests in the REMIC. The accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally will accrue on a constant yield method.

                 Premium. If the basis of the Lower-Tier REMIC in the Mortgage Loans exceeds the unpaid principal balance thereof, the Lower-Tier REMIC will be considered to have acquired the Mortgage Loans at a premium equal to the amount of such excess. As stated above, the Lower-Tier REMIC's basis in the Mortgage Loans is their fair market value immediately after their transfer to the Lower-Tier REMIC, based on the aggregate of the issue prices of the regular and residual interests in the Lower-Tier REMIC. In a manner analogous to the discussion above under ``--Taxation of Regular Certificates--Acquisition Premium,'' the Lower-Tier REMIC may elect under Code Section 171 to amortize premium under a constant interest method. Amortizable bond premium, if any, will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item.

                 Limitations on Offset or Exemption of REMIC Income. The Code provides that a portion (and in some cases, all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the ``excess inclusion,'' is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of the Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased (but not below zero) by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, if the issue price of a Residual Certificate is zero, initially all of the REMIC taxable income is excess inclusion income.

                 A Residual Holder's REMIC taxable income consisting of the excess inclusion income generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. Because neither the Class R nor the Class LR Certificates are considered to have ``significant value,'' the exception to this rule in the case of certain thrift institutions is inapplicable. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code
Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, and the portion thereof attributable to excess inclusion income is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). The term ``U.S. Person'' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of income. See ``--Taxation of Certain Foreign Investors--Residual Certificates'' below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

                 Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusion income with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusion income is based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Certificate is actually held by the Disqualified Organization.

                 In addition, if a ``Pass-Through Entity'' (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusion income that is allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

                 For these purposes, (i) ``Disqualified Organization'' means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code
Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code
Section 511, and (ii) ``Pass-Through Entity'' means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

                 The Pooling and Servicing Agreement will provide that no legal or beneficial interest in a Residual Certificate may be transferred or registered unless, among other things, (i) the proposed transferee furnishes to the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate and is not a Disqualified Organization or Disqualified Non-U.S. Person and is not purchasing such Residual Certificate on behalf of a Disqualified Organization or Disqualified Non-U.S. Person (i.e., as a broker, nominee, or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no knowledge that the affirmations made by the transferee pursuant to such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. ``Disqualified Non-U.S. Person'' means with respect to a Class R or Class LR Certificate, any Non-U.S. Person or agent thereof other than (i) a Non-U.S. Person that holds the Class R or Class LR Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) a Non-U.S. Person that has delivered to both the transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class R or Class LR Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R or Class LR Certificate will not be disregarded for federal income tax purposes. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Trustee may charge a fee for computing and providing such information.

                 Noneconomic Residual Interests. The REMIC Regulations require certain transfers of a Residual Certificate to be disregarded, in which case the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a noneconomic residual interest (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined above) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a ``noneconomic residual interest'' unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under ``Disqualified Organizations.'' Under these rules, applying the aggregation rule to the Lower-Tier Regular Interests as described above under ``Taxation of REMIC Income,'' it is anticipated that the Class R Certificates and the Class LR Certificates will be noneconomic residual interests. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement will require the transferee of a Residual Certificate to certify to, among other things, the matters in the preceding sentence as part of the affidavit described above under the heading ``Disqualified Organizations'' and agree to provide the written certification prescribed in the following sentence if it subsequently transfers a Residual Certificate. The transferor must certify in writing to the Trustee and the Mortgage Servicer that, as of the date of the transfer, it has no knowledge or reason to know that such affirmations of the transferee are false.

                 Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has ``tax avoidance potential'' to a ``foreign person'' will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions. Under these rules, applying the aggregation rule to the Lower-Tier Regular Interests as described above under ``Taxation of REMIC Income,'' it is anticipated that the Class R and Class LR Certificates will have tax avoidance potential. Accordingly, the Pooling and Servicing Agreement will provide that the Residual Certificates generally may not be transferred to a person who is not a U.S. Person unless (i) such person holds such Class R Certificate or Class LR Certificate in connection with the conduct of trade or business within the United States and furnishes the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or (ii) the transferee delivers to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that such transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class R Certificate or Class LR Certificate will not be disregarded for federal income tax purposes.

                 Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under ``Basis and Losses'') of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is unclear whether the termination of the REMIC will be treated as a sale or exchange of a Residual Holder's Residual Certificate. If a termination were treated as a sale or exchange, and if the Residual Holder had an adjusted basis in its Residual Certificate remaining when its interest in the REMIC terminated and held such Residual Certificate as a capital asset under Code Section 1221, then it would recognize a capital loss at that time in the amount of such remaining adjusted basis.

                 Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a ``conversion transaction'' as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or
(ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

                 The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of residual interests where the seller of the residual interest, during the period beginning six months before the sale or disposition of the residual interest and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a ``taxable mortgage pool'' (such as a non-REMIC owner trust) that is economically comparable to a residual interest.

                 Limitations on Deduction of Certain Expenses. A Residual Holder who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return), subject to post-1991 adjustments for inflation, or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other non-interest expenses relating to the REMIC. Such an investor who holds a Residual Certificate either directly or indirectly through certain pass-through entities may have its pro rata share of such expenses allocated to it as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and as a result may cause such an investor to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holder of a Residual Certificate in the case of a REMIC that would not qualify as a fixed investment trust in the absence of a REMIC election. As a result, Residual Holders that are individuals, estates or trusts (in each case, holding Residual Certificates either directly or indirectly through a grantor trust, partnership, S corporation, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of cash distributions for the related period on the Residual Certificates. Unless and until applicable authority provides otherwise, the Trustee intends to treat all such expenses as incurred by the Lower-Tier REMIC and, therefore, as allocable to the holder of the Class LR Certificates.

                 Mark to Market Regulations. Prospective purchasers of the Residual Certificates should be aware that on January 3, 1995, the Internal Revenue Service released proposed regulations (the ``Proposed Mark to Market Regulations'') under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Proposed Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate would not be treated as a security and thus may not be marked to market. The Proposed Mark to Market Regulations would apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC

                 Prohibited Transactions. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC property to prevent a default on regular interests as a result of a default on qualified mortgages or to facilitate a qualified liquidation or a clean-up call. The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, or the waiver of a due-on-sale or due-on encumbrance clause. It is not anticipated that either REMIC will engage in any prohibited transaction.

                 Contributions to a REMIC After the Startup Day. In general, a REMIC will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC after the Startup Day. Exceptions are provided for cash contributions to the REMIC (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any taxable contributions to either REMIC.

                 Net Income from Foreclosure Property. The Lower-Tier REMIC will be subject to federal income tax at the highest corporate rate on ``net income from foreclosure property,'' determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as ``foreclosure property'' for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Examples of taxable net income from foreclosure property include net income received as a result of the operation and management of a trade or business on the foreclosure property by an independent contractor (within the meaning of the rules applicable to real estate investment trusts), income from the furnishing or rendering of services to the tenants of such foreclosure property by such independent contractor, to the extent that such services are not customarily furnished to tenants in properties of a similar class in the geographic market in which the property is located, and rental income based on the net profits of a tenant.

LIQUIDATION OF THE REMIC

                 If a REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will recognize no gain or loss on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular and residual interests within the 90-day period.

ADMINISTRATIVE MATTERS

                 Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, a REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. If so required by the Code, the holder of the largest percentage interest of each of the Class R and Class LR Certificates will be obligated to act as the ``tax matters person'' for the Upper-Tier REMIC and Lower-Tier REMIC, respectively. Any holder of a Class R or Class LR Certificate, as a condition of its acceptance thereof, will be required to irrevocably designate the Trustee as agent in performing the functions of the tax matters person of the Upper-Tier REMIC and Lower-Tier REMIC, respectively.

TAXATION OF CERTAIN FOREIGN INVESTORS

                 Regular Certificates. Interest, including OID, distributable to holders of Regular Certificates who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a U.S. Person, will be considered ``portfolio interest'' and, therefore, generally will not be subject to a 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a ``10-percent shareholder'' within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code
Section 881(c)(3)(C) with respect to the Trust Fund or the Depositor and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

                 Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may generally qualify as ``portfolio interest,'' subject to the conditions described in ``Regular Certificates'' above, but only to the extent that the assets of the REMIC to which the Residual Certificate relates consist of obligations issued in ``registered form'' within the meaning of Code Section 163(f)(1). Generally, the Mortgage Loans will not be, but the Lower-Tier Regular Interests will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an ``excess inclusion.'' See ``--Taxation of the Class R and Class LR Certificates--Limitations on Offset or Exemption of REMIC Income.'' If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States, by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. See ``--Taxation of the Class R and Class LR Certificates--Tax-Related Restrictions on Transfers of Residual Certificates--Foreign Investors'' above concerning the disregard of certain transfers having ``tax avoidance potential.'' Transfers of Residual Certificates to Non-U.S. Persons are generally prohibited unless the income thereon is effectively connected as described above.

BACKUP WITHHOLDING

                 Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a ``backup'' withholding tax under Code Section 3406 at the rate of 31% on ``reportable payments'' (including interest distributions, OID, and, under certain circumstances, principal distributions) unless the Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

                 Each of the Upper-Tier REMIC and the Lower-Tier REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns in a manner similar to a partnership. The form for such returns is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign each REMIC's returns.

                 Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to the Upper-Tier REMIC and Lower-Tier REMIC. Holders through nominees must request such information from the nominee.

                 The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the Trust Fund to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.

                 Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders and filed annually with the Internal Revenue Service concerning Code
Section 67 expenses (see ``--Taxation of the Class R and Class LR Certificates--Limitations on Deduction of Certain Expenses'' above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC's assets meeting the qualified asset tests described above under ``--Status of the Certificates.''

                 DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE TRUST FUND AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE CERTIFICATES.





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                              ERISA CONSIDERATIONS

GENERAL

                 The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-1, Class J-2, Class R and Class LR Certificates may not be purchased by or transferred to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to the Employee Retirement Income Security Act of 1974, as amended (``ERISA'') or Section 4975 of the Code or a governmental plan subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a ``Plan''), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan. Accordingly, the following discussion does not purport to discuss the considerations under ERISA or Code Section 4975 with respect to the purchase, holding or disposition of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J-1, Class J-2, Class R and Class LR Certificates.

                 ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a Plan in the Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the ``Department'') that may be applicable to an investment by a Plan in the Offered Certificates, including the individual administrative exemption described below.

                 Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether the individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable.

CERTAIN REQUIREMENTS UNDER ERISA

                 General. In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in ``YIELD CONSIDERATIONS'' herein.

                 Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called ``parties in interest'' within the meaning of ERISA or ``disqualified persons'' within the meaning of the Code). The Depositor, the Servicer, the Special Servicer or the Trustee or certain affiliates thereof, might be considered or might become ``parties in interest'' or ``disqualified persons'' with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a ``prohibited transaction'' within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

                 Delegation of Fiduciary Duty. Further, if the assets included in the Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term ``plan assets.''

                 The U.S. Department of Labor (the ``Department'') has published final regulations (the ``Regulations'') concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as the Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an ``equity interest'' (such as a Certificate) in such an entity.

                 Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered ``plan assets'' if less than 25% of the value of any class of equity interests is held by ``benefit plan investors,'' which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

                 Individual Administrative Exemptions. The Department has granted to the Underwriter an individual administrative exemption (Prohibited Transaction Exemption 90-32, 55 Fed. Reg. 23147 (June 6, 1990)) referred to herein as the ``Exemption,'' for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Class A-1 Certificates, Class A-2 Certificates and Class A-EC Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans.

                 Among the conditions that must be satisfied for the Exemption to apply are the following:

                 (1) The acquisition of certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

                 (2) The rights and interests evidenced by certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust fund;

                 (3) The certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, Duff & Phelps or Fitch;

                 (4) The trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

                 (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of certificates represents not more than reasonable compensation for underwriting the certificates. The sum of all payments made to and retained by the depositor pursuant to the assignment of the mortgage loans to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith; and

                 (6) The Plan investing in the certificates is an ``accredited investor'' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the 1933 Act.

                 The trust fund must also meet the following requirements:

                 (a) the corpus of the trust fund must consist solely of assets of the type that have been included in other investment pools;

                 (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or D&P for at least one year prior to the Plan's acquisition of the certificates pursuant to the Exemption; and

                 (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the certificates pursuant to the Exemption.

                 If the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Class A-1, Class A-2 or Class A-EC Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

                 Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

                 The Exemption does not apply to the purchasing or holding of Class A-1, Class A-2 or Class A-EC Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the ``Restricted Group'').

                 THE CHARACTERISTICS OF THE CLASS B, CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J-1, CLASS J-2, CLASS R AND CLASS LR CERTIFICATES DO NOT MEET THE REQUIREMENTS OF THE EXEMPTION. ACCORDINGLY, SUCH CERTIFICATES MAY NOT BE ACQUIRED BY A PLAN.

                 Before purchasing a Class A-1, Class A-2 or Class A-EC Certificate, a fiduciary of a plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Class A-1, Class A-2 or Class A-EC Certificates.

                 Any fiduciary of a Plan considering whether to purchase a Class A-1, Class A-2 or Class A-EC Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment.

                 A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 (``Similar Law''). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

                 The sale of Class A-1, Class A-2 or Class A-EC Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

                 The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of ERISA Plans, may give rise to ``unrelated business taxable income'' as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a ``Disqualified Organization,'' which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption ``CERTAIN FEDERAL INCOME TAX CONSEQUENCES--Taxation of the Class R and Class LR Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations.''

                                LEGAL INVESTMENT

                 The Certificates will not constitute ``mortgage related securities'' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (``SMMEA''). The appropriate characterization of the Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Certificates, may be subject to significant interpretive uncertainties.

                 The Depositor makes no representations as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                              PLAN OF DISTRIBUTION

                 Prudential Securities Incorporated (the ``Underwriter'') has agreed, pursuant to an Underwriting Agreement dated December __, 1995 (the ``Underwriting Agreement'') to purchase the Certificates from the Depositor, an affiliate of the Underwriter. The Certificates will be offered by the Underwriter in negotiated transactions or otherwise, on varying terms (which may include the sale of separate financial instruments by the Underwriter or an affiliate) and at varying prices, in each case to be determined at the time of sale. The Underwriter may effect such transactions by selling such Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter or purchasers of the Certificates for whom they may act as agent. Any dealers that participate with the Underwriter in the distribution of the Certificates purchased by the Underwriter may be deemed to be underwriters, and any discounts or commissions received by them or the Underwriter and any profit on the resale of Certificates by them or the Underwriter may be deemed to be underwriting discounts or commissions under the 1933 Act.

                 The Underwriting Agreement provides that the obligations of the Underwriter are subject to certain conditions precedent and the Underwriter will be obligated to purchase all of the Certificates if any are purchased.
The Depositor has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the 1933 Act, or contribute to payments that the Underwriter may be required to make in respect thereof.

                 The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Certificates, however, it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Certificates will develop. The Underwriter is an affiliate of the Depositor. For further information regarding any offer or sale of the Certificates pursuant to this Prospectus Supplement and Prospectus, see ``PLAN OF DISTRIBUTION'' in the Prospectus.

                                USE OF PROCEEDS

                 The net proceeds from the sale of Certificates will be used by the Depositor to pay the purchase price of the Mortgage Loans.

                                 LEGAL MATTERS

                 Certain legal matters will be passed upon for the Depositor and for the Underwriter by O'Melveny & Myers.

                                    RATINGS

                 It is a condition to issuance of the Certificates that the Class A-1, Class A-2 and Class A-EC Certificates be rated ``AAA'' by each of Fitch, Duff & Phelps and S&P; the Class B Certificates be rated ``AAA'' by each of Fitch and Duff & Phelps and ``AA'' by S&P; the Class C Certificates be rated ``AA'' by each of Fitch and Duff & Phelps and ``A+'' by S&P; the Class D Certificates be rated ``AA-'' by Fitch, ``A+'' by Duff & Phelps and ``A-'' by S&P; the Class E Certificates be rated ``BBB'' by Fitch and Duff & Phelps and ``BBB-'' by S&P; and the Class F Certificates be rated ``BBB-'' by Fitch and Duff & Phelps. The rating by S&P of the Class A-EC Certificates will expire upon the earlier of the date on which the Class E Certificate Balance has been reduced to zero and the EC Maturity Date.

                 The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the receipt by holders of payments to which they are entitled by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments by borrowers or the degree to which such prepayments (both voluntary and involuntary) might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums or the timing of the receipt thereof or the likelihood of collection by the Servicer of Default Interest. In general, the ratings thus address credit risk and not prepayment risk. As described herein, the amounts payable with respect to the Class A-EC Certificates consist only of interest. If the entire pool of Mortgage Loans were to prepay in the initial month, with the result that the Class A-EC Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts ``due'' to such Holders will nevertheless have been paid, and such result is consistent with the ``AAA'' rating received on the Class A-EC Certificates.

                 There can be no assurance as to whether any rating agency not requested to rate the Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

                 The rating of the Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                        INDEX OF SIGNIFICANT DEFINITIONS

DEFINITIONS                                                                                   PAGE
-----------                                                                                   ----
1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
1986 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-119
1994 Net Operating Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Advance Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-99, S-100
Aggregate Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-110
Anticipated Loss  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-100
Appraised Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
Appropriate Treasury Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Assumed Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-7
Assumed Scheduled Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Auction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-73
Auction Valuation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-17, S-109
Available Funds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Available Funds Allocation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
Balloon Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-32
Balloon Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-32
Book-Entry Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-70
Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
CERCLA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
Certificate Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-5
Certificate Registrar . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-72
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-5
Class A-EC Notional Balance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Class A-EC Pass-Through Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   S-2, S-62
Class A-EC Excess Cash  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-62
Class J-2 Notional Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Class Interest Distribution Amount . . . . . . . . . . . . . . . . . . . . . . . S-12, S-13, S-62
Class Interest Shortfall  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-117
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-4
Commitment Letter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-89
Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-33
Condemnation Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Congregate Care Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Congregate Care Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Cross-Collateralized Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Cut-off Date Principal Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-25
Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-35, S-61
Default Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Definitive Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
Delivery Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Depositor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Discount Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
Disposition Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-114

Disqualified Non-U.S. Person  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-128
Disqualified Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-128, S-137
Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-60
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-7
Duff & Phelps . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
EC Maturity Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11
Eligible Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-101
Environmental Consultant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-30
Environmental Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
Environmental Report  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
EPA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-19, S-134
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-105
Fee Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-94
Fiscal Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Hazardous Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-96
Hotel Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Hotel Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Initial Pool Balance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-25
Insurance Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Interest Accrual Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Lead Paint Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-49
Lennar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Light Industrial/Industrial Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Light Industrial/Industrial Property, . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Liquidation Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Loan Portfolio Analysis System  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-111
Lockout Yield Maintenance Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
Lower-Tier Regular Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-17, S-117
Lower-Tier REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-17, S-117
LTV . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Major Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-53
Master Mortgage Loan Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Midland . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-56
Mobile Home Park Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Mobile Home Park Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Monthly Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-32
Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
Mortgage Loan Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-86
Mortgage Loan Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Mortgage Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-8, S-25
Mortgage Loan Purchase and Sale Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Mortgage Pool . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-32
Mortgaged Properties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Multifamily Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Multifamily Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Net Mortgage Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Net REO Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Newly Originated Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32

Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Notional Balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Nursing Home Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Nursing Home Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Offered Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1
Office Building Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Office Building Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Office/Multifamily/Retail Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-25
Office/Multifamily/Retail Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
Office/Warehouse Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10, S-25
Office/Warehouse Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-10
OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-119
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-119
Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-48, S-108
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
P&I Advances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-15
P&I Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Participation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Pass-Through Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-127
Pass-Through Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-62
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-71
Percentage Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-60
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-101, S-118
Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-134
Pooled Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Pooled Principal Distribution Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-63
Pooling and Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-5, S-83
Prepayment Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-121
Prepayment Interest Shortfall . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-62
Prepayment Premium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Principal Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Private Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-6
Property Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-100
PSRFC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-28
Rating Agencies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Realized Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-68
Regular Certificateholder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-119
Regular Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-18, S-132
REMIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-17, S-117, S-124
REMIC Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-117
Remittance Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-99
REO Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
REO Mortgage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-64
REO Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-59
Repurchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-98
Reserve Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-27
Residual Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-1, S-124
Residual Holder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-124
Restricted Group  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-136
Retail Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Retail Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Retail/Multifamily Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Retail/Multifamily Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9

Retail/Office Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9
Retail/Office Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Scheduled Principal Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-69
Seaport Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-8, S-25
Seaport Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-2, S-8, S-25
Seaport Participation Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-25
Seaport Servicing Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-37
Self-Storage Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Self-Storage Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-9, S-25
Senior Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Seriously Delinquent Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-99
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3, S-27, S-56
Servicer Mortgage File  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-85
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113
Servicing Fee Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113
SMMEA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-137
Special Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .S-3, S-27, S-59, S-113
Special Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-114
Specially Serviced Mortgage Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-113
Startup Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-118
Subordinate Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Trust Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2
Trust REMICs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-3
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-6, S-27
Trustee Mortgage File . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-83
U.S. Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-11, S-126
ULLICO  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-2, S-10
ULLICO Mortgage Loan Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-26
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-1, S-6, S-138
Underwriting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-138
Underwritten Cash Flow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-38
Unscheduled Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-61
Updated Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-108
Upper-Tier REMIC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-3, S-17, S-117
Voting Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-107
Weighted Average Net Mortgage Rate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-11, S-63
Whole Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . S-8, S-25
Yield Maintenance Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-32
Zoning Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  S-52

ANNEX A
TABLE A: COLLATERAL PROPERTIES

----------------------------------------------------------------------------------------------------------------------
                                                                                      NET                         MOST
LOAN                                                            YEAR       YEAR  RENTABLE         CURRENT  RECENT RENT
 #    PROPERTY NAME                    PROPERTY TYPE           BUILT  RENOVATED   SQ. FT.  UNITS   OCCUP.         ROLL
----------------------------------------------------------------------------------------------------------------------
 1    Star Markets - Cambridge         Retail                   1953       1988    84,323         100.00%      10/1/95
 2    Star Markets - Quincy            Retail                   1964       1995   102,764         100.00%     11/15/95
 3    3307 M Street NW                 Commercial/Residential   1991               60,010          88.50%      11/1/95
 4    Ceasar Figoni Properties         Multifamily              1965              210,390    256   98.83%     10/18/95
 5    2982 Grand Avenue                Retail/Office            1995               36,493          96.12%      11/7/95
----------------------------------------------------------------------------------------------------------------------
 6    Mountain Creek Manor             Congregate Care          1986              109,463    143   95.80%      7/28/95
 7    Gottschalks - Palmdale           Retail                   1990              117,952         100.00%      9/30/95
 8    Garden Ridge                     Retail                   1995              141,284         100.00%       9/1/95
 9    Mack Park Apartments             Multifamily              1986              198,456    226   94.69%     11/28/95
 10   Park Villa Apartments            Multifamily              1969       1994   228,450    259   96.53%      11/2/95
----------------------------------------------------------------------------------------------------------------------
 11   Spruce Financial Center          Office                   1989               58,408         100.00%      8/31/95
 12   Gottschalks - Yuba City          Retail                   1989               86,582         100.00%      7/15/95
 13   Hydronautics Facility            Industrial               1979       1995   155,200         100.00%      9/28/95
 14   Gottschalks - Eureka             Retail                   1989               89,171         100.00%      7/15/95
 15   BJ's Wholesale Club              Retail                   1984              105,180         100.00%      11/7/95
----------------------------------------------------------------------------------------------------------------------
 16   Stafford Plaza Shopping Center   Retail                   1974               96,109          96.56%     10/31/95
 17   Riverdale Shopping Center        Retail                   1984       1994   148,664          99.37%      7/27/95
 18   Lafourche Plaza Shopping Ctr     Retail                   1980              142,061          89.90%      11/1/95
 19   The Bristol House Gracious
        Retirement Living              Congregate Care          1985               55,560     97   92.78%      9/30/95
 20   Westwood Center II               Office/Retail            1983               54,700         100.00%      11/3/95
----------------------------------------------------------------------------------------------------------------------
 21   Corona Food 4 Less               Retail                   1989               52,924         100.00%      11/1/95
 22   Kingswood Apartments             Multifamily              1983              142,200    200   97.00%     11/20/95
 23   Kash N' Karry Store # 725        Retail                   1993               49,069         100.00%      7/31/95
 24   Kash N' Karry Store # 733        Retail                   1994               48,683         100.00%      7/31/95
 25   Kash N' Karry Store # 720        Retail                   1991               46,259         100.00%      7/31/95
----------------------------------------------------------------------------------------------------------------------
 26   Comfort Inn                      Hotel                    1986       1994    43,100    122   64.02%     10/31/95
 27   Rialto Food-4-Less               Retail                   1989               52,748         100.00%      11/1/95
 28   Seaport Manor                    Congregate Care          1975               62,236    346   97.40%     10/31/95
 29   Food 4 Less Supermarket          Retail                   1992               50,115          99.23%      10/1/95
 30   McPherron Properties             Multifamily              1963              140,372    220   94.09%      11/9/95
----------------------------------------------------------------------------------------------------------------------
 31   Lost River Apartments            Multifamily              1971       1990   110,480    128   99.22%      7/14/95
 32   Leparc Apartments                Multifamily              1972       1986    51,362     98   98.00%       8/1/95
 33   Live Oaks Center                 Light Industrial         1975       1992   100,576          95.12%     10/25/95
 34   Union Plaza Office Building      Office                   1896       1987    60,550          98.47%      11/1/95
 35   Frank's Nursery & Crafts Stores  Retail                   1971               37,266         100.00%      11/3/95
----------------------------------------------------------------------------------------------------------------------
 36   Santa Monica Plaza               Retail                   1984       1994    18,792         100.00%      9/30/95
 37   Highland Square Shopping Center  Retail                   1987               43,120         100.00%      10/1/95
 38   Meadowbrook Mobile Home Park     Mobile Home Park         1974                         388   66.24%     10/30/95
 39   University Village Apartments    Multifamily              1988               90,914    108   97.22%      8/31/95
 40   Univax Building                  Office/Warehouse         1977               46,831         100.00%     11/21/95
----------------------------------------------------------------------------------------------------------------------
 41   Parkway Place                    Light Industrial         1990               60,719         100.00%      11/1/95
 42   Town Center                      Retail                   1992               44,920         100.00%      9/15/95
 43   Fairmount Centre                 Retail                   1973       1990    60,500          88.10%     10/26/95
 44   Mason Creek Center               Retail                   1984               50,050          94.40%      10/1/95
 45   Andover Retail                   Retail                   1960       1994    39,850         100.00%      9/30/95
----------------------------------------------------------------------------------------------------------------------
 46   Westridge Office Park            Office                   1988               38,519         100.00%      10/1/95
 47   Candelaria Industrial            Light Industrial         1973               67,174         100.00%      11/6/95
 48   U-Store                          Mini Warehouse           1985               52,872    764   78.66%      11/6/95
 49   CVS Plaza                        Retail                   1990               28,000         100.00%      10/3/95
 50   Chicago Financial Center         Office                   1990               25,865         100.00%      11/3/95
----------------------------------------------------------------------------------------------------------------------

ANNEX A
TABLE A: COLLATERAL PROPERTIES

----------------------------------------------------------------------------------------------------------------------
                                                                                      NET                         MOST
LOAN                                                            YEAR       YEAR  RENTABLE         CURRENT  RECENT RENT
 #    PROPERTY NAME                    PROPERTY TYPE           BUILT  RENOVATED   SQ. FT.  UNITS   OCCUP.         ROLL
----------------------------------------------------------------------------------------------------------------------
 51   Sunbelt Beverage Company         Industrial              1959        1990   143,536         100.00%      11/1/95
 52   Bering Village Shopping Center   Retail                  1982                35,429          95.72%     11/16/95
 53   Stonecrest Apartments            Multifamily             1971        1989    49,456    120  100.00%      7/14/95
 54   Rowland Heights Auto Center      Retail                  1988                27,309         100.00%      11/7/95
 55   Lakewood Apartments              Multifamily             1973        1993   129,952    140   97.14%      9/22/95
----------------------------------------------------------------------------------------------------------------------
 56   Walden Oaks Healthcare Center    Nursing Home            1985                21,110     60   71.67%      6/30/95
 57   Gerald Adams Properties          Multifamily             1972               100,401    124   90.32%     10/12/95
 58   Lightning Creek Shopping
        Center & Apts                  Retail/Multifamily      1984        1990    82,419          99.00%      8/31/95
 59   Macarthur Mills Office Park      Office                  1985                53,475          94.61%      10/1/95
 60   Seagrass Cove Apartments         Multifamily             1988                44,684     46  100.00%      7/31/95
----------------------------------------------------------------------------------------------------------------------
 61   Wickes Furniture                 Retail                  1977        1987    48,790         100.00%     10/12/95
 62   815 South Main Street            Light Industrial        1978        1994    67,678         100.00%      6/23/95
 63   Holly Hills Apartments           Multifamily             1975        1992    98,092    100   98.00%      11/6/95
 64   Oak Creek Apartments             Multifamily             1972        1991    66,295     91   96.70%      11/1/95
 65   Loveland Plaza Mobile Home Park  Mobile Home Park        1966        1995              113   97.27%     10/30/95
----------------------------------------------------------------------------------------------------------------------
 66   The Centers III                  Retail                  1980                34,948          97.65%     10/26/95
 67   Mark VI Apartments               Multifamily             1970        1995   127,908    144   98.61%      11/3/95
 68   8435-8447 Canoga Avenue          Light Industrial        1978        1994    64,518         100.00%      9/30/95
 69   Ridgmar Manor Apartments         Multifamily             1969               111,760    120   97.50%      10/4/95
 70   Wellington Apartments            Multifamily             1895        1984    59,480     58  100.00%      11/6/95
----------------------------------------------------------------------------------------------------------------------
 71   National Self Storage - Alb-4    Mini Warehouse          1980        1993    40,622    505   80.40%      9/25/95
 72   Doug's Storage                   Mini Warehouse          1974               106,635  1,079   64.97%     12/31/94
 73   Abilene Village Shopping Center  Retail                  1983                29,223         100.00%      9/27/95
 74   Stratford Manor Apartments       Multifamily             1973                79,752     96   93.75%     10/19/95
 75   Genesis Medical Center           Office                  1985                10,200         100.00%     11/13/95
----------------------------------------------------------------------------------------------------------------------
 76   Witmer Industrial Estate         Industrial              1988                36,461          98.74%      9/15/95
 77   April Lane Commerce Park         Office/Warehouse        1985                58,000          93.10%     10/31/95
 78   Windfern Industrial Park         Light Industrial        1986                60,000         100.00%      9/30/95
 79   Hillsborough Office Building     Office                  1973                24,139         100.00%      11/7/95
 80   Walgreens Plaza                  Retail                  1955        1994    16,986          85.28%      10/1/95
----------------------------------------------------------------------------------------------------------------------
 81   Greenhouse Apartments            Multifamily             1977                36,432     37  100.00%      9/30/95
 82   Maplewood Auto Mall              Retail                  1988                23,708          90.55%      9/30/95
 83   Goffstown Village Apartments     Multifamily             1972                67,009     84   98.81%      10/1/95
 84   Chestnut Square Apartments       Multifamily             1972                91,200    104   99.04%       9/1/95
 85   Lyn Village Apartments           Multifamily             1967                38,084     58   96.55%      10/1/95
----------------------------------------------------------------------------------------------------------------------

ANNEX A
TABLE B: PROPERTY LOCATIONS AND LTVS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            APPRAIS.
LOAN                                                             CUT-OFF DATE    APPRAISED  APPRAIS.  APPRAIS.     BALLOON   BALLOON
 #    PROPERTY NAME                    PROPERTY CITY      STATE       BALANCE        VALUE      DATE       LTV     BALANCE       LTV
------------------------------------------------------------------------------------------------------------------------------------
 1    Star Markets - Cambridge         Cambridge            MA   $  8,250,000  $12,200,000  11/15/95    67.62%  $5,377,493    44.08%
 2    Star Markets - Quincy            Quincy               MA   $  8,115,800  $15,600,000  11/15/95    52.02%  $5,290,020    33.91%
 3    3307 M Street NW                 Washington           DC   $  7,388,563  $11,200,000   9/29/95    65.97%  $        0     0.00%
 4    Ceasar Figoni Properties         East Patchogue       NY   $  6,737,984  $12,450,000   7/23/93    54.12%  $5,230,738    42.01%
 5    2982 Grand Avenue                Coconut Grove        FL   $  6,550,000  $ 9,500,000    9/5/95    68.95%  $6,076,140    63.96%
------------------------------------------------------------------------------------------------------------------------------------
 6    Mountain Creek Manor             Chattanooga          TN   $  6,493,254  $11,300,000   10/1/95    57.46%  $5,741,367    50.81%
 7    Gottschalks - Palmdale           Palmdale             CA   $  6,064,807  $ 8,840,000   9/14/95    68.61%  $4,085,008    46.21%
 8    Garden Ridge                     Mesquite             TX   $  5,500,000  $ 9,150,000   10/5/95    60.11%  $3,722,592    40.68%
 9    Mack Park Apartments             Denton               TX   $  5,350,000  $ 7,300,000  10/19/95    73.29%  $4,710,593    64.53%
 10   Park Villa Apartments            Tulsa                OK   $  4,750,000  $ 6,700,000    6/5/95    70.90%  $4,377,978    65.34%
------------------------------------------------------------------------------------------------------------------------------------
 11   Spruce Financial Center          Riverside            CA   $  4,500,000  $ 6,200,000  10/13/95    72.58%  $3,421,855    55.19%
 12   Gottschalks - Yuba City          Yuba City            CA   $  4,462,500  $ 6,900,000    5/9/95    64.67%  $3,005,759    43.56%
 13   Hydronautics Facility            Oceanside            CA   $  4,390,017  $ 7,150,000   9/28/95    61.40%  $        0     0.00%
 14   Gottschalks - Eureka             Eureka               CA   $  4,351,262  $ 6,700,000    5/8/95    64.94%  $2,910,742    43.44%
 15   BJ's Wholesale Club              Johnson              RI   $  4,000,000  $ 5,500,000   10/1/95    72.73%  $1,426,771    25.94%
------------------------------------------------------------------------------------------------------------------------------------
 16   Stafford Plaza Shopping Center   Houston              TX   $  3,900,000  $ 5,350,000   10/5/95    72.90%  $2,983,371    55.76%
 17   Riverdale Shopping Center        Little Rock          AR   $  3,887,575  $ 7,000,000   3/25/95    55.54%  $2,310,655    33.01%
 18   Lafourche Plaza Shopping Ctr     Thibodaux            LA   $  3,750,000  $ 5,000,000   11/1/95    75.00%  $2,370,633    47.41%
 19   The Bristol House Gracious
        Retirement Living              Bristol              VA   $  3,692,738  $ 5,100,000    9/1/95    72.41%  $3,271,518    64.15%
 20   Westwood Center II               Bethesda             MD   $  3,593,489  $ 5,400,000   7/10/95    66.55%  $2,974,501    55.08%
------------------------------------------------------------------------------------------------------------------------------------
 21   Corona Food 4 Less               Corona               CA   $  3,421,571  $ 4,880,000   7/25/95    70.11%  $2,206,253    45.21%
 22   Kingswood Apartments             Denton               TX   $  3,350,000  $ 4,835,000  10/19/95    69.29%  $2,949,624    61.01%
 23   Kash N' Karry Store # 725        Ocala                FL   $  3,217,094  $ 4,300,000   7/31/95    74.82%  $2,194,035    51.02%
 24   Kash N' Karry Store # 733        Auburndale           FL   $  3,187,168  $ 4,260,000   7/31/95    74.82%  $2,173,626    51.02%
 25   Kash N' Karry Store # 720        Gainesville          FL   $  3,030,054  $ 4,050,000   7/31/95    74.82%  $2,066,475    51.02%
------------------------------------------------------------------------------------------------------------------------------------
 26   Comfort Inn                      Kingsport            TN   $  2,975,580  $ 4,400,000   4/27/95    67.63%  $1,358,232    30.87%
 27   Rialto Food-4-Less               Rialto               CA   $  2,937,407  $ 4,210,000   7/25/95    69.77%  $1,922,155    45.66%
 28   Seaport Manor *                  Brooklyn             NY   $  2,888,661  $ 5,617,920    4/1/95    51.42%  $        0     0.00%
 29   Food 4 Less Supermarket          Lincoln              NE   $  2,800,000  $ 3,735,000  10/27/95    74.97%  $1,945,155    52.08%
 30   McPherron Properties             St. Louis Area       MO   $  2,795,102  $ 3,900,000   7/11/95    71.67%  $2,324,099    59.59%
------------------------------------------------------------------------------------------------------------------------------------
 31   Lost River Apartments            Bowling Green        KY   $  2,789,889  $ 3,740,000   2/28/95    74.60%  $1,522,821    40.72%
 32   Leparc Apartments                Staten Island        NY   $  2,700,000  $ 3,600,000   6/20/95    75.00%  $2,233,446    62.04%
 33   Live Oaks Center                 Casselberry          FL   $  2,695,213  $ 3,800,000   7/28/95    70.93%  $2,082,955    54.81%
 34   Union Plaza Office Building      Minneapolis          MN   $  2,593,679  $ 3,500,000   7/12/95    74.11%  $1,763,353    50.38%
 35   Frank's Nursery & Crafts Stores  Various              MI   $  2,583,274  $ 3,450,000   8/22/95    74.88%  $1,800,798    52.20%
------------------------------------------------------------------------------------------------------------------------------------
 36   Santa Monica Plaza               Los Angeles          CA   $  2,500,000  $ 3,840,000   9/14/95    65.10%  $1,910,152    49.74%
 37   Highland Square Shopping Center  Minnetonka           MN   $  2,393,896  $ 3,600,000   6/19/95    66.55%  $1,866,807    51.86%
 38   Meadowbrook Mobile Home Park     Pueblo County        CO   $  2,360,000  $ 4,600,000   8/29/95    51.30%  $1,922,764    41.80%
 39   University Village Apartments    Kansas City          KS   $  2,250,000  $ 2,800,000  10/10/95    80.36%  $2,013,321    71.90%
 40   Univax Building                  Rockville            MD   $  2,244,420  $ 3,600,000    5/3/95    62.35%  $        0     0.00%
------------------------------------------------------------------------------------------------------------------------------------
 41   Parkway Place                    Vadnais Heights      MN   $  2,196,113  $ 3,050,000   7/21/95    72.00%  $1,698,198    55.68%
 42   Town Center                      Harrisonburg         VA   $  2,131,284  $ 3,300,000   8/25/95    64.58%  $1,773,327    53.74%
 43   Fairmount Centre                 Geddes               NY   $  2,129,889  $ 2,850,000   5/15/95    74.73%  $1,771,787    62.17%
 44   Mason Creek Center               Katy                 TX   $  2,023,194  $ 2,800,000   8/18/95    72.26%  $1,559,515    55.70%
 45   Andover Retail                   Danvers              MA   $  2,020,044  $ 3,250,000   5/16/95    62.16%  $1,371,353    42.20%
------------------------------------------------------------------------------------------------------------------------------------
 46   Westridge Office Park            Avon                 IN   $  1,900,000  $ 2,950,000   10/3/95    64.41%  $1,454,725    49.31%
 47   Candelaria Industrial            Albuquerque          NM   $  1,900,000  $ 2,990,000  10/17/95    63.55%  $1,155,032    38.63%
 48   U-Store                          Washington           DC   $  1,900,000  $ 3,050,000  10/10/95    62.30%  $  823,910    27.01%
 49   CVS Plaza                        West Deptford        NJ   $  1,753,395  $ 2,575,000   8/17/95    68.09%  $1,345,685    52.26%
 50   Chicago Financial Center         Riverside            CA   $  1,700,000  $ 2,500,000   9/30/95    68.00%  $1,303,130    52.13%
------------------------------------------------------------------------------------------------------------------------------------

ANNEX A
TABLE B: PROPERTY LOCATIONS AND LTVS

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            APPRAIS.
LOAN                                                             CUT-OFF DATE    APPRAISED  APPRAIS.  APPRAIS.     BALLOON   BALLOON
 #    PROPERTY NAME                    PROPERTY CITY      STATE       BALANCE        VALUE      DATE       LTV     BALANCE       LTV
------------------------------------------------------------------------------------------------------------------------------------
 51   Sunbelt Beverage Company         Phoenix              AZ   $  1,695,280  $ 2,950,000   9/19/95    57.47%  $        0     0.00%
 52   Bering Village Shopping Center   Anchorage            AK   $  1,673,009  $ 2,240,000   8/21/95    74.69%  $  751,217    33.54%
 53   Stonecrest Apartments            Lafayette            IN   $  1,669,020  $ 2,240,000    3/2/95    74.51%  $  914,177    40.81%
 54   Rowland Heights Auto Center      Rowland Heights      CA   $  1,650,000  $ 2,570,000  10/10/95    64.20%  $        0     0.00%
 55   Lakewood Apartments              Norman               OK   $  1,500,000  $ 2,195,000  10/13/95    68.34%  $  969,027    44.15%
------------------------------------------------------------------------------------------------------------------------------------
 56   Walden Oaks Healthcare Center    San Antonio          TX   $  1,497,664  $ 2,500,000    9/1/95    59.91%  $  640,438    25.62%
 57   Gerald Adams Properties          New Orleans          LA   $  1,495,500  $ 1,994,000  10/19/95    75.00%  $  905,788    45.43%
 58   Lightning Creek Shopping           Area
        Center & Apts                  Oklahoma City        OK   $  1,446,522  $ 2,190,000   6/29/95    66.05%  $  986,303    45.04%
 59   Macarthur Mills Office Park      Carrollton           TX   $  1,410,158  $ 2,400,000    7/6/95    58.76%  $1,179,246    49.14%
 60   Seagrass Cove Apartments         Pleasantville        NJ   $  1,395,144  $ 2,100,000    4/3/95    66.44%  $1,161,655    55.32%
------------------------------------------------------------------------------------------------------------------------------------
 61   Wickes Furniture                 Aurora               IL   $  1,381,505  $ 1,950,000    5/1/95    70.85%  $  611,759    31.37%
 62   815 South Main Street            Grapevine            TX   $  1,346,450  $ 2,300,000   7/15/95    58.54%  $1,044,165    45.40%
 63   Holly Hills Apartments           Denton               TX   $  1,325,000  $ 2,965,000  10/19/95    44.69%  $        0     0.00%
 64   Oak Creek Apartments             Austin               TX   $  1,323,792  $ 2,000,000   9/19/95    66.19%  $  873,331    43.67%
 65   Loveland Plaza Mobile Home Park  Loveland             CO   $  1,300,000  $ 2,075,000   8/30/95    62.65%  $1,059,150    51.04%
------------------------------------------------------------------------------------------------------------------------------------
 66   The Centers III                  Lynnwood             WA   $  1,300,000  $ 2,050,000   9/27/95    63.41%  $  992,098    48.40%
 67   Mark VI Apartments               Houston              TX   $  1,275,000  $ 2,200,000   8/17/95    57.95%  $  979,638    44.53%
 68   8435-8447 Canoga  Avenue         Canoga Park          CA   $  1,244,609  $ 2,475,000   7/19/95    50.29%  $  778,138    31.44%
 69   Ridgmar Manor Apartments         Fort Worth           TX   $  1,198,856  $ 1,900,000   9/19/95    63.10%  $  782,496    41.18%
 70   Wellington Apartments            Leominster           MA   $  1,150,000  $ 1,900,000   7/26/95    60.53%  $  949,309    49.96%
------------------------------------------------------------------------------------------------------------------------------------
 71   National Self Storage - Alb-4    Albuquerque          NM   $  1,147,446  $ 1,775,000   6/28/95    64.64%  $  524,656    29.56%
 72   Doug's Storage                   Florissant           MO   $  1,086,299  $ 2,900,000    3/8/95    37.46%  $        0     0.00%
 73   Abilene Village Shopping Center  Abilene              TX   $  1,050,000  $ 1,485,000   10/4/95    70.71%  $  803,927    54.14%
 74   Stratford Manor Apartments       Jackson              MS   $    995,014  $ 1,540,000    4/3/95    64.61%  $  815,921    52.98%
 75   Genesis Medical Center           Phoenix              AZ   $    921,584  $ 1,260,000   5/19/95    73.14%  $  709,472    56.31%
------------------------------------------------------------------------------------------------------------------------------------
 76   Witmer Industrial Estate         Niagara              NY   $    899,163  $ 1,200,000   9/13/95    74.93%  $  688,063    57.34%
 77   April Lane Commerce Park         Columbus             OH   $    898,380  $ 1,500,000   9/12/95    59.89%  $  692,515    46.17%
 78   Windfern Industrial Park         Houston              TX   $    850,000  $ 1,275,000   5/23/95    66.67%  $  558,485    43.80%
 79   Hillsborough Office Building     Roseville            MN   $    825,000  $ 1,100,000   10/6/95    75.00%  $  535,145    48.65%
 80   Walgreens Plaza                  Middletown           CT   $    787,315  $ 1,070,000   3/29/95    73.58%  $  530,619    49.59%
------------------------------------------------------------------------------------------------------------------------------------
 81   Greenhouse Apartments            Grand Junction       CO   $    748,008  $ 1,300,000   6/20/95    57.54%  $  579,097    44.55%
 82   Maplewood Auto Mall              Maplewood            MN   $    736,924  $ 1,200,000    5/5/95    61.41%  $  465,338    38.78%
 83   Goffstown Village Apartments     Goffstown/Franklin   NH   $    722,490  $ 1,300,000   3/14/95    55.58%  $  637,297    49.02%
 84   Chestnut Square Apartments       Midwest City         OK   $    648,360  $   945,000   4/25/95    68.61%  $  542,662    57.42%
 85   Lyn Village Apartments           Reynoldsburg         OH   $    597,762  $ 1,180,000   5/17/95    50.66%  $  459,387    38.93%
------------------------------------------------------------------------------------------------------------------------------------
                                                                 $222,286,173

* Seaport Manor had a total original loan amount of $5.915 million but has a participation in this pool of only $2.915 million, with a cut-off date balance of $2,888,661.26. Another series of the Depositor's commercial mortgage pass-through certificates (the PSSFC 1995-C1 series) contained the remainder of the total loan amount.


   ANNEX A
   TABLE C: COLLATERAL DEBT SERVICE AND YTD OR TRAILING NOI
                                                                                      UNDER
                                                        UNDER           UNDER        WRITTEN     UNDER
LOAN                                      ANN DEBT     WRITTEN         WRITTEN        CASH      WRITTEN
 #         PROPERTY NAME                  SERVICE       VALUE            NOI          FLOW        DSCR     1994 NOI       1994CF
-----------------------------------------------------------------------------------------------------------------------------------
1       Star Markets - Cambridge          $803,188    $12,174,749      $1,217,475   $1,210,640      1.51
2       Star Markets - Quincy             $790,123    $10,378,033      $1,089,693   $1,074,559      1.36
3       3307 M Street NW                  $784,740    $10,473,763      $1,047,376   $  985,789      1.26   $  526,366    $  526,366
4       Ceasar Figoni Properties          $660,771    $ 9,604,555      $1,016,685   $1,016,685      1.54   $1,216,479    $1,216,479
5       2982 Grand Avenue                 $587,612    $ 8,738,219      $  873,822   $  848,699      1.44
6       Mountain Creek Manor              $606,156    $ 9,198,052      $  965,795   $  965,795      1.59   $  917,238    $  917,238
7       Gottschalks - Palmdale            $631,359    $ 9,080,988      $  862,693   $  832,831      1.32
8       Garden Ridge                      $632,637    $ 7,739,828      $  773,984   $  773,984      1.22
9       Mack Park Apartments              $490,837    $ 7,163,636      $  680,545   $  680,545      1.39   $  699,785    $  641,178
10      Park Villa Apartments             $436,166    $ 6,375,287      $  573,776   $  573,776      1.32
11      Spruce Financial Center           $437,373    $ 6,170,904      $  647,945   $  572,471      1.31   $  655,201    $  614,288
12      Gottschalks - Yuba City           $464,556    $ 6,883,187      $  653,903   $  631,448      1.36
13      Hydronautics Facility             $480,593    $ 5,946,225      $  624,354   $  624,354      1.30
14      Gottschalks - Eureka              $446,824    $ 6,744,641      $  640,741   $  618,716      1.38
15      BJ's Wholesale Club               $414,132    $ 5,620,548      $  533,952   $  533,952      1.29
16      Stafford Plaza Shopping Center    $385,399    $ 5,166,141      $  542,445   $  502,837      1.30   $  544,023    $  544,023
17      Riverdale Shopping Center         $409,679    $ 5,922,484      $  651,473   $  599,122      1.46   $  776,071    $  773,263
18      Lafourche Plaza Shopping Ctr      $411,616    $ 5,020,233      $  552,226   $  504,729      1.23   $  590,546    $  588,239
19      The Bristol House Gracious
        Retirement Living                 $348,260    $ 5,098,849      $  535,379   $  535,379      1.54   $  285,339    $  284,339
20      Westwood Center II                $360,759    $ 4,825,162      $  530,768   $  492,756      1.37   $  510,370    $  462,845
21      Corona Food 4 Less                $325,427    $ 4,643,446      $  464,345   $  464,345      1.43   $  462,618    $  462,618
22      Kingswood Apartments              $307,346    $ 4,538,665      $  431,173   $  431,173      1.40   $  427,964    $  379,085
23      Kash N' Karry Store # 725         $340,006    $ 4,300,000      $  408,161   $  408,161      1.20
24      Kash N' Karry Store # 733         $336,843    $ 4,260,000      $  404,951   $  404,951      1.20
25      Kash N' Karry Store # 720         $320,238    $ 4,050,000      $  384,786   $  384,786      1.20
26      Comfort Inn                       $345,740    $ 4,537,000      $  539,140   $  539,140      1.56   $  702,533    $  702,533
27      Rialto Food-4-Less                $287,713    $ 3,993,894      $  399,389   $  399,389      1.39   $  411,531    $  411,531
28      Seaport Manor *                   $330,022    $ 9,043,740      $  904,374   $  904,374      1.35   $1,099,165    $1,099,165
29      Food 4 Less Supermarket           $286,294    $ 3,737,248      $  364,382   $  364,382      1.27   $  364,327    $  364,327
30      McPherron Properties              $285,198    $ 3,864,620      $  396,123   $  396,123      1.39   $  441,273    $  441,273
31      Lost River Apartments             $294,938    $ 3,754,553      $  394,228   $  394,228      1.34   $  551,628    $  551,628
32      Leparc Apartments                 $271,680    $ 3,577,072      $  330,879   $  330,879      1.22   $    5,602   ($   73,398)
33      Live Oaks Center                  $273,232    $ 3,706,768      $  407,744   $  358,100      1.31   $  419,257    $  408,495
34      Union Plaza Office Building       $275,200    $ 3,467,390      $  407,418   $  349,692      1.27   $  492,427    $  492,427
35      Frank's Nursery & Crafts Stores   $265,737    $ 3,450,000      $  354,787   $  354,787      1.33
36      Santa Monica Plaza                $246,236    $ 3,344,208      $  359,502   $  339,725      1.38   $  407,017    $  407,017
37      Highland Square Shopping Center   $248,628    $ 3,210,044      $  353,105   $  342,084      1.38   $  369,621    $  367,484
38      Meadowbrook Mobile Home Park      $242,373    $ 3,471,262      $  347,126   $  347,126      1.43   $  273,055    $  273,055
39      University Village Apartments     $224,737    $ 3,010,781      $  270,970   $  270,970      1.21   $  221,738    $  221,738
40      Univax Building                   $285,208    $ 3,370,950      $  438,223   $  402,805      1.41   $  485,683    $  387,593
41      Parkway Place                     $222,996    $ 2,973,027      $  341,898   $  294,584      1.32   $  339,424    $  339,424
42      Town Center                       $217,992    $ 2,960,018      $  318,202   $  293,231      1.35   $  206,723    $  206,723
43      Fairmount Centre                  $216,661    $ 2,854,114      $  313,953   $  291,768      1.35   $  348,420    $  345,262
44      Mason Creek Center                $203,925    $ 2,798,624      $  307,849   $  283,836      1.39   $  351,532    $  351,532
45      Andover Retail                    $213,661    $ 2,926,024      $  321,863   $  290,931      1.36   $   59,047    $   25,283

                                         TRAILING 12  TRAILING 12   ANNUAL'D   ANNUAL'D YTD     YTD 95
                                                 NOI    NOI AS OF    YTD NOI             CF   NOI MTHS
------------------------------------------------------------------------------------------------------
1       Star Markets - Cambridge
2       Star Markets - Quincy
3       3307 M Street NW
4       Ceasar Figoni Properties                                    $647,427     $1,294,854          6
5       2982 Grand Avenue                                           $ 94,976     $1,139,712          1
6       Mountain Creek Manor                                        $418,699     $1,004,878          5
7       Gottschalks - Palmdale
8       Garden Ridge
9       Mack Park Apartments              $  734,384     11/30/95   $734,384     $  698,818         12
10      Park Villa Apartments             $  580,518      9/30/95   $580,518     $  335,511         12
11      Spruce Financial Center                                     $497,475     $  690,545          8
12      Gottschalks - Yuba City
13      Hydronautics Facility
14      Gottschalks - Eureka
15      BJ's Wholesale Club
16      Stafford Plaza Shopping Center                              $418,542     $  534,434         10
17      Riverdale Shopping Center                                   $447,484     $  612,805          8
18      Lafourche Plaza Shopping Ctr                                $463,014     $  559,101          9
19      The Bristol House Gracious
        Retirement Living
20      Westwood Center II                $  557,507      9/27/95   $557,507     $  509,937         12
21      Corona Food 4 Less                                          $378,208     $  501,747          9
22      Kingswood Apartments              $  463,246     11/30/95   $463,246     $  420,680         12
23      Kash N' Karry Store # 725
24      Kash N' Karry Store # 733
25      Kash N' Karry Store # 720
26      Comfort Inn                                                 $498,791     $  598,549         10
27      Rialto Food-4-Less                                          $347,285     $  443,047          9
28      Seaport Manor *                                             $581,791     $1,163,582          6
29      Food 4 Less Supermarket           $  364,120      9/30/95   $364,120     $  364,120         12
30      McPherron Properties              $  439,891      4/30/95   $362,609     $  435,131         10
31      Lost River Apartments                                       $405,972     $  541,296          9
32      Leparc Apartments
33      Live Oaks Center                                            $302,092     $  402,789          9
34      Union Plaza Office Building       $  483,354      8/31/95   $483,354     $  483,354         12
35      Frank's Nursery & Crafts Stores
36      Santa Monica Plaza                                          $291,496     $  374,488          9
37      Highland Square Shopping Center                             $240,066     $  360,099          8
38      Meadowbrook Mobile Home Park                                $138,191     $  276,383          6
39      University Village Apartments                               $148,966     $  278,120          6
40      Univax Building                                             $377,397     $  429,608          8
41      Parkway Place                                               $ 94,914     $  379,656          3
42      Town Center                       $  334,196      9/30/95   $334,196     $  334,196         12
43      Fairmount Centre                                            $244,721     $  310,992          9
44      Mason Creek Center                                          $144,224     $  304,142          5
45      Andover Retail                                              $127,149     $  254,298          6



   ANNEX A
   TABLE C: COLLATERAL DEBT SERVICE AND YTD OR TRAILING NOI

                                                                                       UNDER
                                                        UNDER            UNDER        WRITTEN      UNDER
LOAN                                      ANN DEBT     WRITTEN          WRITTEN        CASH       WRITTEN
 #           PROPERTY NAME                 SERVICE      VALUE             NOI          FLOW        DSCR     1994 NOI       1994CF
------------------------------------------------------------------------------------------------------------------------------------
46      Westridge Office Park             $188,224    $ 2,593,388      $  285,273   $  257,986      1.37   $  326,651    $  326,651
47      Candelaria Industrial             $201,050    $ 2,690,924      $  296,002   $  279,508      1.39   $  324,740    $  312,117
48      U-Store                           $205,284    $ 2,772,862      $  305,015   $  305,015      1.49   $  272,882    $  272,882
49      CVS Plaza                         $174,577    $ 2,352,519      $  241,133   $  227,520      1.30   $  220,025    $  191,906
50      Chicago Financial Center          $168,966    $ 2,377,156      $  255,544   $  221,469      1.31   $  371,545    $  350,220
51      Sunbelt Beverage Company          $200,289    $ 2,475,790      $  247,579   $  240,379      1.20
52      Bering Village Shopping Center    $190,029    $ 2,589,717      $  297,817   $  266,797      1.40   $  341,815    $  321,299
53      Stonecrest Apartments             $177,503    $ 2,235,050      $  234,679   $  234,679      1.32   $  372,255    $  369,919
54      Rowland Heights Auto Center       $199,633    $ 2,396,466      $  275,594   $  263,778      1.32   $  289,272    $  289,272
55      Lakewood Apartments               $143,367    $ 2,017,688      $  201,769   $  201,769      1.41   $  270,283    $  197,157
56      Walden Oaks Healthcare Center     $158,379    $ 2,169,174      $  238,609   $  238,609      1.51   $  223,216    $  223,216
57      Gerald Adams Properties           $157,105    $ 2,045,065      $  214,732   $  214,732      1.37   $  194,705    $  184,096
58      Lightning Creek Shopping
        Center & Apts                     $154,449    $ 2,003,597      $  214,385   $  191,600      1.24   $  269,666    $  258,025
59      Macarthur Mills Office Park       $146,235    $ 2,138,903      $  235,279   $  194,725      1.33   $  262,453    $  257,008
60      Seagrass Cove Apartments          $143,760    $ 1,856,842      $  189,397   $  189,397      1.32
61      Wickes Furniture                  $152,996    $ 1,900,725      $  228,087   $  214,939      1.40   $  206,712    $  206,712
62      815 South Main Street             $137,618    $ 2,254,873      $  264,948   $  253,294      1.84   $  165,452    $  165,452
63      Holly Hills Apartments            $153,329    $ 2,821,855      $  275,131   $  275,131      1.79   $  280,198    $  197,665
64      Oak Creek Apartments              $132,020    $ 1,771,582      $  168,300   $  168,300      1.27   $  153,379    $  127,538
65      Loveland Plaza Mobile Home Park   $133,510    $ 1,578,993      $  157,899   $  157,899      1.18   $  169,600    $  169,600
66      The Centers III                   $127,619    $ 1,745,334      $  200,713   $  175,443      1.37   $  226,299    $  224,503
67      Mark VI Apartments                $127,560    $ 1,702,823      $  170,282   $  170,282      1.33   $  260,683    $  241,317
68      8435-8447 Canoga  Avenue          $138,646    $ 1,856,971      $  204,266   $  188,735      1.36   $  190,340    $  130,954
69      Ridgmar Manor Apartments          $116,925    $ 1,606,306      $  152,599   $  152,599      1.31   $  150,411    $  150,411
70      Wellington Apartments             $114,866    $ 1,796,931      $  188,678   $  188,678      1.64   $  203,713    $  197,463
71      National Self Storage - Alb-4     $133,955    $ 1,654,325      $  181,976   $  181,976      1.36   $  191,843    $  191,843
72      Doug's Storage                    $140,478    $ 1,837,417      $  202,116   $  202,116      1.44   $  230,452    $  230,452
73      Abilene Village Shopping Center   $104,018    $ 1,432,916      $  164,785   $  137,927      1.33   $  179,109    $  179,109
74      Stratford Manor Apartments        $ 95,901    $ 1,355,028      $  125,340   $  125,340      1.25   $  121,122    $  121,122
75      Genesis Medical Center            $ 92,089    $ 1,366,057      $  136,606   $  127,730      1.39   $  110,607    $  110,607
76      Witmer Industrial Estate          $ 88,791    $ 1,266,394      $  132,971   $  118,163      1.33   $  138,040    $  138,040
77      April Lane Commerce Park          $ 90,411    $ 1,339,853      $  140,685   $  122,917      1.36   $  137,683    $  133,761
78      Windfern Industrial Park          $ 84,136    $ 1,220,404      $  134,244   $  115,353      1.37   $  137,068    $  130,518
79      Hillsborough Office Building      $ 79,517    $ 1,258,587      $  138,445   $  118,525      1.49
80      Walgreens Plaza                   $ 81,906    $ 1,059,062      $  105,906   $  104,353      1.27
81      Greenhouse Apartments             $ 76,083    $ 1,019,732      $  101,973   $  101,973      1.34   $  120,615    $  120,615
82      Maplewood Auto Mall               $ 83,762    $ 1,130,305      $  124,334   $  114,081      1.36   $  110,138    $  109,018
83      Goffstown Village Apartments      $ 74,505    $   979,822      $  102,881   $  102,881      1.38   $  151,695    $  136,613
84      Chestnut Square Apartments        $ 67,607    $   885,416      $   92,969   $   92,969      1.38   $   89,645    $   89,645
85      Lyn Village Apartments            $ 59,439    $   882,392      $   92,651   $   92,651      1.56   $   79,677    $   79,677


LOAN                                         TRAILING 12  TRAILING 12   ANNUAL'D   ANNUAL'D YTD     YTD 95
 #           PROPERTY NAME                      NOI        NOI AS OF    YTD NOI         CF         NOI MTHS
------------------------------------------------------------------------------------------------------------
46      Westridge Office Park                                            $208,832     $  288,942        9
47      Candelaria Industrial                $  336,305     10/31/95     $336,305     $  326,435       12
48      U-Store                                                          $257,318     $  308,782       10
49      CVS Plaza                                                        $282,216     $  309,890       10
50      Chicago Financial Center                                         $234,681     $  331,342        8
51      Sunbelt Beverage Company
52      Bering Village Shopping Center                                   $221,082     $  323,381        8
53      Stonecrest Apartments                                            $300,136     $  410,254        9
54      Rowland Heights Auto Center                                      $245,553     $  327,404        9
55      Lakewood Apartments                  $  258,054      6/30/95     $258,054     $  232,442       12
56      Walden Oaks Healthcare Center                                    $114,966     $  275,918        5
57      Gerald Adams Properties                                          $119,483     $  238,966        6
58      Lightning Creek Shopping
        Center & Apts                                                    $182,894     $  201,348        8
59      Macarthur Mills Office Park                                      $193,073     $  245,561        9
60      Seagrass Cove Apartments                                         $ 66,928     $  160,627        5
61      Wickes Furniture                                                 $155,034     $  206,712        9
62      815 South Main Street                                            $ 71,636                       5
63      Holly Hills Apartments               $  298,049      8/31/95     $298,049     $  224,361       12
64      Oak Creek Apartments                 $  233,772     10/31/95     $233,772     $  231,607       12
65      Loveland Plaza Mobile Home Park                                  $ 85,454     $  170,907        6
66      The Centers III                                                  $159,114     $  309,768        6
67      Mark VI Apartments                                               $140,358     $  208,653        7
68      8435-8447 Canoga  Avenue                                         $183,805     $  195,896        9
69      Ridgmar Manor Apartments             $  187,885      7/31/95     $187,885     $  187,885       12
70      Wellington Apartments                                            $160,621     $  214,161        9
71      National Self Storage - Alb-4                                    $129,236     $  172,315        9
72      Doug's Storage                                                   $145,437     $  218,156        8
73      Abilene Village Shopping Center      $  176,329      8/31/95     $176,329     $  176,329       12
74      Stratford Manor Apartments           $  142,809      8/30/95     $142,809     $  101,997       12
75      Genesis Medical Center
76      Witmer Industrial Estate             $  135,570      5/31/95     $135,570     $  135,570       12
77      April Lane Commerce Park                                         $111,596     $  133,915       10
78      Windfern Industrial Park                                         $113,313     $  136,969        9
79      Hillsborough Office Building         $  172,397      5/31/95     $141,612     $  158,057       10
80      Walgreens Plaza
81      Greenhouse Apartments                                            $ 69,588     $   92,555        8
82      Maplewood Auto Mall                                              $ 60,090     $  115,011        7
83      Goffstown Village Apartments                                     $103,228     $   44,501        9
84      Chestnut Square Apartments                                       $ 51,731     $   67,189        7
85      Lyn Village Apartments                                           $ 66,853     $  107,005        9



        * Seaport Manor had a total original loan amount of $5.915 million but has a participation in this pool of only $2.915 million, with a cut-off date balance of $2,888,661.26. Another series of the Depositor's commercial mortgage pass-through certificates (the PSSFC 1995-C1 series) contained the remainder of the total loan amount.

ANNEX A
TABLE C: COLLATERAL DEBT SERVICE AND YTD OR TRAILING NOI

------------------------------------------------------------------------------------------------------------------------------------
                          ADJUST 95
LOAN   ADJUSTED ANN   ANNUAL'D CASH
   #        YTD NOI            FLOW   FINANCIAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
   1                                  Star Markets lease represents 90% of total rent.  Property recently acquired from owner/occupant--no hist. F/S available.
------------------------------------------------------------------------------------------------------------------------------------
   2                                  Star Markets rent is 82% of total.  Recently acquired from owner/occupant.  No hist F/S available. Star Markets is obligated under a 20 year bond lease for entire property.  Osco
                                      Drugs subleases 18,104 SF until 9/30/2004.
------------------------------------------------------------------------------------------------------------------------------------
   3                                  Mixed use office, retail, and residential; 1995 leases to Georgetown U. and Mattress Discount account for dramatic CF increase over 1994.
------------------------------------------------------------------------------------------------------------------------------------
   4     $1,294,854      $1,294,854

------------------------------------------------------------------------------------------------------------------------------------
   5     $1,139,712      $1,139,712   Occupancy was stabilized at 99% with $385,000 escrow reserve for new tenant. Actual physical occupancy 90%. Signed lease in place for vacant space, move in Jan 1, 1996.
------------------------------------------------------------------------------------------------------------------------------------
   6     $1,004,877      $1,004,878
------------------------------------------------------------------------------------------------------------------------------------
   7                                  Property is owner occupied.
------------------------------------------------------------------------------------------------------------------------------------
   8                                  Single tenant. Newly constructed, commenced occupancy 9/1/95.
------------------------------------------------------------------------------------------------------------------------------------
   9       $734,384        $698,818
------------------------------------------------------------------------------------------------------------------------------------
  10       $580,518        $335,511   YTD cash flow reflects capital improvements.
------------------------------------------------------------------------------------------------------------------------------------
  11       $746,213        $690,545   Grubb & Ellis will vacate 11.82% on 12/31/95.  Homan and Lobb will absorb 6.39%.
------------------------------------------------------------------------------------------------------------------------------------
  12                                  Property is owner occupied.
------------------------------------------------------------------------------------------------------------------------------------
  13                                  NNN leased, guaranteed by Nitto Denko (rated Baa by Moodys). Leased commercial 9/1/95, so no recent historical financials.
------------------------------------------------------------------------------------------------------------------------------------
  14                                  Property is owner occupied.
------------------------------------------------------------------------------------------------------------------------------------
  15                                  NNN Leased.  Occupied by BJ's Wholesale Club.  Lease guaranteed by TJX Corp (S&P "BBB"
                                      credit.) Appraiser and ULLICO estimate market rents at $2/SF higher than in place rent.
------------------------------------------------------------------------------------------------------------------------------------
  16       $534,233        $534,434   NOI & CF incr'd after adjust. for taxes ($10,210), insur. ($3,185), rep. & maint. ($3,832), &
                                      common area maint. ($14,756) expenses that had been annualized.
------------------------------------------------------------------------------------------------------------------------------------
  17       $695,506        $612,805   NOI & CF incr'd after a $24,280 adjust. for annualized taxes. CF also incr'd after $41,351 adjust. for 1-time loan fees that had been annualized.
------------------------------------------------------------------------------------------------------------------------------------
  18       $617,352        $559,101

------------------------------------------------------------------------------------------------------------------------------------
  19                                  Property purchased at foreclosure sale.  1994 financials from previous borrower.  Underwritten at stabilized projections.  Borrower guarantee of loan until stabilized NOI achieved. Crossed with 940902237 for combined DSCR of 1.11.
------------------------------------------------------------------------------------------------------------------------------------
  20       $557,507        $509,937
------------------------------------------------------------------------------------------------------------------------------------
  21       $504,277        $501,747
------------------------------------------------------------------------------------------------------------------------------------
  22       $463,246        $420,680
------------------------------------------------------------------------------------------------------------------------------------
  23                                  Single tenant property recently acquired by borrower from tenant, therefore no historical financial statements are available.
------------------------------------------------------------------------------------------------------------------------------------
  24                                  Single tenant  property recently acquired by borrower from tenants therefore no historical financial statements are available.
------------------------------------------------------------------------------------------------------------------------------------
  25                                  Single tenant property recently acquired by borrower from tenant, therefore no historical financial statements are available.
------------------------------------------------------------------------------------------------------------------------------------
  26       $598,549        $598,549
------------------------------------------------------------------------------------------------------------------------------------
  27       $463,047        $443,047
------------------------------------------------------------------------------------------------------------------------------------
  28     $1,163,582      $1,163,582   Note this is a $5,915,000 loan with $3,000,000 participation in Pool #1 and $2,915,000 in Pool
                                      #2.
------------------------------------------------------------------------------------------------------------------------------------
  29       $364,120        $364,120
------------------------------------------------------------------------------------------------------------------------------------
  30       $435,131        $435,131
------------------------------------------------------------------------------------------------------------------------------------
  31       $541,296        $541,296
------------------------------------------------------------------------------------------------------------------------------------
  32                                  Property was in lease up during 1994.  Was 20% occupied, now 96% occupied.
------------------------------------------------------------------------------------------------------------------------------------
  33       $402,789        $402,789
------------------------------------------------------------------------------------------------------------------------------------
  34       $483,354        $483,354
------------------------------------------------------------------------------------------------------------------------------------
  35                                  Owner occupied.  Midland deviated from normal procedures and relied on third party appraisals for value.
------------------------------------------------------------------------------------------------------------------------------------
  36       $388,661        $374,488
------------------------------------------------------------------------------------------------------------------------------------
  37       $360,099        $360,099
------------------------------------------------------------------------------------------------------------------------------------
  38       $276,383        $276,383   Borrower restructured rents 8/1/95 with no loss in tenancy.
------------------------------------------------------------------------------------------------------------------------------------
  39       $297,932        $278,120   All excess cash flow went to the lender for the property and was accounted for as an expense.
                                      CF incr'd after a $279,210 adjust. for 1-time cap ex. No change to NOI.
------------------------------------------------------------------------------------------------------------------------------------
  40       $566,096        $429,608   NNN leased to Univax to 12/31/2003.  Univax has $77/SF invested in T.I.'s.
------------------------------------------------------------------------------------------------------------------------------------
  41       $379,656        $379,656
------------------------------------------------------------------------------------------------------------------------------------
  42       $334,196        $334,196
------------------------------------------------------------------------------------------------------------------------------------
  43       $326,295        $310,992   Holdback of $77,500 until the property generates gross income of $29,772/month for 6 months at a rental rate of at least $5.80/SF.
------------------------------------------------------------------------------------------------------------------------------------
  44       $346,138        $304,142   Annualized YTD cash flow reflects capital expenditures and attorneys fees of $41,996 in first
                                      5 months. CF incr'd after $21,356 adjust. for 1-time cap ex & $37,439 adjust. for 1-time legal fees that had been annualized. No change to NOI.
------------------------------------------------------------------------------------------------------------------------------------
  45       $254,298        $254,298   Limited historical data as the property was purchased mid 94 and rehabbed with occupancy going from 26% to 100% since acquisition.
------------------------------------------------------------------------------------------------------------------------------------

ANNEX A
TABLE C: COLLATERAL DEBT SERVICE AND YTD OR TRAILING NOI

------------------------------------------------------------------------------------------------------------------------------------
                          ADJUST 95
LOAN   ADJUSTED ANN   ANNUAL'D CASH
   #        YTD NOI            FLOW   FINANCIAL COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
  46       $288,942        $288,942   NOI & CF incr'd after $10,500 adjust. for software costs incurred for conversion to a new accounting system. CF incr'd further after $50,667 adjust. for 1-time loan costs.
------------------------------------------------------------------------------------------------------------------------------------
  47       $336,305        $326,435
------------------------------------------------------------------------------------------------------------------------------------
  48       $308,782        $308,782
------------------------------------------------------------------------------------------------------------------------------------
  49       $338,659        $309,890
------------------------------------------------------------------------------------------------------------------------------------
  50       $352,022        $331,342
------------------------------------------------------------------------------------------------------------------------------------
  51                                  NNN leased to 8th largest distributor of wines and spirits in the U.S. No current or historical financials available in files. MCF stabilized Occ at 95% due to substantially below market rent. Appraisal also estimated occupancy at 95%.
------------------------------------------------------------------------------------------------------------------------------------
  52       $331,623        $323,381
------------------------------------------------------------------------------------------------------------------------------------
  53       $410,254        $410,254
------------------------------------------------------------------------------------------------------------------------------------
  54       $327,404        $327,404
------------------------------------------------------------------------------------------------------------------------------------
  55       $258,054        $232,442   CF incr'd after $31,615 adjust. for 1-time cap ex (including new vinyl siding in '93 & '94)
                                      that had been annualized.
------------------------------------------------------------------------------------------------------------------------------------
  56       $275,918        $275,918   Crossed with 940902237 for combined DSCR of 1.11.
------------------------------------------------------------------------------------------------------------------------------------
  57       $238,966        $238,966   Some units out of service in 1994 due to repairs.
------------------------------------------------------------------------------------------------------------------------------------
  58       $274,341        $201,348   Capital expend. shows $72,993 non-recurring for conversion of retail space to multifamily. CF incr'd after $36,496 adjust for 1-time cap ex that had been ann'd. No NOI change.
------------------------------------------------------------------------------------------------------------------------------------
  59       $257,431        $245,561
------------------------------------------------------------------------------------------------------------------------------------
  60       $160,627        $160,627   Recently completed project, just reaching stabilization. Underwriter does not include value of undeveloped land valued by appraisal at $300,000.
------------------------------------------------------------------------------------------------------------------------------------
  61       $206,712        $206,712   YTD 95 NOI does not reflect increased rent begining 6/1/95.
------------------------------------------------------------------------------------------------------------------------------------
  62                                  New lease effective 9/1/95 with rent of $5.44 per sq. ft. YTD '95 based upon company performance.
------------------------------------------------------------------------------------------------------------------------------------
  63       $298,050        $224,361   Extensive renovation work in 94 including $82,532 for landscaping, carpeting, parking lot.
------------------------------------------------------------------------------------------------------------------------------------
  64       $233,772        $231,607   1994 NOI includes $29,301 paid for 1993 taxes.
------------------------------------------------------------------------------------------------------------------------------------
  65       $318,228        $309,768
------------------------------------------------------------------------------------------------------------------------------------
  66       $170,907        $170,907
------------------------------------------------------------------------------------------------------------------------------------
  67       $240,614        $208,653
------------------------------------------------------------------------------------------------------------------------------------
  68       $245,073        $195,896   Spent $59,386 in 1994 on leasing commissions and tenant improvements for all three tenants.
------------------------------------------------------------------------------------------------------------------------------------
  69       $187,885        $187,885
------------------------------------------------------------------------------------------------------------------------------------
  70       $214,161        $214,161   CF incr'd after a $7,500 adjust. for leasing commissions and a $47,501 adjust. for 1-time capital repairs.  No change to NOI.
------------------------------------------------------------------------------------------------------------------------------------
  71       $172,315        $172,315
------------------------------------------------------------------------------------------------------------------------------------
  72       $218,156        $218,156   General Ledger sheets as of 8/31/95
------------------------------------------------------------------------------------------------------------------------------------
  73       $176,329        $176,329
------------------------------------------------------------------------------------------------------------------------------------
  74       $142,809        $101,997   YTD cash flow $40,438 in refinancing costs.
------------------------------------------------------------------------------------------------------------------------------------
  75                                  MCF underwritten cash flow utilizes average effective rent over the term of the lease. Single tenant building with a new 10 year lease that started 6/95 and expires 5/05.
------------------------------------------------------------------------------------------------------------------------------------
  76       $135,570        $135,570
------------------------------------------------------------------------------------------------------------------------------------
  77       $133,915        $133,915
------------------------------------------------------------------------------------------------------------------------------------
  78       $151,084        $136,969
------------------------------------------------------------------------------------------------------------------------------------
  79       $169,934        $158,057   Borrower purchased property 6/1/94 therefore no full year '94 NOI and cash flow are available.
------------------------------------------------------------------------------------------------------------------------------------
  80                                  Accumulating $35,000 over 5 years for retaining wall plus $500/month over the term for capital repairs.  Single tenant net lease.  No historical statements.
------------------------------------------------------------------------------------------------------------------------------------
  81       $104,382         $92,555   Annualized YTD cash flow includes $11,827 for legal and closing costs due to actual expenditures of $7,885 for first 8 months.
------------------------------------------------------------------------------------------------------------------------------------
  82       $115,011        $115,011   NOI & CF incr'd after a $12,000 adjustment for excess management fees.
------------------------------------------------------------------------------------------------------------------------------------
  83       $137,637         $44,501   YTD NOI is net of full year taxes. YTD CF is net of $57,856 in non-recurring costs for ust tank pull, legal fees, points, + other loan closing costs.
------------------------------------------------------------------------------------------------------------------------------------
  84        $88,681         $67,189   $21,493 for drapes, carpet, paving and appliances in 1995. CF incr'd after $15,352 adjust. for these 1-time cap expenditures that had been annualized. No change to NOI.
------------------------------------------------------------------------------------------------------------------------------------
  85       $107,005        $107,005   1994 CF reflects $21,623 in capital improvements.  1995 CF incr'd after $17,868 adjust. for
                                      1-time cap ex that had been included in repairs & maint.
------------------------------------------------------------------------------------------------------------------------------------

ANNEX A
TABLE D: MORTGAGE LOAN TERMS


--------------------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
LOAN                                                     ORIGINAL    CUT-OFF DATE   INTEREST   AMORT       TERM       MAT.
  #   PROPERTY NAME                                       BALANCE         BALANCE       RATE    TERM    TO MAT.       DATE
--------------------------------------------------------------------------------------------------------------------------
  1   Star Markets - Cambridge                         $8,250,000      $8,250,000      8.59%     300        180     1/1/11
  2   Star Markets - Quincy                            $8,115,800      $8,115,800      8.59%     300        180     1/1/11
  3   3307 M Street NW                                 $7,400,000      $7,388,563      8.75%     240        240    11/1/15
  4   Ceasar Figoni Properties                         $6,925,070      $6,737,984      8.35%     300        144    11/1/05
  5   2982 Grand Avenue                                $6,550,000      $6,550,000      8.51%     420        120    12/1/05
--------------------------------------------------------------------------------------------------------------------------
  6   Mountain Creek Manor                             $6,500,000      $6,493,254      8.08%     300         84    11/1/02
  7   Gottschalks - Palmdale                           $6,075,000      $6,064,807      9.39%     300        180    10/1/10
  8   Garden Ridge                                     $5,500,000      $5,500,000      8.05%     180         84     1/1/03
  9   Mack Park Apartments                             $5,350,000      $5,350,000      7.89%     300         84    12/1/02
 10   Park Villa Apartments                            $4,750,000      $4,750,000      7.90%     300         60    12/1/00
--------------------------------------------------------------------------------------------------------------------------
 11   Spruce Financial Center                          $4,500,000      $4,500,000      8.57%     300        144     1/1/08
 12   Gottschalks - Yuba City                          $4,470,000      $4,462,500      9.39%     300        180    10/1/10
 13   Hydronautics Facility                            $4,400,000      $4,390,017      8.20%     204        204    11/1/12
 14   Gottschalks - Eureka                             $4,355,000      $4,351,262      9.23%     300        180    11/1/10
 15   BJ's Wholesale Club                              $4,000,000      $4,000,000      8.42%     240        191    11/1/11
--------------------------------------------------------------------------------------------------------------------------
 16   Stafford Plaza Shopping Center                   $3,900,000      $3,900,000      8.77%     300        144    12/1/07
 17   Riverdale Shopping Center                        $3,900,000      $3,887,575      9.24%     276        180     9/1/10
 18   Lafourche Plaza Shopping Ctr                     $3,750,000      $3,750,000      8.65%     216        120    12/1/05
 19   The Bristol House Gracious Retirement Living     $3,696,500      $3,692,738      8.20%     300         84    11/1/02
 20   Westwood Center II                               $3,600,000      $3,593,489      8.94%     300        120    10/1/05
--------------------------------------------------------------------------------------------------------------------------
 21   Corona Food 4 Less                               $3,425,000      $3,421,571      8.30%     300        180    11/1/10
 22   Kingswood Apartments                             $3,350,000      $3,350,000      7.89%     300         84    12/1/02
 23   Kash N' Karry Store # 725                        $3,225,000      $3,217,094      9.57%     300        179     8/1/10
 24   Kash N' Karry Store # 733                        $3,195,000      $3,187,168      9.57%     300        179     8/1/10
 25   Kash N' Karry Store # 720                        $3,037,500      $3,030,054      9.57%     300        179     8/1/10
--------------------------------------------------------------------------------------------------------------------------
 26   Comfort Inn                                      $3,000,000      $2,975,580      9.93%     240        180     6/1/10
 27   Rialto Food-4-Less                               $2,943,000      $2,937,407      8.64%     300        180    10/1/10
 28   Seaport Manor *                                  $2,915,000      $2,888,661      9.55%     234        234    12/1/14
 29   Food 4 Less Supermarket                          $2,800,000      $2,800,000      8.25%     240        120    12/1/05
 30   McPherron Properties                             $2,800,000      $2,795,102      9.14%     300        120    10/1/05
--------------------------------------------------------------------------------------------------------------------------
 31   Lost River Apartments                            $2,800,000      $2,789,889      9.10%     264        180     9/1/10
 32   Leparc Apartments                                $2,700,000      $2,700,000      8.99%     300        120    12/1/05
 33   Live Oaks Center                                 $2,700,000      $2,695,213      9.06%     300        144    10/1/07
 34   Union Plaza Office Building                      $2,600,000      $2,593,679      9.62%     300        180     9/1/10
 35   Frank's Nursery & Crafts Stores                  $2,587,500      $2,583,274      8.31%     240        120    11/1/05
--------------------------------------------------------------------------------------------------------------------------
 36   Santa Monica Plaza                               $2,500,000      $2,500,000      8.73%     300        144    12/1/07
 37   Highland Square Shopping Center                  $2,400,000      $2,393,896      9.35%     300        144     9/6/07
 38   Meadowbrook Mobile Home Park                     $2,360,000      $2,360,000      8.31%     240         84    12/1/02
 39   University Village Apartments                    $2,250,000      $2,250,000      8.90%     300         84    12/1/02
 40   Univax Building                                  $2,250,000      $2,244,420      9.70%     180        180    11/1/10
--------------------------------------------------------------------------------------------------------------------------
 41   Parkway Place                                    $2,200,000      $2,196,113      9.08%     300        144    10/1/07
 42   Town Center                                      $2,135,000      $2,131,284      9.17%     300        120    10/1/05
 43   Fairmount Centre                                 $2,137,500      $2,129,889      9.08%     300        120     8/1/05
 44   Mason Creek Center                               $2,025,000      $2,023,194      9.00%     300        144    11/1/07
 45   Andover Retail                                   $2,025,000      $2,020,044      9.58%     300        180     9/1/10
--------------------------------------------------------------------------------------------------------------------------
 46   Westridge Office Park                            $1,900,000      $1,900,000      8.80%     300        144    12/1/07
 47   Candelaria Industrial                            $1,900,000      $1,900,000      8.72%     240        144    12/1/07
 48   U-Store                                          $1,900,000      $1,900,000      9.01%     240        180    12/1/10
 49   CVS Plaza                                        $1,755,000      $1,753,395      8.85%     300        144    11/1/07
 50   Chicago Financial Center                         $1,700,000      $1,700,000      8.84%     300        144    12/1/07
--------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------

LOAN                                                   REMAIN.    REMAIN.        BALLOON
  #   PROPERTY NAME                                     AMORT.       TERM        BALANCE
----------------------------------------------------------------------------------------
  1   Star Markets - Cambridge                             300        180     $5,377,493
  2   Star Markets - Quincy                                300        180     $5,290,020
  3   3307 M Street NW                                     239        239     $        0
  4   Ceasar Figoni Properties                             275        119     $5,230,738
  5   2982 Grand Avenue                                    420        120     $6,076,140
----------------------------------------------------------------------------------------
  6   Mountain Creek Manor                                 299         83     $5,741,367
  7   Gottschalks - Palmdale                               298        178     $4,085,008
  8   Garden Ridge                                         180         84     $3,722,592
  9   Mack Park Apartments                                 300         84     $4,710,593
 10   Park Villa Apartments                                300         60     $4,377,978
----------------------------------------------------------------------------------------
 11   Spruce Financial Center                              300        144     $3,421,855
 12   Gottschalks - Yuba City                              298        178     $3,005,759
 13   Hydronautics Facility                                203        203     $        0
 14   Gottschalks - Eureka                                 299        179     $2,910,742
 15   BJ's Wholesale Club                                  240        191     $1,426,771
----------------------------------------------------------------------------------------
 16   Stafford Plaza Shopping Center                       300        144     $2,983,371
 17   Riverdale Shopping Center                            273        177     $2,310,655
 18   Lafourche Plaza Shopping Ctr                         216        120     $2,370,633
 19   The Bristol House Gracious Retirement Living         299         83     $3,271,518
 20   Westwood Center II                                   298        118     $2,974,501
----------------------------------------------------------------------------------------
 21   Corona Food 4 Less                                   299        179     $2,206,253
 22   Kingswood Apartments                                 300         84     $2,949,624
 23   Kash N' Karry Store # 725                            297        176     $2,194,035
 24   Kash N' Karry Store # 733                            297        176     $2,173,626
 25   Kash N' Karry Store # 720                            297        176     $2,066,475
----------------------------------------------------------------------------------------
 26   Comfort Inn                                          234        174     $1,358,232
 27   Rialto Food-4-Less                                   298        178     $1,922,155
 28   Seaport Manor *                                      228        228     $        0
 29   Food 4 Less Supermarket                              240        120     $1,945,155
 30   McPherron Properties                                 298        118     $2,324,099
----------------------------------------------------------------------------------------
 31   Lost River Apartments                                261        177     $1,522,821
 32   Leparc Apartments                                    300        120     $2,233,446
 33   Live Oaks Center                                     298        142     $2,082,955
 34   Union Plaza Office Building                          297        177     $1,763,353
 35   Frank's Nursery & Crafts Stores                      239        119     $1,800,798
----------------------------------------------------------------------------------------
 36   Santa Monica Plaza                                   300        144     $1,910,152
 37   Highland Square Shopping Center                      298        142     $1,866,807
 38   Meadowbrook Mobile Home Park                         240         84     $1,922,764
 39   University Village Apartments                        300         84     $2,013,321
 40   Univax Building                                      179        179     $        0
----------------------------------------------------------------------------------------
 41   Parkway Place                                        298        142     $1,698,198
 42   Town Center                                          298        118     $1,773,327
 43   Fairmount Centre                                     296        116     $1,771,787
 44   Mason Creek Center                                   299        143     $1,559,515
 45   Andover Retail                                       297        177     $1,371,353
----------------------------------------------------------------------------------------
 46   Westridge Office Park                                300        144     $1,454,725
 47   Candelaria Industrial                                240        144     $1,155,032
 48   U-Store                                              240        180     $  823,910
 49   CVS Plaza                                            299        143     $1,345,685
 50   Chicago Financial Center                             300        144     $1,303,130
----------------------------------------------------------------------------------------

ANNEX A
TABLE D: MORTGAGE LOAN TERMS


--------------------------------------------------------------------------------------------------------------------------
                                                                                                       ORIGINAL
LOAN                                                     ORIGINAL    CUT-OFF DATE   INTEREST   AMORT       TERM       MAT.
  #   PROPERTY NAME                                       BALANCE         BALANCE       RATE    TERM    TO MAT.       DATE
--------------------------------------------------------------------------------------------------------------------------
 51   Sunbelt Beverage Company                         $1,700,000      $1,695,280      8.45%     180        180    11/1/10
 52   Bering Village Shopping Center                   $1,680,000      $1,673,009      9.66%     240        180     9/1/10
 53   Stonecrest Apartments                            $1,675,000      $1,669,020      9.18%     264        180     9/1/10
 54   Rowland Heights Auto Center                      $1,650,000      $1,650,000      9.39%     192        192    12/1/11
 55   Lakewood Apartments                              $1,500,000      $1,500,000      8.37%     300        180    12/1/10
--------------------------------------------------------------------------------------------------------------------------
 56   Walden Oaks Healthcare Center                    $1,500,000      $1,497,664      8.69%     240        180    11/1/10
 57   Gerald Adams Properties                          $1,495,500      $1,495,500      8.62%     240        144    12/1/07
 58   Lightning Creek Shopping Center & Apts           $1,450,000      $1,446,522      9.70%     300        180     9/1/10
 59   Macarthur Mills Office Park                      $1,415,000      $1,410,158      9.32%     300        120     8/1/05
 60   Seagrass Cove Apartments                         $1,400,000      $1,395,144      9.24%     300        121     9/1/05
--------------------------------------------------------------------------------------------------------------------------
 61   Wickes Furniture                                 $1,400,000      $1,381,505      9.17%     240        180     7/1/10
 62   815 South Main Street                            $1,350,000      $1,346,450      9.15%     300        144     9/1/07
 63   Holly Hills Apartments                           $1,325,000      $1,325,000      8.15%     180        180    12/1/10
 64   Oak Creek Apartments                             $1,325,000      $1,323,792      8.87%     300        180    11/1/10
 65   Loveland Plaza Mobile Home Park                  $1,300,000      $1,300,000      8.31%     240         84    12/1/02
--------------------------------------------------------------------------------------------------------------------------
 66   The Centers III                                  $1,300,000      $1,300,000      8.69%     300        144    12/1/07
 67   Mark VI Apartments                               $1,275,000      $1,275,000      8.92%     300        144    12/1/07
 68   8435-8447 Canoga  Avenue                         $1,250,000      $1,244,609      9.38%     240        144     9/1/07
 69   Ridgmar Manor Apartments                         $1,200,000      $1,198,856      8.60%     300        180    11/1/10
 70   Wellington Apartments                            $1,150,000      $1,150,000      8.90%     300        120    12/1/05
--------------------------------------------------------------------------------------------------------------------------
 71   National Self Storage - Alb-4                    $1,152,000      $1,147,446     10.06%     240        180     9/1/10
 72   Doug's Storage                                   $1,100,000      $1,086,299      9.83%     180        180     7/1/10
 73   Abilene Village Shopping Center                  $1,050,000      $1,050,000      8.80%     300        144    12/1/07
 74   Stratford Manor Apartments                       $1,000,000      $  995,014      8.41%     300        120     7/1/05
 75   Genesis Medical Center                           $  925,000      $  921,584      8.86%     300        144     8/1/07
--------------------------------------------------------------------------------------------------------------------------
 76   Witmer Industrial Estate                         $  900,000      $  899,163      8.75%     300        144    11/1/07
 77   April Lane Commerce Park                         $  900,000      $  898,380      8.97%     300        144    10/1/07
 78   Windfern Industrial Park                         $  850,000      $  850,000      8.79%     300        180    12/1/10
 79   Hillsborough Office Building                     $  825,000      $  825,000      8.47%     300        180    12/1/10
 80   Walgreens Plaza                                  $  790,000      $  787,315      9.36%     300        180     8/1/10
--------------------------------------------------------------------------------------------------------------------------
 81   Greenhouse Apartments                            $  750,000      $  748,008      9.09%     300        144     9/1/07
 82   Maplewood Auto Mall                              $  740,000      $  736,924      9.67%     240        144     9/1/07
 83   Goffstown Village Apartments                     $  725,000      $  722,490      9.25%     300         96     8/1/03
 84   Chestnut Square Apartments                       $  650,000      $  648,360      9.40%     300        120     9/1/05
 85   Lyn Village Apartments                           $  600,000      $  597,762      8.80%     300        144     8/1/07
--------------------------------------------------------------------------------------------------------------------------
                                                                      222,286,173

----------------------------------------------------------------------------------------

LOAN                                                   REMAIN.    REMAIN.        BALLOON
  #   PROPERTY NAME                                     AMORT.       TERM        BALANCE
----------------------------------------------------------------------------------------
 51   Sunbelt Beverage Company                             179        179     $        0
 52   Bering Village Shopping Center                       237        177     $  751,217
 53   Stonecrest Apartments                                261        177     $  914,177
 54   Rowland Heights Auto Center                          192        192     $        0
 55   Lakewood Apartments                                  300        180     $  969,027
----------------------------------------------------------------------------------------
 56   Walden Oaks Healthcare Center                        239        179     $  640,438
 57   Gerald Adams Properties                              240        144     $  905,788
 58   Lightning Creek Shopping Center & Apts               297        177     $  986,303
 59   Macarthur Mills Office Park                          296        116     $1,179,246
 60   Seagrass Cove Apartments                             296        117     $1,161,655
----------------------------------------------------------------------------------------
 61   Wickes Furniture                                     235        175     $  611,759
 62   815 South Main Street                                297        141     $1,044,165
 63   Holly Hills Apartments                               180        180     $        0
 64   Oak Creek Apartments                                 299        179     $  873,331
 65   Loveland Plaza Mobile Home Park                      240         84     $1,059,150
----------------------------------------------------------------------------------------
 66   The Centers III                                      300        144     $  992,098
 67   Mark VI Apartments                                   300        144     $  979,638
 68   8435-8447 Canoga  Avenue                             237        141     $  778,138
 69   Ridgmar Manor Apartments                             299        179     $  782,496
 70   Wellington Apartments                                300        120     $  949,309
----------------------------------------------------------------------------------------
 71   National Self Storage - Alb-4                        237        177     $  524,656
 72   Doug's Storage                                       175        175     $        0
 73   Abilene Village Shopping Center                      300        144     $  803,927
 74   Stratford Manor Apartments                           295        115     $  815,921
 75   Genesis Medical Center                               296        140     $  709,472
----------------------------------------------------------------------------------------
 76   Witmer Industrial Estate                             299        143     $  688,063
 77   April Lane Commerce Park                             298        142     $  692,515
 78   Windfern Industrial Park                             300        180     $  558,485
 79   Hillsborough Office Building                         300        180     $  535,145
 80   Walgreens Plaza                                      296        176     $  530,619
----------------------------------------------------------------------------------------
 81   Greenhouse Apartments                                297        141     $  579,097
 82   Maplewood Auto Mall                                  237        141     $  465,338
 83   Goffstown Village Apartments                         296         92     $  637,297
 84   Chestnut Square Apartments                           297        117     $  542,662
 85   Lyn Village Apartments                               296        140     $  459,387
----------------------------------------------------------------------------------------

      * Seaport Manor had a total original loan amount of $5.915 million but has a participation in this pool of only $2.915 million, with a cut-off date balance of $2,888,661.26. Another series of the Depositor's commercial mortgage pass-through certificates (the PSSFC 1995-C1 series) contained the remainder of the total loan amount.

Annex A
Table E: Retail Subcategories

                                                                                                                  CUT-OFF DATE
LOAN #   PROPERTY NAME                            RETAIL SUB CATEGORIES                                                BALANCE
------------------------------------------------------------------------------------------------------------------------------
   1     Star Markets - Cambridge                 Food (Neighborhood *)                                             $8,250,000
   2     Star Markets - Quincy                    Food (Community)                                                  $8,115,800
   3     3307 M Street NW                         Office/Retail/Multifamily                                         $7,388,563
   5     2982 Grand Avenue                        Apparel/Entertainment                                             $6,550,000
   7     Gottschalks - Palmdale                   Department (Anchor - super-regional mall *)                       $6,064,807
------------------------------------------------------------------------------------------------------------------------------
   8     Garden Ridge                             Specialty (Stand-alone adjacent to a super-regional mall)         $5,500,000
  12     Gottschalks - Yuba City                  Department (Anchor - regional mall)                               $4,462,500
  14     Gottschalks - Eureka                     Department (Anchor - regional mall *)                             $4,351,262
  15     BJ's Wholesale Club                      General merchandise (Stand-alone *)                               $4,000,000
  16     Stafford Plaza Shopping Center           Community                                                         $3,900,000
------------------------------------------------------------------------------------------------------------------------------
  17     Riverdale Shopping Center                Community *                                                       $3,887,575
  18     Lafourche Plaza Shopping Ctr             Food (Community - anchored *)                                     $3,750,000
  20     Westwood Center II                       Retail/Office                                                     $3,593,489
  21     Corona Food 4 Less                       Food (Community - anchored *)                                     $3,421,571
  23     Kash N' Karry Store # 725                Food (Neighborhood - anchored *)                                  $3,217,094
------------------------------------------------------------------------------------------------------------------------------
  24     Kash N' Karry Store # 733                Food (Stand-alone *)                                              $3,187,168
  25     Kash N' Karry Store # 720                Food (Community - anchored *)                                     $3,030,054
  27     Rialto Food-4-Less                       Food (stand-alone building, part of anchored Community*)          $2,937,407
  29     Food 4 Less Supermarket                  Food (Stand-alone *)                                              $2,800,000
  35     Frank's Nursery & Crafts Stores          Garden (mostly stand-alone)                                       $2,583,274
------------------------------------------------------------------------------------------------------------------------------
  36     Santa Monica Plaza                       Neighborhood                                                      $2,500,000
  37     Highland Square Shopping Center          Community                                                         $2,395,946
  42     Town Center                              Community                                                         $2,131,284
  43     Fairmount Centre                         Neighborhood                                                      $2,129,889
  44     Mason Creek Center                       Neighborhood *                                                    $2,023,194
------------------------------------------------------------------------------------------------------------------------------
  45     Andover Retail                           Apparel/Furniture                                                 $2,020,044
  49     CVS Plaza                                Drug/Neighborhood                                                 $1,753,395
  52     Bering Village Shopping Center           Neighborhood                                                      $1,673,009
  54     Rowland Heights Auto Center              Automotive                                                        $1,650,000
  58     Lightning Creek Shopping Center & Apts   Multifamily/Retail                                                $1,446,522
------------------------------------------------------------------------------------------------------------------------------
  61     Wickes Furniture                         Furniture (Stand-alone *)                                         $1,381,505
  73     Abilene Village Shopping Center          Neighborhood                                                      $1,050,000
  80     Walgreens Plaza                          Drug (Stand-alone *)                                                $787,315
  82     Maplewood Auto Mall                      Automotive                                                          $736,924
------------------------------------------------------------------------------------------------------------------------------

         * Retail category as listed in NRB Shopping Center Directory, 36th Edition 1996.


        TYPE OF RETAIL                                 % OF CUT-OFF DATE BALANCE
        ------------------------------------------------------------------------
        Auto                                            1.07%
        Community                                       5.54%
        Neighborhood                                    4.22%
        Department Store                                6.69%
        Drug                                            1.14%
        Food                                           17.41%
        Apparel/Home & Garden/Entertainment             5.64%
        Mixed - office/multifamily/retail               5.59%
        Specialty                                       2.47%
        General Merchandise                             1.80%
        ------------------------------------------------------------------------

ANNEX B

                                                                                                 PENALTY
                                                                     YIELD     PREPAYMENT        PREMIUM
                                              CUT-OFF DATE  LOCKOUT  MAINT.  PREMIUM DURING  FOLLOWING YM (IN
LOAN #  PROPERTY NAME                              BALANCE   PERIOD  PERIOD       YM              YEARS)       % PREMIUM AFTER YM
---------------------------------------------------------------------------------------------------------------------------------
  1     Star Markets - Cambridge                $8,250,000     0       10         5                 4                 5%,4%,3%,2%
  2     Star Markets - Quincy                   $8,115,800     0       10         5                 4                 5%,4%,3%,2%
  3     3307 M Street NW                        $7,388,563     5       15         1                 5                          0
  4     Ceasar Figoni Properties                $6,737,984     3        8         1                 3                          0
  5     2982 Grand Avenue                       $6,550,000     0        3         5                 5              5%,4%,3%,2%,1%
---------------------------------------------------------------------------------------------------------------------------------
  6     Mountain Creek Manor                    $6,493,254     0        6         5                 0                          0
  7     Gottschalks - Palmdale                  $6,064,807     0       10         5                 0                          0
  8     Garden Ridge                            $5,500,000     0        5         5                 0                          0
  9     Mack Park Apartments                    $5,350,000     0        5         5                 1                          5%
 10     Park Villa Apartments                   $4,750,000     0        4         5                 1                          1%
--------------------------------------------------------------------------------------------------------------------------------
 11     Spruce Financial Center                 $4,500,000     0        8         5                 3                    3%,2%,1%
 12     Gottschalks - Yuba City                 $4,462,500     0       10         5                 0                          0
 13     Hydronautics Facility                   $4,390,017     4       13         2                 4                          0
 14     Gottschalks - Eureka                    $4,351,262     0       10         5                 0                          0
 15     BJ's Wholesale Club                     $4,000,000     5       11         2                 5                          0
--------------------------------------------------------------------------------------------------------------------------------
 16     Stafford Plaza Shopping Center          $3,900,000     0        4         5                 5              5%,4%,3%,2%,1%
 17     Riverdale Shopping Center               $3,887,575     0       10         5                 5              5%,4%,3%,2%,1%
 18     Lafourche Plaza Shopping Ctr            $3,750,000     0        3         5                 5              5%,4%,3%,2%,1%
 19     The Bristol House Gracious
          Retirement Living                     $3,692,738     0        6         5                 0                          0
 20     Westwood Center II                      $3,593,489     0        3         5                 5              5%,4%,3%,2%,1%
--------------------------------------------------------------------------------------------------------------------------------
 21     Corona Food 4 Less                      $3,421,571     0       10         5                 0                          0
 22     Kingswood Apartments                    $3,350,000     0        5         5                 1                          5%
 23     Kash N' Karry Store # 725               $3,217,094     0       10         5                 5              5%,4%,3%,2%,1%
 24     Kash N' Karry Store # 733               $3,187,168     0       10         5                 5              5%,4%,3%,2%,1%
 25     Kash N' Karry Store # 720               $3,030,054     0       10         5                 5              5%,4%,3%,2%,1%
--------------------------------------------------------------------------------------------------------------------------------
 26     Comfort Inn                             $2,975,580     0        0         0                 5              5%,4%,3%,2%,1%
 27     Rialto Food-4-Less                      $2,937,407     0       10         5                 0                          0
 28     Seaport Manor *                         $2,888,661     0       10         5                 5              5%,4%,3%,2%,1%
 29     Food 4 Less Supermarket                 $2,800,000     0        3         5                 5              5%,4%,3%,2%,1%
 30     McPherron Properties                    $2,795,102     0        3         5                 5              5%,4%,3%,2%,1%
--------------------------------------------------------------------------------------------------------------------------------
 31     Lost River Apartments                   $2,789,889     0        5         5                 5              5%,4%,3%,2%,1%
 32     Leparc Apartments **                    $2,700,000     0        5         1                 5              5%,4%,3%,2%,1%
 33     Live Oaks Center                        $2,695,213     0        4         5                 5              5%,4%,3%,2%,1%
 34     Union Plaza Office Building             $2,593,679     0        5         5                 5              5%,4%,3%,2%,1%
 35     Frank's Nursery & Crafts Stores         $2,583,274     0       10         1                 0                          0
--------------------------------------------------------------------------------------------------------------------------------
 36     Santa Monica Plaza                      $2,500,000     0       12         5                 0                          0
 37     Highland Square Shopping Center         $2,395,946     0        4         5                 5              5%,4%,3%,2%,1%
 38     Meadowbrook Mobile Home Park            $2,360,000     0        2         5                 0                          0
 39     University Village Apartments           $2,250,000     0        6         5                 0                          0
 40     Univax Building                         $2,244,420     5       10         2                 5                          0
--------------------------------------------------------------------------------------------------------------------------------
 41     Parkway Place                           $2,196,113     0        4         5                 5              5%,4%,3%,2%,1%
 42     Town Center                             $2,131,284     0        5         5                 4                 4%,3%,2%,1%
 43     Fairmount Centre                        $2,129,889     0        3         5                 5              5%,4%,3%,2%,1%
 44     Mason Creek Center                      $2,023,194     0        4         5                 5              5%,4%,3%,2%,1%
 45     Andover Retail                          $2,020,044     0        5         5                 5              5%,4%,3%,2%,1%
--------------------------------------------------------------------------------------------------------------------------------
 46     Westridge Office Park                   $1,900,000     0       10         5                 0                          0
 47     Candelaria Industrial                   $1,900,000     0        5         5                 5              5%,4%,3%,2%,1%
 48     U-Store                                 $1,900,000     0        5         5                 5              5%,4%,3%,2%,1%
 49     CVS Plaza                               $1,753,395     0        4         5                 5              5%,4%,3%,2%,1%
 50     Chicago Financial Center                $1,700,000     0        4         5                 5              5%,4%,3%,2%,1%
--------------------------------------------------------------------------------------------------------------------------------

                                   Annex B-1

ANNEX B

                                                                                                 PENALTY
                                                                     YIELD     PREPAYMENT        PREMIUM
                                              CUT-OFF DATE  LOCKOUT  MAINT.  PREMIUM DURING  FOLLOWING YM (IN
LOAN #  PROPERTY NAME                              BALANCE   PERIOD  PERIOD       YM              YEARS)        % PREMIUM AFTER YM
----------------------------------------------------------------------------------------------------------------------------------
 51     Sunbelt Beverage Company              $1,695,280        4      11         2                 4                            0
 52     Bering Village Shopping Center        $1,673,009        0       5         5                 5                5%,4%,3%,2%,1%
 53     Stonecrest Apartments                 $1,669,020        0       5         5                 5                5%,4%,3%,2%,1%
 54     Rowland Heights Auto Center           $1,650,000        0       5         5                 5                5%,4%,3%,2%,1%
 55     Lakewood Apartments                   $1,500,000        0       7         5                 4                   5%,4%,3%,2%
----------------------------------------------------------------------------------------------------------------------------------
 56     Walden Oaks Healthcare Center         $1,497,664        0      10         5                 0                            0
 57     Gerald Adams Properties               $1,495,500        0       4         5                 5                5%,4%,3%,2%,1%
 58     Lightning Creek Shopping
         Center & Apts                        $1,446,522        0       5         5                 5                5%,4%,3%,2%,1%
 59     Macarthur Mills Office Park           $1,410,158        0       3         5                 5                5%,4%,3%,2%,1%
 60     Seagrass Cove Apartments **           $1,395,144        0       5         1                 4          5%(last 4 mths of yr
                                                                                                                  2000),4%,3%,2%,1%
----------------------------------------------------------------------------------------------------------------------------------
 61     Wickes Furniture                      $1,381,505        0       5         5                 5                5%,4%,3%,2%,1%
 62     815 South Main Street                 $1,346,450        0       4         5                 5                5%,4%,3%,2%,1%
 63     Holly Hills Apartments                $1,325,000        0       7         5                 7          5%,5%,5%,4%,3%,2%,1%
 64     Oak Creek Apartments                  $1,323,792        0       8         5                 5                5%,4%,3%,2%,1%
 65     Loveland Plaza Mobile Home Park       $1,300,000        0       2         5                 0                            0
----------------------------------------------------------------------------------------------------------------------------------
 66     The Centers III                       $1,300,000        0       4         5                 5                5%,4%,3%,2%,1%
 67     Mark VI Apartments                    $1,275,000        0       4         5                 6             3%,3%,2%,2%,1%,1%
 68     8435-8447 Canoga  Avenue              $1,244,609        0       4         5                 5                5%,4%,3%,2%,1%
 69     Ridgmar Manor Apartments              $1,198,856        0      10         5                 0                            0
 70     Wellington Apartments                 $1,150,000        0       3         5                 5                5%,4%,3%,2%,1%
----------------------------------------------------------------------------------------------------------------------------------
 71     National Self Storage - Alb-4         $1,147,446        0       5         5                 5                5%,4%,3%,2%,1%
 72     Doug's Storage                        $1,086,299        0       5         5                 5                5%,4%,3%,2%,1%
 73     Abilene Village Shopping Center       $1,050,000        0       4         5                 5                5%,4%,3%,2%,1%
 74     Stratford Manor Apartments            $  995,014        0       3         5                 5                5%,4%,3%,2%,1%
 75     Genesis Medical Center                $  921,584        0       4         5                 5                5%,4%,3%,2%,1%
----------------------------------------------------------------------------------------------------------------------------------
 76     Witmer Industrial Estate              $  899,163        0       4         5                 5                5%,4%,3%,2%,1%
 77     April Lane Commerce Park              $  898,380        0       4         5                 5                5%,4%,3%,2%,1%
 78     Windfern Industrial Park              $  850,000        0       5         5                 4                   5%,4%,3%,2%
 79     Hillsborough Office Building          $  825,000        0       7         5                 5                5%,4%,3%,2%,1%
 80     Walgreens Plaza                       $  787,315        0       5         5                 5                5%,4%,3%,2%,1%
----------------------------------------------------------------------------------------------------------------------------------
 81     Greenhouse Apartments                 $  748,008        0       4         5                 5                5%,4%,3%,2%,1%
 82     Maplewood Auto Mall                   $  736,924        0       4         5                 5                5%,4%,3%,2%,1%
 83     Goffstown Village Apartments          $  722,490        0       6         1                 1                            1%
 84     Chestnut Square Apartments            $  648,360        0       3         5                 5                5%,4%,3%,2%,1%
 85     Lyn Village Apartments                $  597,762        0       4         5                 5                5%,4%,3%,2%,1%
----------------------------------------------------------------------------------------------------------------------------------

** The information set forth in this Table of Annex B, with respect to this Mortgage Loan, describes a prepayment charge which will be due and payable if the related borrower sells the Mortgaged Property during the Lockout Period (wherein no prepayment is allowed) and the purchaser does not assume, or take title to the Mortgaged Property subject to, this Mortgage Loan.

* Seaport Manor had a total original loan amount of $5.915 million but has a participation in this pool of only $2.915 million, with a cut-off date balance of $2,888,661.26. Another series of the Depositor's commercial mortgage pass-through certificates (the PSSFC 1995-C1 series) contained the remainder of the total loan amount.

                                   Annex B-2

                                   PROSPECTUS

              PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
                                  (DEPOSITOR)

                           PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

    Prudential Securities Secured Financing Corporation (the "Depositor") may sell from time to time under this Prospectus and related Prospectus Supplements Pass-Through Certificates (the "Certificates"), issuable in series (each, a "Series") consisting of one or more classes (each, a "Class") of Certificates on terms to be determined at the time of sale.

    The Certificates of a Series will evidence the beneficial ownership interests in a separate trust formed by the Depositor. Unless otherwise specified in the applicable Prospectus Supplement, the property of each such trust (for each Series, the "Trust Fund") will be comprised primarily of a pool (the "Pool") of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in single family, multifamily or commercial properties, including installment sale contracts with respect to any such properties, or participations in any of the foregoing (the "Mortgage Loans"), (ii) mortgage-backed certificates and other certificates ("GNMA Certificates") guaranteed by the Government National Mortgage Association ("GNMA"), Mortgage Participation Certificates and other certificates ("FHLMC Certificates") issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), Guaranteed Mortgage Pass-Through Securities, Stripped Mortgage Backed Securities or other certificates ("FNMA Certificates") issued by the Federal National Mortgage Association ("FNMA") or mortgage-backed certificates that are not guaranteed by GNMA, FHLMC, FNMA ("Private Mortgage-Backed Securities") (collectively, the "Mortgage Certificates"), or
(iii) manufactured housing conditional sales contracts and installment agreements (the "Contracts"). The Mortgage Loans, Contracts or Mortgage Certificates included in a Trust Fund will have been acquired from one or more affiliates of the Depositor or from one or more Unaffiliated Sellers (as defined herein) by the Depositor and conveyed by the Depositor to such Trust Fund. The Mortgage Loans included in a Mortgage Pool or the Contracts included in a Contract Pool of a Series will be serviced by a servicer (the "Servicer") described in the applicable Prospectus Supplement.

    The Certificates of a Series will consist of (i) one or more Classes of Certificates representing fractional undivided interests in all the principal payments and the interest payments, to the extent of the related Net Mortgage Rates (as defined herein), Net Mortgage Certificate Rates (as defined herein) or Net Contract Rates (as defined herein), on the related Mortgage Loans, Mortgage Certificates or Contracts ("Standard Certificates"), (ii) one or more Classes of Certificates ("Multi-Class Certificates") each of which will be assigned a principal balance (a "Stated Amount") based on the value of future cash flows from the related Trust Fund without distinction as to principal or interest or may have no principal amount but may instead be assigned a notional amount (a "Notional Amount") on which interest accrues, and each of which will bear interest on the Stated Amount or Notional Amount thereof at a fixed rate (which may be zero) specified in, or a variable rate determined as specified in, the applicable Prospectus Supplement (the "Interest Rate") or (iii) one or more Classes of Certificates representing fractional undivided interests in all or specified portions of the principal payments and/or interest payments, to the extent of the related Net Mortgage Interest Rate, on the related Mortgage Loans ("Stripped Certificates"). Any Class of Certificates may be divided into two or more subclasses (each, a "Subclass") and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. In addition, a Series of Certificates for which a REMIC (as defined herein) election has been made will also include one Class or one Subclass of Residual Certificates (as defined herein).

    Any Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to such rights of one or more of other Classes or Subclasses of such Series (the "Senior Certificates"). If specified in the applicable Prospectus Supplement, the relative interests of the Senior Certificates and the Subordinated Certificates of a Series in the Trust Fund may be subject to adjustment from time to time on the basis of distributions received in respect thereof (the "Shifting Interest Certificates"). If so specified in the applicable Prospectus Supplement, credit support may also be provided for any Series of Certificates in the form of a guarantee, letter of credit, mortgage pool insurance policy or other form of credit enhancement as described herein.

    Although payment of the principal of and interest on the GNMA Certificates, FHLMC Certificates and FNMA included in a Trust Fund will be guaranteed as described herein, the Certificates of each Series will not represent an obligation of or interest in and are not insured or guaranteed by GNMA, FHLMC, FNMA or any other governmental agency or instrumentality, the Depositor, the Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Neither the Mortgage Loans nor the Contracts will be guaranteed or insured by any governmental agency or instrumentality or, except as specified in the related Prospectus Supplement, by any other person. The only obligations of the Depositor with respect to a Series of Certificates will be pursuant to certain limited representations and warranties made by the Depositor, to the extent described herein and in the related Prospectus Supplement. The Servicer with respect to a Series of Certificates relating to Mortgage Loans or Contracts will be named in the related Prospectus Supplement. The principal obligations of a Servicer will be limited to certain obligations pursuant to certain representations and warranties and to its contractual servicing obligations.

    An election will be made to treat each Trust Fund (or one or more segregated pools of assets therein) underlying a Series which includes Multi-Class Certificates as a "real estate mortgage investment conduit" (a "REMIC") for federal income tax purposes. Such an election may also be made with respect to any other Trust Fund (or a segregated pool of assets therein). Series of Certificates for which a REMIC election has been made will include one or more Classes or Subclasses which constitute "regular interests" in the REMIC ("Regular Certificates") and one Class or Subclass with respect to each REMIC which constitutes the "residual interest" therein (the "Residual Certificates"). See "Certain Federal Income Tax Consequences."

    There will have been no public market for the Certificates of any Series prior to the offering thereof. No assurance can be given that such a market will develop, or that if such a market does develop, it will provide
Certificateholders with liquidity of investment or will continue for the life of the Certificates.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
      CONTRARY IS A CRIMINAL OFFENSE.

    The Certificates may be sold from time to time by the Depositor through dealers or agents designated from time to time, through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. See "Plan of Distribution." Affiliates of the Depositor may from time to time act as agents or underwriters in connection with the sale of Certificates. The terms of a particular offering will be set forth in the Prospectus Supplement related to such offering.

    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF CERTIFICATES UNLESS ACCOMPANIED BY THE PROSPECTUS SUPPLEMENT RELATING TO THE OFFERING OF SUCH CERTIFICATES.

               The date of this Prospectus is December   , 1995.

                                    REPORTS

     In connection with each distribution and annually, Certificateholders will be furnished with statements containing information with respect to principal and interest payments and the related Trust Fund, as described herein and in the applicable Prospectus Supplement for such Series. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. See "Servicing of the Mortgage Loans and Contracts -- Reports to Certificateholders" and "Administration of the Mortgage Certificates -- Reports to Certificateholders." The Servicer for each Series relating to Mortgage Loans or Contracts will furnish periodic statements setting forth certain specified information to the related Trustee and, in addition, annually will furnish such Trustee with a statement from a firm of independent public accountants with respect to the examination of certain documents and records relating to the servicing of the Mortgage Loans or Contracts in the related Trust Fund. See "Servicing of the Mortgage Loans and
Contracts -- Reports to the Trustee" and "-- Evidence as to Compliance." Copies of the monthly and annual statements provided by the Servicer to the Trustee will be furnished to Certificateholders of each Series upon request addressed to Prudential Securities Secured Financing Corporation, One Seaport Plaza, 26th Floor, New York, New York 10292, Attention: James Fadel (212) 214-1000.

                             AVAILABLE INFORMATION

     The Depositor has filed a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Certificates offered pursuant to this Prospectus. This Prospectus contains, and the Prospectus Supplement for each Series of Certificates will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the Registration Statement of which this Prospectus is a part. For further information, reference is made to such Registration Statement and any amendments thereof and to the exhibits thereto. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or may be examined free of charge at the Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of any offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying all filings with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such Classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: Prudential Securities Secured Financing Corporation, One Seaport Plaza, 26th Floor, New York, New York 10292, telephone number (212) 214-1000, Attention: James Fadel.

                             SUMMARY OF PROSPECTUS

     The following is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus, and by reference to the information with respect to each Series of Certificates contained in the related Prospectus Supplement. Certain capitalized terms used and not otherwise defined herein shall have the meanings given elsewhere in this Prospectus.

Title of Securities.............   Pass-Through Certificates (Issuable in
                                   Series).

Depositor.......................   Prudential Securities Secured Financing
                                   Corporation, formerly known as P-B Secured
                                   Financing Corporation (the "Depositor"), a
                                   Delaware corporation, is a wholly-owned
                                   limited purpose finance subsidiary of
                                   Prudential Securities Group Inc. The
                                   Depositor's principal executive offices are located at One Seaport Plaza, 26th Floor, New
                                   York, New York 10292, and its telephone
                                   number is (212) 214-1000. See "The
                                   Depositor."

Trustee.........................   The Trustee with respect to a Series will be
                                   specified in the related Prospectus
                                   Supplement.

Servicer........................   The Servicer for each Series relating to
                                   Mortgage Loans or Contracts will be specified in the applicable Prospectus Supplement. The
                                   Servicer will service the Mortgage Loans or Contracts comprising each Trust Fund and administer each Trust Fund pursuant to a separate Pooling and Servicing Agreement
                                   (each, a "Pooling and Servicing Agreement").
                                   The Servicer may subcontract all or any
                                   portion of its obligations as Servicer under each Pooling and Servicing Agreement to qualified subservicers (each, a
                                   "Sub-Servicer") but the Servicer will not be relieved thereby of its liability with respect thereto. See "Servicing of the Mortgage Loans and Contracts." No Servicer will be employed with respect to any Series relating exclusively to Mortgage
                                   Certificates.

The Trust Funds.................   The Trust Fund for each Series of
                                   Certificates may consist of any combination of Mortgage Pools, Mortgage Certificate Pools and/or Contract Pools (each as defined herein) and certain other related property, as specified herein and in the applicable
                                   Prospectus Supplement. Unless otherwise
                                   specified in the applicable Prospectus
                                   Supplement, each Mortgage Pool will be
                                   comprised of single family, multifamily or commercial Mortgage Loans or participations in any of the foregoing. Unless otherwise specified in the applicable Prospectus
                                   Supplement, each Mortgage Certificate Pool will consist of GNMA Certificates, FHLMC
                                   Certificates, FNMA Certificates or Private
                                   Mortgage-Backed Securities. Unless otherwise specified in the applicable Prospectus
                                   Supplement, each Contract Pool will consist of fixed or adjustable rate manufactured housing installment sales contracts and installment loan agreements. Each Contract may be secured by a new or used Manufactured
                                   Home (as defined herein).

                                   Each Mortgage Certificate included in a Trust Fund will evidence an interest in a pool of mortgage loans or in principal distributions and interest distributions thereon. Any GNMA

                                   Certificates included in a Trust Fund will be guaranteed as to full and timely payment of principal and interest by GNMA, which guarantee is backed by the full faith and credit of the United States. Any FHLMC Certificates included in a Trust Fund will be guaranteed by FHLMC as to the timely payment of interest and, unless otherwise provided in the applicable Prospectus Supplement, as to the ultimate collection of principal. Any FNMA Certificates included in a Trust Fund will be guaranteed as to timely payment of scheduled principal and interest by FNMA. The FHLMC Certificates and the FNMA Certificates will not be backed, directly or indirectly, by the full faith and credit of the United States.

                                   The particular characteristics of each Trust
                                   Fund will be set forth in the applicable
                                   Prospectus Supplement.

Description of the
Certificates....................   Each Series will consist of one or more
                                   Classes of Certificates which may be (i)
                                   Standard Certificates (ii) Multi-Class
                                   Certificates or (iii) Stripped Certificates.
                                   Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into Subclasses which consist of Multi-Class
                                   Certificates. The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class
                                   Certificates or Shifting Interest
                                   Certificates to elect to be treated as a REMIC. In addition, any Series with respect to which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC will include one Class or one Subclass of Residual
                                   Certificates as to each REMIC. The Residual
                                   Certificates of a Series, if offered hereby, will represent the right to receive distributions with respect to the related
                                   Trust Fund as specified in the related
                                   Prospectus Supplement. Unless otherwise
                                   specified in the applicable Prospectus
                                   Supplement, the Certificates will be offered only in fully-registered form. If so specified in the applicable Prospectus
                                   Supplement, Certificates offered hereby will be issued in book-entry form through the facilities of The Depository Trust Company.

  A. Standard Certificates......   Unless otherwise provided in the applicable
                                   Prospectus Supplement, Standard Certificates of a Series will each evidence a fractional undivided beneficial ownership interest in the related Trust Fund and will entitle the holder thereof to its proportionate share of a percentage of all of the payments and other receipts with respect to the principal of and interest (to the extent of the applicable Net
                                   Mortgage Rate, Net Mortgage Certificate Rate or Net Contract Rate) on the related Mortgage
                                   Loans, Mortgage Certificates or Contracts. If specified in the applicable Prospectus
                                   Supplement, with respect to any Class of Standard Certificates of a Series for which a REMIC election has been made, distributions of principal may be allocated among the Certificateholders of such Class on a pro rata, random lot or such other basis as is specified in such Prospectus Supplement.

  B. Multi-Class Certificates...   Multi-Class Certificates of a Series will
                                   consist of Certificates each of which
                                   evidences a beneficial ownership interest in the related Trust Fund and will be assigned a Stated Amount, which may be based on an amount of principal of the underlying
                                   Mortgage Loans, Mortgage Certificates or
                                   Contracts or on the value of future cash flows from the related Trust Fund without distinction as to principal or interest and an Interest Rate which may be a fixed rate
                                   (which may be zero) or a variable rate or which will otherwise accrue interest as specified in the applicable Prospectus
                                   Supplement. The holder of a Multi-Class
                                   Certificate will be entitled to receive, to the extent funds are available therefor, interest payments on the outstanding Stated
                                   Amount thereof at the applicable Interest
                                   Rate or as otherwise specified in the
                                   applicable Prospectus Supplement and
                                   distributions in reduction of such Stated
                                   Amount determined in the manner and applied in the priority set forth in the applicable
                                   Prospectus Supplement.

  C. Stripped Certificates......   Stripped Certificates will each evidence an
                                   undivided beneficial interest in the related
                                   Trust Estate and will entitle the holder thereof to its proportionate share of a specified portion (which may be zero) of principal payments and/or a specified portion
                                   (which may be zero) of interest payments (to the extent of the applicable Net Mortgage
                                   Interest Rate) on the related Mortgage Loans.

Pooling and Servicing
Agreement.......................   The Certificates of each Series will be
                                   issued pursuant to a Pooling and Servicing
                                   Agreement among the Depositor, the Servicer, if any, and the Trustee.

Cut-Off Date....................   The date specified in the applicable
                                   Prospectus Supplement.

Distribution Dates..............   Unless otherwise specified in the applicable
                                   Prospectus Supplement, distributions on
                                   Standard Certificates or Stripped
                                   Certificates will be made on the 25th day
                                   (or, if such day is not a business day, the business day following the 25th day) of each month, commencing with the month following the month in which the applicable Cut-Off
                                   Date occurs. Distributions on Multi-Class
                                   Certificates will be made monthly, quarterly, or semiannually, on the dates specified in the applicable Prospectus Supplement. The dates upon which such distributions are made are referred to herein as the "Distribution
                                   Dates."

Record Dates....................   Distributions will be made on each
                                   Distribution Date set forth in the Prospectus
                                   Supplement to Certificateholders of record at the close of business on the last business day of the month preceding the month in which such Distribution Date occurs or such other date as may be set forth in the Prospectus
                                   Supplement (the "Record Date").

Interest........................   With respect to a Series of Certificates
                                   consisting of Standard Certificates or
                                   Stripped Certificates, unless otherwise
                                   specified in the applicable Prospectus
                                   Supplement, interest on the related

                                   Mortgage Loans, Mortgage Certificates or
                                   Contracts at the applicable pass-through rate (the "Pass-Through Rate"), as set forth in the applicable Prospectus Supplement, will be passed through monthly on each Distribution Date to holders thereof, in accordance with the particular terms of each such Certificate. Holders of Multi-Class Certificates will receive distributions of interest at the applicable Interest Rate, if any, on the Stated Amount or Notional Amount of such Certificates, or as otherwise specified in the applicable Prospectus Supplement, without regard to the Net Mortgage Rates, Net Mortgage Certificate Rates or Net Contract Rates on the underlying Mortgage Loans, Mortgage Certificates or Contracts. Unless otherwise specified in the applicable Prospectus Supplement, the "Net Mortgage Rate" for each Mortgage Loan in a given period will equal the Mortgage Rate for such Mortgage Loan in such period (the "Mortgage Rate") less any Fixed Retained Yield, and less the Servicing Fee (as defined herein). Unless otherwise specified in the applicable Prospectus Supplement, the "Net Mortgage Certificate Rate" for each Mortgage Certificate in a given period will equal the Mortgage Certificate Rate for such Mortgage Certificate in such period (the "Certificate Rate") less any Fixed Retained Yield, and less any fees payable to the Trustee for administration of the related Trust Fund. Unless otherwise specified in the applicable Prospectus Supplement, the "Net Contract Rate" for each Contract in a given period will equal the Contract Rate for such Contract in such period (the "Contract Rate") less any Fixed Retained Yield, and less the Servicing Fee. The "Servicing Fee" with respect to each Mortgage Loan or Contract is an amount reserved for servicing such Mortgage Loan or Contract and administration of the related Trust Fund.

Principal (including
prepayments)....................   With respect to a Series of Certificates
                                   consisting of Standard Certificates or
                                   Stripped Certificates, unless otherwise
                                   specified in the applicable Prospectus
                                   Supplement, principal payments (including prepayments received on each related Mortgage
                                   Loan, Mortgage Certificate or Contract during the month preceding the month in which a Distribution Date occurs) will be passed through to holders on such Distribution Date, in accordance with the particular terms of each such Certificate.

Distributions in Reduction of
Stated Amount...................   With respect to each Class and Subclass of
                                   Multi-Class Certificates, distributions in reduction of Stated Amount will be made on each Distribution Date to the holders of the Certificates of such Class and Subclass then entitled to receive such distributions until the aggregate amount of such distributions have reduced the Stated Amount of each such Class and Subclass of Certificates to zero.
                                   Distributions in reduction of Stated Amount will be allocated among the Classes or Subclasses of such Certificates in the manner specified in the applicable Prospectus
                                   Supplement. Distributions in reduction of
                                   Stated Amount with respect to any Class or Subclass of Multi-Class Certificates of a Series may be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement. See
                                   "Description of the
                                   Certificates -- Distributions to Multi-Class
                                   Certificateholders."

Credit Enhancement
  A. By Subordination...........   A Series of Certificates may include one or
                                   more Classes or Subclasses of Senior
                                   Certificates and one or more Classes or
                                   Subclasses of Subordinated Certificates. The rights of the holders of Subordinated
                                   Certificates of a Series to receive
                                   distributions with respect to the related
                                   Mortgage Loans, Mortgage Certificates or
                                   Contracts will be subordinated to such rights of the holders of the Senior Certificates of the same Series to the extent (the
                                   "Subordinated Amount") specified herein and in the applicable Prospectus Supplement. This subordination is intended to enhance the likelihood of the timely receipt by the Senior Certificateholders of their proportionate share of scheduled monthly principal and interest payments on the related Mortgage Loans, Mortgage Certificates or Contracts and to reduce the likelihood that the Senior Certificateholders will experience losses. The Prospectus Supplement for Series of Certificates including a subordination feature may also specify the allocation of distributions and priority of payments of principal, or Stated Amount, and interest among one or more Classes or Subclasses of Senior Certificates of such Series. The protection afforded to Senior
                                   Certificateholders of a Series will be
                                   effected by a preferential right, as
                                   specified in the applicable Prospectus
                                   Supplement, of such Senior Certificateholders to receive, on any Distribution Date, current distributions on the related Mortgage Loans, Mortgage Certificates or Contracts and (if so specified in the applicable Prospectus
                                   Supplement) by the establishment of a reserve fund (the "Subordination Reserve Fund") for such Series. Any Subordination Reserve Fund may be funded initially with a deposit of cash, instruments or securities in an amount specified in the applicable Prospectus
                                   Supplement and, if so specified in the
                                   related Prospectus Supplement, may be
                                   augmented by the retention of distributions which otherwise would have been available for distribution to the Subordinated
                                   Certificateholders in the manner and to the extent specified in the applicable Prospectus
                                   Supplement. The Subordination Reserve Fund for a Series may be funded and maintained in such other manner as is specified in the related Prospectus Supplement. The maintenance of any Subordination Reserve Fund would be intended to preserve the availability of the subordination provided by the Subordinated Certificates and to provide liquidity, but in certain circumstances the Subordination Reserve Fund could be depleted and, if other amounts available for distribution are insufficient, shortfalls in distributions to the Senior
                                   Certificateholders could result. Unless
                                   otherwise specified in the related Prospectus
                                   Supplement, until the Subordinated Amount is reduced to zero, Senior Certificateholders will be entitled to receive the amount of any such shortfall, together with interest at the applicable Pass-Through Rate, Interest Rate, or at such other rate specified in the applicable Prospectus Supplement, as the case may be, on the next Distribution Date. Senior
                                   Certificateholders will bear their pro rata share of any losses realized on the related
                                   Mortgage Loans, Mortgage Certificates or
                                   Contracts in excess of the applicable
                                   Subordinated Amount. If so specified in the applicable Prospectus Supplement, the protection afforded to holders of Senior
                                   Certificates of a Series by the subordination of certain rights of holders of Subordinated
                                   Certificates of such Series to distributions on the related Mortgage Loans, Mortgage
                                   Certificates or Contracts may be effected by a method other than that described above, such as, in the event that the applicable
                                   Trust Fund (or one or more segregated pools of assets therein) elects to be treated as a REMIC, the reallocation from time to time, on the basis of distributions previously received, of the respective percentage interests of the Senior Certificates and the Subordinated Certificates in the related
                                   Trust Fund. See "Description of the
                                   Certificates -- Distributions to Standard
                                   Certificateholders -- Shifting Interest
                                   Certificates."

  B. By Other Methods...........   The Certificates of any Series, or any one or
                                   more Classes thereof, may be entitled to the benefits of a guarantee, letter of credit, mortgage pool insurance policy, surety bond or other form of credit enhancement as specified in the applicable Prospectus
                                   Supplement. See "Description of the
                                   Certificates" and "Credit Support."

Advances........................   Under the Pooling and Servicing Agreement for
                                   each Series relating to Mortgage Loans or Contracts, unless otherwise provided in the applicable Prospectus Supplement, the related
                                   Servicer will be obligated to make advances of cash ("Advances") to the Certificate
                                   Account (as defined herein) in the event of delinquencies in payments on the Mortgage
                                   Loans or Contracts to the extent described herein and in the applicable Prospectus
                                   Supplement and only to the extent that the Servicer determines such Advances would be recoverable from future payments and collections on the Mortgage Loans or Contracts. Any Advances made by the Servicer will ultimately be reimbursable to the Servicer from the Certificate Account. See
                                   "Servicing of the Mortgage Loans and
                                   Contracts -- Advances and Limitations
                                   Thereon."

Early Termination...............   If so specified in the related Prospectus
                                   Supplement, a Series of Certificates may be subject to early termination through the repurchase of the assets in the related Trust
                                   Fund by the person or persons, under the circumstances and in the manner specified in such Prospectus Supplement. See "Prepayment and Yield Considerations."

Legal Investment................   If so specified in the Prospectus Supplement,
                                   one or more classes of Certificates offered pursuant to this Prospectus will constitute
                                   "mortgage related securities" under the
                                   Secondary Mortgage Market Enhancement Act of
                                   1984 ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Certificates offered pursuant to this Prospectus will constitute legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations which may govern investments by such institutional investors.
                                   Since certain other classes of Certificates offered pursuant to this Prospectus will not [represent interests in] [be secured by] qualifying mortgage loans, the [defined term for Class or Series] will not constitute
                                   "mortgage related securities" under SMMEA.
                                   No representation is made as to the
                                   appropriate characterization of the
                                   [defined term for Class or Series] under any laws relating to investment restrictions, as to which investors should consult their legal advisors. See "Legal Investment".

ERISA Limitations...............   A fiduciary of any employee benefit plan
                                   subject to the fiduciary responsibility
                                   provisions of the Employee Retirement Income
                                   Security Act of 1974, as amended ("ERISA"), including the prohibited transaction rules thereunder, and to the corresponding provisions of the Internal Revenue Code of 1986, as amended (the "Code"), should carefully review with its own legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or otherwise impermissible under
                                   ERISA or the Code. See "ERISA
                                   Considerations."

Federal Income Tax Status.......   The federal income tax consequences of
                                   investment in a Certificate of any Series will vary depending upon the characteristics of such Certificate. If so specified in the applicable Prospectus Supplement, an election may be made to have the Trust Fund (or one or more segregated pools of assets therein) with respect to a Series of Certificates treated as a REMIC for federal income tax purposes.
                                   See "Certain Federal Income Tax
                                   Consequences."

Rating..........................   At the date of issuance of each Series of
                                   Certificates, the Certificates offered hereby will be rated in one of the four highest rating categories by at least one statistical rating organization that has been requested by the Depositor to rate such Certificates (a
                                   "Rating Agency").

                                THE TRUST FUNDS

GENERAL

     The Trust Fund for each Series of Certificates will consist primarily of a Pool of Mortgage Loans (a "Mortgage Pool"), Mortgage Certificates (a "Mortgage Certificate Pool") and/or Contracts (a "Contract Pool"). In addition, a Trust Fund will also include (i) amounts held from time to time in the related Certificate Account, (ii) the Depositor's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Mortgage Loan or Contract, (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale, (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession,
(v) if applicable, and to the extent set forth in the applicable Prospectus Supplement, any Subordination Reserve Fund and/or any other reserve fund, (vi) if applicable, and to the extent set forth in the applicable Prospectus Supplement, one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement, and (vii) such other assets as may be specified in the related Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Trust Fund will not include, however, the portion of interest on the Mortgage Loans, Mortgage Certificates or Contracts which constitutes the Fixed Retained Yield, if any. See "Fixed Retained Yield" below.

THE MORTGAGE LOANS

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool will consist of Mortgage Loans evidenced by promissory notes or other evidences of indebtedness (the "Mortgage Notes") that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or subject to adjustment as described in the related Prospectus Supplement. If so specified in the applicable Prospectus Supplement, the adjustable interest rate on certain of the Mortgage Loans will be convertible into a fixed interest rate at the option of the mortgagor at the times and upon the conditions specified therein ("Convertible Mortgage Loans"). The Mortgage Loans may provide for fixed level payments or be GPM Loans, GEM Loans, Balloon Loans or Buy-Down Loans (each as defined herein) or Mortgage Loans with other payment characteristics as described in the related Prospectus Supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. A "Fixed Retained Yield" in a Mortgage Loan or Contract represents a specified portion of the interest payable thereon. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan or Contract and, if so, the owner thereof. See "Servicing of the Mortgage Loans and Contracts -- Fixed Retained Yield." Unless otherwise specified in the related Prospectus Supplement, the Mortgage Loans will be secured by promissory notes or other evidences of indebtedness (the "Mortgages") creating first, second or more junior liens on single family (i.e., one- to four-family) or multifamily (i.e., five or more dwelling units) residential properties, agricultural properties or commercial properties, all of which will be located in any of the fifty states or the District of Columbia. Multifamily properties may include mixed commercial and residential structures. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable Prospectus Supplement, a Mortgage Pool may also contain cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations (the "Cooperatives") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific Cooperative Dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

     Mortgage Loans may be entitled to the benefit of external credit enhancement. Residential Mortgage Loans may be insured by the Federal Housing Administration or its successors against defaults by the borrower in the payment of principal and interest thereon, have a portion of principal and interest payments guaranteed by the Department of Veterans Affairs or its successors or be subject to other payment guarantees, including guarantees under the National Housing Act. Payments on Mortgage Loans secured by multifamily or commercial property may also be secured by assignments of rents and leases and liens on equipment and other personal property. Mortgage Loans might also support other Mortgage Loans through cross-collateralization or cross-default provisions.

     Unless otherwise specified in the Prospectus Supplement for a Series, each Mortgage Loan must have an original term of maturity of not less than 15 years and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Mortgage Loan for residential property will have had, at origination, a principal balance in excess of [$5,000,000] or a Loan-to-Value Ratio in excess of 95%, and Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will be supported by external credit enhancement or be covered by primary mortgage insurance providing coverage on at least the amount of each such mortgage loan in excess of 75% of the original fair market value of the mortgaged property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable Prospectus Supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the originator at origination (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential or commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of credit support or the insurance policies described herein, they will be borne by holders of the Certificates of the Series evidencing interests in such Trust Fund.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the Mortgage Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Mortgage Rates and Net Mortgage Rates borne by such Mortgage Loans, the weighted average Net Mortgage Rate at the Cut-Off Date of such Mortgage Loans, the range of debt service coverage ratios for Mortgage Loans secured by multifamily or commercial properties, the specific types of property securing commercial Mortgage Loans, the percentage of such Mortgage Loans which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Mortgage Loans that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Mortgage Loan.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Mortgage Loans in a Trust Fund will have monthly payments due on the first of each month (each, a "Due Date") and will, with respect to Mortgage Loans secured by residential or multifamily properties, require at least monthly payments of interest on any outstanding balance. If so specified in the applicable Prospectus Supplement, Mortgage Loans may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Mortgage Pools may include adjustable rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the Mortgage Rates. Each adjustment in the Mortgage Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the Mortgage Rate rises) or an increase (if the Mortgage Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain GPM Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Mortgage Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

     The geographic distribution of Mortgaged Properties will be set forth in the Prospectus Supplement. Unless otherwise specified in the applicable Prospectus Supplement, the Mortgage Loans in each Mortgage Pool will be permanent loans (as opposed to construction and land development loans) secured by Mortgages on Mortgaged Properties comprising residential dwelling units including detached homes, townhouses, planned unit developments, and condominiums as well as commercial and mixed residential/commercial properties including office buildings, retail buildings, warehouses, hotels and motels, vehicle service facilities, industrial buildings, medical buildings and a variety of other commercial properties as may be discussed in the related Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool which are secured by mortgages on (i) one-family detached properties, (ii) two- to four-family units, (iii) multifamily properties, (iv) condominium units, (v) properties located in planned unit developments, (vi) townhouses, (vii) shares issued by cooperatives and the related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such cooperatives' buildings, (viii) specified types of commercial properties and (ix) other properties. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness. Finally, each Prospectus Supplement will also set forth the percentage of Mortgage Loans which are secured by second or more junior liens on commercial properties, multifamily residential properties, residential properties and/or mixed residential/commercial properties. Unless otherwise specified in a Prospectus Supplement, no Mortgage Loan in the Mortgage Pool will be more than 30 days past due as of the Cut-Off Date.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the "Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the seller of the related Mortgaged Property or another source and, if so specified in the related Prospectus Supplement, placed in a custodial account (the "Buy-Down Account") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Certificate Account (as defined herein), net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a credit enhancement arrangement described in the applicable Prospectus Supplement.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). If specified in the applicable Prospectus Supplement, the originator of such Balloon Loan will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations" herein. Some Mortgage Loans secured by multifamily or commercial properties may provide for prepayment penalties, yield maintenance charges or a lockout period during which prepayments are prohibited.

     The terms of any Mortgage Loan secured by a multifamily or commercial property may require the related mortgagor to pay additional interest or other amounts (other than repayments of principal and interest at the Mortgage Rate) measured or based upon (x) appreciation in the value of the related Mortgaged Property, (y) gross receipts, gross profits, net receipts or net income with respect to the related Mortgaged Property or (z) any minimum rate of return requirement.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain Mortgage Loans for which the Rental income of the property is based in part on changes in the consumer price index, such changes potentially affecting the payments due under the terms of the underlying note.

     If specified in the Prospectus Supplement for any Series, the Mortgage Loans included in the Trust Fund for such Series may provide that additional amounts are to be advanced to or on behalf of the related Borrower upon the satisfaction of certain conditions. If the obligation to make such advances is assigned to the related Trust Fund, a reserve fund or other arrangement will be provided therefor.

     Mortgage Loans which are secured by junior mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related mortgaged property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its mortgage may be required to purchase the related mortgaged property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related mortgaged property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

     If so specified in the applicable Prospectus Supplement, a loan pool may include graduated equity mortgage loans ("GEM Loans"). GEM Loans are fixed rate, fully amortizing mortgage loans which provide for monthly payments based on a 10- to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such loans.

     If so specified in the applicable Prospectus Supplement, a Mortgage Pool may include graduated payment mortgage loans ("GPM Mortgage Loans"). GPM Mortgage Loans provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the mortgage loan. Such deferred interest is added to the principal balance of the mortgage loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a GPM Mortgage Loan are not sufficient to pay the full interest accruing on the GPM Mortgage Loan, the interest payments on such GPM Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Certificates. Thus, if the Mortgage Loans include GPM Mortgage Loans, the Servicer will, unless otherwise specified in the Prospectus Supplement, establish a reserve fund (the "GPM Fund") which (together with, if specified in the related Prospectus Supplement, reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such GPM Mortgage Loan assumed in calculating distributions expected to be made on the Certificates of such Series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

     If so specified in the applicable Prospectus Supplement, a Trust Fund may contain ARM buy-out loans ("ARM Buy-Outs") which are automatically repurchased by the Seller upon the occurrence of either (i) a switch from a fixed-rate mortgage to an adjustable-rate mortgage pursuant to the terms of the underlying note or (ii) a switch from an adjustable rate to a fixed rate mortgage pursuant to the terms of the underlying note.

     If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

THE MORTGAGE CERTIFICATES

  General

     Unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Certificate Pool will consist of GNMA Certificates, FHLMC Certificates FNMA Certificates or Private Mortgage-Backed Securities. Each Mortgage Certificate will evidence an interest in a pool of mortgage loans or in principal distributions and interest distributions thereon, as more fully described below.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Mortgage Certificates, which may include the aggregate principal balance of the Mortgage Certificates in the Mortgage Certificate Pool underlying such Series as of the date of initial issuance of such Series, the weighted average remaining term to stated maturity of such Mortgage Certificates, the range of Mortgage Certificate Rates and Net Mortgage Certificate Rates borne by such Mortgage Certificates, and the weighted average Net Mortgage Certificate Rate of such Mortgage Certificates.

     If specific information respecting the Mortgage Certificates to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

  GNMA

     GNMA is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payment of the principal of, and interest on, certificates that are based on and backed by pools of mortgage loans insured by the Federal Housing Administration ("FHA") under the Housing Act ("FHA Loans") or Title V of the Housing Act of 1949, or guaranteed by the Department of Veterans Affairs ("VA") under the Servicemen's Readjustment Act of 1944, as amended ("VA Loans"), or Chapter 37 of Title 38, United States Code or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under such guarantee, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount.

  GNMA Certificates

     All of the GNMA Certificates will be "fully modified pass-through" mortgage-backed certificates issued and serviced by GNMA-approved issuers, except as described below with respect to any SMBS Mortgage

Certificates guaranteed by GNMA. The mortgage loans underlying GNMA Certificates may consist of FHA Loans secured by mortgages on one-to four-family residential properties or multifamily residential properties, VA Loans, and other mortgage loans eligible for inclusion in mortgage pools underlying GNMA Certificates, which may be level payment mortgage loans (including "buydown" mortgage loans), or graduated payment mortgage loans, secured by first liens on one- to four-family residential property.

     The description of GNMA Certificates herein does not apply to any SMBS Mortgage Certificates guaranteed by GNMA. See "FNMA Certificates" below. Any SMBS Mortgage Certificates guaranteed by GNMA, which guarantee is substantially identical to its guarantee of the GNMA Certificates described herein, may constitute GNMA Certificates which can be included in a Trust Fund underlying a Series of Certificates, and any differences between the terms of such SMBS Mortgage Certificates and those of the GNMA Certificates described herein will be described in the Prospectus Supplement relating to such Series of Certificates.

     Except in the case of GNMA Certificates backed by graduated payment mortgage loans, each GNMA Certificate provides for the payment by or on behalf of the issuer of the GNMA Certificate to the registered holder of such GNMA Certificate of monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly scheduled principal and interest payments on each underlying eligible mortgage loan, less servicing and guaranty fees in an aggregate amount equal to the excess of the interest on such mortgage loans over the annual pass-through rate of such GNMA Certificate. In addition, each payment to a GNMA Certificateholder will include proportionate pass-through payments to such holder of any prepayments of principal of the mortgage loans underlying the GNMA Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such mortgage loan.

     GNMA Certificates may be issued under either the GNMA I program ("GNMA I Certificates") or the GNMA II program ("GNMA II Certificates"). Although the holder of a GNMA Certificate has essentially the same rights with respect to a GNMA Certificate issued under either program, a principal difference between the two programs is that under the GNMA I program, payments will be made directly by the issuer of the GNMA I Certificate on the 15th of each month to the registered holder, while under the GNMA II program, payments will be made to the registered holder on the 20th of each month through Chemical Bank as paying agent. A further difference between the two programs is that under the GNMA I program, an individual GNMA issuer assembles a pool of mortgage loans against which it issues and markets GNMA I Certificates, while under the GNMA II program, multiple issuer pools may be formed through the aggregation of mortgage loan packages of more than one GNMA issuer. Under this option, loan packages submitted by various GNMA issuers for a particular issue date and interest rate are aggregated into a single pool which backs a single issue of GNMA II Certificates. However, single issuer pools may be formed under the GNMA II program as well.

     If specified in the related Prospectus Supplement, GNMA Certificates included in a Trust Fund underlying a Series of Certificates may be held on deposit at the Participants Trust Company ("PTC"), a limited trust company organized under the banking law of the State of New York. PTC operates a private sector, industry owned depository and settlement facility for book-entry transfer of interests in GNMA Certificates. Distributions of principal of and interest on each GNMA Certificate held through PTC will be credited by PTC to the PTC participant to whose account the GNMA Certificate is credited.

     All mortgage loans underlying a particular GNMA I Certificate must have the same annual interest rate (except for pools of mortgage loans secured by mobile homes). The annual pass-through rate on each GNMA I Certificate is equal to 50 basis points less than the annual interest rate on the mortgage loans included in the pool of mortgage loans backing such GNMA I Certificate.

     Mortgage loans underlying a particular GNMA II Certificate may have annual interest rates that vary from each other by up to 100 basis points. The annual pass-through rate on each GNMA II Certificate is between 50 and 150 basis points less than the highest annual interest rate on the mortgage loans included in the pool of mortgage loans backing such GNMA II Certificate.

     All of the GNMA Certificates included in a Trust Fund underlying a Series of Certificates will have original terms to maturity of not more than 30 years (but may have original terms to maturity of substantially less than 30 years). In general, GNMA requires that at least 90% of the original principal amount of the mortgage loans in the mortgage pool underlying a GNMA Certificate must be mortgage loans with original terms to maturity of 20 years or more. However, in certain circumstances, GNMA Certificates may be backed by pools of mortgage loans at least 90% of the original principal amount of which have original terms to maturity of at least 15 years.

     Each mortgage loan in a pool underlying a GNMA Certificate, at the time GNMA issues its guarantee commitment, must be originated no more than 12 months prior to such commitment date.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuers of the GNMA Certificates, the Depositor, the Servicer, or any of their respective affiliates, and the only recourse of a registered holder, such as the Trustee or its nominee, is to enforce GNMA guaranty of timely payment of principal and interest.

     GNMA will have approved the issuance of each GNMA Certificate included in a Trust Fund underlying a Series of Certificates, in accordance with a guaranty agreement between GNMA and the servicer of the underlying mortgage loans, which is the issuer of the GNMA Certificate. Pursuant to such agreement, such issuer is required to advance its own funds in order to make timely payments of all amounts due on the GNMA Certificate, even if the payments received by such issuer on the mortgage loans backing the GNMA Certificate are less than the amounts due on such GNMA Certificate. If such issuer is unable to make a payment on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment. Upon such notification and request, GNMA will make such payment directly to the registered holder of the GNMA Certificate. In the event no payment is made by such issuer and such issuer fails to notify and request GNMA to make such payment, the registered holder of the GNMA Certificate has recourse only against GNMA to obtain such payment. The Trustee or its nominee, as the registered holder of a GNMA Certificate included in a Trust Fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement relating to such GNMA Certificate for any amounts that are not paid when due under such GNMA Certificate.

     The GNMA Certificates included in the Trust Fund underlying a Series of Certificates may have characteristics and terms different from those described above. Any such GNMA Certificates and the underlying mortgage loans will be described in the related Prospectus Supplement.

  FHLMC

     FHLMC is a publicly held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FHLMC Act"). FHLMC's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the home mortgage secondary market and promote nationwide access to residential mortgage credit by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of FHLMC consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities.

     All mortgages purchased by FHLMC must meet certain standards set forth in the FHLMC Act. Among other things, the FHLMC Act provides that FHLMC may purchase, so far as practicable, only mortgages that FHLMC deems to be of such quality, type and class as to meet generally the purchase standards of private institutional mortgage investors. This aspect of the FHLMC Act requires that the mortgages purchased be readily marketable to institutional mortgage investors.

     Although the Secretary of the Treasury of the United States has discretionary authority to advance funds to FHLMC, neither the United States nor any agency or instrumentality thereof is obligated to finance FHLMC's obligations or assist FHLMC in any manner.

  FHLMC Certificates

     In general, FHLMC Certificates represent direct or indirect interests in pools of fixed or adjustable rate mortgages that FHLMC has acquired. FHLMC Certificates include Mortgage Participation Certificates ("PCs"), Giant Mortgage Participation Certificates ("Giant PCs") and Multiclass Mortgage Participation Certificates ("Multiclass PCs"), which are described below. The Trust Fund underlying a Series of Certificates may include any of these types of FHLMC Certificates and also may include any other securities that are backed by mortgages acquired by FHLMC and that have been issued or guaranteed by FHLMC in substantially the same manner as the FHLMC Certificates described below.

     PCs. PCs represent undivided interests in pools of mortgages, including whole loans and participations, acquired by FHLMC. Substantially all of the mortgages have original terms to maturity of 5 to 30 years and are secured by first liens on single-family (1-to-4 unit) or multifamily (5 or more units) residential properties.

     The registered holder of a PC is entitled to receive, monthly, a pro rata share of the principal payments on the related mortgages and interest at the pass-through rate prescribed for that PC. Interest on the related mortgages in excess of the pass-through rate for the PC is retained by mortgage servicers as their servicing fee and by FHLMC as its management and guarantee fee.

     FHLMC classifies PCs as either "Fixed Rate PCs" or "ARM PCs", depending on the type of underlying mortgage; as either "Original PCs" or "Gold PCs", depending on the payment delay of the PC; and as "Cash PCs", "MultiLender PCs" or "Guarantor PCs", depending on the program under which FHLMC acquired the mortgages and issued the PC.

     Fixed Rate PCs are backed by fixed rate mortgages and bear interest at fixed rates. ARM PCs are backed by adjustable rate mortgages. All of the mortgages backing an ARM PC have interest rates that adjust periodically based on one of various indices, usually a United States Treasury security index or a cost of funds index. Each ARM PC bears interest at a rate that adjusts periodically based on the same index as the related mortgages or by reference to the weighted average interest rate of those mortgages.

     Original PCs have a payment delay (the period between the first day of the month in which the PC is issued and its initial payment date) of approximately 75 days. Gold PCs have a payment delay of approximately 45 days. Currently, all ARM PCs are Original PCs. Most outstanding Fixed Rate PCs, and the vast majority of the Fixed Rate PCs that have been issued since October 1990, are Gold PCs.

     Cash PCs are backed by mortgages that FHLMC has purchased for cash from a number of sellers under its Cash Program. MultiLender PCs are backed by, and issued in exchange for, mortgages acquired by FHLMC from one or more sellers under its MultiLender Swap Program and may also be backed by mortgages purchased for cash under its Cash Program. Guarantor PCs are backed by, and issued in exchange for, mortgages acquired from a single seller under FHLMC's Guarantor Program. In general, the mortgages backing a Guarantor PC are less geographically diverse than those backing a typical Cash PC or MultiLender PC.

     From time to time, FHLMC has changed its pooling criteria as they relate to the permissible interest rates of the mortgages backing a given PC. Its current published criteria for Fixed Rate PCs are as follows:

                TYPE OF PC                      PERMITTED MORTGAGE INTEREST RATES
        --------------------------  ---------------------------------------------------------
        Cash......................  50 through 100 basis points higher than PC interest rate
        MultiLender...............  25 through 125 basis points higher than PC interest rate
        Guarantor.................  PC interest rate (plus minimum required servicing fee)
                                    through 250 basis points higher than PC interest rate

     Giant PCs. Giant PCs are pass-through securities that represent beneficial ownership interests in pools formed by FHLMC consisting of other securities. In most cases, the underlying securities are PCs, but Giant PCs also may be backed by other Giant PCs, by one or more classes of Multiclass PCs or by GNMA Certificates.

     Registered holders of the Giant PCs issued in respect of any pool are entitled to receive all of the principal and interest payments on the pooled securities. For some pools FHLMC issues a single class of Giant PCs ("Standard Giant PCs") entitled to receive all of the principal and interest payments on the underlying securities. For other pools FHLMC issues two or more classes of Giant PCs ("Stripped Giant PCs"), each of which is entitled to receive interest only, principal only, or a specified portion of both the principal and interest payments on the underlying securities. Standard Giant PCs have essentially the same payment characteristics as their underlying securities; all related classes of Stripped Giant PCs, in combination, have essentially the same payment characteristics as their underlying securities. In most cases, FHLMC allows a holder of related classes of Stripped Giant PCs to "recombine" those classes into a single Standard Giant PC or, in some instances, into different classes of Stripped Giant PCs.

     Multiclass PCs. Multiclass PCs are multiple-class securities, issued in series, that are backed by pools formed by FHLMC consisting of mortgages or, in most cases, other securities. FHLMC makes a REMIC election as to each such pool. The pooled securities may include PCs, Giant PCs, GNMA Certificates, one or more REMIC "regular interests" or any other type of security that is eligible for inclusion in a REMIC and whose payments are derived from PCs.

     The classes of each series of Multiclass PCs are entitled to receive the principal and interest payments, in differing proportions and at differing times, from the cash flows provided by the underlying mortgages or mortgage securities. Classes of Multiclass PCs have a wide variety of payment characteristics. The types of classes include, among others, so-called planned amortization classes, targeted amortization classes, companion (or support) classes, stripped classes, sequential pay classes, fixed rate classes, floating rate classes, inverse floating rate classes and accrual (or "Z") classes. Each series of Multiclass PCs includes at least one and, usually, a large number of classes constituting REMIC "regular interests"; Multiclass PCs of any such class may be included in the Trust Fund underlying a Series of Certificates.

     Payments and Guarantees by FHLMC. FHLMC makes principal and interest payments on the 15th of each month on all FHLMC Certificates except for those backed by GNMA Certificates, in which case FHLMC makes payments on the 25th. The payment on each payment date is made to the holder of record as of the last day of the second preceding month in the case of Original PCs and Giant PCs backed by Original PCs, the 14th of the preceding month in the case of Multiclass PCs backed by Original PCs, or the last day of the preceding month in all other cases. Substantially all FHLMC Certificates are maintained in book-entry form on the book-entry system of the Federal Reserve Banks.

     FHLMC guarantees the payment of interest and principal on all FHLMC Certificates, as follows:

          Gold PCs: FHLMC guarantees to each holder the timely payment of (i) interest at the applicable PC interest rate on the principal balance of the holder's Gold PC, as calculated by FHLMC and (ii) the scheduled "monthly principal reduction" due on the related mortgages as calculated by FHLMC (subject to certain adjustments), to the extent of the holder's pro rata share of the principal balance of such mortgages. FHLMC also guarantees to each holder of a Gold PC the ultimate collection of all principal of the related mortgages, without offset or deduction, by the month of the prescribed final payment date of such Gold PC.

          Original PCs: FHLMC guarantees to each holder (i) the timely payment of interest at the applicable PC interest rate on the principal balance of the holder's Original PC, as calculated by FHLMC, (ii) the ultimate collection of all principal of the related mortgages, without offset or deduction, and (iii) in rare cases, the timely payment of monthly principal scheduled to be paid under the amortization schedule applicable to each mortgage, as reported by the servicer.

          Giant PCs: FHLMC guarantees to each holder (i) the timely payment of interest at the applicable Giant PC interest rate, (ii) the payment of the principal amount of the holder's Giant PC as payments are made on the underlying securities and (iii) in the case of a Giant PC backed by Gold PCs, the reduction of the entire principal amount outstanding by the month of the prescribed final payment date of such Giant PC.

          Multiclass PCs: FHLMC guarantees to each holder (i) the timely payment of interest at the rate applicable to the holder's class of Multiclass PCs or as otherwise described in the related FHLMC offering documents and (ii) the payment of the principal amount of the holder's Multiclass PC as described in the related FHLMC offering documents.

     Currently, FHLMC may pay the amount due on account of its guarantee of ultimate collection of principal on PCs at any time after default on an underlying mortgage, but not later than 30 days after the latest of: (i) foreclosure sale of the mortgaged property, (ii) if applicable, payment of an insurance claim by the FHA or other mortgage insurer or payment of a guaranty claim by the VA or other mortgage guarantor or (iii) the expiration of any right of redemption that the borrower may have; and in no event later than one year after an outstanding demand has been made upon the borrower for accelerated payment of principal or for payment of principal at maturity.

     The obligations of FHLMC under its guarantees of FHLMC Certificates are obligations of FHLMC only. FHLMC Certificates, including any interest thereon, are not guaranteed by the United States and do not constitute debts or obligations of the United States or any agency or instrumentality of the United States other than FHLMC.

     The FHLMC Certificates included in a Trust Fund underlying a Series of Certificates may have characteristics and terms different from those described above. Any such FHLMC Certificates and the underlying mortgage loans will be described in the related Prospectus Supplement.

     See "Additional Information" as to the availability of further information about FHLMC and FHLMC Certificates.

  FNMA

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "Charter Act"). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgage loans, thereby expanding the total amount of funds available for housing, and helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, FNMA issues mortgage-backed securities, primarily in exchange for pools of mortgage loans from lenders.

     Although the Secretary of the Treasury of the United States has discretionary authority to advance funds to FNMA, neither the United States nor any agency or instrumentality thereof is obligated to finance FNMA's obligations or assist FNMA in any manner.

  FNMA Certificates

     FNMA Certificates are either Guaranteed Mortgage Pass-Through Certificates ("FNMA MBSs"), Guaranteed REMIC Pass-Through Certificates ("FNMA GRC") or Stripped Mortgage Backed Securities ("FNMA SMBSs"). FNMA SMBSs, together with any other similar Mortgage Certificates issued or guaranteed by FHLMC or GNMA, are herein referred to as "SMBS Mortgage Certificates." The following discussion of FNMA Certificates applies equally to both FNMA MBSs and FNMA SMBSs, except as otherwise noted.

     FNMA Certificates represent fractional undivided interests in a pool of mortgage loans formed by FNMA. Certain FNMA SMBSs represent undivided interests in pools of FNMA MBSs. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program. Each FNMA MBS is issued pursuant to a trust indenture. Certain FNMA SMBSs are issued pursuant to a trust indenture, while other FNMA SMBSs are issued pursuant to a trust agreement.

     The mortgage loans underlying the FNMA Certificates included in a Trust Fund will consist of (i) conventional mortgage loans, or (ii) FHA Loans or VA Loans. Such mortgage loans may be secured by either one- to four-family or multifamily residential properties. According to the FNMA Prospectus, the original maturities of substantially all of the level payment conventional mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years, and the original maturities of substantially all of the level payment FHA Loans and VA Loans underlying FNMA Certificates are expected to be 30 years.

     FNMA SMBSs are issued in a series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions (adjusted to the annual pass-through rate for the series) on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions (adjusted to the annual pass-through rate for the series) on the respective pool. Because of such difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of FNMA SMBS (or other SMBS mortgage certificates) may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA MBS (and the annual pass-through rate for a series payable with respect to a FNMA SMBS) is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guarantee fee. Under a regular servicing option (pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 0.5% and 2.5% greater than the annual pass-through rate for the related FNMA Certificate or the annual pass-through rate for the related FNMA SMBS series; and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will generally be between 0.55% and 2.55% greater than the annual pass-through rate for the related FNMA Certificate or the annual pass-through rate for the related FNMA SMBS series.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable rate on the underlying mortgage loans, and the full principal amount of any foreclosed or otherwise finally liquidated mortgage loan, whether or not such amounts are actually received. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (and all FNMA SMBSs) will be available in book-entry form only. Distributions of principal of, and interest on, each FNMA Certificate will be made by FNMA on the 25th day of each month to the person in whose name the FNMA Certificate is entered on the books of the Federal Reserve Bank of New York (or registered in the FNMA Certificate register in the case of a fully registered FNMA Certificate) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions will be made by wire, and with respect to fully registered FNMA Certificates, distributions will be made by check.

     The FNMA Certificates included in the Trust Fund underlying a Series of Certificates may have characteristics and terms different from those described above. Any such FNMA Certificates and the underlying mortgage loans will be described in the related Prospectus Supplement.

     See "Additional Information" as to the availability of further information about FNMA and FNMA Certificates.

  Private Mortgage-Backed Securities

     Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates evidencing an undivided interest in a pool of Mortgage Loans, or
(b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities will have been issued pursuant to a pooling and servicing agreement, an indenture or similar agreement. The seller/servicer of the underlying Mortgage Loans will have entered into an agreement with a trustee under an agreement (the "Trustee"). A Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private Mortgage-Backed Security. Mortgage Loans underlying a Private Mortgage-Backed Security will be serviced by a servicer (the "Servicer") directly or by one or more subservicers who may be subject to the supervision of the Servicer. The Servicer will be a FNMA or FHLMC approved servicer and, if the FHA Loans underlie the Private Mortgage-Backed Securities, approved by the Department of Housing and Urban Development ("HUD") as an FHA mortgagee.

     The issuer of the Private Mortgage-Backed Securities (the "Issuer") will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the Issuer may be an affiliate of the Depositor. The obligations of the Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed Securities issued under an agreement. Additionally, although the Mortgage Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private Mortgage-Backed Securities on the dates specified in the related Prospectus Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Mortgage-Backed Securities by the Trustee or the Servicer. The Issuer or the Servicer may have the right to repurchase assets underlying the Private Mortgaged-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Mortgage Loans underlying the Private Mortgage-Backed Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such Mortgage Loans may be secured by single family property, multifamily property, or commercial property, manufactured homes or by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by such cooperative.

     Credit support in the form of reserve funds, subordination of other private mortgage certificates issued under the Agreement, letters of credit, insurance policies, guarantees or other types of credit support may be provided with respect to the Mortgage Loans underlying the Private Mortgage-Backed Securities or with respect to the Private Mortgage-Backed Securities themselves.

     The Prospectus Supplement for a Series of Certificates backed by Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans, and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination, (iii) the maximum original term-to-stated maturity of the Private Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the Issuer, the Servicer, and the Trustee (viii) certain characteristics of credit support, if any, relating to the Mortgage Loans underlying the Private Mortgage-Backed Securities or to such Private Mortgage-Backed Securities themselves, (ix) the term on which the underlying Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed Securities.

  Substitution of Mortgage Certificates

     Unless otherwise specified in the applicable Prospectus Supplement and subject to the limitations set forth in the Pooling and Servicing Agreement for a Series of Certificates, the Depositor may at any time within three months of the initial issuance of a Series of Certificates deliver to the Trustee other Mortgage Certificates in substitution for any one or more of the Mortgage Certificates initially included in the Trust Fund underlying such Series. Unless otherwise specified in the related Prospectus Supplement, (i) the substitute Mortgage Certificates will have an aggregate Pool Value that is at least equal to the aggregate Pool Value of the Mortgage Certificates for which they are substituted, (ii) only like kinds of Mortgage Certificates may be substituted (e.g., a GNMA I Certificate for a GNMA I Certificate; a GPM Certificate for a GPM Certificate; etc.), (iii) there can be no substitution for substitute Mortgage Certificates, and (iv) no more than 40% of the Mortgage Certificates initially included in a Trust Fund may be substituted. In addition to such substitution of Mortgage Certificates, if and to the extent provided in the Prospectus Supplement for a Series of Certificates, the Depositor may deposit cash, cash equivalents, a letter of credit and/or other Mortgage Certificates on an interim basis in lieu of the Mortgage Certificates expected to be included in a Trust Fund. The terms of any substitution will not adversely affect the rating or ratings of the Certificates of the related Series and will not delay the final distribution date of any Class of such Series beyond its Last Scheduled Distribution Date, but in certain circumstances described in the Prospectus Supplement an interim deposit may have a material adverse effect upon investors in the Certificates.

THE CONTRACTS

     Unless otherwise specified in the applicable Prospectus Supplement, each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by a manufactured housing dealer in the ordinary course of business and purchased by the Unaffiliated Seller. Unless otherwise specified in the applicable Prospectus Supplement, each Contract will be secured by Manufactured Homes (as defined below), each of which will be located in any of the fifty states or the District of Columbia. Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate (the "APR" or "Contract Rate"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The Prospectus Supplement for a Series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See "Fixed Retained Yield" below.

     The Unaffiliated Seller of the Contracts will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

     Unless otherwise specified in the Prospectus Supplement for a Series, each Contract must have an original term to maturity of not less than 1 year and not more than 40 years. Unless otherwise specified in the Prospectus Supplement for a Series, no Contract will have had, at origination, a principal balance in excess of [$5,000,000] or a Loan-to-Value Ratio in excess of 95%. The "Loan-to-Value Ratio" is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable Prospectus Supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the originator at origination and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

     Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

     The Prospectus Supplement for each Series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract Pool underlying such Series as of the Cut-Off Date for such Series (the "Cut-Off Date Aggregate Principal Balance"), the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Contract Rates and Net Contract Rates borne by such Contracts, the weighted average Net Contract Rate at the Cut-Off Date of such Contracts, the percentage of such Contracts which had Loan-to-Value Ratios at the time of origination of 80% or less, the percentage of such Contracts that had Loan-to-Value Ratios at origination in excess of 80% and the highest outstanding principal balance at origination of any such Contract.

     Unless otherwise specified in the applicable Prospectus Supplement, all of the Contracts in a Trust Fund will have monthly payments due on the first of each month (each, a "Due Date") and will be fully-amortizing Contracts. If so specified in the applicable Prospectus Supplement, Contracts may have Due Dates which occur on a date other than the first of each month. If so specified in the applicable Prospectus Supplement, the Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the Contract Rates. Each adjustment in the Contract Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Contract Rate rises) or an increase (if the Contract Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the Prospectus Supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Contract Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations."

     The geographic distribution of Manufactured Homes will be set forth in the Prospectus Supplement. Each Prospectus Supplement will set forth the percentage of the Cut-Off Date Aggregate Principal Balance of any Contracts in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each Prospectus Supplement will also set forth the percentage of the Cut-Off Date Aggregate Principal Balance of the Contracts in the related Contract Pool representing the refinancing of existing mortgage indebtedness. Unless otherwise specified in a Prospectus Supplement, no Contract in the Contract Pool will be more than 30 days past due as of the Cut-Off Date.

     If specific information respecting the Contracts to be included in a Trust Fund is not known to the Depositor at the time the Certificates of a Series are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Commission promptly after the initial issuance of such Certificates.

FIXED RETAINED YIELD

     Fixed Retained Yield with respect to any Mortgage Loan, Mortgage Certificate or Contract is that portion, if any, of interest at the Mortgage Rate, Mortgage Certificate Rate or Contract Rate that is retained by the Depositor or other owner thereof and not included in the related Trust Fund. The Prospectus Supplement for a Series will specify whether a Fixed Retained Yield has been retained with respect to the Mortgage Loans, Mortgage Certificates or Contracts of such Series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis with respect to the Mortgage Loans or Contracts and on a Certificate-by-Certificate basis with respect to the Mortgage Certificates and will be specified in the schedule of Mortgage Loans, Mortgage Certificates or Contracts attached as an exhibit to the applicable Pooling and Servicing Agreement. The Servicer, with respect to Mortgage Loans or Contracts, and the Trustee, with respect to Mortgage Certificates, may deduct the Fixed Retained Yield from payments as received and prior to deposit of such payments in the Certificate Account for such Series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Certificate Account after the entire payment has been deposited in the Certificate Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Mortgage Loan or Contract (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest at the Net Mortgage Rate or Net Contract Rate on a pari passu basis.

INSURANCE POLICIES

     Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require the Servicer to cause to be maintained for each Mortgage Loan or Contract an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Unless otherwise specified in the applicable Prospectus Supplement, the Pooling and Servicing Agreement will require that such Standard Hazard Insurance Policy be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Mortgage Loan or Contract; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Mortgage Loan or Contract plus, if required by the applicable Pooling and Servicing Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Certificate Account.

     The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage

Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.

     The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

     In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Pooling and Servicing Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the Pooling and Servicing Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance which is available under the federal flood insurance program.

     Any losses incurred with respect to Mortgage Loans or Contracts due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Certificateholders.

     The Servicer will maintain or cause to be maintained with respect to each Mortgage Loan a primary mortgage insurance policy in accordance with the standards described in the "Mortgage Loans" above.

     The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Mortgage Loans.

     Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgage Property.

     As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge
(a) hazard insurance premiums and (b) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

     Any mortgage insurance relating to the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

ACQUISITION OF THE MORTGAGE LOANS AND CONTRACTS FROM UNAFFILIATED SELLERS

     The Mortgage Loans or Contracts underlying a Series of Certificates will be purchased by the Depositor, either directly or through affiliates, from Unaffiliated Sellers pursuant to a separate agreement (a "Loan Sale Agreement") between the Depositor or such affiliate and each such Unaffiliated Seller. The Depositor expects that, unless otherwise specified in the applicable Prospectus Supplement, each Mortgage Loan or Contract so acquired will have been originated by the originator thereof in accordance with the underwriting criteria specified under "Underwriting Guidelines." Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller must be an institution experienced in originating and servicing conventional mortgage loans or manufactured housing contracts in accordance with accepted practices and prudent guidelines, and must maintain facilities to originate and service those loans satisfactory to the Depositor. In addition, each Unaffiliated Seller must satisfy certain criteria as to financial stability evaluated on a case by case basis by the Depositor. Unless otherwise provided in the applicable Prospectus Supplement, each Unaffiliated Seller pursuant to the related Loan Sale Agreement will make certain representations and warranties to the Depositor in respect of the Mortgage Loans or Contracts sold by such Unaffiliated Seller to the Depositor as described herein under "Representations and Warranties" below. Unless otherwise provided in the applicable Prospectus Supplement with respect to each Series, the Depositor will assign all of its rights (except certain rights of indemnification) and interest in the related Loan Sale Agreement to the related Trustee for the benefit of the Certificateholders of such Series, and the Unaffiliated Seller shall thereupon be liable to the Trustee for defective Mortgage Loan or Contract documents or an uncured breach of such Unaffiliated Seller's representations or warranties, to the extent described below under "Assignment of the Mortgage Loans and Contracts" and "Representations and Warranties."

ASSIGNMENT OF THE MORTGAGE LOANS, MORTGAGE CERTIFICATES AND CONTRACTS

     At the time of the issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property), the Mortgage Certificates comprising the Mortgage Certificate Pool or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans, Mortgage Certificates or Contracts after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained Yield. The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Certificates evidencing such Series to the Depositor in exchange for the Mortgage Loans, Mortgage Certificates or Contracts. Each Mortgage Loan, Mortgage Certificate or Contract will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Mortgage Rate, Mortgage Certificate Rate or Contract Rate for each Mortgage Loan, Mortgage Certificate or Contract in the related Trust Fund.

     With respect to each Mortgage Loan in a Trust Fund, the mortgage or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Depositor to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Certificates for the related Trust Fund, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, any affiliate of the Depositor or the originator of such Mortgage Loan.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Depositor will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

     With respect to each Contract, there will be delivered to the Trustee (or to a designated Custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Certificateholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Unaffiliated Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Certificateholders in the Contracts could be defeated. See "Certain Legal Aspects of the Mortgage Loans and Contracts."

     The Trustee (or the custodian hereinafter referred to) will hold such documents relating to Mortgage Loans or Contracts in trust for the benefit of Certificateholders of the related Series and will review such documents within 45 days of the date of the applicable Pooling and Servicing Agreement. Unless otherwise provided in the applicable Prospectus Supplement, if any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the related Unaffiliated Seller. If the Unaffiliated Seller cannot cure such omission or defect within 60 days after receipt of such notice, the Unaffiliated Seller will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Mortgage Loan or Contract from the Trustee within 60 days after receipt of such notice, at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Mortgage Rate or Contract Rate (less any Fixed Retained Yield with respect to such Mortgage Loan or Contract and less the rate, if any, of servicing compensation payable to the Unaffiliated Seller with respect to such Mortgage Loan or Contract) through the last day of the month in which such repurchase takes place or to substitute one or more new Mortgage Loans or Contracts for such Mortgage Loan or Contract. In the case of a Mortgage Loan or Contract so repurchased by an Unaffiliated Seller, the Purchase Price will be deposited in the related Certificate Account. In the case of a substitution, such substitution will be made in accordance with the standards described in "" below.

     There can be no assurance that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of an Unaffiliated Seller for a breach of representation or warranty as described below under "Representations and Warranties." However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Unaffiliated Seller) nor the Depositor will be obligated to purchase or substitute for such Mortgage Loan or Contract if the Unaffiliated Seller defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Mortgage Loans or Contracts. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

REPRESENTATIONS AND WARRANTIES

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Mortgage Loans will have represented, among other things, substantially to the effect that (i) immediately prior to the sale and transfer of such Mortgage Loans, the Unaffiliated Seller had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (A) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Equity Loan) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit a taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Pooling and Servicing Agreement.

     Each Unaffiliated Seller, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts sold by such Unaffiliated Seller. Unless otherwise specified in the related Prospectus Supplement, each Unaffiliated Seller of Contracts will have represented, among other things, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the Unaffiliated Seller had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws,
(iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in good repair, (v) as of the date of such transfer, no Contract is 30 days or more delinquent in payment and there are no delinquent tax or assessment liens against the related Manufactured Home, and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Pooling and Servicing Agreement and all premiums then due on such insurance have been paid in full.

     All of the representations and warranties of an Unaffiliated Seller in respect of a Mortgage Loan or Contract will have been made as of the date on which such Unaffiliated Seller sold the Mortgage Loan or Contract to the Depositor. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related Series of Certificates. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by an Unaffiliated Seller, the Unaffiliated Seller's repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Mortgage Loan or Contract by the Unaffiliated Seller to the Depositor, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Mortgage Loan or Contract. However, the Depositor will not include any Mortgage Loan or Contract in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of an Unaffiliated Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan or Contract as of the date of initial issuance of the related Series of Certificates.

     The Depositor will, unless otherwise provided in the applicable Prospectus Supplement, assign all of its rights (except certain rights to indemnification) with respect to such representations and warranties pursuant to any related Loan Sale Agreement to the Trustee for the benefit of the Certificateholders of the related Series. The Servicer, or the Trustee if the Servicer is the Unaffiliated Seller, will promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan or Contract which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan or Contract. Unless otherwise specified in the related Prospectus Supplement, if such Unaffiliated Seller cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then such Unaffiliated Seller will be obligated either (i) to repurchase such Mortgage Loan or Contract from the Trust Fund at the applicable Purchase Price or (ii) subject to the Trustee's approval and to the extent permitted by the Pooling and Servicing Agreement, to substitute for such Mortgage Loan or Contract (a "Deleted Loan") one or more Mortgage Loans or Contracts, as the case may be (each, a "Substitute Loan"), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two years of the date of initial issuance of the Certificates or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Certificates. Except as otherwise provided in the related Prospectus Supplement, any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Mortgage Rate or Contract Rate not less than (and not more than 1% greater than) the Mortgage Rate or Contract Rate of the Deleted Loan, (iii) have a Net Mortgage Rate or Net Contract Rate not less than (and not more than 1% greater than) the Net Mortgage Rate or Net Contract Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Mortgage Rate or Contract Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided that in all events the tests for a "qualified mortgage" as described in the second paragraph under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Qualification as a REMIC" are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Mortgage Rates and Net Mortgage Rates or Contract Rates and Net Contract Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating thereto will be delivered to the Trustee (or the custodian) and the Unaffiliated Seller will pay an amount equal to the excess of
(i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the Substitute Loan or Loans, together with interest on such excess at the Mortgage Rate or Contract Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Certificate Account for distribution to Certificateholders. Except in those cases in which the Servicer is the Unaffiliated Seller, the Servicer will be required under the applicable Pooling and Servicing Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan or Contract. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by an Unaffiliated Seller.

     Neither the Depositor nor the Servicer (unless the Servicer is the Unaffiliated Seller) will be obligated to purchase or substitute for a Mortgage Loan or Contract if an Unaffiliated Seller defaults on its obligation to do so, and no assurance can be given that Unaffiliated Sellers will carry out their respective repurchase obligations with respect to Mortgage Loans or Contracts.

     If so specified in the applicable Prospectus Supplement, the Depositor, the Servicer or another entity specified in the applicable Prospectus Supplement, will make such representations and warranties as to the types and geographical concentration of the Mortgage Loans or Contracts in the related Mortgage Pool or Contract Pool and as to such other matters concerning such Mortgage Loans or Contracts as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Certificateholders in a Mortgage Loan or Contract, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Mortgage Loan or Contract at the Purchase Price or substitute for such Mortgage Loan or Contract in the manner, and subject to the conditions, described above regarding the obligations of Unaffiliated Sellers with respect to missing or defective loan documents or the breach of such Unaffiliated Sellers' representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of a representation or warranty by the Depositor, the Servicer or such other party, respectively.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each Series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, the Servicer, if the Series relates to Mortgage Loans or Contracts, and the Trustee named in the related Prospectus Supplement. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Forms of the Pooling and Servicing Agreements have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions of the Certificates and the Pooling and Servicing Agreements; however, the summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each Series of Certificates and the applicable Prospectus Supplement. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any Series without charge upon written request of a holder of a Certificate of such Series addressed to Prudential Securities Secured Financing Corporation, 130 John Street, New York, New York 10038,
Attention: Norman Chaleff.

     Each Series of Certificates will evidence the beneficial ownership interest in the related Trust Fund created by the Depositor pursuant to the related Pooling and Servicing Agreement. Each Series of Certificates will consist of one or more Classes of Standard Certificates, Stripped Certificates or Multi-Class Certificates. Any Class of Certificates may be divided into two or more Subclasses and any Class of Standard Certificates may be divided into two or more Subclasses that consist of Multi-Class Certificates. Any Class or Subclass of Multi-Class Certificates may be Compound Interest Certificates. In addition, each Series for which the Depositor has caused the related Trust Fund (or one or more segregated pools of assets therein) to elect to be treated as a REMIC will include one Class or one Subclass of Residual Certificates with respect to each such REMIC which, if offered hereby, will represent the right to receive distributions with respect to such Trust Fund as specified in the related Prospectus Supplement.

     Each Series of Certificates may include one or more Classes or Subclasses of Certificates (the "Subordinated Certificates") that are subordinate in right of distributions to one or more other Classes or Subclasses of Certificates (the "Senior Certificates"). Two types of subordination arrangements for a Series which consists of two Classes of Standard Certificates are described herein. See "Distributions to Standard Certificateholders." Any other type of subordination arrangement for Standard Certificates, or any subordination arrangement for any Class of Multi-Class Certificates or Stripped Certificates, will be described in the applicable Prospectus Supplement. Certain Series or Classes of Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.

     Although payment of the principal of and interest on the GNMA Certificates, FHLMC Certificates and FNMA Certificates included in a Trust Fund will be guaranteed as described herein, the Certificates will not be guaranteed or insured by any governmental agency or instrumentality and, except as described in the related Prospectus Supplement, the Mortgage Loans or Contracts included in a Trust Fund will not be guaranteed or insured by any governmental agency or instrumentality or any other insurer.

     The Depositor will cause each Trust Fund (or one or more segregated pools of assets therein) with respect to a Series which includes Standard Certificates redeemable on a random lot basis, Multi-Class Certificates or Shifting Interest Certificates to elect to be treated as a REMIC. The Depositor may cause any other Trust Fund (or segregated pool of assets therein) to elect to be treated as a REMIC. If such an election is made, such Series will consist of one or more Classes or Subclasses of Certificates that will represent "regular interests" within the meaning of Code Section 860G(a)(1) (such Certificates collectively referred to as the "Regular Certificates") and one Class or one Subclass of Certificates that will be designated as the "residual interest" with respect to each REMIC within the meaning of Code Section 860G(a)(2) (the "Residual Certificates") representing the right to receive distributions as specified in the Prospectus Supplement for such Series. See "Certain Federal Income Tax Consequences" herein. The related Prospectus Supplement will specify whether one or more REMIC elections are to be made. Alternatively, the Pooling and Servicing Agreement for a Series may provide that a REMIC election is to be made at the discretion of the Depositor or the Servicer and may only be made if certain conditions are satisfied. As to each Series with respect to which a REMIC election is to be made, the Servicer and the Trustee will be obligated to take certain actions in order to comply with applicable REMIC laws and regulations, and no Certificateholder other than a holder of a Residual Certificate will be liable for any prohibited transaction taxes under applicable REMIC laws and regulations.

     The Depositor may sell certain Classes or Subclasses of the Certificates of a Series, including one or more Classes or Subclasses of Subordinated Certificates or one Class or one Subclass of Residual Certificates, in privately negotiated transactions exempt from registration under the Securities Act. Alternatively, if so specified in the applicable Prospectus Supplement, the Depositor may offer one or more Classes or Subclasses of the Subordinated Certificates or the one Class or one Subclass of Residual Certificates of a Series by means of this Prospectus and such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement with respect to a Series of Certificates, each Certificate offered hereby and by the applicable Prospectus Supplement will be issued in fully registered form (each, a "Definitive Certificate") and will be issued in the authorized denominations as specified in the applicable Prospectus Supplement. The Certificates of a Series offered hereby and by means of the applicable Prospectus Supplement will be transferable and exchangeable at the office or agency maintained by the Trustee or such other entity for such purpose set forth in the related Prospectus Supplement. No service charge will be made for any transfer or exchange of Certificates, but the Trustee or such other entity may require payment of a sum sufficient to cover any tax or other governmental charge in connection with such transfer or exchange. In the event that an election is made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, no legal or beneficial interest in all or any portion of the "Residual Certificates" thereof may be transferred without the receipt by the transferor of any affidavit signed by the transferee stating that the transferee is not a "Disqualified Organization" within the meaning of Code Section 860E(e)(5) or an agent (including a broker, nominee, or other middleman) thereof. The Prospectus Supplement with respect to a Series may specify additional transfer restrictions with respect to the Residual Certificates. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC
Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates." If so specified in the related Prospectus Supplement, the Certificates of specified

Classes or Subclasses of a Series may be issued in the form of book entries on the records of The Depository Trust Company ("DTC") and participating members thereof.

     Distributions will be made on each of the Distribution Dates specified in the applicable Prospectus Supplement for a Series to persons in whose name the Certificates of such Series are registered at the close of business on the related Record Date. Unless otherwise specified in the applicable Prospectus Supplement, distributions to Certificateholders of all Series (other than the final distribution in retirement of the Certificates) will be made by check mailed to the address of the person entitled thereto as it appears on the certificate register, except that, with respect to any holder of a Certificate evidencing not less than the specified fractional undivided interest, notional amount or Stated Amount set forth in such Prospectus Supplement, distributions will be made by wire transfer in immediately available funds, provided that the Trustee shall have been furnished with appropriate wiring instructions not less than three business days (or such longer period as may be specified in the related Prospectus Supplement) prior to the related Distribution Date. The final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency maintained by the Trustee or such other entity for such purpose, as specified in the final distribution notice to Certificateholders.

     A Series of Certificates will consist of one or more Classes of Standard Certificates or Stripped Certificates (referred to hereinafter sometimes collectively as "Percentage Certificates") or two or more Classes of Multi-Class Certificates (each as described below).

PERCENTAGE CERTIFICATES

     Each Series of Percentage Certificates may include one or more Classes of Standard Certificates or Stripped Certificates, any Class of which may be divided into two or more Subclasses. The Standard Certificates of each Class will evidence fractional undivided interests in all of the principal and interest (to the extent of the Net Mortgage Interest Rate) payments on the Mortgage Loans comprising the Trust Fund related to such Series. Each holder of a Standard Certificate of a Class will be entitled to receive its Certificate's percentage interest of the portion of the Pool Distribution Amount (as defined below) allocated to such Class. The percentage interest of each Standard Certificate will be equal to the percentage obtained by dividing the aggregate unpaid principal balance of the Mortgage Loans represented by such Standard Certificate as of the Cut-Off Date by the aggregate unpaid principal balance of the Mortgage Loans represented by all the Standard Certificates of the same Class as of the Cut-Off Date.

     The Stripped Certificates of each Class will evidence fractional undivided interests in specified portions of the principal and/or interest payments on the Mortgage Loans comprising the Trust Fund related to such Series. The holders of the Stripped Certificates of each Class will be entitled to receive a portion (which may be zero) as specified in the applicable Prospectus Supplement of the principal distributions comprising the Pool Distribution Amount, and a portion (which may be zero) as specified in the applicable Prospectus Supplement of the interest distributions comprising the Pool Distribution Amount on each Distribution Date.

     In the case of Classes of Stripped Certificates representing interests in interest distributions on the Mortgage Loans and not in principal distributions on the Mortgage Loans, such Certificates will be denominated in notional amounts. The aggregate original notional amount for a Class of such Certificates will be equal to the aggregate unpaid principal balance (or a specified portion thereof) of the Mortgage Loans as of the Cut-Off Date specified in the applicable Prospectus Supplement. The notional amount of each such Stripped Certificate will be used to calculate the holder's pro rata share of the interest distributions on the Mortgage Loans allocated to that Class and for the determination of certain other rights of holders of such Class of Stripped Certificates and will not represent an interest in, or entitle any such holder to any distribution with respect to, any principal distributions on the Mortgage Loans. Each such Certificate's pro rata share of the interest distribution on the Mortgage Loans on each Distribution Date will be calculated by multiplying the interest distributions on the Mortgage Loans allocated to its Class by a fraction, the numerator of which is the original notional amount of such Stripped Certificates and the denominator of which is the aggregate original notional amount of all the Stripped Certificates of its Class.

     The interest of a Class of Percentage Certificates representing an interest in a Trust Fund (or a segregated pool of assets therein) with respect to which an election to be treated as a REMIC has been made may be fixed as described above or may vary over time as a result of prepayments received and losses realized on the underlying Mortgage Loans. A Series of Percentage Certificates comprised of Classes whose percentage interests in the Trust Fund may vary is referred to herein as a Series of "Shifting Interest Certificates." Distributions on, and subordination arrangements with respect to, Shifting Interest Certificates are discussed below under the headings "Description of the Certificates -- Distributions to Percentage Certificateholders -- Shifting Interest Certificates" and "Credit Support -- Subordination -- Shifting Interest Certificates."

MULTI-CLASS CERTIFICATES

     Each Series may include one or more Classes or Subclasses of Multi-Class Certificates. Each Multi-Class Certificate will be assigned a Stated Amount or Notional Amount. The Stated Amount may be based on an amount of principal of the underlying Mortgage Loans, Mortgage Certificates or Contracts or on the value of future cash flows from the related Trust Fund, without distinction as to principal and interest received on the Mortgage Loans, Mortgage Certificates or Contracts. Interest on the Classes or Subclasses of Multi-Class Certificates will be paid at rates specified in or determined as specified in the applicable Prospectus Supplement, and will accrue in the manner specified therein. Any Class or Subclass of Multi-Class Certificates may consist of Certificates on which interest accrues but is not payable until such time as specified in the applicable Prospectus Supplement ("Compound Interest Certificates"), and interest accrued on any such Certificate will be added to the Stated Amount thereof in the manner described therein.

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (exclusive of interest at the related Interest Rate, if any) to which the holder thereof is entitled from the cash flow on the Mortgage Loans, Mortgage Certificates or Contracts and other assets in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class within a Series of Multi-Class Certificates will be specified in the applicable Prospectus Supplement.

DISTRIBUTIONS TO PERCENTAGE CERTIFICATEHOLDERS

     Except as otherwise specified in the applicable Prospectus Supplement, on or about the 15th day of each month in which a Distribution Date occurs (the "Determination Date"), the Servicer will determine the amount of the payments or other receipts on account of principal and interest on the Mortgage Loans, Mortgage Certificates or Contracts which have been received and which will be distributable to holders of Certificates on the next Distribution Date (as further described below, the "Pool Distribution Amount"). The Pool Distribution Amount will be allocated among the Classes or Subclasses of Percentage Certificates of such Series in the manner described herein under "Description of the Certificates -- Standard Certificates"; however, if such Certificates are also composed of Senior Certificates and Subordinated Certificates, then the Pool Distribution Amount will be allocated in accordance with the terms of the applicable subordination arrangement. Two types of subordination arrangements are described below for a Series which consists of two Classes of Standard Certificates. Any other type of subordination arrangement employed for Certificates of a Series will be described in the related Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Pool Distribution Amount" for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Loans or Contracts will be the sum of all previously undistributed payments or other receipts on account of principal (including principal prepayments, Net Liquidation Proceeds (as defined herein), and Net Insurance Proceeds (as defined herein), if any) and interest on the related Mortgage Loans or Contracts received by the Servicer after the related Cut-Off Date (except for amounts due on or prior to such Cut-Off Date), or received by the Servicer on or prior to the Cut-Off Date but due after the Cut-Off Date, in either case received on or prior to the Determination Date in the month in which such Distribution Date occurs, plus (i) all Advances made by the Servicer, (ii) all withdrawals from any Buy-Down Fund or other fund described in the related Prospectus Supplement, if applicable, and (iii) all proceeds of Mortgage Loans or Contracts or property acquired in respect thereof purchased or repurchased from the Trust Fund as provided in the Pooling and Servicing Agreement ("Repurchase Proceeds"), but excluding the following:

          (a) amounts received as late payments of principal or interest respecting which the Servicer previously has made one or more unreimbursed Advances;

          (b) any unreimbursed Advances with respect to Liquidated Mortgage Loans (as defined herein) or Liquidated Contracts (as defined herein);

          (c) those portions of each payment of interest on a particular Mortgage Loan or Contract which represents (i) the Fixed Retained Yield, if any, and (ii) the applicable Servicing Fee, as adjusted in respect of Prepayment Interest Shortfalls as described in "Servicing of the Mortgage Loans, Mortgage Certificates and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts";

          (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

          (e) all principal prepayments and all proceeds (including Liquidation Proceeds, Insurance Proceeds and Repurchase Proceeds) of any Mortgage Loans or Contracts, or property acquired in respect thereof, liquidated, foreclosed, purchased or repurchased pursuant to the applicable Pooling and Servicing Agreement, received on or after the Due Date occurring in the month in which such Distribution Date occurs, and all related payments of interest on such amounts;

          (f) where permitted by the related Pooling and Servicing Agreement, that portion of Liquidation Proceeds or Insurance Proceeds which represents Fixed Retained Yield, if any, or any unpaid Servicing Fee to which the Servicer is entitled;

          (g) all amounts representing certain expenses reimbursable to the Servicer and other amounts permitted to be withdrawn by the Servicer from the Certificate Account, in each case pursuant to the applicable Pooling and Servicing Agreement;

          (h) all amounts in the nature of late fees, assumption fees, prepayment fees and similar fees which the Servicer is entitled to retain pursuant to the applicable Pooling and Servicing Agreement; and

          (i) where permitted by the applicable Pooling and Servicing Agreement, reinvestment earnings on payments received in respect of the Mortgage Loans or Contracts.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Pool Distribution Amount" for a Distribution Date with respect to a Series of Certificates as to which the relevant Trust Fund consists of Mortgage Certificates will be the amount, if any, by which the aggregate Stated Amount of the Certificates (before giving effect to any distribution in reduction of Stated Amount on such Distribution Date) exceeds the aggregate Pool Value (as defined herein) of the Mortgage Certificates included in the Trust Fund for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement, plus interest at the Net Mortgage Certificate Rate on the aggregate Stated Amount of the Certificates (as so calculated). For purposes of determining the Pool Distribution Amount, the aggregate Pool Value of the Mortgage Certificates included in the Trust Fund will be reduced to take into account all principal distributions thereon (including prepayments) received or due to be received by the Trustee during the applicable Due Period.

  Certificates other than Shifting Interest Certificates

     With respect to a Series of Certificates which is comprised of one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, the Servicer shall determine the aggregate amount which would have been distributable to such Class of Senior Certificates (the "Senior Class Distributable Amount") and the aggregate amount which would have been distributable to such Class of Subordinated Certificates (the "Subordinated Class Distributable Amount") assuming, among other things, no delinquencies or losses on the Mortgage Loans or Contracts preceding such

Distribution Date and, based on the Pool Distribution Amount and such Distributable Amounts, will determine the amount actually to be distributed to each Class and Subclass.

     Calculation of Distributable Amounts. If a Series of Certificates includes one Class of Standard Certificates which are Senior Certificates and one Class of Standard Certificates which are Subordinated Certificates, unless otherwise specified in the applicable Prospectus Supplement, the Senior Class Distributable Amount with respect to such Senior Certificates on a Distribution Date will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Class of Senior Certificates (the "Senior Class Principal Portion") of:

             (a) all scheduled payments of principal on each outstanding Mortgage Loan or Contract that became due on the Due Date immediately preceding such Distribution Date in accordance with the amortization schedules of the related Mortgage Loans or Contracts (as adjusted to give effect to any previous prepayments), whether or not such payments were actually received by the Servicer (the aggregate of such scheduled payments due on any such Due Date being referred to herein as "Scheduled Principal");

             (b) all principal prepayments received by the Servicer in the month preceding the month in which such Distribution Date occurs;

             (c) the Scheduled Principal Balance (as defined herein) of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract as to which the Servicer has determined that all recoveries of Liquidation Proceeds and Insurance Proceeds have been received (a "Liquidated Mortgage Loan" or "Liquidated Contract"), in each case during the month preceding the month in which such Distribution Date occurs, calculated as of the date each such Mortgage Loan or Contract was purchased or calculated as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

             (d) with respect to (1) the disposition of the Mortgaged Property or Manufactured Home in connection with any Liquidated Mortgage Loan or Contract, the amount by which Net Liquidation Proceeds and Net Insurance Proceeds exceed the unpaid principal balance of such Mortgage Loan or Contract and accrued but unpaid interest on such Mortgage Loan or Contract at the Mortgage Rate or Contract Rate to the Due Date next succeeding the last date of receipt of the Liquidation Proceeds and Insurance Proceeds, and (2) the repurchase of Mortgage Loans or Contracts in connection with an early termination of the Trust Fund (see "The Pooling and Servicing Agreement -- Termination; Purchase of Mortgage Loans, Mortgage Certificates and Contracts"), the amount by which the repurchase price exceeds the aggregate unpaid principal balances of the Mortgage Loans or Contracts in the related Trust Fund and accrued but unpaid interest at the weighted average Mortgage Rate or Contract Rate through the end of the month in which such repurchase occurs (collectively, "Gain From Acquired Property"); and

          (ii) interest at the Pass-Through Rate for the Class of Senior Certificates from the second preceding Due Date (or the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Senior Class Principal Portion of the aggregate Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date) whether or not such interest was actually received by the Servicer; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Senior Class Principal Portion of any indemnification payments made to the Servicer, the Depositor, or any officer, director, employee or agent of either the Servicer or the Depositor since the preceding Distribution Date as described under "Servicing of the Mortgage Loans, Mortgage Certificates and Contracts -- Certain Matters Regarding the Servicer and the Depositor" below (the "Indemnification Payments").

     Unless otherwise specified in the applicable Prospectus Supplement, the Subordinated Class Distributable Amount with respect to a Distribution Date for Percentage Certificates which are Subordinated Certificates will be an amount equal to the sum of:

          (i) the aggregate undivided interest, expressed as a percentage and specified in the applicable Prospectus Supplement, evidenced by such Subordinated Certificates (the "Subordinated Class Principal Portion") of:

             (a) all Scheduled Principal;

             (b) all principal prepayments received by the Servicer during the month preceding the month in which such Distribution Date occurs;

             (c) the Scheduled Principal Balance of each Mortgage Loan or Contract which was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"), and of each Mortgage Loan or Contract which became a Liquidated Mortgage Loan or Liquidated Contract, in each case during the month preceding the month in which such Distribution Date occurs, determined as of the date each such Mortgage Loan or Contract was purchased, or as of the date each such Mortgage Loan or Contract became a Liquidated Mortgage Loan or Liquidated Contract, as the case may be; and

             (d) Gain From Acquired Property; and

          (ii) interest at the Pass-Through Rate for the Class of Subordinated Certificates from the second preceding Due Date (or from the Cut-Off Date in the case of the first Distribution Date) to the Due Date immediately preceding such Distribution Date on the Subordinated Class Principal Portion of the Scheduled Principal Balance of the Mortgage Loans or Contracts as of the second preceding Due Date (or as of the Cut-Off Date in the case of the first Distribution Date), whether or not such interest was actually received with respect to the Mortgage Loans or Contracts; provided that Prepayment Interest Shortfall is included only to the extent that funds for such purposes are available out of Servicing Compensation; less

          (iii) the Subordinated Class Principal Portion of any Indemnification Payments.

     The foregoing is subject to the proviso that if one or more REMIC elections are made with respect to a Series of Certificates, any Gain From Acquired Property will not be included in the Distributable Amount of the Class of such Series which consist of Regular Interests, but shall instead be paid in full to the holders of the Residual Certificates of such Series.

     Calculation of Amounts To Be Distributed. The Servicer will calculate, on the related Determination Date, the portion of the Distributable Amount for each Class of the Series that is actually available to be paid out of the Pool Distribution Amount on the Distribution Date prior to any adjustments with respect to subordination. The portion so available on a Distribution Date to the Senior Certificateholders and to the Subordinated Certificateholders (respectively, the "Senior Class Pro Rata Share" and the "Subordinated Class Pro Rata Share") will, unless otherwise specified in the applicable Prospectus Supplement, be the amount equal to the product of the Pool Distribution Amount for such Distribution Date and a fraction, the numerator of which is the Distributable Amount for such Class on such Distribution Date and the denominator of which is the sum of the Distributable Amounts for such Series on such Distribution Date.

     So long as the Subordinated Amount is greater than zero, the holders of Senior Certificates will be entitled to receive on any Distribution Date the lesser of (a) the sum of the Senior Class Distributable Amount and the Senior Class Carryover Shortfall (as defined below) and (b) the Senior Class Pro Rata Share on such Distribution Date (the "Basic Senior Class Distribution"). In addition, to the extent Senior Class Credit Enhancement is available, the holders of Senior Certificates will be entitled to receive the amount, if any, by which the Senior Class Distributable Amount plus any Senior Class Carryover Shortfall (as defined below) on such Distribution Date exceeds the Basic Senior Class Distribution on such Distribution Date (such excess being referred to herein as the "Senior Class Shortfall"). "Senior Class Credit Enhancement" includes: (a) amounts otherwise distributable to the holders of Subordinated Certificates on such Distribution Date and amounts available for such purpose in any Subordination Reserve Fund pursuant to any subordination of the rights of any holders of Subordinated Certificates as described below; and (b) any other credit enhancement arrangement which shall be specified in the related Prospectus Supplement. See "Credit Support." The "Senior Class Carryover Shortfall" on any Distribution Date means the amount the holders of Senior Certificates were entitled to receive on the prior Distribution Date over the amount the holders of Senior Certificates actually received on such prior Distribution Date, together with interest on the difference at the Pass-Through Rate for the Senior Certificates from such prior Distribution Date through the current Distribution Date.

     At the time the Subordinated Amount, if any, is reduced to zero, Senior Certificateholders will be entitled to the Senior Class Pro Rata Share on each Distribution Date. In such event any remaining Senior Class Shortfall will cease to be payable from available sources of credit enhancement, except that the portion of such Senior Class Shortfall which is attributable to the accrual of interest on any previous Senior Class Carryover Shortfall (the "Senior Class Shortfall Accruals") shall continue to bear interest at the Pass-Through Rate for the Senior Certificates, and the holders of Senior Certificates shall continue to have a preferential right to be paid such amount from distributions otherwise available for distribution to any holders of Subordinated Certificates, until such amount (including interest thereon at the Pass-Through Rate for the Senior Certificates) is paid in full. See "Credit
Support -- Subordination."

     So long as the Subordinated Amount is greater than zero, the holders of Subordinated Certificates will be entitled to receive on any Distribution Date an amount equal to the excess of (a) the sum of (i) the Pool Distribution Amount and (ii) all amounts released from the Subordination Reserve Fund for distribution to the holders of Subordinated Certificates on such Distribution Date over (b) the sum of (i) the Basic Senior Class Distribution, (ii) any amounts required to be distributed to the holders of Senior Certificates pursuant to the subordination of the rights of the holders of Subordinated Certificates and (iii) amounts required to be deposited in the Subordination Reserve Fund. See "Credit Support." At the time the Subordinated Amount, if any, is reduced to zero, Subordinated Certificateholders will be entitled to the Subordinated Class Pro Rata Share on each Distribution Date; provided, however, that such amount to be distributed to the holders of Subordinated Certificates shall be decreased to give effect to the preferential right of the holders of Senior Certificates to receive Senior Class Shortfall Accruals as provided herein.

     The foregoing is subject to the proviso that if a REMIC election has been made with respect to a Trust Fund (or a segregated pool of assets therein), the Subordinated Certificateholders of the related Series will be entitled to the sum of (a) the Subordinated Class Pro Rata Share, (b) all amounts in the Subordination Reserve Fund (net of any amount required to be maintained as liquidity for Advances) and (c) such other amounts, if any, as may be specified in the related Prospectus Supplement (including, if such Certificates are Residual Certificates, any Gain From Acquired Property).

  Shifting Interest Certificates

     On each Distribution Date for a Series which is comprised of two Classes of Standard Certificates which are Shifting Interest Certificates, the holders of record on the Record Date of the Senior Certificates thereof will be entitled to receive, to the extent of the Pool Distribution Amount with respect to such Distribution Date and prior to any distribution being made on the related Subordinated Certificates, an amount equal to the Senior Class Distribution Amount. The Senior Class Distribution Amount will (except as otherwise set forth in the applicable Prospectus Supplement) be calculated for any Distribution Date as the lesser of (x) the Pool Distribution Amount for such Distribution Date and
(y) the sum of:

          (i) one month's interest at the applicable Pass-Through Rate on such Class's outstanding principal balance (less, if specified in the applicable Prospectus Supplement, (a) the amount of such interest constituting Deferred Interest, if any, not then payable on the Mortgage Loans or Contracts and (b) the amount by which the Prepayment Interest Shortfall with respect to the preceding month exceeds the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on such Distribution Date, in each case allocated to such Class on the basis set forth in the related Prospectus Supplement);

          (ii) if distribution of the amount of interest calculated pursuant to clause (i) above on prior Distribution Dates was not made in full on such prior Distribution Dates, an amount equal to (a) the difference between (x) the amount of interest which the holders of such Certificates would have received on such prior Distribution Dates if there had been sufficient funds available in the Certificate Account and (y) the amount of interest actually distributed to such holders on such prior Distribution Dates, together with interest on such difference (to the extent permitted by applicable law) at the applicable Pass-Through Rate of such Class (the "Unpaid Interest Shortfall") less (b) the aggregate amount distributed on Distribution Dates subsequent to such prior Distribution Dates with respect to the Unpaid Interest Shortfall;

          (iii) such Class's percentage, calculated as provided in the related Prospectus Supplement, of (a) all scheduled payments of principal due on each outstanding Mortgage Loan or Contract that became due on the Due Date occurring in the month in which such Distribution Date occurs, (b) all partial principal prepayments received in the month preceding the month in which such Distribution Date occurs and (c) except for Special Hazard Mortgage Loans or Special Hazard Contracts covered by clause (iv) below, the Scheduled Principal Balance of each Mortgage Loan or Contract which, during the month preceding the month in which such Distribution Date occurs, (i) was the subject of a principal prepayment in full, (ii) became a Liquidated Mortgage Loan or Liquidated Contract or (iii) was purchased from the Trust Fund as provided in the Pooling and Servicing Agreement (as described in "The Trust Funds" and "The Pooling and Servicing Agreement"); and

          (iv) if the Special Hazard Termination Date (as defined below) has occurred as a result of cumulative net losses on Special Hazard Mortgage Loans or Special Hazard Contracts exceeding the applicable Special Hazard Loss Amount (as defined below), such Class's specified percentage of the Net Liquidation Proceeds and Net Insurance Proceeds from any Mortgage Loan or Contract that became a Special Hazard Mortgage Loan or Special Hazard Contract during the month preceding the month in which such Distribution Date occurs, less the total amount of delinquent installments of principal in respect of such Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of such Class of Certificates out of amounts otherwise distributable to the holders of the related Subordinated Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest on the Senior Certificates;

provided that, if such Distribution Date falls on or after the Cross-Over Date (i.e., the date on which the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the related Subordinated Certificates are entitled has been reduced to zero as a result of the allocation of losses to the Subordinated Certificates), then the Senior Class Distribution Amount will instead equal the lesser of (x) the Pool Distribution Amount and (y) the sum of the items referred to above plus the amount by which such Senior Certificates' outstanding principal balance as of such Distribution Date exceeds the Pool Scheduled Principal Balance as of such Distribution Date. The "Scheduled Principal Balance" of a Mortgage Loan or Contract for any Distribution Date is the unpaid principal balance of such Mortgage Loan or Contract as specified in the amortization schedule at the time relating thereto (before any adjustment to such schedule by reason of bankruptcy, moratorium or similar waiver or grace period) as of the first day of the month preceding the month in which such Distribution Date occurs after giving effect to the payment of principal due on such first day of the month, any partial prepayments applied on or prior to such first day of the month, the addition to the principal of such Mortgage Loan or Contract on or prior to such first day of the month of any Deferred Interest, and irrespective of any delinquency in payment by the mortgagor or obligor. The "Pool Scheduled Principal Balance" as of any Distribution Date is the aggregate of the Scheduled Principal Balances of all Mortgage Loans or Contracts in a Trust Fund for such Distribution Date.

     If so provided in the applicable Prospectus Supplement, the Class of Senior Certificates will also be entitled to receive its specified percentage, referred to in clauses (y)(iii)(b) and (y)(iii)(c)(i) above, of all partial principal prepayments and all principal prepayments in full on the Mortgage Loans or Contracts in the related Trust Fund under the circumstances or for the period of time specified therein, which will have the effect of accelerating the amortization of the Class of Senior Certificates while increasing the respective interest evidenced by the Class of Subordinated Certificates in the related Trust Fund. Increasing the respective interest of the Subordinated Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates.

     If the Special Hazard Termination Date would occur on any Distribution Date under the circumstances referred to in "Credit Support -- Subordination," the Senior Class Distribution Amount for each Class and Subclass of Senior Certificates of such Series calculated as set forth in the two preceding paragraphs will be modified to the extent described in such section.

     Amounts distributed to the Class of Senior Certificates on a Distribution Date will be deemed to be applied first to the payment of current interest, if any, due on such Certificates (i.e., the amount calculated pursuant to clause
(y)(i) of the third preceding paragraph), second to the payment of any Unpaid Interest Shortfall (i.e., the amount calculated pursuant to clause (y)(ii) of such paragraph) and third to the payment of principal, if any, due on such Certificates (i.e., the aggregate of the amounts calculated pursuant to clauses
(y)(iii) and (y)(iv) of such paragraph).

     As indicated above, in the event that the Pool Distribution Amount on any Distribution Date is not sufficient to make the full distribution of current interest to the holders of Senior Certificates entitled to payments of interest, the difference between the amount of current interest which the holders of such Certificates would have received on such Distribution Date if there had been sufficient funds available and the amount actually distributed will be added to the amount of interest which the holders of such Certificates are entitled to receive on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, the amount of any such interest shortfall so carried forward will bear interest (to the extent permitted by applicable law) at the Pass-Through Rate applicable to such Certificates or at such other rate as specified in the applicable Prospectus Supplement.

     If the Pool Distribution Amount is insufficient on any Distribution Date to make the full distribution of principal due to the holders of Senior Certificates, the percentage of principal payments to which the holders of the Senior Certificates would be entitled on the immediately succeeding Distribution Date will be increased, as more fully described below under "Credit
Support -- Subordination -- Shifting Interest Certificates." This increase will have the effect of reducing, as a relative matter, the respective interest of the holders of the related Subordinated Certificates in future payments of principal on the related Mortgage Loans or Contracts. If the Pool Distribution Amount is not sufficient to make full distribution described above to the holders of the Class of Senior Certificates on any Distribution Date, unless otherwise provided in the applicable Prospectus Supplement, the holders of such Class will share in the funds actually available in proportion to the respective amounts that such Class would have received had the Pool Distribution Amount been sufficient to make the full distribution of interest and principal due to such Class.

     Unless otherwise provided in the related Prospectus Supplement, on each Distribution Date the holders of the related Class of Subordinated Certificates of a Series will be entitled to receive, out of the Pool Distribution Amount, all amounts remaining and available for distribution to them after deduction of the amounts required to be distributed to the holders of all Senior Certificates of such Series.

EXAMPLE OF DISTRIBUTION TO STANDARD CERTIFICATEHOLDERS

     The following chart sets forth an example of the application of the foregoing provisions to the first two months of the related Trust Fund's existence, assuming the Certificates are issued in the month of January, with a Distribution Date on the 25th of each month and a Determination Date on the 15th of each month:

January 1(A).................................  Cut-Off Date.
January 2 - January 31(B)....................  The Servicer receives any principal prepayments, Net Liquidation Proceeds, Net
                                               Insurance Proceeds and Repurchase Proceeds.
January 31(C)................................  Record Date.
February 1 - February 15(D)..................  The Servicer receives scheduled payments of principal and interest due on February 1.
February 15(E)...............................  Determination Date.
February 25(F)...............................  Distribution Date.

Succeeding monthly periods follow the pattern of (B) through (F), except that the period in (B) begins on the first of the month.

     (A) The initial unpaid principal balance of the Mortgage Loans or Contracts in a Trust Fund would be the aggregate unpaid principal balance of the Mortgage Loans or Contracts at the close of business on January 1, after deducting principal payments due on or before such date. Those principal payments due on or before January 1 and the related interest payments would not be part of the Trust Fund and would be remitted by the Servicer to the Depositor when received.

     (B) Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period would be credited to the Certificate Account for distribution to Certificateholders on the February 25 Distribution Date. To the extent funds are available from the aggregate Servicing Fees relating to mortgagor payments or other recoveries distributed on the related Distribution Date, the Servicer would make an additional payment to Certificateholders with respect to any Prepayment Interest Shortfall realized during this period.

     (C) Distributions in the month of February will be made to Certificateholders of record at the close of business on this date.

     (D) Scheduled monthly payments on the Mortgage Loans or Contracts due on February 1 will be deposited in the Certificate Account as received by the Servicer. Principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during this period, will be deposited in the Certificate Account but will not be distributed to Certificateholders on the February 25 Distribution Date. Instead, such amounts will be credited to the Certificate Account for distribution to Certificateholders on the March 25 Distribution Date.

     (E) As of the close of business on February 15, a determination will be made of the amounts of Advances and the amounts of principal and interest which will be distributed to the Certificateholders. Those scheduled payments due on or before February 1 which have been received on or before February 15 and those principal prepayments, Net Liquidation Proceeds, Net Insurance Proceeds and Repurchase Proceeds received during the period commencing January 2 and ending on January 31 will be distributed to Certificateholders on the February 25 Distribution Date. In addition, the amounts payable in respect of any form of credit enhancement will be calculated in accordance with the related Pooling and Servicing Agreement.

     (F) Unless otherwise so specified in the related Prospectus Supplement, the Servicer or the Paying Agent, will make distributions to Certificateholders on the 25th day of each month, or if such 25th day is not a business day, on the next business day.

DISTRIBUTIONS TO MULTI-CLASS CERTIFICATEHOLDERS

  Valuation of Mortgage Loans, Mortgage Certificates and Contracts

     If specified in the Prospectus Supplement relating to a Series of Certificates having one or more Classes or Subclasses of Multi-Class Certificates, for purposes of establishing the principal amount of Mortgage Loans, Mortgage Certificates or Contracts that will be included in a Trust Fund for such Series, each Mortgage Loan, Mortgage Certificate or Contract to be included in such Trust Fund will be assigned an initial "Pool Value." Unless otherwise specified in the applicable Prospectus Supplement, the Pool Value of each Mortgage Loan, Mortgage Certificate or Contract in the Trust Fund for such Series will be the Stated Amount of Certificates of such Series which, based upon certain assumptions and regardless of any prepayments on such Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates, can be supported by the scheduled payments of principal and interest on such Mortgage Loans, Mortgage Certificates or Contracts (net of the Fixed Retained Yield on such Mortgage Loans, Mortgage Certificates or Contracts, if any, and the applicable Servicing Fee), together with reinvestment earnings thereon, if any, at the Assumed Reinvestment Rate for the period specified in the related Prospectus Supplement and amounts available to be withdrawn (if applicable) from any reserve fund for such Series, all as specified in the applicable Prospectus Supplement. In calculating the Pool Value of a Mortgage Loan, Mortgage Certificate or Contract included in the Trust Fund, future distributions on such Mortgage Loan, Mortgage Certificate or Contract will be determined based on scheduled payments on such Mortgage Loan, Mortgage Certificate or Contract. Any similar Mortgage Loans, Mortgage Certificates or Contracts may be aggregated into one or more groups (each, a "Pool Value Group") each of which will be assigned an aggregate Pool Value calculated as if all such Mortgage Loans, Mortgage Certificates or Contracts in the Pool Value Group constituted a single loan having the highest interest rate and the longest maturity of any such loan for such Pool Value Group. There are a number of alternative means of determining the Pool Value of a Mortgage Loan, Mortgage Certificate, Contract or Pool Value Group, including determinations based on the discounted present value of the remaining scheduled payments of principal and interest thereon and determinations based on the relationship between the Mortgage Rates, Mortgage Certificate Rates or Contract Rates borne thereby and the Interest Rates of the Multi-Class Certificates of the related Series. The Prospectus Supplement for each Series will describe the method or methods (and related assumptions) used to determine the Pool Values of the Mortgage Loans, Mortgage Certificates or Contracts or the Pool Value Groups for such Series.

     The "Assumed Reinvestment Rate" for a Series of Multi-Class Certificates will be the highest rate permitted by the nationally recognized statistical rating agency or agencies rating such Series of Multi-Class Certificates or a rate insured by means of a surety bond, guaranteed investment contract or similar arrangement satisfactory to such rating agency or agencies. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

  Distributions of Interest

     The Trustee will make distributions of interest on each Class of the Multi-Class Certificates from the date and at the rates per annum (calculated on the Stated Amount or Notional Amount of such Class) specified in, or as otherwise determined in the manner set forth in, the related Prospectus Supplement (and unless otherwise specified in such Prospectus Supplement, calculated on the basis of a 360-day year of twelve 30-day months) and in accordance with the priorities set forth in the related Prospectus Supplement. Interest on all Classes of Multi-Class Certificates of a Series, other than Compound Interest Certificates, will be distributed on the Distribution Dates for such Series specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each Class of Compound Interest Certificates will be made on each Distribution Date after the Stated Amount of all Multi-Class Certificates of such Series having a Last Scheduled Distribution Date prior to the Last Scheduled Distribution Date of such Class of Compound Interest Certificates has been reduced to zero. Prior to that time, interest on such Class of Compound Interest Certificates will be added to the Stated Amount thereof on each Distribution Date. Such Class of Compound Interest Certificates will thereafter receive distributions of interest on the Stated Amount thereof as so adjusted.

  Distributions in Reduction of Stated Amount for a Series of Multi-Class Certificates not including a Subordination Feature

     The Stated Amount of a Multi-Class Certificate of a Series at any time will represent the maximum specified dollar amount (excluding interest distributions, but including, in the case of Compound Interest Certificates, interest which has not been distributed and which has been added to the Stated Amount thereof) to which the holder thereof is entitled from the cash flow on the assets included in the Trust Fund for such Series and will decline to the extent distributions in reduction of Stated Amount are received by such holder. The initial Stated Amount of each Class of Multi-Class Certificates will be specified in the applicable Prospectus Supplement. On each Distribution Date, distributions in reduction of Stated Amount of the Classes of Multi-Class Certificates will be made, to the extent funds are available, to the holders of the Multi-Class Certificates of such Series then entitled to receive such distributions, in the order and in the amounts specified in the related Prospectus Supplement. Distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against an increase in the weighted average life of such Classes as a result of a slower than expected or scheduled rate of principal prepayments on the Mortgage Loans ("extension protection"). In addition, distributions in reduction of Stated Amount may be allocated among Classes of Multi-Class Certificates in order to provide limited protection to certain Classes against a reduction in the weighted average life of such Classes as a result of a faster than expected or scheduled rate or principal prepayments on the Mortgage Loans ("call protection"). By virtue of such allocations of distributions in reduction of Stated Amount to provide extension protection and call protection to some Classes, the weighted average lives of certain other Classes may be more greatly affected by a faster or slower than expected or scheduled rate of principal prepayments on the Mortgage Loans. See "Prepayment and Yield
Considerations -- Weighted Average Life of Certificates." Distributions in reduction of Stated Amount with respect to any Class or Subclass of Multi-Class Certificates will be made on a pro rata or random lot or such other basis as is specified in the applicable Prospectus Supplement.

     Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, the aggregate amount that will be distributed in reduction of Stated Amount to holders of Multi-Class Certificates of a Series then entitled thereto on any Distribution Date for such Series will equal, to the extent funds are available, the sum of (i) the Multi-Class Certificate Distribution Amount (as defined herein) and (ii) if and to the extent specified in the related Prospectus Supplement, the applicable percentage of the Spread specified in such Prospectus Supplement.

     Unless otherwise specified in the applicable Prospectus Supplement, the "Multi-Class Certificate Distribution Amount" with respect to a Distribution Date for a Series of Multi-Class Certificates will equal the amount, if any, by which the Stated Amount of the Multi-Class Certificates of such Series (after taking into account the amount of interest to be added to the Stated Amount of any Class of Compound Interest Certificates on such Distribution Date and before giving effect to any distributions in reduction of Stated Amount on such Distribution Date) exceeds the Pool Value (as defined herein) of the Mortgage Loans, Mortgage Certificates or Contracts included in the Trust Fund for such Series as of the end of the period (a "Due Period") specified in the related Prospectus Supplement. For purposes of determining the Multi-Class Certificate Distribution Amount with respect to a Distribution Date for a Series of Certificates having one or more Classes of Multi-Class Certificates, the Pool Value of the Mortgage Loans, Mortgage Certificates or Contracts included in the Trust Fund for such Certificates will be reduced to take into account all distributions thereon received by the Trustee during the applicable Due Period.

     Unless otherwise specified in the applicable Prospectus Supplement, "Spread" with respect to a Distribution Date for a Series of Multi-Class Certificates will be the excess of (a) the sum of (i) all payments of principal and interest received on the related Mortgage Loans, Mortgage Certificates or Contracts (net of the Fixed Retained Yield, if any, and the applicable Servicing Fee, if any, with respect to such Mortgage Loans, Mortgage Certificates or Contracts) in the Due Period applicable to such Distribution Date and, in the case of the first Due Period, any amount deposited by the Depositor in the Certificate Account on the Closing Date, (ii) income from reinvestment thereof, if any, and (iii) to the extent specified in the applicable Prospectus Supplement, the amount of cash withdrawn from any reserve fund or available under any other form of credit enhancement for such Series since the prior Distribution Date (or since the Closing Date, in the case of the first Distribution Date) and required to be deposited in the Certificate Account for such Series, over (b) the sum of (i) all interest required to be distributed on the Multi-Class Certificates of such Series on such Distribution Date, (ii) the Multi-Class Certificate Distribution Amount for such Distribution Date, (iii) if applicable, any Special Distributions (as described below) in reduction of the Stated Amount of the Multi-Class Certificates of such Series made since the preceding Distribution Date (or since the Closing Date in the case of the first Distribution Date), including any accrued interest distributed with such Special Distributions, (iv) all administrative and other expenses relating to the Trust Fund payable during the Due Period preceding such Distribution Date, other than such expenses which are payable by the Servicer, if any, and (v) any amount required to be deposited into any reserve fund. Reinvestment income on any reserve fund will not be included in Spread except to the extent that reinvestment income is taken into account in calculating the initial amount required to be deposited in such reserve fund, if any.

     If specified in the Prospectus Supplement relating to a Series for which the related Mortgage Loans are secured by multifamily or commercial properties, holders of certain Classes of Multi-Class Certificates of such Series may be entitled to receive additional distributions of prepayment premiums paid by Borrowers.

  Subordination

     The Prospectus Supplement relating to a Series which includes one or more Classes or Subclasses of Multi-Class Certificates may specify that the rights of one or more of such Classes or Subclasses (or the related Residual Certificates of such Series) will be Senior to, or subordinated to, the rights of one or more other Classes of Certificates of such Series.

     If a Series which includes one or more Classes or Subclasses of Multi-Class Certificates includes a subordination feature, on each Distribution Date, distributions of interest, if any, will be made in accordance with the preferential priorities specified in the related Prospectus Supplement and from the date and at the Interest Rates specified therein or as otherwise specified therein and distributions in reduction of Stated Amount, if any, will be made to the holders of the Multi-Class Certificates in the amount and in the manner specified in and in accordance with the preferential distribution provisions described in the related Prospectus Supplement. If so specified in the related Prospectus Supplement the Subordinated Amount will be reduced as the pool experiences losses, as well as through seasoning and prepayment of the Mortgage Loans or Contracts included in the Trust Fund.

  Special Distributions

     To the extent specified in the Prospectus Supplement relating to a Series which includes Multi-Class Certificates which have less frequent than monthly Distribution Dates, any such Class or Subclass having Stated Amounts may receive special distributions in reduction of Stated Amount, together with accrued interest on the amount of such reduction ("Special Distributions") in any month, other than a month in which a Distribution Date occurs, if, as a result of principal prepayments on the Mortgage Loans or Contracts or on the mortgage loans underlying the Mortgage Certificates in the related Trust Fund and/or reinvestment yields then available, the Trustee determines, based on assumptions specified in the applicable Pooling and Servicing Agreement, that the amount of cash anticipated to be available on the next Distribution Date for such Series to be distributed to the holders of such Multi-Class Certificates may be less than the sum of (i) the interest scheduled to be distributed to such holders and
(ii) the amount to be distributed in reduction of Stated Amount of such Multi-Class Certificates on such Distribution Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Amount would be made on the next Distribution Date.

     To the extent specified in the related Prospectus Supplement, one or more Classes of Certificates of a Series may be subject to special distributions in reduction of the Stated Amount thereof at the option of the holders of such Certificates, or to mandatory distributions by the Servicer. Any such distributions with respect to a Series will be described in the applicable Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Pooling and Servicing Agreement for such Series.

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

  Last Scheduled Distribution Date

     The "Last Scheduled Distribution Date" for each Class of Multi-Class Certificates of a Series having a Stated Amount, to the extent Last Scheduled Distribution Dates are specified in the applicable Prospectus Supplement, is the latest date on which (based upon the assumptions set forth in the applicable Prospectus Supplement) the Stated Amount of such Class is expected to be reduced to zero. Since the rate of distributions in reduction of Stated Amount of each such Class of Multi-Class Certificates will depend upon, among other things, the rate of payment (including prepayments) of the principal of the Mortgage Loans or Contracts or the mortgage loans underlying the Mortgage Certificates in the Trust Fund for such Series, the actual last Distribution Date for any such Class may occur significantly earlier than its Last Scheduled Distribution Date. To the extent of any delays in receipt of any payments, insurance proceeds or liquidation proceeds with respect to the Mortgage Loans, Mortgage Certificates or Contracts included in any Trust Fund, the last Distribution Date for any such Class may occur later than its Last Scheduled Distribution Date. The rate of payments on the Mortgage Loans, Mortgage Certificates or Contracts in the Trust Fund for any Series of Certificates will depend upon their particular characteristics, as well as on the prevailing level of Interest Rates from time to time and other economic factors, and no assurance can be given as to the actual prepayment experience of the Mortgage Loans, Mortgage Certificates or Contracts. See "Prepayment and Yield Considerations" below.

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

                                 CREDIT SUPPORT

SUBORDINATION

  Certificates other than Shifting Interest Certificates

     If so specified in the Prospectus Supplement relating to a Series of Certificates as to which the related Trust Fund consists of Mortgage Loans or Contracts, other than a Series of Shifting Interest Certificates, the rights of the holders of a Class of Subordinated Certificates to receive distributions will be subordinated to the rights of the holders of a Class of Senior Certificates, to the extent of the Subordinated Amount specified in such Prospectus Supplement. The Subordinated Amount will be reduced by an amount equal to Aggregate Losses and will be further reduced in accordance with a schedule described in the applicable Prospectus Supplement. Aggregate Losses as defined in the applicable Pooling and Servicing Agreement for any given period will equal the aggregate amount of delinquencies, losses and other deficiencies in the amounts due to the Senior Certificateholders paid or borne by the Subordinated Certificateholders (but excluding any payments of Senior Class Shortfall Accruals or interest thereon) ("Payment Deficiencies") during such period, whether such aggregate amount results by way of withdrawals from the Subordination Reserve Fund (including, prior to the time that the Subordinated Amount is reduced to zero, any such withdrawal of amounts attributable to the Initial Deposit, if any), reductions in amounts that would otherwise have been distributable to the Subordinated Certificateholders on any Distribution Date, or otherwise; less the aggregate amount of previous Payment Deficiencies recovered by the related Trust Fund during such period in respect of the Mortgage Loans or Contracts giving rise to such previous Payment Deficiencies, including, without limitation, such recoveries resulting from the receipt of delinquent principal or interest payments, Liquidation Proceeds and insurance proceeds (net, in each case, of any applicable Fixed Retained Yield and any unpaid Servicing Fee to which the Servicer is entitled, foreclosure costs and other servicing costs, expenses and advances relating to such Mortgage Loans or Contracts).

     The protection afforded to the Senior Certificateholders by the subordination feature described above will be effected both by the preferential right, to the extent specified in the applicable Prospectus Supplement, of such Senior Certificateholders to receive current distributions on the related Mortgage Loans or Contracts that, but for such subordination, would otherwise have been distributable to the Subordinated Certificateholders from the related Trust Fund (to the extent of the Subordinated Amount for such Series) and (unless otherwise specified in the applicable Prospectus Supplement) by the establishment and maintenance of a Subordination Reserve Fund for such Series. Unless otherwise specified in the applicable Prospectus Supplement, the Subordination Reserve Fund will not be a part of the Trust Fund. The Subordination Reserve Fund may be funded initially with an initial deposit by the Depositor (the "Initial Deposit") in an amount set forth in the applicable Prospectus Supplement. Following the initial issuance of the Certificates of a Series and until the balance of the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) first equals or exceeds the Specified Subordination Reserve Fund Balance set forth in the applicable Prospectus Supplement, and unless otherwise specified in the applicable Prospectus Supplement, the Servicer will withhold all amounts that would otherwise have been distributable to the Subordinated Certificateholders and deposit such amounts (less any portions thereof required to be distributed to Senior Certificateholders as described below) in the Subordination Reserve Fund. The time necessary for the Subordination Reserve Fund of a Series to reach the applicable Specified Subordination Reserve Fund Balance for such Series after the initial issuance of the Certificates, and the period for which such balance is maintained, will be affected by the prepayment, delinquency and foreclosure or repossession experience of the Mortgage Loans or Contracts in the related Trust Fund and cannot be accurately predicted. Unless otherwise specified in the applicable Prospectus Supplement, after the amount in the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) for a Series first equals or exceeds the applicable Specified Subordination Reserve Fund Balance, the Servicer will withhold from the Subordinated Certificateholders and will deposit in the Subordination Reserve Fund such portion of the principal payments on the Mortgage Loans or Contracts otherwise distributable to the Subordinated Certificateholders as may be necessary to maintain the Subordination Reserve Fund (without taking into account the amount of any Initial Deposit) at the Specified Subordination Reserve Fund Balance. The Prospectus Supplement for each Series will set forth the amount of

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

the Specified Subordination Reserve Fund Balance applicable from time to time and the extent, if any, to which the Specified Subordination Reserve Fund Balance may be reduced. Unless otherwise specified in the applicable Prospectus Supplement, the Specified Subordination Reserve Fund Balance for a Series will not be required to exceed the Subordinated Amount.

     If on any Distribution Date while the Subordinated Amount exceeds zero, there is a Senior Class Shortfall, the Senior Class Certificateholders will be entitled to receive from current payments on the Mortgage Loans or Contracts that would otherwise have been distributable to Subordinated Certificateholders the amount of such Senior Class Shortfall. If such current payments are insufficient, an amount equal to the lesser of: (i) the entire amount on deposit in the Subordination Reserve Fund available for such purpose; or (ii) the amount necessary to cover the Senior Class Shortfall will be withdrawn from the Subordination Reserve Fund. Amounts representing investment earnings on amounts held in the Subordination Reserve Fund will not be available to make payments to the Senior Certificateholders. If current payments on the Mortgage Loans or Contracts and amounts available in the Subordination Reserve Fund are insufficient to pay the entire Senior Class Shortfall, then amounts held in the Certificate Account for future distributions will be distributed as necessary to the Senior Certificateholders.

     In the event the Subordination Reserve Fund is depleted before the Subordinated Amount is reduced to zero, the Senior Certificateholders will continue to have a preferential right, to the extent specified in the applicable Prospectus Supplement, to receive current distributions of amounts that would otherwise have been distributable to the Subordinated Certificateholders to the extent of the then Subordinated Amount.

     After the Subordinated Amount is reduced to zero, the Senior Certificateholders of a Series will, unless otherwise specified in the applicable Prospectus Supplement, nonetheless have a preferential right to receive payment of Senior Class Shortfall Accruals and interest which has accrued thereon from amounts that would otherwise have been distributable to the Subordinated Certificateholders. The Senior Certificateholders will otherwise bear their proportionate share of any losses realized on the Trust Fund in excess of the Subordinated Amount.

     Unless otherwise specified in the related Prospectus Supplement, amounts held from time to time in the Subordination Reserve Fund for a Series will be held for the benefit of the Senior Certificateholders and Subordinated Certificateholders of such Series until withdrawn from the Subordination Reserve Fund as described below; provided, however, that the portion of the Initial Deposit, if any, which has not been recovered by the Servicer and any undistributed investment earnings attributable thereto will continue to be the property of the Servicer and will ultimately be recoverable by the Servicer.

     Amounts withdrawn from the Subordination Reserve Fund for a Series and deposited in the Certificate Account for such Series will be charged first against amounts in the Subordination Reserve Fund other than the Initial Deposit, if any, for such Series, and thereafter against such Initial Deposit.

     If so specified in the related Prospectus Supplement, if the Subordinated Amount for a Series is reduced to zero and funds remain in the Subordination Reserve Fund, an amount (the "Advance Reserve") equal to the lesser of (i) the amount of the Initial Deposit and (ii) such funds remaining in the Subordination Reserve Fund at the time the Subordinated Amount is reduced to zero, will remain in the Subordination Reserve Fund and be available in certain circumstances for withdrawal to make Advances.

     Any amounts in the Subordination Reserve Fund for a Series on a Distribution Date in excess of the Specified Subordination Reserve Fund Balance on such date prior to the time the Subordinated Amount for such Series is reduced to zero, and any amounts remaining in the Subordination Reserve Fund for such Series upon termination of the trust created by the applicable Pooling and Servicing Agreement, will be paid, unless otherwise specified in the applicable Prospectus Supplement, to the Subordinated Certificateholders of such Series in accordance with their pro rata ownership thereof, or, in the case of a Series with respect to which an election has been made to treat the Trust Fund as a REMIC, first to the Residual Certificateholders (to the extent of any portion of the Initial Deposit, if any, and undistributed reinvestment earnings attributable thereto), and second to the Subordinated Certificateholders of such Series, in each case in accordance with their pro rata ownership thereof. Amounts permitted to be distributed from the Subordination Reserve Fund for a Series will no longer be subject to any claims or rights of the Senior Certificateholders of such Series.

     Funds in the Subordination Reserve Fund for a Series will be invested as provided in the applicable Pooling and Servicing Agreement in certain types of eligible investments ("Eligible Investments"). If an election has been made to treat the Trust Fund (or one or more pools of segregated assets therein) as a REMIC, no more than 30% of the income or gain of the Subordination Reserve Fund in any taxable year may be derived from the sale or other disposition of investments held for less than three months in the Subordination Reserve Fund. The earnings on such investments will be withdrawn and paid to the Subordinated Certificateholders of such Series or to the holders of the Residual Certificates, in the event that an election has been made to treat the Trust Fund (or a pool of segregated assets therein) with respect to such Series as a REMIC, in accordance with their respective interests. Investment income earned on amounts held in the Subordination Reserve Fund will not be available for distribution to the Senior Certificateholders or otherwise subject to any claims or rights of the Senior Certificateholders.

     Eligible Investments for monies deposited in the Subordination Reserve Fund will be specified in the applicable Pooling and Servicing Agreement and, unless otherwise provided in the applicable Prospectus Supplement, will mature no later than the next Distribution Date.

     Holders of Subordinated Certificates of a Series will not be required to refund any amounts which have been properly distributed to them, regardless of whether there are sufficient funds to distribute to Senior Certificateholders the amounts to which they are entitled.

     If specified in the related Prospectus Supplement, the Subordination Reserve Fund may be funded in any other manner acceptable to each Rating Agency and consistent with an election, if any, to treat the Trust Fund (or one or more pools of segregated assets therein) for such Series as a REMIC, as will be more fully described in such Prospectus Supplement.

  Shifting Interest Certificates

     If specified in the applicable Prospectus Supplement, the rights of the holders of the Subordinated Certificates of a Series of Shifting Interest Certificates to receive distributions with respect to the Mortgage Loans or Contracts in the related Trust Fund will be subordinated to such rights of the holders of the Senior Certificates of such Series to the extent described below, except as otherwise set forth in such Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior Certificates of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of the Senior Certificates against losses due to mortgagor or obligor defaults.

     The protection afforded to the holders of Senior Certificates of such a Series by the subordination feature described above will be effected by the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, current distributions on the related Mortgage Loans or Contracts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate Account and, to the extent described below, by the right of such holders to receive future distributions on the Mortgage Loans or Contracts that would otherwise have been payable to the holders of Subordinated Certificates.

     Losses realized on Liquidated Mortgage Loans or Liquidated Contracts (other than certain Liquidated Mortgage Loans that are Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts as described below) will be allocated to the holders of Subordinated Certificates through a reduction of the amount of principal payments on the Mortgage Loans or Contracts to which such holders are entitled. Prior to the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date in respect of each Mortgage Loan or Contract that became a Liquidated Mortgage Loan or Liquidated Contract in the preceding month (subject to the additional limitation described below applicable to Liquidated Mortgage Loans that are

Special Hazard Mortgage Loans or Liquidated Contracts that are Special Hazard Contracts), their respective shares of the Scheduled Principal Balance of each such Liquidated Mortgage Loan or Liquidated Contract, together with interest accrued at the Pass-Through Rate for such Class, irrespective of whether Net Liquidation Proceeds and Net Insurance Proceeds realized thereon are sufficient to cover such amount. For a description of the full Senior Class Distribution Amount payable to holders of Senior Certificates of each Series, see "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates."

     On each Distribution Date occurring on or after the Cross-Over Date, holders of Senior Certificates of each Class entitled to a percentage of principal payments will generally receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of the Net Liquidation Proceeds and Net Insurance Proceeds actually realized in respect of the applicable Liquidated Mortgage Loans or Liquidated Contracts after reimbursement to the Servicer of any previously reimbursed Advances made in respect of such Liquidated Mortgage Loans or Liquidated Contracts. See "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates."

     In the event that a Mortgage Loan becomes a Liquidated Mortgage Loan or a Contract becomes a Liquidated Contract as a result of a hazard not insured against under a Standard Hazard Insurance Policy (a "Special Hazard Mortgage Loan" or "Special Hazard Contract"), the holders of Senior Certificates of each Class entitled to a percentage of principal payments on the related Mortgage Loans or Contracts will be entitled to receive in respect of each Mortgage Loan or Contract which became a Special Hazard Mortgage Loan or Special Hazard Contract in the preceding month, as part of their respective Senior Class Distribution Amounts payable on each Distribution Date prior to the Special Hazard Termination Date, their respective shares of the Scheduled Principal Balance of such Mortgage Loan or Contract, together with interest accrued at the applicable Pass-Through Rate, rather than their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds actually realized. The Special Hazard Termination Date for a Series of Certificates will be the earlier to occur of (i) the date on which cumulative net losses in respect of Special Hazard Mortgage Loans or Special Hazard Contracts exceed the Special Hazard Loss Amount specified in the applicable Prospectus Supplement or (ii) the Cross-Over Date. Since the amount of the Special Hazard Loss Amount for a Series of Certificates is expected to be significantly less than the amount of principal payments on the Mortgage Loans or Contracts to which the holders of the Subordinated Certificates of such Series are initially entitled (such amount being subject to reduction, as described above, as a result of allocation of losses on other Liquidated Mortgage Loans or Liquidated Contracts as well as Special Hazard Mortgage Loans or Special Hazard Contracts), the holders of Subordinated Certificates of such Series will bear the risk of losses in the case of Special Hazard Mortgage Loans or Special Hazard Contracts to a lesser extent than they will bear losses on other Liquidated Mortgage Loans or Liquidated Contracts. Once the Special Hazard Termination Date has occurred, holders of Senior Certificates of each Class entitled to payments of principal will be entitled to receive, as part of their respective Senior Class Distribution Amounts, only their respective shares of Net Liquidation Proceeds and Net Insurance Proceeds realized on Special Hazard Mortgage Loans or Special Hazard Contracts (less the total amount of delinquent installments in respect of each Special Hazard Mortgage Loan or Special Hazard Contract that were previously the subject of distributions to the holders of the Senior Certificates and less the portion of such Net Liquidation Proceeds and Net Insurance Proceeds allocable to interest). The outstanding principal balance or notional amount of each such Class will, however, be reduced by such Class's specified percentage of the Scheduled Principal Balance of each such Special Hazard Mortgage Loan or Special Hazard Contract. See "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates."

     If the cumulative net losses on all Mortgage Loans or Contracts in a Trust Fund that have become Special Hazard Mortgage Loans or Special Hazard Contracts in the months prior to the month in which a Distribution Date occurs would exceed the Special Hazard Loss Amount for a Series of Certificates, that portion of the Senior Class Distribution Amount as of such Distribution Date for each Class of Senior Certificates of such Series entitled to a percentage of principal payments on the Mortgage Loans or Contracts in the related Trust Fund attributable to Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date will be calculated not on the basis of the Scheduled Principal Balances of such Special Hazard Mortgage Loans or Special Hazard Contracts but rather will be computed as an amount equal to the lesser of (a) such Class's percentage, calculated as provided in the related Prospectus Supplement, of the Scheduled Principal Balance of such Special Hazard Mortgage Loans or Special Hazard Contracts and (b) the sum of (i) the excess of the Special Hazard Loss Amount over the cumulative net losses on all Mortgage Loans or Contracts that became Special Hazard Mortgage Loans or Special Hazard Contracts in months prior to the month of such Distribution Date and (ii) the excess of (a) the product of the percentage of principal payments to which such Class is entitled multiplied by the aggregate Net Liquidation Proceeds and Net Insurance Proceeds (net of the portion of each thereof allocable to interest) of the Mortgage Loans or Contracts which became Special Hazard Mortgage Loans or Special Hazard Contracts in the month preceding the month of such Distribution Date over (b) the total amount of delinquent installments in respect of such Special Hazard Mortgage Loans or Special Hazard Contracts that were previously the subject of distributions to such Class paid out of amounts otherwise distributable to the holders of the related Subordinated Certificates.

     Although the subordination feature described above is intended to enhance the likelihood of timely payment of principal and interest to the holders of Senior Certificates, shortfalls could result in certain circumstances. For example, a shortfall in the payment of principal otherwise due the holders of Senior Certificates could occur if losses realized on the Mortgage Loans or Contracts in a Trust Fund were exceptionally high and were concentrated in a particular month. See "Description of the Certificates -- Distributions to Standard Certificateholders -- Shifting Interest Certificates" for a description of the consequences of any shortfall of principal or interest.

     The holders of Subordinated Certificates will not be required to refund any amounts previously properly distributed to them, regardless of whether there are sufficient funds on a subsequent Distribution Date to make a full distribution to holders of each Class of Senior Certificates of the same Series.

OTHER CREDIT ENHANCEMENT

     In addition to subordination as discussed above, credit enhancement may be provided with respect to any Series of Certificates in any other manner which may be described in the applicable Prospectus Supplement, including, but not limited to, credit enhancement through an alternative form of subordination and/or one or more of the methods described below.

  Limited Guarantee

     If so specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

  Letter of Credit

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a Series of Certificates will be set forth in the Prospectus Supplement relating to such Series.

  Pool Insurance Policies

     If so specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor will obtain a pool insurance policy for the Mortgage Loans or Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan or Contract is not covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

  Special Hazard Insurance Policies or Other Forms of Support for Special Hazard Losses

     If so specified in the applicable Prospectus Supplement, for each Series of Certificates as to which a pool insurance policy is provided, the Depositor will also obtain a special hazard insurance policy for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the applicable Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties or Manufactured Homes caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties or Manufactured Homes are located. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

  Surety Bonds

     If so specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a surety bond will be set forth in the Prospectus Supplement relating to such Series.

  Fraud Coverage

     If so specified in the applicable Prospectus Supplement, losses resulting fraud, dishonesty or misrepresentation in connection with the origination or sale of the Mortgage Loans or Contracts may be covered to a limited extent by representations and warranties to the effect that no such fraud, dishonesty or misrepresentation had occurred, by a reserve fund, letter of credit, or other method. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

  Mortgagor Bankruptcy Bond

     If so specified in the applicable Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor or obligor affecting the Mortgage Loans or Contracts in a Trust Fund with respect to a Series of Certificates will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Certificates of a Series by the Rating Agency that rated such Series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency rating the Certificates of the related Series, which amount will be set forth in the related Prospectus Supplement. The amount and terms of any such coverage will be set forth in the Prospectus Supplement.

                      PREPAYMENT AND YIELD CONSIDERATIONS

  PASS-THROUGH RATES AND INTEREST RATES

     Any Class of Certificates of a Series may have a fixed Pass-Through Rate or Interest Rate, or a Pass-Through Rate or Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Mortgage Loans, Mortgage Certificates or Contracts (such as, for example, varying on the basis of changes in the weighted average Net Mortgage Rate, Net Mortgage Certificate Rate or Net Contract Rate of the underlying Mortgage Loans, Mortgage Certificates or Contracts) or may receive interest payments with respect to the underlying Mortgage Loans, Mortgage Certificates or Contracts in such other manner specified in the applicable Prospectus Supplement.

     The Prospectus Supplement for each Series will specify the range and the weighted average of the Mortgage Rates, Mortgage Certificate Rates or Contract Rates and Net Mortgage Rates, Net Mortgage Certificate Rates or Net Contract Rates for the Mortgage Loans, Mortgage Certificates or Contracts underlying such Series as of the Cut-Off Date. Unless otherwise specified in the related Prospectus Supplement, each monthly interest payment on a Mortgage Loan or Contract will generally be calculated as the product of one-twelfth of the applicable Mortgage Rate or Contract Rate at the time of such calculation and the then unpaid principal balance on such Mortgage Loan or Contract. The Net Mortgage Rate or Net Contract Rate with respect to each Mortgage Loan or Contract will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Mortgage Rate or Contract Rate, the Fixed Retained Yield, if any, payable to the Depositor or other person or entity specified in the Prospectus Supplement and any Servicing Fee applicable to each Mortgage Loan or Contract. If the Trust Fund includes adjustable-rate Mortgage Loans or Contracts or includes Mortgage Loans or Contracts with different Net Mortgage Rates or Net Contract Rates, the weighted average Net Mortgage Rate or Net Contract Rate may vary from time to time as set forth below. See "The Trust Funds." The Prospectus Supplement for a Series will also specify the initial Pass-Through Rate or Interest Rate for each Class of Certificates of such Series having a Pass-Through Rate or Interest Rate and will specify whether each such Pass-Through Rate or Interest Rate is fixed or is variable.

     The Net Mortgage Rate or Net Contract Rate for any adjustable rate Mortgage Loan or Contract will change with any changes in the index specified in the related Prospectus Supplement on which such Mortgage Rate or Contract Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Mortgage Rate or Contract Rate or other limitations described in the related Prospectus Supplement. The weighted average Net Mortgage Rate or Net Contract Rate with respect to any Series may vary due to changes in the Net Mortgage Rates or Net Contract Rates of adjustable rate Mortgage Loans or Contracts, to the timing of the Mortgage Rate or Contract Rate readjustments of such Mortgage Loans or Contracts and to different rates of payment of principal of fixed or adjustable rate Mortgage Loans or Contracts bearing different Mortgage Rates or Contract Rates.

     If the Trust Fund for a Series includes adjustable rate Mortgage Loans or Contracts, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Mortgage Rates or Mortgage Rates or to the Net Contract Rates or Contract Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Certificates of the related Series will be discussed in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, no distribution of principal and only a partial distribution of interest will be made to Certificateholders with respect to a negatively amortizing Mortgage Loan or Contract. Distribution of the portion of scheduled interest at the applicable Net Mortgage Rate or Net Contract Rate representing Deferred Interest with respect to such Mortgage Loan or Contract will be passed through to the Certificateholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Certificateholders at the time that it accrues, rather than at the time that it is paid. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made -- Deferred Interest," "-- Federal Income Tax Consequences for

REMIC Certificates -- Taxation of Regular Certificates -- Deferred Interest" and "-- Taxation of Residual Certificates -- Deferred Interest."

SCHEDULED DELAYS IN DISTRIBUTIONS

     At the date of initial issuance of the Certificates of each Series offered hereby, the initial purchasers of a Class of Certificates (other than certain Classes of Residual Certificates) will be required to pay accrued interest at the applicable Pass-Through Rate or Interest Rate for such Class from the Cut-Off Date for such Series to, but not including, the date of issuance. With respect to Standard Certificates, the effective yield to Certificateholders will be below the yield otherwise produced by the applicable Pass-Through Rate because while interest will accrue at such Pass-Through Rate from the first day of each month through the last day of such month (unless otherwise specified in the related Prospectus Supplement), principal and interest distributions with respect to such month will not be made until the 25th day (or if such 25th day is not a business day, the business day immediately following such 25th day) of the month following the month of accrual (or until such other Distribution Date specified in the applicable Prospectus Supplement). If so specified in the related Prospectus Supplement, a Class of Multi-Class Certificates may be entitled to distributions on each Distribution Date of interest accrued during a period (an "Interest Accrual Period" specified in such Prospectus Supplement ending on such Distribution Date or ending on a date preceding such Distribution Date. In the latter case the effective yield to such Certificateholders will be below the yield otherwise produced by the applicable initial public offering prices and Interest Rates because (i) on the first Distribution Date the time period upon which interest payable is calculated will be less than the time elapsed since the commencement of accrual of interest, (ii) the interest that accrues during the Interest Accrual Period will not be paid until a date following such Interest Accrual Period specified in the related Prospectus Supplement, and (iii) during each Interest Accrual Period following the first Interest Accrual Period, in the case of a Class of Multi-Class Certificates currently receiving distributions in reduction of Stated Amount, interest is based upon a Stated Amount which is less than the Stated Amount of such Certificates actually outstanding, since the distribution in reduction of Stated Amount made on the following Distribution Date is deemed to have been made, for interest accrual purposes only, at the end of the preceding Interest Accrual Period. The Prospectus Supplement for each Series of Certificates will set forth the nature of any scheduled delays in distribution and the impact on the yield of such Certificates.

INTEREST SHORTFALLS DUE TO PRINCIPAL PREPAYMENTS

     When a Mortgage Loan or Contract is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Pooling and Servicing Agreement relating to a Series will provide, unless otherwise specified in the applicable Prospectus Supplement, that with respect to any principal prepayment or liquidation of any Mortgage Loan or Contract underlying the Certificates of such Series, the Servicer will pay into the Certificate Account for such Series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related Prospectus Supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Certificate Account with respect to such Mortgage Loan or Contract includes an amount equal to interest at the Net Mortgage Rate or Net Contract Rate for such Mortgage Loan or Contract for the period from the date of such prepayment or liquidation to but not including the next Due Date. See "Servicing of the Mortgage Loans and Contracts -- Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts."

WEIGHTED AVERAGE LIFE OF CERTIFICATES

     Weighted average life of a Certificate refers to the average amount of time that will elapse from the date of issuance of the Certificate until each dollar in reduction of the principal amount or Stated Amount of such Certificate is distributed to the investor. The weighted average life and the yield to maturity of any Class of the Certificates of a Series will be influenced by, among other things, the rate at which principal on the Mortgage Loans, Contracts or mortgage loans underlying the Mortgage Certificates included in the Mortgage Pool, Contract Pool or Mortgage Certificate Pool for such Certificate is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like).

     The Mortgage Loans or Contracts may be prepaid in full or in part at any time. Unless otherwise specified in the applicable Prospectus Supplement or as described in the following paragraph, no Mortgage Loan or Contract will provide for a prepayment penalty and all fixed rate Mortgage Loans or Contracts will contain due-on-sale clauses permitting the holder to accelerate the maturity of the Mortgage Loan or Contract upon conveyance of the Mortgaged Property or Manufactured Home.

     Some of the Mortgage Loans which are secured by multifamily or commercial properties may provide for a lockout period during which prepayments are prohibited or for the payment of a prepayment premium, penalty or charge in connection with a prepayment or for some other form of yield maintenance charges. Such provisions may significantly reduce the rate of prepayments that might otherwise be expected to occur with respect to such Mortgage Loans. If specified in the Prospectus Supplement relating to any Series, holders of certain Classes of Certificates of such Series may be entitled to receive additional distributions of prepayment premiums paid by Borrowers. Such additional distributions may offset to some extent any reduction in yield such holders might otherwise realize as a result of principal prepayments. Unless otherwise specified in the related Prospectus Supplement, in certain circumstances the servicers will have the right pursuant to the Agreement to agree to modify the stated maturity of Mortgage Loans secured by multifamily or commercial properties up to but not beyond a date specified in such Prospectus Supplement. Alternatively, the servicer will have the right to commence collection proceedings with respect to any defaulted Mortgage Loan.

     Some of the Mortgage Loans may call for Balloon Payments. Balloon Payments involve a greater degree of risk than fully amortizing loans because the ability of the borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of the attempted sale or refinancing, the borrower's equity in the related Mortgaged Property, the financial condition of the borrower and operating history of the related Mortgaged Property, tax laws, prevailing economic conditions and the availability of credit for commercial real estate projects generally.

     Some of the Mortgage Loans included in the Trust Fund may, in the event one or more are required to be repurchased or otherwise removed from the Trust Fund, require the payment of a release premium.

     Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prospectus Supplement for each Series which includes more than one Class or Subclass of Multi-Class Certificates will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such Class or Subclass and the percentage of the original aggregate Stated Amount of each such Class or Subclass that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans or Contracts or mortgage loans underlying the Mortgage Certificates are made at rates corresponding to various percentages of the prepayment standard or model specified in the related Prospectus Supplement.

     There is, however, no assurance that prepayment of the Mortgage Loans or Contracts or mortgage loans underlying the Mortgage Certificates underlying a Series of Certificates will conform to any level of the prepayment standard or model specified in the related Prospectus Supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the mortgages or contracts, servicing decisions, enforceability of due-on-sale clauses, market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates or Contract Rates on the Mortgage Loans or Contracts underlying a Series of Certificates, or the mortgage rates on the mortgage loans underlying the Mortgage Certificates, the prepayment rates of such Mortgage Loans, Contracts or mortgage loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Mortgage Loans, Contracts or mortgage loans. It should be noted that Certificates of a Series may evidence an interest in a Trust Fund with different Mortgage Rates, Mortgage Certificate Rates or Contract Rates. Accordingly, the prepayment experience of such Certificates will to some extent be a function of the mix of Mortgage Rates, Mortgage Certificate Rates or Contract Rates of the Mortgage Loans, Mortgage Certificates or Contracts. In addition, the terms of the Pooling and Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See "Servicing of the Mortgage Loans and Contracts -- Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Mortgage Loans and Contracts" and "Certain Legal Aspects of the Mortgage Loans and Contracts -- Due-On-Sale Clauses" for a description of certain provisions of each Pooling and Servicing Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans or Contracts.

     A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Certificates of a Series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Certificates of a Series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Certificate will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a Class of Certificates which bears interest at a variable Interest Rate or at a variable Pass-Through Rate, will also be affected by changes in the index on which any such variable Interest Rate, or variable Pass-Through Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Certificates will be discussed in the related Prospectus Supplement. The yield on certain types of Certificates may be particularly sensitive to prepayment rates, and further information with respect to yield on such Certificates will be included in the applicable Prospectus Supplement.

     At the request of the mortgagor or obligor, the Servicer may refinance the Mortgage Loans or Contracts in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Mortgage Loan or Contract.

     The Depositor may be obligated and the applicable Unaffiliated Seller will be obligated, under certain circumstances, to repurchase certain of the Mortgage Loans or Contracts. In addition, the terms of certain insurance policies relating to the Mortgage Loans or Contracts may permit the applicable insurer to purchase delinquent Mortgage Loans or Contracts. The proceeds of any such repurchase will be deposited in the related Certificate Account and such repurchase will have the same effect as a prepayment in full of the related Mortgage Loan or Contract. See "The Trust Funds -- Assignment of the Mortgage Loans, Mortgage Certificates and Contracts." In addition, if so specified in the applicable Prospectus Supplement, the Servicer will have the option to purchase all, but not less than all, of the Mortgage Loans, Mortgage Certificates or Contracts in any Trust Fund under the limited conditions specified in such Prospectus Supplement. For any Series of Certificates for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 860F(a)(4)(A). See "The Pooling and Servicing Agreement -- Termination; Purchase or other Disposition of Mortgage Loans, Mortgage Certificates and Contracts."

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage Loans, Mortgage Certificates or Contracts represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Mortgage Loans, Mortgage Certificates or Contracts until the sale of the Certificates and other expenses connected with pooling the related Mortgage Loans, Mortgage Certificates or Contracts and issuing the Certificates.

                                 THE DEPOSITOR

     Prudential Securities Secured Financing Corporation, formerly known as P-B Secured Financing Corporation (the "Depositor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Depositor's principal executive offices are located at 130 John Street, New York, New York 10038. Its telephone number is (212) 214-7435.

     As described herein under "The Trust Funds -- Assignment of the Mortgage Loans, Mortgage Certificates and Contracts" and " -- Representations and Warranties", the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans or Contracts under certain circumstances. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Mortgage Certificate Pool, Contract Pool or Trust Fund. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement the Servicer with respect to any Series of Certificates relating to Mortgage Loans or Contracts may be an affiliate of the Depositor. As described under "The Trust Funds," the Depositor anticipates that it may acquire Mortgage Loans, Mortgage Certificates and Contracts through or from an affiliate.

     Neither the Depositor nor Prudential Securities Group Inc. nor any of its affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Certificates of any Series.

                            UNDERWRITING GUIDELINES

MORTGAGE LOANS SECURED BY RESIDENTIAL PROPERTIES

     The Depositor expects that all Mortgage Loans included in a Mortgage Pool will have been originated in accordance with the underwriting procedures described herein, subject to such variations as are specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all or a representative sample of the Mortgage Loans comprising the Mortgage Pool for a Series will be reviewed by or on behalf of the Depositor to determine compliance with such underwriting procedures and standards and compliance with other requirements for inclusion in the related Mortgage Pool.

     Except as otherwise set forth in the related Prospectus Supplement, it is expected that each originator of Mortgage Loans will have applied, in a standard procedure which complies with applicable federal and state law and regulations, underwriting procedures that are intended to evaluate the mortgagor's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Except as specified in the related Prospectus Supplement, a prospective mortgagor will have been required to fill out an application designed to provide to the original lender pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor will have been required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification will have been obtained in the case of individual borrowers which reports the mortgagor's current salary, length of such employment and whether it was expected that the mortgagor will continue such employment in the future. If a prospective borrower was self-employed, the mortgagor will have been required to submit copies of signed tax returns. The mortgagor may also have been required to authorize verification of deposits at financial institutions where the mortgagor has demand or savings accounts.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal will have been made of each Mortgaged Property considered for financing. Each appraiser will have been selected in accordance with predetermined guidelines established by or acceptable to the Unaffiliated Seller for appraisers. The appraiser will have been required to inspect the Mortgaged Property and verify that it was in good condition and that construction, if new, has been completed. The appraisal is based on the market value of the comparable properties, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the Mortgaged Property.

     In determining the adequacy of the Mortgaged Property as collateral, the originator shall, in the case of second or more junior loans, look at the combined Loan-to-Value Ratio in determining whether the Mortgage Loan exceed lending guidelines. Furthermore, when considering such second or more junior loans, confirm that payment has been timely made on the senior liens.

     Once all applicable employment, credit and property information was received, a determination will have been made as to whether the prospective mortgagor had sufficient monthly income available (i) to meet its monthly obligations on the Mortgage Loan (determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii) in the case of individual mortgagors, to meet monthly housing expenses and other financial obligations and monthly living expenses. When two individuals cosign loan documents, the income and expenses of both individuals may be included in the computation. Except as otherwise specified in the related Prospectus Supplement, underwriting guidelines generally similar to traditional underwriting guidelines used by FNMA and FHLMC which were in effect at the time of origination of each Mortgage Loan will generally have been used, except that the ratios at origination of the amounts described in clauses (i) and (ii) above to the applicant's stable monthly gross income may exceed in certain cases the then applicable FNMA and FHLMC guidelines. With respect to a vacation or second home, no income derived from the property will have been considered for underwriting purposes.

     Other credit considerations may cause departure from the traditional guidelines. If the Loan-to-Value Ratio and/or term of the Mortgage Loan is less than a percentage specified in the related Prospectus Supplement, certain aspects of review relating to monthly income assets may be forgone and standard ratios of monthly or total expenses to gross income may not be applied. The Depositor may permit an Unaffiliated Seller's underwriting standards to otherwise vary in certain cases to the extent specified in the related Prospectus Supplement.

     The Mortgaged Properties may be located in states where, in general, a lender providing credit on a single-family property may not seek a deficiency judgment against the mortgagor but rather must look solely to the property for repayment in the event of foreclosure. The Depositor will require that the Unaffiliated Sellers represent and warrant that underwriting standards applied to each Mortgage Loan purchased by the Depositor from such Unaffiliated Seller (including Mortgage Loans secured by Mortgaged Properties located in anti-deficiency states) require that the value of the property being financed, as indicated by the appraisal, currently supports and is anticipated to support in the future the outstanding principal balance of such Mortgage Loan.

     Certain of the types of loans which may be included in the Mortgage Pools are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors will have the ability to make larger monthly payments in subsequent years. In some instances, however, a mortgagor's income may not be sufficient to make loan payments as such payments increase.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions, insurance policies or other credit support, such losses will be borne, at least in part, by the holders of the Certificates of the related series.

MORTGAGE LOANS SECURED BY MULTIFAMILY AND COMMERCIAL PROPERTIES

     The underwriting guidelines utilized in connection with the origination of the multifamily and commercial loans underlying a Series of Certificates will be described in the related Prospectus Supplement.

CONTRACTS

     The underwriting guidelines utilized in connection with the origination of the Contracts underlying a Series of Certificates will be described in the related Prospectus Supplement.

                 SERVICING OF THE MORTGAGE LOANS AND CONTRACTS

     The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Loans or Contracts. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement for each Series and the related Prospectus Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

THE SERVICER

     The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. The Servicer with respect to each Series will service the Mortgage Loans or Contracts contained in the Trust Fund for such Series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers (each a "Sub-Servicer"), but will not be relieved of its liabilities with respect thereto.

     The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default by the Servicer under the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Events of Default -- Mortgage Loans or Contracts" and " -- Rights Upon Event of Default -- Mortgage Loans or Contracts."

PAYMENTS ON MORTGAGE LOANS AND CONTRACTS

     The Servicer or the Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the "Certificate Account"), which must be maintained with a depository institution (the "Certificate Account Depository") acceptable to the Rating Agency rating the Certificates of such Series. Such account or accounts will be maintained with a Certificate Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related Series of Certificates at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Certificateholders of the related Series has a claim with respect to funds in the Certificate Account for such Series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other depositor or general creditor of the Certificate Account Depository with which the Certificate Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

     A Certificate Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain Eligible Investments. Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a Series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the

Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Servicer or its designee as additional servicing compensation. All losses from any such investment will be deposited by the Servicer into the Certificate Account immediately as realized. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

     Each Sub-Servicer servicing a Mortgage Loan or Contract will be required by the Servicer to establish and maintain one or more separate accounts which may be interest bearing and which comply with the standards with respect to Certificate Accounts set forth above (collectively, the "Sub-Servicing Account"). Each Sub-Servicer will be required to credit to the related Sub-Servicing Account on a daily basis the amount of all proceeds of Mortgage Loans or Contracts received by the Sub-Servicer, less its servicing compensation. The Sub-Servicer shall remit to the Servicer by wire transfer of immediately available funds all funds held in the Sub-Servicing Account with respect to each Mortgage Loan or Contract on a monthly remittance date which shall occur on or before two business days preceding the Determination Date occurring in such month.

     The Servicer will deposit in the Certificate Account for each Series of Certificates any amounts representing scheduled payments of principal and interest on the Mortgage Loans or Contracts due after the applicable Cut-Off Date but received prior thereto, and, on a daily basis, the following payments and collections received or made by it with respect to the Mortgage Loans or Contracts subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

          (i) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a Sub-Servicer as its servicing compensation and net of any Fixed Retained Yield;

          (ii) all amounts received by the Servicer in connection with the liquidation of defaulted Mortgage Loans or Contracts or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Mortgage Loans or Contracts received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Mortgage Loan or Contract or otherwise pursuant to law ("Liquidation Proceeds"), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed Advances with respect to such Mortgage Loan or Contract and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of the related Mortgage Loans or Contracts or the related Mortgaged Properties or Manufactured Homes ("Net Liquidation Proceeds");

          (iii) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Mortgage Loan or Contract ("Insurance Proceeds"), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Pooling and Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Mortgage Loan or Contract and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Certificate Account, any unpaid Servicing Fees, in respect of such Mortgage Loan or Contract ("Net Insurance Proceeds");

          (iv) all amounts required to be deposited therein from any related reserve fund, and amounts available under any other form of credit enhancement applicable to such Series;

          (v) all Advances made by the Servicer;

          (vi) all amounts withdrawn from Buy-Down Funds or other funds described in the related Prospectus Supplement, if any, with respect to the Mortgage Loans or Contracts, in accordance with the terms of the respective agreements applicable thereto;

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

          (vii) all Repurchase Proceeds; and

          (viii) all other amounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Certificate Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Certificate Account.

     Advances, amounts withdrawn from any reserve fund, and amounts available under any other form of credit enhancement will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Certificate Account not later than the business day next following the day of receipt and posting by the Servicer.

     If the Servicer deposits in the Certificate Account for a Series any amount not required to be deposited therein, it may at any time withdraw such amount from such Certificate Account.

     The Servicer is permitted, from time to time, to make withdrawals from the Certificate Account for the following purposes, to the extent permitted in the applicable Pooling and Servicing Agreement:

          (i) to reimburse itself for Advances;

          (ii) to reimburse itself from Liquidation Proceeds for expenses incurred by the Servicer in connection with the liquidation of any defaulted Mortgage Loan or Contract or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Mortgage Loans or Contracts together with accrued and unpaid interest thereon at the applicable Net Mortgage Rate or Net Contract Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Mortgage Loans or Contracts;

          (iii) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Mortgage Loan or Contract prior to the deposit of such payment or recovery in the Certificate Account;

          (iv) to reimburse itself and the Depositor for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Depositor, as the case may be;

          (v) to pay to the Depositor or the Unaffiliated Seller with respect to each Mortgage Loan or Contract or property acquired in respect thereof that has been repurchased by the Depositor or the Unaffiliated Seller, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Mortgage Loan or Contract was determined;

          (vi) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date);

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          (vii) to make withdrawals from the Certificate Account in order to make distributions to Certificateholders; and

          (viii) to clear and terminate the Certificate Account.

     The Servicer will be authorized to appoint a paying agent (the "Paying Agent") to make distributions, as agent for the Servicer, to Certificateholders of a Series. If the Paying Agent for a Series is the Trustee of such Series, such Paying Agent will be authorized to make withdrawals from the Certificate Account in order to make distributions to Certificateholders. If the Paying Agent for a Series is not the Trustee for such Series, the Servicer will, prior to each Distribution Date, deposit in immediately available funds in an account designated by the Paying Agent the amount required to be distributed to the Certificateholders on such Distribution Date.

     The Servicer will cause any Paying Agent which is not the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent agrees with the Trustee that such Paying Agent will:

          (1) hold all amounts deposited with it by the Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as provided in the applicable Pooling and Servicing Agreement;

          (2) give the Trustee notice of any default by the Servicer in the making of such deposit; and

          (3) at any time during the continuance of any such default, upon written request of the Trustee, forthwith pay to the Trustee all amounts held in trust by such Paying Agent.

ADVANCES AND LIMITATIONS THEREON

     Unless otherwise provided in the applicable Prospectus Supplement, the Servicer will advance on or before the business day preceding each Distribution Date its own funds (an "Advance") or funds held in the Certificate Account for future distribution or withdrawal and which are not included in the Pool Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal and interest which were due during the related Due Period, that were delinquent on the Determination Date and were not advanced by any Sub-Servicer, to the extent that the Servicer determines that such advances will be reimbursable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Class or Classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Unless otherwise provided in the applicable Prospectus Supplement, advances of the Servicer's funds will be reimbursable only out of related recoveries on the Mortgage Loans or Contracts respecting which such amounts were advanced, or from any amounts in the Certificate Account to the extent that the Servicer shall determine that any such advances previously made are not ultimately recoverable from late collections, Insurance Proceeds, Liquidation Proceeds or otherwise. If advances have been made by the Servicer from excess funds in the Certificate Account, the Servicer will replace such funds in the Certificate Account on any future Distribution Date to the extent that funds in the Certificate Account on such Distribution Date are less than payments required to be made to Certificateholders on such date.

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH PREPAID AND LIQUIDATED MORTGAGE LOANS AND CONTRACTS

     When a mortgagor or obligor prepays a Mortgage Loan or Contract in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Mortgage Loan or Contract is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Certificateholders if such Mortgage Loan or Contract were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. Unless otherwise specified in the applicable Prospectus Supplement, in order to mitigate the adverse affect to

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

Certificateholders of a Series resulting from the prepayment or liquidation of a Mortgage Loan or Contract or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees will be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Mortgage Loan or Contract at the Net Mortgage Rate for such Mortgage Loan or the Net Contract Rate for such Contract from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Mortgage Loans or Contracts under the applicable Pooling and Servicing Agreement, but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Certificateholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Certificateholders. See "Prepayment and Yield Considerations." Payments with respect to any Prepayment Interest Shortfall will not be obtained by means of any subordination of the rights of Subordinated Certificateholders or any other credit enhancement arrangement (except to the extent such credit enhancement pays interest with respect to a Mortgage Loan or Contract in excess of the related Net Mortgage Rate or Net Contract Rate and such excess would otherwise be paid to the Servicer as a Servicing Fee).

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:

          (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Loans or Contracts, separately identifying the aggregate amount of any principal prepayments included therein, the amount of such distribution allocable to interest on the related Mortgage Loans or Contracts, and the aggregate unpaid principal balance of the Mortgage Loans or Contracts after giving effect to the principal distributions on such Distribution Date;

          (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

          (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

          (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

             (a) the information contained in the report delivered pursuant to clause (ii) above;

             (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

             (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

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

          (v) to each holder of a Certificate, the aggregate amount of the Servicing Fees paid with respect to such Distribution Date;

          (vi) to each holder of a Certificate, the amount by which the Servicing Fee has been reduced by the aggregate Prepayment Interest Shortfall for the related Distribution Date;

          (vii) the aggregate amount of any Advances by the Servicer included in the amounts actually distributed to the Certificateholders;

          (viii) to each holder of each Senior Certificate (other than a Shifting Interest Certificate):

             (a) the amount of funds, if any, otherwise distributable to Subordinated Certificateholders and the amount of any withdrawal from the Subordination Reserve Fund, if any, included in amounts actually distributed to Senior Certificateholders;

             (b) the Subordinated Amount remaining and the balance in the Subordination Reserve Fund, if any, following such distribution; and

             (c) the amount of any Senior Class Shortfall with respect to, and the amount of any Senior Class Carryover Shortfall outstanding prior to, such Distribution Date;

          (ix) to each holder of a Certificate entitled to the benefits of payments under any form of credit enhancement or from any reserve fund other than the Subordination Reserve Fund:

             (a) the amounts so distributed under any such form of credit enhancement or from any such reserve fund on the applicable Distribution Date; and

             (b) the amount of coverage remaining under any such form of credit enhancement and the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date;

          (x) in the case of a Series of Certificates with a variable Pass-Through Rate, such Pass-Through Rate;

          (xi) the book value of any collateral acquired by the Trust Fund through foreclosure or otherwise; and

          (xii) the number and aggregate principal amount of Mortgage Loans or Contracts one month and two or more months delinquent.

     In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (xii) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Administrative Matters."

REPORTS TO THE TRUSTEE

     No later than 15 days after each Distribution Date for a Series, the Servicer will provide the Trustee of such Series with a report setting forth the status of the related Certificate Account and the related Subordination Reserve Fund, if any, and any other reserve fund as of the close of business on such Distribution Date, stating that all distributions required to be made by the Servicer under the applicable Pooling and Servicing Agreement have been made (or if any required distribution has not been made by the Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits to and withdrawals from the Certificate Account for each category of deposits and withdrawals specified in the Pooling and Servicing Agreement. Such statement shall also include information as to (i) the

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

aggregate unpaid principal balances of all the Mortgage Loans or Contracts as of the close of business on the last day of the month preceding the month in which such Distribution Date occurs (or such other day as may be specified in the applicable Pooling and Servicing Agreement); and (ii) the amount of any Subordination Reserve Fund and any other reserve fund, as of such Distribution Date (after giving effect to the distributions on such Distribution Date). Copies of such reports may be obtained by Certificateholders upon request in writing addressed to the related Trustee at its mailing address provided in the related Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer, directly or through Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans or Contracts and will, consistent with the applicable Pooling and Servicing Agreement and any applicable agreement governing any form of credit enhancement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Mortgage Loans or Contracts, as the case may be. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Mortgage Loan or Contract and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six months after the applicable Due Date.

     Pursuant to the Pooling and Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the "Servicing Account") in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the applicable Pooling and Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related Series of Certificates, covering loss occasioned by the failure to escrow such amounts.

ENFORCEMENT OF DUE-ON-SALE CLAUSES; REALIZATION UPON DEFAULTED MORTGAGE LOANS AND CONTRACTS

     Each Pooling and Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Mortgage Loan or Contract under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Mortgage Loan or Contract. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon, provided that the Mortgage Loan or Contract will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Mortgage Rate or Contract Rate with respect to such Mortgage Loan or Contract and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

     The Servicer is obligated under the Pooling and Servicing Agreement for each Series to realize upon defaulted Mortgage Loans or Contracts to the extent provided therein. However, in the case of foreclosure or

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

of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Certificateholders of such Series of liquidation of the Mortgage Loan or Contract after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Certificate Account for such Series an amount equal to all costs and expenses incurred by it.

     The Servicer may foreclose against property securing a defaulted Mortgage Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Mortgage Loans and Contracts -- The Mortgage
Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Pooling and Servicing Agreement to seek deficiency judgments.

     With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Mortgage Loan or Contract secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property within two years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged Property or Manufactured Home in a manner which does not cause the Mortgaged Property or Manufactured Home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

     The Servicer may modify, waive or amend the terms of any Mortgage Loan or Contract without the consent of the Trustee or any Certificateholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Certificateholders and, generally, only if the Mortgage Loan is in default or the Service has determined that default is reasonably foreseeable.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     For each Series of Certificates, the Servicer will be entitled to be paid the Servicing Fee on the related Mortgage Loans or Contracts until termination of the applicable Pooling and Servicing Agreement, subject, unless otherwise specified in the applicable Prospectus Supplement, to adjustment as described under "Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Mortgage Loans and Contracts" above. The Servicer, at its election, will pay itself the Servicing Fee for a Series with respect to each Mortgage Loan or Contract by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Certificate Account for such Series or (b) withdrawing the Servicing Fee from the Certificate Account after the entire interest payment has been deposited in the Certificate Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Mortgage Loan or Contract, or withdraw from the Certificate Account, the Servicing Fee in respect of such Mortgage Loan or Contract or other recoveries with respect thereto to the extent provided in the applicable Pooling and Servicing Agreement. The Servicing Fee with respect to the Mortgage Loans or Contracts underlying the Certificates of a Series will be specified in the applicable Prospectus Supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Certificate Account.

     In addition to amounts payable to any Sub-Servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Mortgage Loans or Contracts underlying a Series, including, without

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

limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of credit enhancement for such Series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Certificateholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the applicable Pooling and Servicing Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Mortgage Loans or Contracts. In the event that claims are either not made or are not fully paid from any applicable form of credit enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Mortgage Loan or Contract, plus accrued interest thereon at the Net Mortgage Rate or Net Contract Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Certificateholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Certificate Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

  The Mortgage Loans

     Each Pooling and Servicing Agreement will provide that on or before a specified date in each year, beginning with the first such date occurring at least six months after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Pooling and Servicing Agreement) was conducted in compliance with the terms of such agreements other than exceptions that are immaterial and any significant exceptions of errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

  The Contracts

     Each Pooling and Servicing Agreement relating to a Series of Certificates representing interests in a Contract Pool will provide that on or before a specified date in each year, beginning with the first such date after the related Cut-Off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm is of the opinion that the system of internal accounting controls in effect on the date of such statement relating to the servicing procedures performed by the Servicer under the Pooling and Servicing Agreement, taken as a whole, was sufficient for the prevention and detection of errors and irregularities which would be material to the assets of the Trust Fund and that nothing has come to their attention that would cause them to believe that such servicing has not been conducted in compliance with the provisions of the Pooling and Servicing Agreement, other than such exceptions as shall be set forth in such report.

     Each Pooling and Servicing Agreement will also provide for delivery to the Trustee annually on or before the specified date therein, a statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default in the fulfillment of any such obligation, describing each such default.

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

     Copies of the annual accountants' statement and the statement of officers of the Servicer may be obtained by Certificateholders without charge upon written request to the Servicer at the address of the Servicer set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE SERVICER AND THE DEPOSITOR

     The Servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series (other than its duties as Certificate Registrar for such Series, if it is acting as such), except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such Series or a successor Servicer has assumed the Servicer's obligations and duties under the Pooling and Servicing Agreement. If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Mortgage Loans or Contracts, it may appoint another institution as Servicer, as described under "The Pooling and Servicing Agreement -- Rights Upon Event of Default -- Mortgage Loans or Contracts" below.

     The Pooling and Servicing Agreement will provide that neither the Depositor, the Servicer (if the Series of Certificates relates to Mortgage Loans or Mortgage Contracts) nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Certificateholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the Depositor, the Servicer or any director, officer, employee or agent of the Depositor or Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Pooling and Servicing Agreement will further provide that the Depositor, the Servicer and any director, officer, employee or agent of either of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Pooling and Servicing Agreement will provide that the Depositor and the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Pooling and Servicing Agreement and that in its opinion may involve it in any expense or liability. The Depositor and the Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various Classes of Certificates unless otherwise specified in the applicable Pooling and Servicing Agreement.

     Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Pooling and Servicing Agreement for each Series provided that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such event is not adversely affected thereby.

     The Servicer also has the right to assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement for each Series
(A) in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably

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

satisfactory to the Depositor and the Trustee for such Series and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Pooling and Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Certificates for such Series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer, provided that the conditions contained in clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Pooling and Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.

                  ADMINISTRATION OF THE MORTGAGE CERTIFICATES

     The following summaries describe certain provisions of the Pooling and Servicing Agreements which relate to Trust Funds comprised of Mortgage Certificates. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Pooling and Servicing Agreement for each Series and the related Prospectus Supplement, which may further modify the provisions summarized below. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the Certificates to be issued thereunder. Each Pooling and Servicing Agreement executed and delivered with respect to each Series will be filed with the Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Certificates of such Series.

GENERAL

     The Trustee under each Pooling and Servicing Agreement will administer the Trust Fund. The Trustee will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute an Event of Default under the related Pooling and Servicing Agreement. See "The Pooling and Servicing Agreement -- Events of Default -- Mortgage Certificates" and "-- Rights Upon Event of Default -- Mortgage Certificates."

PAYMENTS ON MORTGAGE CERTIFICATES

     The Trustee will, as to each Series of Certificates, establish and maintain, or cause to be established and maintained a Certificate Account with a Certificate Account Depository meeting the requirements set forth under "Servicing of the Mortgage Loans and Contracts -- Payments on Mortgage Loans and Contracts." A Certificate Account may be maintained in an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending such succeeding Distribution Date in certain Eligible Investments conforming to the description thereof under "Servicing of the Mortgage Loans and Contracts -- Payments on Mortgage Loans and Contracts." Unless otherwise provided in the related Prospectus Supplement, any interest or other income earned on funds in the Certificate Account will be paid to the Trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Certificate Account may contain funds relating to more than one Series of Certificates.

     The Trustee will deposit in the Certificate Account for each Series of Certificates (i) all monthly interest and principal distributions on the Mortgage Certificates, (ii) all amounts required to be deposited therein from any related reserve fund, (iii) any reinvestment income thereon, and (iv) any other accounts required to be deposited therein pursuant to the applicable Pooling and Servicing Agreement.

     Notwithstanding the foregoing, the Trustee will be entitled, at its election, either (a) to withhold and pay to the owner thereof any Fixed Retained Yield from any payment on account of interest as received and prior to deposit in the Certificate Account or (b) to withdraw any Fixed Retained Yield from the Certificate Account after the entire payment has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Trustee will, in each

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

instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment in the Certificate Account.

     Amounts withdrawn from any reserve fund will be deposited in the Certificate Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited into the Certificate Account upon receipt by the Trustee.

     The Trustee will make withdrawals from the Certificate Account (i) in order to make distributions to Certificateholders; (ii) to pay the owner thereof any Fixed Retained Yield, in the event the Trustee is not required, and has elected not, to withhold such amounts out of any payment with respect to a Mortgage Certificate prior to the deposit of such payment into the Certificate Account,
(iii) to pay to itself its fee for acting as Trustee and any expenses reimbursable to it, to the extent contemplated by the applicable Pooling and Servicing Agreement, (iv) to pay itself any interest earned on or investment income earned with respect to funds in the Certificate Account (all such interest or income to be withdrawn not later than the next Distribution Date), and (v) to clear and terminate the Certificate Account.

REPORTS TO CERTIFICATEHOLDERS

     Unless otherwise specified or modified in the related Pooling and Servicing Agreement for each Series, a statement setting forth the following information, if applicable, will be included with each distribution to Certificateholders of record of such Series:

          (i) to each holder of a Certificate other than a Multi-Class Certificate, the amount of such distribution allocable to principal of the related Mortgage Certificates, the amount of such distribution allocable to interest on the related Mortgage Certificates, the aggregate amount of Servicing Fees paid on such Distribution Date, and the aggregate unpaid principal balance of the Mortgage Certificates after giving effect to the principal distributions on such Distribution Date;

          (ii) to each holder of a Multi-Class Certificate on which an interest distribution and a distribution in reduction of Stated Amount are then being made, the amount of such interest distribution and distribution in reduction of Stated Amount, and the Stated Amount of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date;

          (iii) to each holder of a Multi-Class Certificate on which a distribution of interest only is then being made, the aggregate Stated Amount of Certificates outstanding of each Class after giving effect to the distribution in reduction of Stated Amount made on such Distribution Date and on any Special Distribution Date occurring subsequent to the last such report and after including in the aggregate Stated Amount the Stated Amount of the Compound Interest Certificates, if any, outstanding and the amount of any accrued interest added to the Stated Amount of such Compound Interest Certificates on such Distribution Date;

          (iv) to each holder of a Multi-Class Certificate which is a Compound Interest Certificate (but only if such holder shall not have received a distribution of interest equal to the entire amount of interest accrued on such Certificate with respect to such Distribution Date),

             (a) the information contained in the report delivered pursuant to clause (ii) above;

             (b) the interest accrued on such Class of Compound Interest Certificates with respect to such Distribution Date and added to the Stated Amount of such Compound Interest Certificate; and

             (c) the Stated Amount of such Class of Compound Interest Certificates after giving effect to the addition thereto of all interest accrued thereon;

          (v) to each holder of a Certificate entitled to the benefits of payments from any reserve fund:

             (a) the amounts so distributed from any such reserve fund on the applicable Distribution Date; and

             (b) the balance in any such fund, after giving effect to any payments thereunder and other amounts charged thereto on the Distribution Date.

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

     In addition, within a reasonable period of time after the end of each calendar year, a report will be furnished to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to clauses (i) through (v) above, as applicable, for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other information as required to enable Certificateholders to prepare their tax returns. In the event that an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, the Trustee with respect to a Series will be required to sign the federal income tax returns with respect to such REMIC. See "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Administrative Matters."

CERTAIN MATTERS REGARDING THE TRUSTEE

     The Trustee may not resign from its obligations and duties under the Pooling and Servicing Agreement for each Series, except (i) upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it or (ii) with the written consent of the Depositor. No resignation will become effective until the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Any successor trustee must meet the qualifications described below under "The Pooling and Servicing Agreement -- The Trustee."

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

                      THE POOLING AND SERVICING AGREEMENT

EVENTS OF DEFAULT

  Mortgage Loans or Contracts

     Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Loans or Contracts include (i) any failure by the Servicer to remit to the Trustee or to any Paying Agent for distribution to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days (or 10 days in the case of a failure to maintain any pool insurance policy required to be maintained pursuant to the Pooling and Servicing Agreement) after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and Trustee by the holders of Certificates of such Series having voting rights allocated to such Certificates ("Voting Interests") aggregating not less than 25% of the Voting Interests represented by all Certificates for such Series; (iii) any breach of representation or warranty of the Servicer relating to such Servicer's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations and (v) if specified in the applicable Pooling and Servicing Agreement, any failure by the Servicer to remit to the Trustee the amount of any Advance by the business day preceding the applicable Distribution Date.

  Mortgage Certificates

     Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Mortgage Certificates include (i) any failure by the Trustee to distribute to Certificateholders any required payment which continues unremedied for 5 days; (ii) any failure by the Trustee duly to observe or perform in any material respect any other of its covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for 30 days after the giving of written notice of such failure to the Trustee by the holders of Certificates of such Series having Voting Interests aggregating not less than 25% of the Voting Interests represented by all Certificates of such Series and
(iii) any breach of representation or warranty of the Trustee relating to such Trustee's authority to enter into, and its ability to perform its obligations under, such Pooling and Servicing Agreement.

RIGHTS UPON EVENT OF DEFAULT

  Mortgage Loans or Contracts

     So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series or holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, Mortgage Certificates or Contracts (other than the Servicer's right to recovery of any Initial Deposit for such Series and other expenses and amounts advanced pursuant to the terms of the Pooling and Servicing Agreement, which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under the Pooling and Servicing Agreement and will be entitled to monthly servicing compensation not to exceed the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in the Pooling and Servicing Agreement. In the event that the Trustee is unwilling or unable so to act, it may select, pursuant to the private or public bid procedure described in the applicable Pooling and Servicing Agreement, or petition a court of competent jurisdiction to appoint, (i) in the case of a Servicer of Mortgage Loans or Mortgage Certificates, a housing and home finance institution, bank or mortgage servicing institution with a net worth of at least $15,000,000 and which is a FNMA- and FHLMC-approved seller/servicer or (ii) in the case of a Servicer of Contracts, an institution with a net worth of at least $15,000,000 which has serviced for at least one year immediately prior

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

thereto a portfolio of manufactured housing loans of not less than $100,000,000, to act as successor to the Servicer under the provisions of the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans, Mortgage Certificates or Contracts. In the event such public bid procedure is utilized, the successor Servicer would be entitled to servicing compensation in an amount equal to the aggregate Servicing Fees, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in the Pooling and Servicing Agreement, and the Servicer would be entitled to receive the net profits, if any, realized from the sale of its servicing rights and obligations under the Pooling and Servicing Agreement.

     During the continuance of any Event of Default under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Certificateholders of such Series, and holders of Certificates evidencing not less than 25% of the Voting Interests for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Certificateholders have offered the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the Trustee thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would be unjustly prejudicial to the nonassenting Certificateholders or if, under certain circumstances, the Trustee receives conflicting directions from different groups of Certificateholders.

     No Certificateholder of a Series, solely by virtue of such holder's status as a Certificateholder, will have any right under the Pooling and Servicing Agreement for such Series to institute any proceeding with respect to the Pooling and Servicing Agreement, unless such holder previously has given to the Trustee for such Series written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Interests for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding.

  Mortgage Certificates

     So long as an Event of Default remains unremedied under the Pooling and Servicing Agreement for a Series of Certificates relating to Mortgage Certificates, the holders of Certificates of such Series evidencing not less than 25% of the Voting Interests in the Trust Fund for such Series may terminate all of the rights and obligations of the Trustee under the Pooling and Servicing Agreement and name and appoint, in writing, a successor to succeed to all the responsibilities, duties and liabilities of the Trustee under the Pooling and Servicing Agreement. Any successor trustee must meet the qualifications described below under "The Trustee."

AMENDMENT

     Each Pooling and Servicing Agreement may be amended by the Depositor, the Servicer (with respect to a Series of Certificates relating to the Mortgage Loans or Contracts) and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund (or one or more segregated pools of assets therein) as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and such action will not, as evidenced by such opinion of counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account, provided that such change will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Certificateholder and that such change will not adversely

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

affect the then current rating assigned to any Certificates, as evidenced by a letter from each Rating Agency to such effect, (v) to add to, modify or eliminate any provisions therein restricting transfers of certain Certificates, which are inserted in response to the Code provisions described below under "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates," or (vi) to make any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement that are not inconsistent with the provisions thereof, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Certificateholders of the related Series. The Pooling and Servicing Agreement may also be amended by the Depositor, the Servicer, where applicable, and the Trustee with the consent of the holders of Certificates evidencing interests aggregating not less than 66 2/3% of the Voting Interests evidenced by the Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Mortgage Loans, Mortgage Certificates or Contracts that are required to be distributed on any Certificates, without the consent of the holder of such Certificate, (ii) adversely affect in any material respect the interests of the holders of a Class or Subclass of Certificates of a Series in a manner other than that set forth in clause (i) above without the consent of the holders of Certificates aggregating not less than 66 2/3% of the Voting Interests evidenced by such Class or Subclass, or (iii) reduce the aforesaid percentage of the Certificates, the holders of which are required to consent to such amendment, without the consent of the holders of all Certificates of the Class or Subclass affected then outstanding. Notwithstanding the foregoing, the Pooling and Servicing Agreement may be amended by the Depositor, the Servicer, where applicable, and the Trustee provided that such action is approved by holders of Certificates evidencing 100% of the Percentage Interest of each Class that, as evidenced by an opinion of counsel, is adversely affected in any material respect by such action. For purposes of giving any such consent (other than a consent to an action which would adversely affect in any material respect the interests of the Certificateholders of any Class, while the Servicer or any affiliate thereof is the holder of Certificates aggregating not less than 66 2/3% of the Percentage Interest of such Class), any Certificates registered in the name of the Servicer or any affiliate thereof shall be deemed not to be outstanding. Notwithstanding the foregoing, the Trustee will not consent to any such amendment if such amendment would subject the Trust Fund to tax or cause the Trust Fund (or one or more segregated pools of assets therein) to fail to qualify as a REMIC.

TERMINATION; PURCHASE OR OTHER DISPOSITION OF MORTGAGE LOANS, MORTGAGE CERTIFICATES AND CONTRACTS

     The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Mortgage Loan, Mortgage Certificate or Contract subject thereto and the disposition of all property acquired upon foreclosure of any such Mortgage Loan or Contract and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons named in such Pooling and Servicing Agreement. For each Series of Certificates, the Trustee will give written notice of termination of the Pooling and Servicing Agreement to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Depositor and specified in the notice of termination.

     If so provided in the related Prospectus Supplement, the Pooling and Servicing Agreement for each Series of Certificates will permit, but not require, the person or persons specified in such Prospectus Supplement to purchase from the Trust Fund for such Series, or will require the Trust Fund to sell, all remaining Mortgage Loans, Mortgage Certificates or Contracts at the time subject to the Pooling and Servicing Agreement at a price specified in such Prospectus Supplement. In the event that an election has been made to treat the related Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase or disposition will be effected only upon receipt by the Trustee of an opinion of counsel that such purchase (i) will be part of a "qualified liquidation" or other evidence as defined in Code Section 860F(a)(4)(A), (ii) will not otherwise subject the Trust Fund (or segregated asset pool) to tax, or

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

(iii) will not cause the Trust Fund (or segregated asset pool) to fail to qualify as a REMIC. The exercise of such right or such disposition will effect early retirement of the Certificates of that Series, but the right so to purchase may be exercised, or the obligation to sell will arise, only after the aggregate principal balance of the Mortgage Loans, Mortgage Certificates or Contracts for such Series at the time of purchase is less than a specified percentage of the aggregate principal balance at the Cut-Off Date for the Series, or after the date set forth in the related Prospectus Supplement. See "Prepayment and Yield Considerations."

THE TRUSTEE

     The Trustee under each Pooling and Servicing Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Servicer or any of their respective affiliates.

     With respect to a Series of Certificates relating to Mortgage Loans or Contracts, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. With respect to a Series of Certificates relating to Mortgage Certificates, see "Administration of the Mortgage Certificates -- Certain Matters Regarding the Trustee." The Servicer (with respect to a Series of Certificates relating to Mortgage Loans or Contracts) or the Depositor (with respect to a Series of Certificates relating to Mortgage Certificates) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Pooling and Servicing Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state tax reasons. Upon becoming aware of such circumstances, the Servicer or Depositor, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Certificates evidencing not less than 51% of the Voting Interest in the Trust Fund, except that, any Certificate registered in the name of the Depositor, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

           CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS AND CONTRACTS

     The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans or Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans or Contracts.

THE MORTGAGE LOANS

  General

     The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, deeds to secure debt, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until

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such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related note. If the mortgagor under a mortgage is a land trust, there is an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a Mortgage Loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended) and, in some cases, in deed of trust transactions, the directions of the beneficiary. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages" or "deeds of trust."

     The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

  Foreclosure

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

     Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a

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non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (a) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (b) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses that may be recovered by a lender. Thereafter, subject to the borrower's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The cost of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties that are restaurants, hotels, nursing homes or congregate care facilities may be particularly significant because of the expertise, knowledge and, with respect to hotels, nursing homes or congregate care facilities, licensing and regulatory compliance, required to run such operations and the effect that foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "-- Environmental Risks." Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender. Certain losses may be reduced by the receipt of mortgage insurance proceeds.

     The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

  Foreclosure on Shares of Cooperatives

     The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder

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under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "Anti-Deficiency Legislation and Other Limitations on Lenders" below.

  Rights of Redemption

     In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

     Under the REMIC Regulations (hereinafter defined) currently in effect, property acquired by foreclosure generally must not be held for more than two years by any Trust Fund that has elected to be treated as one or more REMICs (hereinafter defined). With respect to any election that is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the Pooling and Servicing Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (a) an extension from the Internal Revenue Service or (b) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES -- Federal Income Tax Consequences of REMIC Certificates."

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

  Junior Mortgages; Rights of Senior Mortgages

     The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Certificateholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

     The standard form of the mortgage or deed of trust used by most institutional lenders, (including the Sellers), confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.

     The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

     Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or

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deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

     The Internal Revenue Code of 1986, as amended, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure or real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon

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mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

  "Due-on-Sale" Clauses

     The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Act are enforceable, within certain limitations as set forth in the Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

     The Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Act nor the FHLBB regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

     By virtue of the Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Act and the regulations thereunder. The extent of the effect of the Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

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  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

     Unless otherwise specified in the applicable Prospectus Supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Depositor were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds -- Representations and Warranties."

  Adjustable Rate Loans

     The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the Uniform Commercial Code. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the Uniform Commercial Code and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

  Enforceability of Certain Provisions

     Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Pooling and Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

     Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

  Leases and Rents

     Some multifamily or commercial loans may be secured by an assignment of leases and rents, either through a separate document of assignment or as incorporated in the mortgage. Under such assignments, the borrower under a mortgage loan typically assigns its right, title and interest as landlord under each lease and

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the income derived therefrom to the lender, while retaining a license to collect the rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the property and obtain judicial appointment of a receiver before becoming entitled to collect rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. In the event of borrower default, the amount of rent the lender is able to collect from the tenants can significantly affect the value of the lender's security interest.

  Personalty

     Certain types of mortgaged properties are likely to derive a significant part of their value from personal property that does not constitute 'fixtures' under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the Uniform Commercial Code. In order to perfect its security interest therein, the lender generally must file Uniform Commercial Code financing statements and, to maintain perfection of such security interest, file continuation statements, generally every five years.

  Subordinate Financing

     If the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower (as junior loans often do) and the senior loan does not, the borrower may be more likely to repay sums due on the junior loan than those due on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

  Leasehold Risks

     Some of the Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the borrower. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, thereby depriving the leasehold mortgagee of its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the leasehold mortgagee, but the ground leases that secure the Mortgage Loans at issue may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the borrower under the ground lease; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination of the ground lease. An additional manner in which to minimize the risks associated with a mortgage on a ground lease is to obtain a mortgage on the fee estate in addition to the mortgage on the ground lease. Additional protection is afforded to the lender, because if the ground lease is terminated, the lender may nonetheless possess rights contained in the fee mortgage.

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     In addition to the foregoing protections, a leasehold mortgage may prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease in the lessor's bankruptcy case. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject the lease in a ground lessee bankruptcy case, although the enforceability of such a provision has not been established. Without the protections described in this and the foregoing paragraph, a leasehold mortgagee may be more likely to lose the collateral securing its leasehold mortgage. In addition, the terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation proceeds will be governed by the provisions of the ground lease, unless otherwise agreed to by the ground lessee and leasehold mortgagee.

THE CONTRACTS

  General

     As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

     The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Pooling and Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

  Security Interests in the Manufactured Homes

     The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not

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violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Depositor. With respect to a Series of Certificates and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

     The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Depositor nor the Trustee will amend the certificates of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Depositor nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Unaffiliated Seller) will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Unaffiliated Seller) or a trustee in bankruptcy of the Servicer (or the Unaffiliated Seller).

     In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Unaffiliated Seller) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Certificateholders could be released.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive

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notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Pooling and Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Pooling and Servicing Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

  Enforcement of Security Interests in Manufactured Homes

     The Servicer on behalf of the Trustee, to the extent required by the related Pooling and Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Consumer Protection Laws

     The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

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  Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

     The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.

     In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Unaffiliated Seller will represent that all of the Contracts comply with applicable usury law.

  Formaldehyde Litigation with Respect to Contracts

     A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. Depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Certificateholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Certificateholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

INSTALLMENT CONTRACTS

  Mortgage Loans and Contracts

     The Mortgage Loan and Contracts may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property

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and enters into an agreement with the purchaser (hereinafter referred to in this
Section as the "borrower" for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

  Environmental Risks

     Real property pledged for a Mortgaged Loan or Contract as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Mortgage Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Mortgage Loan.

     Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, or "Environmental Condition") may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Mortgage Loan could therefore be adversely affected by the existence of any such Environmental Condition.

     The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator", however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest" (the

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"secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

     A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly construed the CERCLA secured-creditor exemption. The court stated that a lender need not have involved itself in the day-to-day operations of the mortgaged property or in decisions relating to hazardous waste in order to be liable under CERCLA; rather, liability could attach to a lender if its involvement in the management of the property was sufficiently broad to support the inference that it had the capacity to influence the borrower's treatment of hazardous waste. Such capacity to influence could be inferred if the lender's involvement in the borrower's financial management was at all significant. A subsequent decision by the United States Court of Appeals for the Ninth Circuit, In re Bergsoe Metal Corp., ruled that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. The First Circuit and Fourth Circuit have subsequently held that secured lenders may take title to contaminated collateral (for example, at a foreclosure sale or after the borrower's default in a sale-leaseback arrangement) without incurring liability under CERCLA if the secured lenders proceed to sell the property. The United States Environmental Protection Agency (the "EPA") issued a rule interpreting the scope of the secured-creditor exemption, but that rule was overturned by the United States Court of Appeals for the District of Columbia Circuit in Kelley v. EPA on the ground that the EPA had no authority to issue the rule. The Kelley ruling does not preclude the EPA from adopting the interpretation advanced in its rule for purposes of its own enforcement proceedings, but it allows private parties suing under CERCLA to advance the more limited scope of the secured-creditor exemption articulated in Fleet Factors. The scope of the secured-creditor exemption is thus unclear.

     If a Mortgage Pool consists of Mortgage Properties secured by multifamily or commercial properties, the related Agreement will provide that the Servicer, acting on behalf of the Trust Fund, may not acquire title to, or possession of, a Mortgaged Property underlying a Mortgage Loan, take over its operation or take any other action that might subject the Trust Fund to liability under CERCLA or comparable laws unless the Servicer has previously determined, based upon a phase I or other specified environmental assessment prepared by a person who regularly conducts such environmental assessments, that the Mortgaged Property or Manufactured Home is in compliance with applicable environmental laws and that there are no circumstances relating to use, management or disposal of any hazardous materials for which investigation, monitoring, containment, clean-up or remediation could be required under applicable environmental laws, or that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property or Manufactured Home into compliance therewith or as may be required under such laws. This requirement effectively precludes enforcement of the security for the related Note until a satisfactory environmental assessment is obtained or any required remedial action is taken, reducing the likelihood that the Trust Fund will become liable for any Environmental Condition affecting a Mortgaged Property or Manufactured Home, but making it more difficult to realize on the security for the Mortgage Loan or Contract. However, there can be no assurance that any environmental assessment obtained by the Servicer will detect all possible Environmental Conditions or that the other requirements of the related Agreement, even if fully observed by the Servicer, will in fact insulate the Trust Fund from liability for Environmental Conditions.

     If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Mortgage Document File. Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "Anti-Deficiency Legislation and Other Limitations on Lenders" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of such borrower's Mortgage Loan or Contract (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan or Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans or Contracts in a Trust Fund. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates of the related Series. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Mortgage Loan or Contract during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan or Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property by means of a forfeiture proceeding even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that: (a) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (b) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

     In addition, there may be other state or municipal laws providing for forfeiture of mortgaged properties.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the Borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as

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hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disable individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable Person. In addition to imposing a possible financial burden on the Borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the Borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the Borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the Borrower is subject.

CERTAIN MATTERS RELATING TO INSOLVENCY

     The Unaffiliated Seller of the Mortgage Loans or Contracts and the Depositor intend that the transfer of such Mortgage Loans or Contracts to the Trust Fund constitute a sale rather than a pledge of the Mortgage Loans or Contracts to secure indebtedness of the seller of the Mortgage Loans or Contracts. However, if the Unaffiliated Seller were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of such seller may argue that the sale of the Mortgage Loans or Contracts by the Unaffiliated Seller is a pledge of the Mortgage Loans or Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

     Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Pooling and Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

BANKRUPTCY LAWS

     Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include

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reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

     Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

     To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

     In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must relet the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

     In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the enactment of the Tax Reform Act of 1986 (the "1986 Act") and the Technical and Miscellaneous

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Revenue Act of 1988 ("TAMRA"), as well as regulations (the "REMIC Regulations")
promulgated by the U.S. Department of the Treasury on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991. Investors should consult their own tax advisors in determining the federal, state, local, and any other tax consequences to them of the purchase, ownership, and disposition of the Certificates, particularly with respect to federal income tax changes effected by the 1986 Act, TAMRA and the REMIC Regulations.

     For purposes of this discussion, where the applicable Prospectus Supplement provides for a Fixed Retained Yield with respect to the Mortgage Loans, Mortgage Certificates or Contracts of a Series of Certificates, references to the Mortgage Loans, Mortgage Certificates or Contracts will be deemed to refer to that portion of the Mortgage Loans, Mortgage Certificates or Contracts held by the Trust Fund, which does not include the Fixed Retained Yield. For purposes of this discussion, references to the "principal amount" or "principal balance" of a Certificate will be deemed to refer to the Stated Amount in the case of Multi-Class Certificates. For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans, Contracts and mortgage loans underlying the Mortgage Certificates.

             FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular Series of Certificates, an election may be made to treat the Trust Fund (or one or more segregated pools of assets therein) as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a "REMIC Pool." For purposes of this discussion, Certificates of a Series as to which one or more REMIC elections are made, which will include all Multi-Class Certificates and may include Standard Certificates or Stripped Certificates or both, are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each Series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each Series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool.

STATUS OF REMIC CERTIFICATES

     REMIC Certificates held by a mutual savings bank or a domestic building and loan association will constitute "qualifying real property loans" within the meaning of Code Section 593(d)(1) in the same proportion that the assets of the REMIC Pool would be so treated. REMIC Certificates held by a domestic building and loan association will constitute either "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the REMIC Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets and income of the REMIC Pool would be so treated. If at all times 95% or more of the

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assets of the REMIC Pool qualify for the foregoing respective treatments, the
REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Sections 593(d)(1) and 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of Certificates qualify for such treatment. Where two REMIC Pools are part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. The principal amount of any Buy-Down Loan included in a REMIC Pool qualifying for the foregoing treatments may be required to be reduced by the amount of the related Buy-Down Fund. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool (as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter) may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1 percent of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for the regular and residual interests in the REMIC Pool or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying a Mortgage Certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying Mortgage loan. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

     The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as

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"qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Depositor will represent and warrant that each of the Manufactured Homes securing the Contracts meets this definition of "single family residence."

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or to provide additional security for payments due on the regular or residual interests that otherwise may be delayed or defaulted upon because of default (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30 percent of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with default or imminent default of a qualified mortgage and generally held for not more than two years, with extensions granted by the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or
(ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or at a qualified variable rate or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable or inverse variable rate on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a Series will constitute one or more classes of regular interests, and the Residual Certificates with respect to each REMIC Pool in that Series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the 1986 Act indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

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TAXATION OF REGULAR CERTIFICATES

  General

     In general, interest paid or accrued, original issue discount, and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder"), and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

  Original Issue Discount

     Compound Interest Certificates will be, and certain of the Regular Certificates of other Classes of a Series may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on proposed Treasury regulations issued on December 21, 1992 under Code Sections 1271 through 1273 and 1275 (the "Proposed OID Regulations") and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the Proposed OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates, and are subject to change and are not binding authority before being adopted as final or temporary regulations. The Proposed OID Regulations are proposed to be effective for debt instruments issued on or after the date 60 days after the date the Proposed OID Regulations are finalized, and prior proposed regulations have been withdrawn.

     Under the Proposed OID Regulations, each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Certificateholder or by random lot (a "Retail Class Certificate")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a Regular Certificate offered pursuant to this Prospectus is the price at which a substantial amount of Regular Certificates of that Class are first sold to the public. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate always includes the principal amount of the Regular Certificate, but generally will not include distributions of interest if such interest distributions constitute "qualified stated interest." Under the Proposed OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate as described below, provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. No distributions on a Compound Interest Certificate, or on other Regular Certificates with respect to which interest distributions may be deferred and added to principal, will constitute qualified stated interest, and, accordingly, the stated redemption price at maturity of such Regular Certificates includes not only their principal balances but also all other distributions (whether denominated as accrued interest or current interest) to be received thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The Proposed OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID will be treated as OID[, but the Depositor does not intend to follow this approach unless and until required to do so by final regulations]. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

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     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans and the anticipated reinvestment rate, if any, relating to the Regular Certificates (the "Prepayment Assumption"). The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the Proposed OID Regulations, accrual method holders would be able to elect to accrue all de minimis OID as well as market discount under a constant interest method. See "Market Discount" below concerning the effect of an election to accrue market discount income currently.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Retail Class Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity, and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over
(ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and
(iii) the Prepayment Assumption. For these purposes, the adjusted issued price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all such prior periods, and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. To the extent specified in the applicable Prospectus Supplement, an increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

                                       96
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     In the case of a Retail Class Certificate, although not entirely clear, the yield to maturity of such Certificate should be determined based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Retail
Class Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Retail Class Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class
(or the remaining unpaid principal balance of a partially redeemed Retail Class Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

  Variable Rate Regular Certificates

     Regular Certificates may provide for interest based on a variable rate. Under the Proposed OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values of certain objective rates measured by or based on lending rates for newly borrowed funds or on the price of actively traded property or an index of the prices of such property. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive qualified floating rates or a fixed rate followed by a qualified floating rate are used, interest is not significantly accelerated or deferred. Because of effective date rules, qualified variable rates for REMIC purposes do not appear to be as broad as for OID purposes without further clarification from the Internal Revenue Service. The Internal Revenue Service has provided guidance in Notice 93-11, however, that a rate that meets the definition in the Proposed OID Regulations of a "qualified floating rate" (i.e. a rate variations in which can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds) is a qualifed variable rate for REMIC purposes. Accordingly, under the REMIC Regulations, a Regular Certificate (i) bearing a variable rate tied to a qualified floating rate (or the highest, lowest or average of two or more qualified floating rates) including a rate based on the average cost of funds of one or more financial institutions, or that represents a weighted average of rates on some or all of the qualified mortgages that bear either a fixed rate or a qualified floating rate, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, qualifies as a regular interest in a REMIC.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Certificate to be determined by assuming that interest will be payable for the life of the Regular Certificate at a reasonable fixed rate that, taking into account any actual discount from par, provides a yield to maturity that approximates the applicable Federal rate under Code Section 1274(d). Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear at present, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having adjustable rates as having qualified stated interest. In such case, the applicable index used to compute interest on the Mortgage Loans or Mortgage Certificates in effect on the issue date (or possible the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustement date occurring after the issue date occurs. If the Pass-Through Rate for one or more periods is less than it would be based upon the fully indexed

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rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustements will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificate.

  Deferred Interest

     Any Deferred Interest that accrues with respect to a Class of Regular Certificates will constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the Proposed OID Regulations, whether the full amount of the Deferred Interest that accrues with respect to such Regular Certificates for any period must be recognized as interest income for that period or whether the Internal Revenue Service will take the position that all or a portion of the Deferred Interest, or all interest with respect to the Regular Certificate, must be included in the stated redemption price at maturity of the Regular Certificate and accounted for as original issue discount. Unless and until required otherwise by applicable authority, the Depositor intends to treat all interest on a Regular Certificate as to which there may be Deferred Interest as includible in the stated redemption price at maturity thereof. Because interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Regular Certificates, applying the latter analysis would result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

  Market Discount

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these Code sections and the principles applied by the Proposed OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate, or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest distributable in the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of all or a portion of the excess of the interest paid or accrued on indebtedness incurred or continued to purchase or carry the Regular Certificate over the interest distributable thereon. The deferred portion of the interest expense generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply.

     By analogy to the Proposed OID Regulations, market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate

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(determined as described above in the fourth paragraph under "Original Issue
Discount") remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules as well as the advisability of making any of the elections with respect thereto. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of a constant interest rate.

  Premium

     A Regular Certificate, other than a Compound Interest Certificate, purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code
Section 171 to amortize such premium under the constant interest method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on the Regular Certificates rather than a separate deduction item.

  Sale or Exchange of Regular Certificates

     If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income if there was an "intention to call" the Regular Certificate prior to maturity. The Proposed OID Regulations state that the presence of a sinking fund or optional call does not give rise to such an intention, and the Depositor does not believe such an intention is otherwise present, although the application of these rules to Retail Class Certificates is unclear. In addition, such gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the gross income of the holder if his yield on such Regular Certificate were 110 percent of the applicable Federal rate under Code
Section 1274(d) as of the date of purchase, over (ii) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). The preferential rates applicable to long-term capital gains were eliminated by the 1986 Act. However, the Revenue Reconciliation Act of 1990 restored a preferential rate applicable to long-term capital gains with respect to certain individuals.

TAXATION OF RESIDUAL CERTIFICATES

  Taxation of REMIC Income

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable

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income or net loss of a Residual Holder are determined by allocating the REMIC
Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means the REMIC Pool's gross income, including interest, original issue discount income, and market discount income, if any, on the Mortgage Loans, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans or the Mortgage Certificates and other administrative expenses of the REMIC Pool, and amortization of premium, if any, with respect to the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related Series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one Class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier Classes of Regular Certificates to the extent that such Classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as payments on the later Classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Certificates, may increase over time as distributions of principal are made on the lower yielding Classes of Regular Certificates, whereas, to the extent the REMIC Pool contains fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Certificates, may have a significant adverse effect upon a Residual Holder's after-tax rate of return. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

  Basis and Losses

     The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the

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Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value, if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

     Further, to the extent the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless otherwise provided in subsequent legislation or future Treasury regulations. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  Treatment of Certain Items of REMIC Income and Expense

     Original Issue Discount. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

     Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest."

     Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. In respect of Mortgage Loans that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of REMIC Pool ordinary income. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount." However, the rules of Code Section 1276 concerning market discount income will not apply in the case of Mortgage Loans originated on or prior to July 18, 1984, if any. With respect to such Mortgage Loans, market discount is generally includible in REMIC taxable income or ordinary gross income pro rata as principal payments are received. The deduction of a portion of the interest expense on the Regular Certificates allocable to such discount may be deferred until such discount is included

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in income, and any gain on the sale or exchange thereof will be treated as ordinary income to the extent of the deferred interest deductible at that time.

     Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium," a Residual Holder who holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under a constant interest method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that mortgagors on the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

     The Code provides that, to the extent provided in Treasury regulations, if the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Although the Conference Committee Report to the 1986 Act indicates that the value of all REMIC Residual Certificates would be considered significant in cases where such value is at least 2% of the aggregate value of the Regular Certificates and Residual Certificates, the REMIC Regulations have not adopted such a general rule. Accordingly, the portion of the REMIC's taxable income that will be treated as excess inclusions will be determined by the preceding formula, with the effect that such excess inclusions will be a larger portion of such income as the relative value of the Residual Certificates diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusion generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusion will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of REMIC Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign
Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion allocated under Treasury regulations yet to be issued), of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its

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shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     An exception to the inability of a Residual Holder to offset excess inclusions with unrelated deductions and net operating losses applies to Code
Section 593 institutions ("thrift institutions"). For purposes of applying this rule, all members of an affiliated group filing a consolidated return are treated as one taxpayer, except that thrift institutions to which Code Section 593 applies, together with their subsidiaries formed to issue REMICs, are treated as separate corporations. Furthermore, the Code provides that regulations may disallow the ability of a thrift institution to use deductions to offset excess inclusions if necessary or appropriate to prevent avoidance of tax. A thrift institution may not so offset its excess inclusions unless the Residual Certificates have "significant value," which requires that (i) the Residual Certificates have an issue price that is at least equal to 2% of the aggregate of the issue prices of all Residual Certificates and Regular Certificates with respect to the REMIC Pool, and (ii) the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC Pool. The anticipated weighted average life of the Residual Certificates is based on all distributions anticipated to be received with respect thereto (using the Prepayment Assumption). The anticipated weighted average life of the REMIC Pool is the aggregate weighted average life of all classes of interests therein (computed using all anticipated distributions on a regular interest with nominal or no principal). Finally, an ordering rule under the REMIC Regulations provides that a thrift institution may only offset its excess inclusion income with deductions after it has first applied its deductions against income that is not excess inclusion income. If applicable, the Prospectus Supplement with respect to a Series will set forth whether the Residual Certificates are expected to have "significant value" within the meaning of the REMIC Regulations.

  Tax-Related Restrictions on Transfer of Residual Certificates

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and that projected payments are based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be applied against (and operate to reduce) the amount included in gross income with respect to the Residual Certificate for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the

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record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

     For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax or unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust, or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

     The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the Depositor and the Trustee an affidavit to the effect that such transferee is not a Disqualified Organization and is not purchasing such Residual Certificate on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and
(ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a Series will bear a legend referring to such restrictions on transfer, and each holder of a Residual Certificate will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transfers is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value as issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual

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interest as they become due. The Pooling and Servicing Agreement with respect to a Series will require the transferee of a REMIC Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid the transferor to avoid tax on accrued excess inclusions.

     The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

  Sale or Exchange of a Residual Certificate

     Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in its Residual Certificate remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Certificate as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

     The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

  Prohibited Transactions

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation (or the repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time), or for any qualified mortgage within three months of the Startup Day,

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(b) foreclosure, default, or reasonably foreseeable default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan. The REMIC Regulations also provide that the modification of mortgage loans underlying a Mortgage Certificate will not be treated as a modification of the Mortgage Certificate, provided the Mortgage Certificate trust was not created to avoid prohibited transaction rules.

  Contributions to the REMIC Pool After the Startup Day

     In general, a REMIC Pool will be subject to tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to a REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued.

  Net Income from Foreclosure Property

     A REMIC Pool is subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period of two years, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, then the REMIC Pool will recognize no gain or loss on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool's books must be maintained on a calendar year basis and the federal income tax returns for a REMIC Pool must be filed in a manner similar to a partnership for federal income tax purposes. The form for such information return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee of the REMIC Pool with respect to a Series will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. Unless otherwise specified in the applicable Prospectus Supplement, the Servicer will be obligated to act as the REMIC Pool's "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool, in its capacity as either Residual Holder or agent of the Residual Holders. If the Code or

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applicable Treasury regulations do not permit the Servicer to act as tax matters person in its capacity as agent of the Residual Holders, the Residual Holder owning the largest residual interest, or such other person specified pursuant to Treasury regulations, will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed two percent of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or
(ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code
Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as to holders of Residual Certificates, where such Regular Certificates are similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a Regular Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to the REMIC Pool. As a result, individuals, estates, or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations), issued in a single class may have taxable income or alternative minimum taxable income in excess of the amount of interest income at the pass-through rate on such Regular Certificates for the related period or in excess of distributions of cash for the related period on Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

  Regular Certificates

     Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any persons who are not U.S. Persons, as defined above), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person
(i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) with respect to the Issuer, or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

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

  Residual Certificates

     The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, Mortgage Loans will not be, but Mortgage Certificates and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Residual
Certificates -- Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual
Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Residual Certificate.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent, or the broker who effected the sale of the Regular Certificates, or such Regular Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Certificates. Holders through nominees must request such information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

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     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Certificates, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates."

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

                FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

  General

     In the event that a Trust Fund (or a segregated pool of assets therein) with respect to a Series of Standard Certificates does not elect to be treated as a REMIC, the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no Fixed Retained Yield with respect to the Mortgage Loans underlying such Series of Standard Certificates and where such Certificates are not designated as Stripped Certificates, as described below under "Stripped Certificates," the holder of each such Certificate will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by his Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Certificate of a particular Series (a "Standard Certificateholder") will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates, or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212, for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the less of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), of (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, might have aggregate taxable income in excess of the aggregate amount of cash received as interest or discount on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax and may cause such investors to be subject to significant additional tax liability. Moreover, where there is Fixed Retained Yield with respect to the Mortgage Loans underlying a Series of Standard Certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction may be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees," respectively.

  Tax Status

     Cadwalader, Wickersham & Taft has advised the Depositor that, except as discussed below with respect to Buy-Down Loans:

          1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans . . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

          2. A Standard Certificate owned by a financial institution described in Code Section 593(a) will be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1),

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

     provided that the property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

          A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
     Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B).

          4. A Standard Certificate owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     An issue arises as to whether Buy-Down Loans may be characterized in their entirety under the Code provisions cited in the immediately preceding paragraph. Code Section 593(d)(1)(C) provides that the term "qualifying real property loan" does not include a loan "to the extent secured by a deposit in or share of the taxpayer." the application of this provision to a Buy-Down Fund is uncertain, but it may require that a taxpayer's investment in a Buy-Down Loan be reduced by the Buy-Down Fund. As to the treatment of Buy-Down Loans as "qualifying real property loans" under Code Section 594(d) if the exception of Code Section 593(d)(1)(C) is inapplicable, as "loans . . . secured by an interest in real property" under Code Section 7701(a)(19)(C)(v), as "real estate assets" under code Section 856(c)(5)(A), and as "obligation[s] . . . principally secured by an interest in real property" under Code Section 860G(a)(3)(A), there is indirect authority supporting treatment of an investment in a Buy-Down Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. there is no assurance that the treatment described above is proper. Accordingly, Standard Certificateholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Standard Certificateholder's investment for federal income tax purposes.

  Premium and Discount

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium."

     Original Issue Discount. The Internal Revenue Service has stated in published rulings that, in circumstances similar to those described herein, the original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the Proposed OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

     Original issue discount generally must be reported as gross income as it accrues under a constant interest method, in advance of the cash attributable to such income. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of an obligation holder that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and

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

the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Market Discount."

     Deferred Interest. Any deferred Interest that accrues with respect to a Standard Certificate will constitute income to the holder of such Standard Certificate prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the Proposed Regulations, whether the full amount of the Deferred Interest that accrues with respect to such Standard Certificate for any period must be recognized as income for that period or whether the Internal Revenue Service will take the position that all or a portion of the Deferred Interest must be included in the stated redemption price at maturity of the Standard Certificate and accounted for as original issue discount. If the Standard Certificateholders report income of the Trust Fund on the cash method of accounting rather than the accrual method of accounting, applying the latter analysis may result in a slight acceleration in the timing of the inclusion in income of interest on such Standard Certificate.

  Recharacterization of Servicing Fees

     If the Servicing Fees paid to the Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would be nondeductible under code Section 162 or 212. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Mortgage Loans, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased.

     Recently issued Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

     Accordingly, if the Internal revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "-- Stripped Certificates," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interest in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing of amount of income reported by a Standard Certificateholder, except that the income

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reported by a cash method holder may be slightly accelerated. See "Stripped
Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     In the alternative, the amount, if any, by which the servicing fees paid to the Servicer are deemed to exceed reasonable compensation for servicing could be treated as deferred payments of purchase price by the Standard Certificateholder to the Depositor to purchase its undivided interest in the Mortgage Loans. In such event, the present value of such additional payments might be included in the Standard Certificateholder's basis in such undivided interests for purposes of determining whether the Standard Certificate was acquired at a discount, at par, or at a premium. Under this alternative, Standard Certificateholders may also be entitled to a deduction for unstated interest with respect to each deferred payment. The Internal Revenue Service may take the position that the specific statutory provisions of Code Section 1286 described above override the alternative described in this paragraph. Standard Certificateholders are advised to consult their tax advisors as to the proper treatment of the amounts paid to the Servicer as set forth herein as servicing compensation or under either of the alternatives set forth above.

  Sale or Exchange of Non-REMIC Certificates

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost of the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. The preferential rates applicable to long-term capital gains were eliminated by the Tax Reform Act of 1986 but were restored by the Revenue Reconciliation Act of 1990 with respect to certain individuals.

STRIPPED CERTIFICATES

  General

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates." The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Fixed Retained Yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than arm's length consideration for servicing the Mortgage Loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above), and (iii) a Class of Certificates is issued in two or more subclasses representing the right to non-pro rata percentages of the interest and principal payments on the Mortgage Loans.

     In general, a holder of a Stripped Certificate (a "Stripped Certificateholder") will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard
Certificates -- Recharacterization of Servicing Fees." For this purpose the servicing fees will be allocated to the Stripped Certificates in proportion to the respective offering price of each Class (or Subclass) of Stripped Certificates. The holder of a Stripped Certificate generally will be entitled to a

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

deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General," subject to the limitation described therein.

     Code Section 1286 generally treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable Mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the Proposed OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the Proposed OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is originated for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount," without regard to the de minimis rule therein. Pursuant to Revenue Procedure 91-49, issued August 8, 1991, investors using a method of accounting inconsistent with the above treatment must change their method of accounting and request the consent of the Internal Revenue Service to such change on a statement attached to their first timely federal income tax return for the first tax year ending after August 8, 1991.

  Status of Stripped Certificates

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "qualifying real property loans" within the meaning of Code Section 593(d)(1), "real estate assets" within the meaning of Code Section 856(c)(5)(A), obligation[s] . . . principally secured by an interest in real property within the meaning of Code Section 860G(a)(3)(A) and "loans . . . secured by an interest in real property" within the meaning of Code
Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Loans are uncertain. See "Standard Certificates -- Tax Status" above.

  Taxation of Stripped Certificates

     Original Issue Discount. Except as described above under "General," each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the Proposed OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, counsel has advised the Depositor that the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "-- Variable Rate Regular Certificates." However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount, as described above under "General," the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of proposed Treasury regulations issued April 8, 1986, (the "Prior Proposed OID Regulations"). If the rules of the Prior Proposed OID Regulations relating to contingent payments apply, treatment of a Stripped Certificate under such rules depends on whether the aggregate amount of principal payments, if any, to be made on the Stripped Certificate is less than or greater than its issue price. If the aggregate principal payments are greater than or equal to the issue price, the principal payments would be treated as a separate installment obligation issued at a price equal to the purchase price for the Stripped Certificate. In such case, original issue discount would be calculated and accrued under the method described above without consideration of the interest payments with respect to the Stripped Certificate. Such payments of interest would be includible in the Stripped certificateholder's gross income in the taxable year in which the amounts become fixed. If the aggregate amount of principal payments to be made on the Stripped Certificate is less than its issue price, each payment of principal would be treated as a return of basis. Each payment of interest would be treated as includible in gross income to the extent of the applicable Federal rate under Code Section 1274(d), as applied to the adjusted basis of the Stripped Certificate, while amounts received in excess of the applicable Federal rate, as applied to the adjusted basis of the Stripped Certificate, would be characterized as a return of basis until the total amount of interest payments treated as a return of basis equalled the excess of the purchase price over the aggregate stated principal payments. Any additional interest payments thereafter would be treated as ordinary income. While not free from doubt, counsel for the Depositor believes that uncertainty as to the payment of interest arising as a result of the possibility of prepayment of the Mortgage Loans should not cause the contingent payment rules under the Proposed OID Regulations to apply to interest with respect to the Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates." To the extent that a subsequent purchaser's purchase price is exceeded by the

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

remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above, unless such obligation is treated as a market discount bond as described above under "General." It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one Class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such Classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, or (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or Classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. the preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding."

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a Standard Certificate or Stripped Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S.

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

persons ("foreign persons") generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount or market discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

     Treasury Regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a foreign person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates."

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

     Before purchasing any Certificates, a Plan fiduciary should determine whether there exists any prohibition to such purchase under the requirements of ERISA, whether prohibited transaction exemptions such as PTE 83-1 or any individual administrative exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

  General

     In accordance with ERISA's general fiduciary standards. before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including prepayments) on the Mortgage Loans or Contracts, as discussed in the related Prospectus Supplement and in "Prepayment and Yield Considerations" herein.

     Parties in Interest/Disqualified Persons. Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Depositor, the Servicer (if any) or the Trustee or certain affiliates thereof might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available.

     Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Servicer (if any) or the Trustee or an affiliate thereof either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

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

  Delegation of Fiduciary Duty

     Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA or the Code define the term "plan assets."

     The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such entity.

     Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund or be deemed merely to include its interest in the Certificates. However, it cannot be predicted in advance nor can there be any continuing assurance whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if, immediately after the most recent acquisition of any equity interest in the entity, whether or not from the issuer or an underwriter, less than 25% of the value of each class of equity interest is held by "benefit plan investors," which are defined as Plans, individual retirement accounts, and employee benefit plans not subject to ERISA (for example, governmental plans), but this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

     Individual Administrative Exemptions. Several underwriters of mortgage-backed securities have applied for and obtained ERISA prohibited transaction exemptions (each, an "Individual Exemption") which are in some respects broader than Prohibited Transaction Class Exemption 83-1 (described below). Such exemptions can only apply to mortgage-backed securities which among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an Individual Exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility. An Individual Exemption does not apply to Plans sponsored by the Restricted Group (as defined below) or the Trustee.

     Some of the conditions that must be satisfied for an Individual Exemption to apply are the following:

          (1) The rights and interests evidenced by Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund;

          (2) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from either Standard & Poors Corporation ("S&P"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Rating Co. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

          (3) The Trustee must not be an affiliate of any of the Depositor, the underwriter specified in the applicable Prospectus Supplement, the Servicer (if any), any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group"); and

          (4) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     If the conditions to an Individual Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in a Mortgage Pool, the acquisition, holding and resale of the Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

     Moreover, an Individual Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions, only if, among other requirements, (i) a Plan's investment in Certificates of any class does not exceed twenty-five percent of all of the Certificates of that Class outstanding at the time of the acquisition and (ii) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in Certificates representing an interest in one or more trusts containing assets sold or served by the same person.

     PTE 83-1. Prohibited Transaction Class Exemption 83-1 for Certain Transactions Involving Mortgage Pool Investment Trusts ("PTE 83-1") permits certain transactions involving the creation, maintenance and termination of certain residential mortgage pools and the acquisition and holding of certain residential mortgage pool pass-through certificates by Plans, whether or not the Plan's assets would be deemed to include an ownership interest in the mortgages in the mortgage pool, and whether or not such transactions would otherwise be prohibited under ERISA.

     The term "mortgage pool pass-through certificate" is defined in PTE 83-1 as "a certificate representing a beneficial undivided fractional interest in a mortgage pool and entitling the holder of such a certificate to pass-through payment of principal and interest from the pooled mortgage loans, less any fees retained by the pool sponsor." It appears that, for purposes of PTE 83-1, the term "mortgage pool pass-through certificate" would include Certificates issued in a single Class or in multiple classes that evidence a beneficial undivided fractional interest in a mortgage pool of one- to four-family residential mortgage loans and entitle the holder thereof to both a specified percentage of future interest payments (after permitted deductions) and a specified percentage of future principal payments.

     However, it appears that PTE 83-1 does or might not apply to the purchase and holding of (a) Certificates that evidence the beneficial ownership only of a specified percentage of future interest payments (after permitted deductions) on a Trust Fund or only of a specified percentage of future principal payments on a Trust Fund, (b) Residual Certificates, (c) Certificates evidencing ownership interests in a Trust Fund which includes Mortgage Loans secured by multifamily residential properties or shares issued by cooperative housing corporations, or
(d) Certificates which are subordinated to other classes of Certificates of such Series. Accordingly, unless exemptive relief other than PTE 83-1 applies, Plans should not purchase any such Certificates.

     Further, it is not clear whether PTE 83-1 applies to Certificates evidencing ownership interests in a Mortgage Pool consisting of FHLMC Certificates, GNMA Certificates or FNMA Certificates. In such circumstances, the Depositor may structure the offering of any such Series of Certificates and the operation of the Mortgage Pool, and take such other actions as are necessary, to minimize the risk of occurrence of ERISA prohibited transactions.

     PTE 83-1 sets forth certain "general conditions" and "specific conditions" to its applicability. Section 11 of PTE 83-1 sets forth the following general conditions to the application of the exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans or the property securing such loans, and for indemnifying certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments;
(ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a requirement that the sum of all payments made to and retained by the pool sponsor, and all funds inuring to the benefit of the pool sponsor as a result of the administration of the mortgage pool, must represent not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool. The system of insurance or protection referred to in clause (i) above must provide such protection and indemnification up to an amount not less than the greater of 1% of the aggregate unpaid principal balance of the pooled mortgages or the unpaid principal balance of the largest mortgage in the pool. It should be noted that in promulgating PTE 83-1 (and a predecessor exemption), the Department did not have under its consideration interests in pools of the exact nature as some of the Certificates described herein.

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

EXEMPT PLANS

     Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements and assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above, subject to the provisions of other applicable federal and state law.

UNRELATED BUSINESS TAXABLE INCOME -- RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by such plans, or by most varieties of ERISA Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not a "Disqualified Organization" which term includes certain tax-exempt entities not subject to Code Section 511, including certain governmental plans, as discussed herein under the caption "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries carefully consider the consequences under ERISA of their acquisition and ownership of Certificates.

     The sale of Certificates to a Plan is in no respect a representation by the Depositor or the applicable underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

     If specified in the related Prospectus Supplement, the Certificates of one or more classes offered pursuant to this Prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Certificates will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Certificates only to the extent provided in such legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. [spade] 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances.

     All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits depository institutions from investing in certain "high-risk" mortgage securities (including securities such as certain series, Classes or Subclasses of Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain series, Classes or Subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     OTHER CLASSES OF CERTIFICATES OFFERED PURSUANT TO THIS PROSPECTUS WILL NOT CONSTITUTE "MORTGAGE RELATED SECURITIES" UNDER SMMEA BECAUSE THEY WILL NOT REPRESENT BENEFICIAL OWNERSHIP INTERESTS IN QUALIFYING MORTGAGE LOANS UNDER SMMEA. THE APPROPRIATE CHARACTERIZATION OF THOSE CERTIFICATES UNDER VARIOUS LEGAL INVESTMENT RESTRICTIONS, AND THUS THE ABILITY OF INVESTORS SUBJECT TO THESE RESTRICTIONS TO PURCHASE THE CERTIFICATES, MAY BE SUBJECT TO SIGNIFICANT INTERPRETIVE UNCERTAINTIES. ALL INVESTORS WHOSE INVESTMENT AUTHORITY IS SUBJECT TO LEGAL RESTRICTIONS SHOULD CONSULT THEIR OWN LEGAL ADVISORS TO DETERMINE WHETHER, AND TO WHAT EXTENT, THE CERTIFICATES WILL CONSTITUTE LEGAL INVESTMENTS FOR THEM.

     NO REPRESENTATION IS MADE AS TO THE PROPER CHARACTERIZATION OF THE CERTIFICATES FOR LEGAL INVESTMENT OR FINANCIAL INSTITUTION REGULATORY PURPOSES, OR AS TO THE ABILITY OF PARTICULAR INVESTORS TO PURCHASE CERTIFICATES UNDER APPLICABLE LEGAL INVESTMENT RESTRICTIONS. THE UNCERTAINTIES DESCRIBED ABOVE MAY (AND ANY UNFAVORABLE FUTURE DETERMINATIONS CONCERNING LEGAL INVESTMENT OR FINANCIAL INSTITUTION REGULATORY CHARACTERISTICS OF THE CERTIFICATES ADVERSELY AFFECT THE LIQUIDITY OF THE NON-SMMEA CERTIFICATES.

     INVESTORS SHOULD CONSULT WITH THEIR OWN LEGAL ADVISORS IN DETERMINING WHETHER AND TO WHAT EXTENT THE CERTIFICATES CONSTITUTE LEGAL INVESTMENTS FOR SUCH INVESTORS.

                              PLAN OF DISTRIBUTION

     The Depositor may sell the Certificates offered hereby in Series either directly or through underwriters. The related Prospectus Supplement or Prospectus Supplements for each Series will describe the terms of the offering for that Series and will state the public offering or purchase price of each Class of Certificates of such Series, or the method by which such price is to be determined, and the net proceeds to the Depositor from such sale.

     If the sale of any Certificates is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Certificates will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular Series of Certificates will be set forth on the cover of the Prospectus Supplement related to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement. The Prospectus Supplement will describe any discounts and commissions to be allowed or paid by the Depositor to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related Prospectus Supplement, the underwriters with respect to a sale of any Class of Certificates will be obligated to purchase all such Certificates if any are purchased. Pursuant to each such underwriting agreement, the Depositor will indemnify the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act of 1933").

     If any Certificates are offered other than through underwriters pursuant to such underwriting agreements, the related Prospectus Supplement or Prospectus Supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

     Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Certificateholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

     If specified in the Prospectus Supplement relating to a Series of Certificates, the Depositor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more Classes of Certificates of such Series from the underwriter or underwriters or such other person or persons specified in such Prospectus Supplement Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus and the related Prospectus Supplement, some or all of such Certificates so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Certificates, through dealers acting as agent and/or principal as in such other manner as may be specified in the related Prospectus Supplement. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Certificates may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Certificates for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, and any commissions and discounts received by such dealer and any profit on the resale of such Certificates by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                                     RATING

     At the date of issuance of each Series of Certificates, the Certificates offered hereby will be rated in one of the two highest categories by at least one Rating Agency. See "Ratings" in the related Prospectus Supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each securities rating should be evaluated independently of any other rating.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMCs Information Statement and the most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Depositor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements are well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Depositor has not and will not participate in the preparation of FNMA's Prospectuses.

                        INDEX OF SIGNIFICANT DEFINITIONS

                                        TERM                                           PAGE
------------------------------------------------------------------------------------  ------
Advance Reserve.....................................................................      46
Advances............................................................................   8, 61
ARM Buy-Outs........................................................................      14
Balloon Loan........................................................................      13
Balloon Period......................................................................      13
Book Entry-Certificates.............................................................     S-3
Buy-Down Loans......................................................................      12
CERCLA..............................................................................      87
Certificate Account.................................................................      58
Certificate Account Depository......................................................      58
Certificate Rate....................................................................       6
Certificates........................................................................       1
Class...............................................................................       1
Code................................................................................       9
Commission..........................................................................       2
Contract Pool.......................................................................      10
Contract Rate.......................................................................       6
Contracts...........................................................................       1
Convertible Mortgage Loans..........................................................      10
Cooperatives........................................................................      10
Cooperative Loans...................................................................      10
Cooperative Notes...................................................................      10
Cut-Off Date Aggregate Principal Balance............................................      11
Deferred Interest...................................................................      12
Depositor...........................................................................     1,3
Distribution Date...................................................................       5
DTC.................................................................................      32
Due Date............................................................................      11
Eligible Investments................................................................      47
EPA.................................................................................      88
ERISA...............................................................................       9
FHA.................................................................................      14
FHA Loans...........................................................................      14
FHLMC...............................................................................       1
FHLMC Act...........................................................................      16
FHLMC Certificate...................................................................       1
FNMA................................................................................       1
FNMA Certificate....................................................................       1
GEM Loans...........................................................................      13
GNMA................................................................................       1
GNMA Certificate....................................................................       1
GPM Fund............................................................................      14
GPM Mortgage Loans..................................................................      13
Housing Act.........................................................................      14
Initial Deposit.....................................................................      45
Insurance Proceeds..................................................................      59

                                        TERM                                           PAGE
------------------------------------------------------------------------------------  ------
Interest Accrual Period.............................................................      52
Interest Rate.......................................................................       1
Liquidation Proceeds................................................................      59
Loan-to-Value Ratio.................................................................      11
Mortgage Certificate Pool...........................................................      10
Mortgage Certificates...............................................................       1
Mortgage Loans......................................................................       1
Mortgage Notes......................................................................      10
Mortgage Pool.......................................................................      10
Mortgage Rate.......................................................................       6
Mortgaged Properties................................................................    S-11
Mortgages...........................................................................      10
Multi-Class Certificates............................................................       1
Net Contract Rate...................................................................       6
Net Insurance Proceeds..............................................................      59
Net Liquidation Proceeds............................................................      59
Net Mortgage Certificate Rate.......................................................       6
Notional Amount.....................................................................       1
Pass-Through Rate...................................................................       6
Paying Agent........................................................................      61
Payment Deficiencies................................................................      45
PC's................................................................................      17
Pool................................................................................       1
Pool Distribution Amount............................................................    S-15
Pooling and Servicing Agreement.....................................................       3
Prepayment Interest Shortfall.......................................................      62
Private Mortgage Backed Securities..................................................       1
PTC.................................................................................      15
Rating Agency.......................................................................       9
Record Date.........................................................................       5
Registration Statement..............................................................       2
Regular Certificate.................................................................       1
REMIC...............................................................................       1
Residual Certificate................................................................       1
Securities Act......................................................................       2
Senior Certificates.................................................................       1
Series..............................................................................       1
Servicer............................................................................       1
Servicing Fee.......................................................................       6
Servicing Account...................................................................      64
Shifting Interest Certificate.......................................................       1
SMMEA...............................................................................       8
Special Hazard Contract.............................................................      48
Special Hazard Mortgage Loan........................................................      48
Standard Certificates...............................................................       1
Stated Amount.......................................................................       1
Stripped Certificates...............................................................       1
Subclass............................................................................       1

                                        TERM                                           PAGE
------------------------------------------------------------------------------------  ------
Subordinated Amount.................................................................       7
Subordinated Certificates...........................................................       1
Subordination Reserve Fund..........................................................       7
Sub-Servicer........................................................................    3,58
TAMRA...............................................................................      92
Trust Fund..........................................................................       1
UCC.................................................................................      77
Unaffiliated Sellers................................................................     S-1
VA..................................................................................      14
VA Loans............................................................................      14
Voting Interests....................................................................      71

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NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION
OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE DEPOSITOR OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.
                            ------------------------
                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                  PAGE
                                                --------
Available Information...........................      S-4
Summary.........................................      S-5
Risk Factors....................................     S-21
Description of the Mortgage Pool................     S-25
The Servicer and the Mortgage Loan Seller.......     S-56
The Special Servicer............................     S-59
Description of the Certificates.................     S-59
Yield Considerations............................     S-73
The Pooling and Servicing Agreement.............     S-83
Certain Federal Income Tax Consequences.........    S-117
ERISA Considerations............................    S-134
Legal Investment................................    S-137
Plan of Distribution............................    S-138
Use of Proceeds.................................    S-138
Legal Matters...................................    S-138
Ratings.........................................    S-138
Index of Significant Definitions................    S-140
Annex A.........................................      A-1
Annex B.........................................      B-1
                       PROSPECTUS
Reports.........................................        2
Available Information...........................        2
Incorporation of Certain Information by
  Reference.....................................        2
Summary of Prospectus...........................        3
The Trust Funds.................................       10
Description of the Certificates.................       30
Credit Support..................................       45
Prepayment and Yield Considerations.............       51
Use of Proceeds.................................       55
The Depositor...................................       55
Underwriting Guidelines.........................       55
Servicing of the Mortgage Loans and Contracts...       58
Administration of the Mortgage Certificates.....       68
The Pooling and Servicing Agreement.............       71
Certain Legal Aspects of the Mortgage Loans and
  Contracts.....................................       74
Certain Federal Income Tax Consequences.........       91
ERISA Considerations............................      117
Legal Investment................................      120
Plan of Distribution............................      121
Legal Matters...................................      122
Rating..........................................      122
Additional Information..........................      123
Index of Significant Definitions................      124

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                           $112,789,000 (APPROXIMATE)

                         PRUDENTIAL SECURITIES SECURED
                             FINANCING CORPORATION
                                   DEPOSITOR

                        MIDLAND COMMERCIAL FUNDING CORP.
                              MORTGAGE LOAN SELLER

                          MIDLAND LOAN SERVICES, L.P.
                                    SERVICER

                      CLASS A-1, CLASS C, CLASS D, CLASS E
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES
                              SERIES 1995 -- MCF-2
                            ------------------------
                             PROSPECTUS SUPPLEMENT
                            ------------------------
                       PRUDENTIAL SECURITIES INCORPORATED

                               DECEMBER   , 1995
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